================================================================================


                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                             BANKERS TRUST COMPANY,

                                     Trustee

                               SERIES SUPPLEMENT,

                          DATED AS OF JANUARY 1, 2002,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                            dated as of July 1, 2001

                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 2002-QS1


================================================================================


Article I    DEFINITIONS....................................................................4

        Section 1.01.  Definitions..........................................................4

        Section 1.02.  Use of Words and Phrases............................................15

        Section 1.03.  Determination of LIBOR..............................................15

Article II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL

        ISSUANCE OF CERTIFICATES...........................................................17

        Section 2.01.   Conveyance of Mortgage Loans.
                      (See Section 2.01 of the Standard Terms).............................17

        Section 2.02.   Acceptance by Trustee.  (See Section 2.02 of the Standard
                      Terms)...............................................................17

        Section 2.03.   Representations, Warranties and Covenants of the
                      Master Servicer and the Company......................................17

        Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of
                      the Standard Terms)..................................................20

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                      Certificates Evidencing Interests in REMIC I Certificates............20

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
                      Interests; Acceptance by the Trustee.................................20

        Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.............20

        Section 2.08. Purposes and Powers of the Trust (See Section 2.08 of the
                      Standard Terms)......................................................20

Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................21

Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................22

        Section 4.01. Certificate Account.  (See Section 4.01 of the Standard Terms).......22

        Section 4.02. Distributions. ......................................................22

        Section 4.03. Statements to Certificateholders.  (See Section 4.03 of the
                      Standard Terms and Exhibit Three attached hereto)....................32

        Section 4.04. Distribution of Reports to the Trustee and the Company;
                      Advances by the Master Servicer. (See Section 4.04 of the
                      Standard Terms)......................................................32

        Section 4.05. Allocation of Realized Losses. ......................................32

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.
                      (See Section 4.06 of the Standard Terms).............................34

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.  (See Section
                      4.07 of the Standard Terms)..........................................34

        Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)................34

                                        i


Article V  THE CERTIFICATES................................................................35

        Section 5.01. The Certificates.  (See Section 5.01 of the Standard Terms)..........35

        Section 5.02. Registration of Transfer and Exchange of Certificates................35

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. (See Section
                      5.03 of the Standard Terms)..........................................35

        Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)......35

        Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard
                      Terms)...............................................................35

Article VI    THE COMPANY AND THE MASTER SERVICER..........................................36

Article VII   DEFAULT......................................................................37

Article VIII  CONCERNING THE TRUSTEE.......................................................38

Article IX    TERMINATION..................................................................39

Article X      REMIC PROVISIONS............................................................40

        Section 10.01.REMIC Administration.  (See Section 10.01 of the Standard Terms).....40

        Section 10.02.Master Servicer; REMIC Administrator and Trustee
                      Indemnification.  (See Section 10.02 of the Standard Terms)..........40

        Section 10.03.Designation of REMICs................................................40

        Section 10.04.Distributions on the Uncertificated REMIC I and REMIC II
                      Regular Interests....................................................40

        Section 10.05.Compliance with Withholding Requirements.............................42

Article XI   MISCELLANEOUS PROVISIONS......................................................43

        Section 11.01.Amendment.  (See Section 11.01 of the Standard Terms)................43

        Section 11.02.Recordation of Agreement;  Counterparts.  (See Section 11.02 of
                      the Standard Terms)..................................................43

        Section 11.03.Limitation on Rights of Certificateholders.  (See Section 11.03
                      of the Standard Terms)...............................................43

        Section 11.04.Governing Laws.  (See Section 11.04 of the Standard Terms)...........43

        Section 11.05.Notices..............................................................43

        Section 11.06.Required Notices to Rating Agency and Subservicer.  (See
                      Section 11.06 of the Standard Terms).................................44

                                        ii

        Section 11.07.Severability of Provisions. (See Section 11.07 of the Standard
                      Terms)...............................................................44

        Section 11.08.Supplemental Provisions for Resecuritization.  (See Section
                      11.08 of the Standard Terms).........................................44

        Section 11.09.Allocation of Voting Rights..........................................44

        Section 11.10.No Petition..........................................................44

                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of July 1, 2001
Exhibit Five:         Planned Principal Balances and Targeted Principal Balances

        This is a Series Supplement, dated as of January 1, 2002 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of July 1, 2001 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as one or more real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.


                               AGGREGATE
                                INITIAL
                              CERTIFICATE                                        MOODY'S/
               PASS-THROUGH    PRINCIPAL                        MATURITY       ------------     MINIMUM
 DESIGNATION      RATE         BALANCE       FEATURES1            DATE            FITCH      DENOMINATIONS2


Class A-1         5.50%     $28,046,000.00    Senior/PAC    January 25, 2032     Aaa/AAA       $25,000.00
Class A-2         5.50%     $18,772,000.00    Senior/PAC/   January 25, 2032     Aaa/AAA       $1,000.00
                                                Retail
Class A-3         6.50%     $146,491,000.00     Senior      January 25, 2032     Aaa/AAA       $25,000.00
Class A-4         6.50%     $75,000,000.00    Senior/TAC/   January 25, 2032     Aaa/AAA       $25,000.00
                                               Accretion
                                               Directed
Class A-5      Adjustable   $23,409,000.00    Senior/PAC/   January 25, 2032     Aaa/AAA       $25,000.00
               Rate3                           Floater/
                                              Adjustable
                                                 Rate
Class A-5A     Adjustable            $0.004  Senior/Inverse January 25, 2032     Aaa/AAA     $2,000,000.00
                  Rate3                        Floater/
                                              Adjustable
                                                 Rate/
                                             Interest Only
Class A-6         6.50%     $25,000,000.00      Senior      January 25, 2032     Aaa/AAA       $25,000.00
Class A-7         6.50%     $14,773,000.00   Senior/Accrual/January 25, 2032     Aaa/AAA       $25,000.00
                                               Companion
Class A-8         6.50%     $27,001,000.00      Senior      January 25, 2032     Aaa/AAA       $25,000.00
Class A-9         6.50%     $42,440,000.00   Senior/Lockout January 25, 2032     Aaa/AAA       $25,000.00
Class A-P         0.00%      $1,246,429.68     Principal    January 25, 2032     Aaa/AAA       $25,000.00
                                              Only/Senior
Class A-V       Variable             $0.00     Variable     January 25, 2032     Aaa/AAA        6
               Rate5                         Strip/Interest
                                              Only/Senior
_____________
1    The Certificates,  other than the Class A-P, Class A-V, Class B and Class R
     Certificates  shall be Book-Entry  Certificates.  The Class A-P, Class A-V,
     Class B and Class R Certificates  shall be delivered to the holders thereof in physical form.

2    The Certificates,  other than the Class A-V and Class R Certificates, shall be  issuable  in  minimum  dollar  denominations  as  indicated  above  (by
     Certificate  Principal  Balance or  Notional  Amount,  as  applicable)  and integral  multiples  of $1 (or $1,000 in the case of the Class  A-2,  Class
     A-P, Class B-1, Class B-2 and Class B-3  Certificates)  in excess  thereof, except that one  Certificate  of any of the Class A-P and Class B-1,  Class
     B-2 and Class B-3  Certificates  that contain an uneven  multiple of $1,000 shall be issued in a denomination  equal to the sum of the related  minimum denomination set forth above and such uneven multiple for such Class or the
     sum  of  such   denomination   and  an   integral   multiple   of   $1,000.

 3
 ------------------------------------------------------------------------------
ADJUSTABLE      INITIAL        FORMULA                  MAXIMUM        MINIMUM
RATES:
-------------------------------------------------------------------------------
  Class A-5:    2.20%          LIBOR + 0.35%            8.50%          0.35%
-------------------------------------------------------------------------------
  Class A-5A:   6.30%          8.15% - LIBOR            8.15%          0.00%

4 The notional amount of the Class A-5A Certificates will be equal to the Certificate Principal Balance of the Class A-5 Certificates.

5    The initial Pass-Through Rate on the Class A-V Certificates is 0.5483%.

6    The Class A-V  Certificates  shall be issuable in minimum  denominations of
     not       less       than       a      20%       Percentage       Interest.

                                        2


                               AGGREGATE
                                INITIAL
                              CERTIFICATE                                        MOODY'S/
               PASS-THROUGH    PRINCIPAL                        MATURITY       ------------     MINIMUM
 DESIGNATION      RATE         BALANCE       FEATURES1            DATE            FITCH      DENOMINATIONS2


Class R-I         6.50%            $100.00   Residual/SeniorJanuary 25, 2032     Aaa/AAA           7
Class R-II        6.50%            $100.00   Residual/SeniorJanuary 25, 2032     Aaa/AAA           7
Class M-1         6.50%     $11,667,600.00     Mezzanine    January 25, 2032      NA/AA        $25,000.00
Class M-2         6.50%      $3,818,200.00     Mezzanine    January 25, 2032       NA/A       $250,000.00
Class M-3         6.50%     $1,697,000.00      Mezzanine    January 25, 2032      NA/BBB      $250,000.00
Class B-1         6.50%     $2,121,200.00     Subordinate   January 25, 2032      NA/BB       $250,000.00
Class B-2         6.50%     $1,272,700.00     Subordinate   January 25, 2032       NA/B       $250,000.00
Class B-3         6.50%     $1,484,915.66     Subordinate   January 25, 2032      NA/NA       $250,000.00



        The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $424,240,245.34.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

7 Each class of the Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate of each Class will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01...Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

        Accrual Certificates:  Any of the Class A-7 Certificates.

        Accretion Directed Certificates:  Any of the Class A-4 Certificates.

        Accrual Distribution Amount: With respect to any Distribution Date on or prior to the Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-7 Certificates that is added to the Certificate Principal Balance thereof on such Distribution Date pursuant to
Section 4.02(h).

     Adjustable  Rate  Certificates:   Any  of  the  Class  A-5  or  Class  A-5A
Certificates.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $150,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

                      (A) (i) if the aggregate principal balance of the Non-Primary Residence Loans as of the Relevant Anniversary is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Relevant Anniversary, $0.00, or (ii) if the aggregate principal balance of the Non-Primary Residence Loans as of the Relevant Anniversary is equal to or greater than 10% of the Stated Principal Balance of the Mortgage Loans as of the Relevant Anniversary, the sum of (I) the aggregate principal balance of the Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 80.00% but less than or equal to 90.00% (other than Additional Collateral Loans), times 0.25%, (II) the aggregate principal balance of the Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 90.00% but less than or equal to 95.00% (other than Additional Collateral Loans), times 0.50%, and (III) the aggregate principal balance of the Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 95.00% (other than Additional Collateral Loans) times 0.75%, in each case as of the Relevant Anniversary; and

                      (B) the greater of (i) the product of (x) an amount  equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

               over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.
        -----------

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2002-QS1" and which must be an Eligible Account.

        Certificate Policy:  None.
        ------------------

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-5A, Class A-6, Class A-7, Class A-8, Class A-9, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

     Class R Certificate: Any one of the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Closing Date:  January 30, 2002.
        ------------

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2002-QS1.

        Cut-off Date:  January 1, 2002.
        ------------

     Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  6.50% per annum.
        --------------------------

        Due Period: With respect to each Distribution Date and any Mortgage Loan, the period commencing on the second day of the month prior to the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Floater Certificates:  Any one of the Class A-5 Certificates.
        --------------------

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination, (Y) from the first to, but not including, the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus

(2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination, and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Initial Monthly Payment Fund: $319,507, representing scheduled principal amortization and interest at the Net Mortgage Rate during the Due Period ending on February 1, 2002, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.

        Initial Notional Amount: With respect to the Class A-5A Certificates, $23,409,000. With respect to the Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  2.75%           Class B-1:  0.50%
        Class M-2:  0.90%           Class B-2:  0.30%
        Class M-3:  0.40%           Class B-3:  0.35%

        Interest Accrual Period: With respect to any Class of Certificates (other than the Floater and Certificates and the Inverse Floater Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Floater Certificates and the Inverse Floater Certificates for any Distribution Date is the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

     Interest Only Certificates: Any one of the Class A-5A Certificates or Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

        Inverse Floater Certificates:  Any one of the Class A-5A Certificates.
        ----------------------------

        Lockout Prepayment Percentage: For any Distribution Date occurring prior to the Distribution Date in February 2007 will be 0%, and for any Distribution Date thereafter, as follows: 30% for any Distribution Date on or after February 2007 and prior to February 2008; 40% for any Distribution Date on or after February 2008 and prior to February 2009; 60% for any Distribution Date on or after February 2009 and prior to February 2010; 80% for any Distribution Date on or after February 2010 and prior to February 2011; and 100% for any Distribution Date thereafter.

        Lockout Scheduled Percentage: For any Distribution Date occurring on or prior to the Distribution Date in January 2007, 0%, and beginning on the Distribution Date in February 2007 and thereafter, 100%.

     Maturity  Date:   January  25,  2032,  the  Distribution  Date  immediately
following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)     the Mortgage Loan identifying number ("RFC LOAN #");

(ii)    the maturity of the Mortgage Note ("MATURITY DATE");

(iii)   the Mortgage Rate ("ORIG RATE");

(iv)    the Subservicer pass-through rate ("CURR NET");

(v)     the Net Mortgage Rate ("NET MTG RT");

(vi)    the Pool Strip Rate ("STRIP");

(vii)the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)  the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)    the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii)a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, (i) with respect to the Inverse Floater Certificates, an amount equal to the Certificate Principal Balance of the Floater Certificates immediately prior to such date, and (ii) with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates (other than the Floater Certificates, Inverse Floater Certificates, Class A-V Certificates and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary
Statement hereto. With respect to the Floater Certificates and the initial Interest Accrual Period, 2.20% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 0.35% plus LIBOR, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.35% per annum. With respect to the Inverse Floater Certificates and the initial Interest Accrual Period, 6.30% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 8.15% minus LIBOR, subject to a maximum rate of 8.15% per annum and a minimum rate of 0.00% per annum. With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date the Pass-Through Rate is equal to 0.5483% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z
represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Planned Principal Balance: With respect to any of the Class A-1, Class A-2 and Class A-5 Certificates and any Distribution Date, the amount set forth in Exhibit Five opposite such date.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 6.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 18% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

        (i) For any Distribution Date prior to the Distribution Date in February 2007 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

        (ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

     (iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal
          Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph

          (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.
        ----------------------------

        Related Classes: As to any Uncertificated REMIC I Regular Interest, those classes of Certificates identified as "Related Classes of Certificates" to such Uncertificated REMIC I Regular Interest in the definition of Uncertificated REMIC I Regular Interest.

     REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files,

               (ii) all payments and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

               (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Mortgage Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section
                      2.01 herein, and

               (v)    all proceeds of clauses (i) through (iv) above.

        REMIC I Certificates:  The Class R-I Certificates.
        --------------------

        REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of each Class of Certificates (other than the Class R-I Certificates) pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

     REMIC II Certificates: Any Class of Certificates (other than the Class R-I Certificates).

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class
A-P   Certificates)   immediately  prior  to
such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date before the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i), Section 4.02(a)(ii)(W) and Section 4.02(a)(ii)(X) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement. As to any Distribution Date on or after the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of (i) all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $4,242,402 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greater of (i) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (ii) twice the outstanding principal balance of the Mortgage Loan with the largest outstanding principal balance as of the Distribution Date immediately preceding such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 30.9% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.0% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates;
(iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; provided, however, that the Subordinate Principal Distribution Amount for any Class of Subordinate Certificates on any Distribution Date shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

     Targeted  Principal  Balance:   With  respect  to  any  of  the  Class  A-4
Certificates and any Distribution Date, the amount set forth in Exhibit 5 opposite such date.

        Uncertificated Accrued Interest: With respect to each Distribution Date,
(i) as to each Uncertificated REMIC I Regular Interest other than each Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Related Classes of Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on such Uncertificated REMIC I Regular Interest, (ii) as to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-V Certificates.

        Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests the per annum rate specified in the definition of Uncertificated REMIC I Regular Interests. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest, as defined in the definition of Uncertificated REMIC I Regular Interest.

        Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interests Z together with the interests identified in the table below, each representing an undivided beneficial ownership interest in REMIC I, and having the following characteristics:

1. The principal balance from time to time of each Uncertificated REMIC I Regular Interest identified in the table below shall be the amount identified as the Initial Principal Balance thereof in such table, minus
     (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 10.04(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 10.04(d), which equals the aggregate principal balance of the Classes of Certificates identified as related to such Uncertificated REMIC I Regular Interest in such table.

2. The Uncertificated Pass-Through Rate for each Uncertificated REMIC I Regular Interest identified in the table below shall be the per annum rate set forth in the Pass-Through Rate column of such table.

3. The Uncertificated REMIC I Distribution Amount for each REMIC I Regular Interest identified in the table below shall be, for any Distribution Date, the amount deemed distributed with respect to such Uncertificated REMIC I Regular Interest on such Distribution Date pursuant to the provisions of
     Section 10.04(a).


 Uncertificated REMIC   Related Classes of Certificates   Pass-Through Rate   Initial Principal
  I Regular Interest                                                               Balance
          V             Class A-1, Class A-2              5.50%                  $ 46,818,000.00
          W             Class A-5, Class A-5A             8.50%                  $ 23,409,000.00
          X             Class A-P                         0.00%                  $  1,246,429.68
          Y             Class A-3, Class A-4, Class       6.50%                  $352,766,715.66
                        A-6, Class A-7, Class A-8,
                        Class A-9, Class R-II, Class
                        M-1, Class M-2, Class M-3,
                        Class B-1, Class B-2, Class B-3

        Uncertificated REMIC I Regular Interests Z: Each of the 2,077 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 2,077, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Uncertificated REMIC I Regular Interest Distribution Amounts: With respect to each Uncertificated REMIC I Regular Interest, other than the Uncertificated REMIC I Regular Interests Z, the amount specified as the Uncertificated REMIC I Regular Interest Distribution Amount with respect thereto in the definition of Uncertificated REMIC I Regular Interests. With respect to the Uncertificated REMIC I Regular Interests Z, the Uncertificated REMIC I Regular Interests Z Distribution Amount.

        Uncertificated   REMIC  II  Regular  Interests  Z:  Each  of  the  2,077
uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 2,077 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such
Uncertificated REMIC II Regular Interest's pro rata share of the amount distributed pursuant to Sections 10.04(a).

        Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

Section 1.02...Use of Words and Phrases.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

        Section 1.03. Determination of LIBOR.
                      ----------------------

        LIBOR applicable to the calculation of the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates, if any, for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined as described below:

        On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Bridge Telerate Capital Markets Report as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period

("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or, in the case of the first LIBOR Rate Adjustment Date, 1.85%; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rates applicable to each of the Floater Certificates and Inverse Floater Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply to any Certificateholder so requesting by telephone the Pass-Through Rates on each of the Floater Certificates and Inverse Floater Certificates for the current and the immediately preceding Interest Accrual Period.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans. (See Section 2.01 of the Standard Terms)

Section 2.02. Acceptance by Trustee. (See Section 2.02 of the Standard Terms)

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) For  representations,  warranties and covenants of the Master Servicer,  see
Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

(iv) To the best of the Company's knowledge, except in the case of eight mortgage loans representing approximately 0.2% of the Mortgage Loans, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 49.53% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 13.49% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 2.90% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 15.01% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi)Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) None of the Mortgage Loans contains in the related Mortgage File a Destroyed Mortgage Note;

(xviii) No more than 0.1% of the Mortgage  Loans by aggregate  Stated  Principal
        Balance as of the Cut-Off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

        The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Holders of each Class of Certificates (other than the Class R-I Certificates). The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of each Class of Certificates (other than the Class R-I Certificates). The rights of the Holders of each Class of Certificates (other than the Class R-I Certificates) to receive distributions from the proceeds of REMIC II in respect of such Classes, and all ownership interests of the Holders of such Classes in such distributions, shall be as set forth in this Agreement.

Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

        The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, all Classes of Certificates (other than the Class R-I Certificates) in authorized denominations, which evidence ownership of the entire REMIC II.

Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms)

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

                     (SEE ARTICLE III OF THE STANDARD TERMS)

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)

Section 4.02.  Distributions.

(a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c) and (e) below), in each case to the extent of the Available Distribution Amount remaining:

               (i) to the Senior Certificates (other than the Class A-P Certificates and prior to the related Accretion Termination Date, the related Accrual Certificates to the extent of the related Accrual Distribution Amount), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (W) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates);

                      (X) to the Class Accretion Directed Certificates, until the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero, the Accrual Distribution Amount; and

                      (Y) to the Senior  Certificates  (other than the Class A-P
        Certificates), in the priorities and amounts set forth in Section 4.02(b) and (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

(1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
     4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
     Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

(3)  the  principal  portion of all other  unscheduled  collections  (other than
     Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

     (B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

(C) the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

(D)     any Excess Subordinate Principal Amount for such Distribution Date; and

(E) any amounts described in subsection (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates;

               (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
        Section 4.02(a) (xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xvi)  to  the  Senior  Certificates,  on a  pro  rata  basis  in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

          (xvii) to the Class R-I Certificates, the balance, if any, of the Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

(i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

     (A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

     (B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

     (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and
          (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

     (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

     (E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; and

(ii) second, the Accrual Distribution Amount shall be distributed to the Accretion Directed Certificates, until the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to its Targeted Principal Balance for such Distribution Date as set forth in the table entitled "Planned Principal Balances and Targeted Principal Balances" attached to this Agreement as Exhibit Five;

(iii) third, the Senior Principal Distribution Amount shall be distributed to the Class R-I Certificates and Class R-II Certificates, on a pro rata basis in proportion to their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(iv)    fourth,  the  balance  of  the  Senior  Principal   Distribution  Amount
        remaining after the distribution described in Section 4.02(b)(iii) shall be distributed in the following manner and priority:

               (A) first, to the Lockout Certificates, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero, in an amount equal to the sum of the following:

                      (1) the Lockout Scheduled Percentage of the Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all Classes of Certificates (other than the Class A-P Certificates)) of the aggregate of the collections described in clauses (A), (B) and (E) (to the extent clause (E) relates to clauses (A) and (B)) of Section 4.02(a)(ii)(Y), without application of the Senior Percentage or the Senior Accelerated Distribution Percentage; and

                      (2) the Lockout Prepayment Percentage of the Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all Classes of certificates (other than the Class A-P Certificates)) of the aggregate of the collections described in clauses (C) and (E) (to the extent clause (E) relates to clause
               (C)) of Section 4.02(a)(ii)(Y), without application of the Senior Accelerated Distribution Percentage;

               provided that, if the aggregate of the amounts set forth in clauses (A), (B), (C) and (E) of Section 4.02(a)(ii)(Y) is more than the balance of the Available Distribution Amount remaining after the Accrued Certificate Interest due on the Senior Certificates, the Class A-P Distribution Amount and the Accrual Distribution Amount
           have been distributed, the amount paid to the Lockout Certificates pursuant to this Section 4.02(b)(iv)(A) shall be reduced by an amount equal to the Lockout Certificates' pro rata share (based on the Certificate Principal Balance of the Lockout Certificates relative to the aggregate Certificate Principal Balance of the Senior Certificates) of such difference;

               (B) second, after the payment of principal made in accordance with Section 4.02(b)(iv)(A) above, concurrently, as follows:

                  (1) 50.9940549663% of the amount described in Section 4.02(b)(iv)(B), concurrently, as follows, until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero:

               (a)   87.9873386549%   of  the   amount   described   in  Section
          4.02(b)(iv)(B)(1) above to the Class A-3 Certificates; and

               (b)   12.0126613451%   of  the   amount   described   in  Section
          4.02(b)(iv)(B)(1) above to the Class A-6 Certificates; and

               (2)   49.0059450337%   of  the   amount   described   in  Section
          4.02(b)(iv)(B) above, in the following order of priority:

                      (a) first, concurrently, as follows:

                             (i)  33.3333333333%  of  the  amount  described  in
                      Section 4.02(b)(iv)(B)(2) above, to the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to its Planned Principal Balance for such Distribution Date as set forth in the table entitled "Planned Principal Balances and Targeted Principal Balances" attached to this Agreement as Exhibit Five; and

                             (ii)66.6666666667%   of  the  amount  described  in
                      Section 4.02(b)(iv)(B)(2) above, sequentially to the Class A-1 Certificates and Class A-2 Certificates, in that order, until the Certificate Principal Balances of the Class A-1 Certificates and Class A-2 Certificates have been reduced to their respective Planned Principal Balances for such Distribution Date as set forth in the table entitled "Planned Principal Balances and Targeted Principal Balances" attached to this Agreement as Exhibit Five;

                      (b) second, after the payments of principal made in accordance with Section 4.02(b)(iv)(B)(2)(a) above, to the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates, after taking into account the payments described in Section 4.02(b)(ii) above, has been reduced to the Targeted Principal Balance for such Distribution Date as set forth in the table entitled "Planned Principal Balances and Targeted Principal Balances" attached to this Agreement as Exhibit Five;

                      (c) third, after the payments of principal made in accordance with Sections 4.02(b)(iv)(B)(2)(a) and 4.02(b)(iv)(B)(2)(b) above, to the Class A-7 Certificates, until the Certificate Principal Balance of the Class A-7 Certificates has been reduced to zero;

                      (d) fourth, after the payments of principal made in accordance with Sections 4.02(b)(iv)(B)(2)(a) through 4.02(b)(iv)(B)(2)(c) above, to the Class A-4 Certificates, without regard to its Targeted Principal Balance for that Distribution Date, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero; and

                    (e)  fifth,   after  the  payments  of  principal   made  in
               accordance    with    Sections    4.02(b)(iv)(B)(2)(a)    through
               4.02(b)(iv)(B)(2)(d) above, concurrently, as follows:

                             (i)  33.3333333333%  of  the  amount  described  in
                      Section 4.02(b)(iv)(B)(2)(e) above, to the Class A-5 Certificates, without regard to its Planned Principal Balance for that Distribution Date, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero; and

                             (ii)66.6666666667%   of  the  amount  described  in
                      Section 4.02(b)(iv)(B)(2)(e) above, sequentially to the Class A-1 Certificates and Class A-2 Certificates, in that order, without regard to their Planned Principal Balances for that Distribution Date, until the Certificate Principal Balance of each of the Class A-1 Certificates and Class A-2 Certificates has been reduced to zero;

               (C) third, after the payments of principal made in accordance with Sections 4.02(b)(iv)(A) and 4.02(b)(iv)(B) above, concurrently as follows:

                  (1) 84.3754882660% of the remaining Senior Principal Distribution Amount to the Class A-8 Certificates, until the Certificate Principal Balance of the Class A-8 Certificates has been reduced to zero; and

                  (2) 15.6245117340% of the remaining Senior Principal Distribution Amount to the Class A-6 Certificates, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero; and

               (D) fourth, after the payments of principal made in accordance with Sections 4.02(b)(iv)(A) through 4.02(b)(iv)(C) above, to the Class A-9 Certificates, until the Certificate Principal Balance of the Class A-9 Certificates has been reduced to zero.

(c) On or after the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such

Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution
(i) with respect to the Certificates of any Class (other than the Class A-V Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-V Certificates, to the Class A-V Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

(f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

(h) On each Distribution Date preceding the Accretion Termination Date, Accrued Certificate Interest that would otherwise be distributed to the Accrual Certificates will be added to the Certificate Principal Balance of the Accrual Certificates and such amount will thereafter accrue interest at a rate of 6.50% per annum. On the Accretion Termination Date, the Accrued Certificate Interest on the Accrual Certificates for such date will be payable to the holders of the Accretion Directed Certificates as a distribution of principal pursuant to
Section 4.02(b)(ii) until the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero, any such amount will be added to the Certificate Principal Balance of the Accrual Certificates, and any remaining amount of Accrued Certificate Interest will be paid to the holders of the Accrual Certificates as a distribution of interest and will not be added to the Certificate Principal Balance thereof; provided, however, if the Accretion
Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on the Accrual Certificates for such date will be payable to the holders of the Accrual Certificates as a distribution of interest and will not be added to the Certificate Principal Balance thereof.

     Section 4.03. Statements to Certificateholders. (See Section 4.03 of the Standard Terms and Exhibit Three attached hereto)

     Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer. (See Section 4.04 of the Standard Terms)

     Section 4.05. Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P

Certificates) and Subordinate Certificates, on a pro rata basis, as described below. The interest portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses will be allocated to all the Certificates on a pro rata basis.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that the Certificate Principal Balance of the Accrual Certificates for purposes of this Section 4.05 shall be the lesser of (a) the Certificate Principal Balance of the Accrual Certificates as of the Closing Date, and (b) the Certificate Principal Balance of the Accrual Certificates as of the date of determination. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

     Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property. (See Section 4.06 of the Standard Terms)

     Section 4.07.  Optional Purchase of Defaulted  Mortgage Loans. (See Section
          4.07 of the Standard Terms)

     Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)

                                   ARTICLE V

                                THE CERTIFICATES

        Section 5.01. The Certificates. (See Section 5.01 of the Standard Terms)

        Section 5.02. Registration of Transfer and Exchange of Certificates.

          (a) - (e)(iii)(A). (See Section 5.02(a) - (e)(iii)(A) of the Standard Terms)

               (B) Any purported Certificate Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriter and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               (f) - (h). (See Section 5.02(f) - (h) of the Standard Terms)

     Section 5.03.  Mutilated,  Destroyed,  Lost or  Stolen  Certificates.  (See
          Section 5.03 of the Standard Terms)

     Section 5.04.  Persons  Deemed  Owners.  (See  Section 5.04 of the Standard
          Terms)

     Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard Terms)

                                   ARTICLE VI


                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                  ARTICLE VII

                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX

                                   TERMINATION

                     (SEE ARTICLE IX OF THE STANDARD TERMS)

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01..REMIC Administration.  (See Section 10.01 of the Standard Terms)

Section 10.02..Master Servicer; REMIC Administrator and Trustee Indemnification. (See Section 10.02 of the Standard Terms)

Section 10.03..Designation of REMICs.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund) as a REMIC ("REMIC I") and will make and election to treat the pool of assets comprised of the Uncertificated REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes.

        The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

        The Class A-1,  Class A-2,  Class A-3, Class A-4, Class A-5, Class A-5A,
Class A-6, Class A-7, Class A-8, Class A-9, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests Z, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests Z specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

Section 10.04..Distributions on the Uncertificated REMIC I and REMIC II Regular Interests

        (a)On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

               (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 10.04(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates (other than the Class R-I Certificates) under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

        (b)The amount described in Section 10.04(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest V, (v) Uncertificated REMIC I Regular Interest W, (vi) Uncertificated REMIC I Regular Interest X and
(vii) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to each Related Class of Certificates (other than the Class R-I Certificates), respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

        (c)The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 10.04(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

        (d)In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

               (i) Realized Losses allocated to the Class A-V Certificates under
        Section 4.05 shall be deemed allocated to the Uncertificated REMIC II Regular Interests pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC Regular II Interests for the Distribution Date for which such allocation is being made in the absence of such allocation;

               (ii) Realized Losses allocated to the Class A-1 Certificates and A-2 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

               (iii) Realized Losses allocated to the Class A-5 Certificates and Class A-5A Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W;

               (iv) Realized Losses allocated to the Class A-P Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

               (v) Realized Losses allocated to the Class A-3, Class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates under
        Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

               (vi) Realized Losses allocated to the Uncertificated REMIC II Regular Interests under clause (i), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

        (e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Holders of each Class of Certificates (other than the Class R-I Certificates) the amounts distributable thereon from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 10.04. The amounts deemed distributed hereunder with respect to the Class A-V Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests comprise the Class A-V Certificates.

        (f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

Section 10.05. Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)

Section 11.02. Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

Section 11.03. Limitation on Rights of Certificateholders. (See Section 11.03 of the Standard Terms)

Section 11.04. Governing Laws.  (See Section 11.04 of the Standard Terms)

Section 11.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:


            RECIPIENT                                         ADDRESS
Company                          8400 Normandale Lake Boulevard
                                 Suite 250, Minneapolis, Minnesota  55437,
                                 Attention: President

Master Servicer                  2255 N. Ontario Street, Suite 400
                                 Burbank, California 91504-2130,
                                 Attention:  Managing Director/Master Servicing

Trustee                          Corporate Trust Office
                                 1761 East St. Andrew Place
                                 Santa Ana, California 92705-4934,
                                 Attention:  Residential Accredit Loans, Inc.
                                                Series 2002-QS1

                                 The Trustee designates its offices located at Four Albany Street, New York, New York 10006, for the purposes of Section 8.12 of the Standard Terms

Moody's Investors Service, Inc.  99 Church Street, 4th Floor
                                 New York, New York 10007

Fitch, Inc.                      One State Street Plaza
                                 New York, New York 10004

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.  Required Notices to Rating Agency and Subservicer.  (See Section
     11.06 of the Standard Terms)

Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)

Section 11.08. Supplemental Provisions for Resecuritization. (See Section 11.08 of the Standard Terms)

Section 11.09. Allocation of Voting Rights.

               97% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-5A Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates, in accordance with their respective Percentage Interests; 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-I Certificates, in accordance with their respective Percentage Interests; and 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-II Certificates, in accordance with their respective Percentage Interests.

Section 11.10. No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                            RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]



                                            By: //s// Randy Van Zee
                                               --------------------------------
                                                 Name:   Randy Van Zee
                                                 Title:  Vice President


Attest: //s// Julie Steinhagen
        ------------------------------------ -
      Name:   Julie Steinhagen
      Title: Vice President


                                            RESIDENTIAL FUNDING CORPORATION
[Seal]



                                            By: //s// Julie Steinhagen
                                               --------------------------------
                                                 Name:  Julie Steinhagen
                                                 Title: Director


Attest: //s// Randy Van Zee
        ----------------------------
      Name: Randy Van Zee
      Title: Director


                                            BANKERS TRUST COMPANY,
                                                 as Trustee
[Seal]



                                            By: //s// Barbara Campbell
                                               --------------------------------
                                                 Name: Barbara Campbell
                                                 Title:   Assistant Secretary


Attest: //s// James F. Noriega
        ------------------------------------
      Name:  James F. Noriega
      Title:   Associate

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 30th day of January, 2002 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            //s// Brian S. Bangerter
                                            ----------------------------------
                                                Notary Public
[Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 30th day of January, 2002 before me, a notary public in and for said State, personally appeared Julie Steinhagen, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            //s// Brian S. Bangerter
                                            ----------------------------------
                                                Notary Public


[Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 30th day of January, 2002 before me, a notary public in and for said State, personally appeared Barbara Campbell, known to me to be an Assistant Secretary of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            //s// Brent Wayne Hoyler
                                            ---------------------------------
                                                Notary Public


[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE
  RUN ON     : 01/23/02           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 15.18.02           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2002-QS1                                  CUTOFF : 01/01/02
  POOL       : 0004565
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ---------------------------------------------------------------------------

      4154183                              .2500
       84,251.60                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      4530077                              .2500
      341,161.48                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      4678715                              .2500
      154,890.90                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      4712179                              .2500
      134,518.97                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      4723000                              .2500
       77,146.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      4737676                              .2500
       51,942.22                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.5000                        2.2950
1



      4776190                              .2500
      393,955.03                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      4790076                              .2500
      134,433.30                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      4823306                              .2500
      149,262.98                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      4828100                              .2500
      464,991.85                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      4828510                              .2500
      200,532.81                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      4886012                              .2500
       62,753.64                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.5000                        2.1700

      4902363                              .2500
       41,168.82                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      4929882                              .2500
      173,025.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      4941144                              .2500
       61,513.24                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.5000                        2.0450

      4945541                              .2500
      382,263.12                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      4949879                              .2500
      150,180.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      4968542                              .2500
       83,560.68                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      4986235                              .2500
       87,827.73                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5007976                              .2500
       60,770.77                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5030799                              .2500
      498,851.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5035968                              .2500
      192,089.78                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      5062026                              .2500
      338,722.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5064988                              .2500
      221,131.76                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.5000                        2.1700

      5096019                              .2500
      227,316.79                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5097093                              .2500
      189,310.55                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      5106819                              .2500
       62,809.94                          .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            6.5000                        2.6700

      5132771                              .2500
      115,983.92                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5156375                              .2500
      498,074.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5159004                              .2500
      169,490.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      5177725                              .2500
       65,539.08                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5187545                              .2500
      211,242.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5188349                              .2500
       69,249.30                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5189806                              .2500
       97,307.53                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5210862                              .2500
      493,943.28                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5247469                              .2500
       67,342.96                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      5267741                              .2500
      109,918.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5275821                              .2500
      147,777.56                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      5280352                              .2500
      265,296.86                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      5281722                              .2500
       99,677.27                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5286385                              .2500
      115,024.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5287884                              .2500
       63,771.23                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5308211                              .2500
       49,850.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5333725                              .2500
      129,591.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5338258                              .2500
       33,567.58                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5338984                              .2500
      211,794.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      5392200                              .2500
       29,560.13                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5458199                              .2500
      404,748.27                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      5459390                              .2500
       70,066.57                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5471864                              .2500
      274,780.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5476700                              .2500
      122,219.15                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5488529                              .2500
      252,460.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5529972                              .2500
       96,372.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5541126                              .2500
      269,160.96                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      5547383                              .2500
       59,464.87                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      5551188                              .2500
       74,840.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5556080                              .2500
       34,723.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5557554                              .2500
       42,663.39                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5563367                              .2500
      176,162.47                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5570460                              .2500
      191,580.47                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5571127                              .2500
      108,704.51                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5574067                              .2500
      274,580.21                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      5595009                              .2500
       99,593.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5600317                              .2500
      314,792.50                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5615051                              .2500
       98,191.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5625436                              .2500
       95,773.97                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5626184                              .2500
      101,800.20                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5628186                              .2500
      144,784.11                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5635409                              .2500
       79,833.77                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5644663                              .2500
       70,077.92                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200
1



      5645018                              .2500
      204,385.71                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5648394                              .2500
      450,113.05                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5648395                              .2500
      438,681.51                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5648493                              .2500
      224,841.19                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5650533                              .2500
      224,841.19                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5652469                              .2500
      214,506.19                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5652629                              .2500
      997,003.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5659881                              .2500
      106,516.96                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      5662155                              .2500
      598,988.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5665433                              .2500
       74,685.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5667754                              .2500
      619,005.44                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5668758                              .2500
      159,232.27                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5677783                              .2500
      108,579.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5678274                              .2500
      107,751.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5681299                              .2500
      143,194.20                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5682422                              .2500
      125,308.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      5684151                              .2500
      509,581.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5690586                              .2500
      374,744.76                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5693568                              .2500
      148,289.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5693963                              .2500
      217,712.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5697782                              .2500
       99,032.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5706417                              .2500
      160,310.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5719110                              .2500
      134,761.12                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      5720719                              .2500
      103,662.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      5720733                              .2500
      101,686.67                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5720746                              .2500
      108,089.05                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5720761                              .2500
       86,719.20                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5724092                              .2500
       87,785.53                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5727946                              .2500
      205,702.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5728286                              .2500
      557,998.09                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5731514                              .2500
      399,173.43                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5733021                              .2500
      169,720.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      5736924                              .2500
      399,461.43                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5737796                              .2500
      100,930.88                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      5739632                              .2500
      157,876.74                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5745648                              .2500
      366,097.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5774482                              .2500
      378,958.96                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5781696                              .2500
      180,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5782374                              .2500
      274,580.20                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5782406                              .2500
      398,664.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      5787144                              .2500
      350,152.69                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5792088                              .2500
       98,190.30                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5798124                              .2500
      274,763.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5799718                              .2500
      111,833.24                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5800278                              .2500
      111,833.24                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5805368                              .2500
      349,283.96                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      5811740                              .2500
       85,331.07                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      5812492                              .2500
       97,826.60                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      5829692                              .2500
       71,129.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5840274                              .2500
      113,430.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5842380                              .2500
       79,063.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5846128                              .2500
      262,767.96                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      5854804                              .2500
      131,904.46                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5860540                              .2500
       95,846.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5863170                              .2500
       41,968.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5867724                              .2500
       97,358.41                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      5869642                              .2500
       85,448.53                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      5894514                              .2500
      274,774.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5895980                              .2500
      175,855.74                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5899166                              .2500
      147,284.75                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5899202                              .2500
      231,366.80                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5908718                              .2500
       99,252.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5910614                              .2500
       59,803.91                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5923564                              .2500
      256,144.80                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      5928224                              .2500
      322,276.33                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5931724                              .2500
      150,870.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5936540                              .2500
      193,197.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5944560                              .2500
       95,849.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5955396                              .2500
       84,775.25                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5957190                              .2500
      107,082.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5965220                              .2500
       94,823.55                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      5967050                              .2500
      385,964.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      5967146                              .2500
      193,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5967718                              .2500
       69,893.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5971226                              .2500
      173,207.65                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5972426                              .2500
      262,018.96                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5976376                              .2500
       64,498.90                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5976756                              .2500
      108,900.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      5979126                              .2500
       99,278.27                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5981004                              .2500
      374,478.58                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      5983768                              .2500
       87,975.49                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5993090                              .2500
       75,881.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5994322                              .2500
       69,949.33                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5995978                              .2500
       77,236.50                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5996130                              .2500
      139,903.65                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5996306                              .2500
      155,532.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5996648                              .2500
      261,850.36                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6000138                              .2500
      438,033.80                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6003808                              .2500
      409,005.21                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6010854                              .2500
      101,851.89                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6010874                              .2500
       36,944.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6010956                              .2500
       79,874.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6011008                              .2500
       63,894.77                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6011284                              .2500
       87,192.64                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6011440                              .2500
       59,833.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6011592                              .2500
      165,487.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6011656                              .2500
       79,734.77                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6011888                              .2500
       87,801.46                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6012030                              .2500
       53,853.59                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6012164                              .2500
      234,330.10                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6012296                              .2500
      647,790.05                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6012394                              .2500
      393,712.80                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6012424                              .2500
      296,568.63                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6012436                              .2500
      183,102.25                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6012462                              .2500
      181,969.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6012554                              .2500
       60,432.25                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6012596                              .2500
       76,292.62                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6012808                              .2500
      177,409.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6012834                              .2500
      103,609.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6012950                              .2500
      169,330.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6013026                              .2500
      208,418.72                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6015086                              .2500
       60,136.50                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6015312                              .2500
       62,267.03                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6015782                              .2500
      269,058.66                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6015966                              .2500
      273,914.01                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6016166                              .2500
      393,656.98                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6016268                              .2500
      149,357.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6016490                              .2500
      195,441.27                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6017364                              .2500
      212,424.46                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6018372                              .2500
      259,513.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6019014                              .2500
       99,728.90                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6019404                              .2500
      170,436.68                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6020662                              .2500
       98,508.11                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6022022                              .2500
       98,508.11                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6022208                              .2500
      247,034.65                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6022736                              .2500
      413,904.45                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6023134                              .2500
      175,319.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6023646                              .2500
      293,408.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6024284                              .2500
       77,894.97                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6025084                              .2500
      186,710.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6026338                              .2500
       99,838.30                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6030648                              .2500
      115,328.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6032492                              .2500
       54,221.15                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6032694                              .2500
      394,916.86                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6033300                              .2500
      259,073.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6034286                              .2500
       99,839.59                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6034438                              .2500
      386,201.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6034732                              .2500
      179,175.68                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6034934                              .2500
      166,980.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6035100                              .2500
      328,683.70                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6040896                              .2500
      137,530.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6042008                              .2500
       84,899.84                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6048524                              .2500
      104,514.73                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6049080                              .2500
      223,603.65                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6054644                              .2500
      537,099.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6055030                              .2500
       52,129.71                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6055218                              .2500
       96,134.78                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6059576                              .2500
       86,271.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6059642                              .2500
       69,835.20                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6062026                              .2500
       85,927.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6066482                              .2500
      360,245.56                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6072620                              .2500
      624,487.69                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6072856                              .2500
       65,447.02                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6073780                              .2500
      142,881.55                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6074456                              .2500
      181,454.78                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6074798                              .2500
      152,874.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6074880                              .2500
       89,766.22                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6074886                              .2500
       59,820.20                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6074908                              .2500
       47,895.09                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6074914                              .2500
       90,810.87                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6074920                              .2500
       88,296.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6074952                              .2500
       39,900.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6074982                              .2500
       53,879.01                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6075006                              .2500
       56,869.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6075066                              .2500
       74,819.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6081236                              .2500
      134,772.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6083666                              .2500
       93,346.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6083714                              .2500
       85,878.23                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6086892                              .2500
      139,898.66                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6090128                              .2500
      184,572.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6091116                              .2500
       90,031.44                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6096398                              .2500
       71,030.97                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6097198                              .2500
      159,730.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6097312                              .2500
       86,268.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6098082                              .2500
       26,306.89                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6100876                              .2500
      295,780.33                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6100908                              .2500
       28,509.87                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6101750                              .2500
      211,350.72                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6101882                              .2500
      109,550.19                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6101914                              .2500
       58,916.45                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6104366                              .2500
       47,635.77                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6106314                              .2500
      177,398.41                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6108594                              .2500
      285,518.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6108814                              .2500
       80,890.94                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6108880                              .2500
      591,476.85                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6111078                              .2500
      101,383.88                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6111096                              .2500
      213,447.30                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6111702                              .2500
      178,071.02                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6112296                              .2500
      358,516.62                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6112644                              .2500
      545,166.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6113038                              .2500
      552,110.05                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6117918                              .2500
       60,817.99                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6121382                              .2500
      375,366.43                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6123110                              .2500
      149,759.38                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6125288                              .2500
      141,880.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6125888                              .2500
      341,739.76                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6133120                              .2500
      139,906.06                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6137118                              .2500
      110,812.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6137130                              .2500
       92,533.79                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6144654                              .2500
      319,000.02                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6147220                              .2500
       99,923.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6148074                              .2500
      142,308.14                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6149588                              .2500
      649,467.20                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6152874                              .2500
      400,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6156736                              .2500
      124,894.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6158004                              .2500
      389,672.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6158232                              .2500
      198,598.76                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6161946                              .2500
       82,873.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6161954                              .2500
       95,039.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6162592                              .2500
      224,815.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6163100                              .2500
      219,099.65                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6169914                              .2500
      129,256.37                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6170158                              .2500
      414,051.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6171682                              .2500
      212,713.21                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6172372                              .2500
       63,742.17                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6173674                              .2500
      402,617.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6174628                              .2500
      389,419.31                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6176360                              .2500
      419,629.44                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6181468                              .2500
      349,705.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6183966                              .2500
       49,292.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6183988                              .2500
      283,604.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6184024                              .2500
       53,230.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6184030                              .2500
       11,036.48                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6184050                              .2500
       52,705.39                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6184112                              .2500
      283,431.01                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6184180                              .2500
       70,651.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6187854                              .2500
      194,172.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6188338                              .2500
      142,532.09                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6188478                              .2500
       88,526.23                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6189164                              .2500
      134,772.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6200038                              .2500
       57,559.34                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6201028                              .2500
       67,944.26                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6202800                              .2500
      199,040.70                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6207752                              .2500
       97,358.41                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6208312                              .2500
      325,726.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6208736                              .2500
      311,731.37                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6211468                              .2500
       88,860.72                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6212202                              .2500
      158,137.19                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6212586                              .2500
      315,563.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6213142                              .2500
      230,819.80                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6213168                              .2500
       65,362.32                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6213196                              .2500
       69,903.34                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6213320                              .2500
      101,901.81                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6216280                              .2500
      103,916.83                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6219290                              .2500
       92,462.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6220852                              .2500
       55,158.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6227764                              .2500
      178,117.71                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6229146                              .2500
      463,600.50                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6230342                              .2500
      299,747.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6230686                              .2500
      186,839.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6237188                              .2500
       61,610.38                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6238668                              .2500
       82,440.29                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6239128                              .2500
      343,710.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6242550                              .2500
       71,943.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6243654                              .2500
      166,110.33                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6247478                              .2500
       75,875.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6248058                              .2500
      100,556.77                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6250506                              .2500
       79,861.85                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6252468                              .2500
      199,858.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6252852                              .2500
      106,716.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6253004                              .2500
      255,710.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6253242                              .2500
       26,581.22                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6253710                              .2500
      299,728.79                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6258534                              .2500
       99,929.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6264608                              .2500
      616,880.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6264624                              .2500
       95,769.90                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6264660                              .2500
       92,019.52                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6264818                              .2500
       92,858.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6264856                              .2500
      107,197.97                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6264902                              .2500
       71,301.67                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6264968                              .2500
      199,737.47                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6271004                              .2500
      235,811.27                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6271612                              .2500
       84,357.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6274944                              .2500
      614,520.24                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6276322                              .2500
      179,872.96                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6278692                              .2500
       59,959.74                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6279476                              .2500
      366,542.17                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6280402                              .2500
      108,421.47                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6280532                              .2500
      363,701.63                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6282120                              .2500
      396,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6282122                              .2500
      325,302.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6288568                              .2500
      175,852.14                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6290848                              .2500
      132,801.96                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6290894                              .2500
       79,889.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6291512                              .2500
      132,092.96                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6291542                              .2500
       81,030.18                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6296072                              .2500
      162,866.39                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6299696                              .2500
       84,008.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6303990                              .2500
      299,728.80                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6305136                              .2500
      367,405.18                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6305968                              .2500
      519,573.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6307232                              .2500
      282,734.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6308500                              .2500
      217,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6317040                              .2500
      179,866.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6319618                              .2500
       71,905.48                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6319668                              .2500
      125,834.60                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      6319742                              .2500
       83,882.97                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6319748                              .2500
      107,830.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6319810                              .2500
      125,834.60                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6319812                              .2500
      125,834.60                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6319814                              .2500
      125,834.60                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6322710                              .2500
      335,744.33                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6325330                              .2500
      299,101.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6326502                              .2500
      459,613.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6326966                              .2500
      246,787.34                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6326994                              .2500
       77,389.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6328384                              .2500
      379,680.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6329136                              .2500
      241,616.01                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6332968                              .2500
      399,342.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6336168                              .2500
      156,639.36                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336684                              .2500
       30,094.80                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6336708                              .2500
       86,870.56                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6336718                              .2500
       49,499.48                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336720                              .2500
       69,455.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336724                              .2500
       94,264.32                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336726                              .2500
       32,938.32                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6336732                              .2500
      159,390.09                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6336748                              .2500
      127,570.35                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6336752                              .2500
       42,808.55                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336764                              .2500
      139,701.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6336766                              .2500
       99,687.09                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336768                              .2500
       70,848.67                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336780                              .2500
      146,603.15                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6336796                              .2500
       84,582.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336818                              .2500
      190,094.01                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336820                              .2500
      139,744.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6336828                              .2500
       89,795.17                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336846                              .2500
       52,393.61                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6336852                              .2500
       83,449.08                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336862                              .2500
       82,356.56                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6336906                              .2500
      154,635.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6336912                              .2500
      156,421.57                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6336916                              .2500
      119,646.98                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336922                              .2500
       69,858.14                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336932                              .2500
      144,080.31                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6336936                              .2500
       79,672.50                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6336940                              .2500
      129,680.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6336958                              .2500
       98,783.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336960                              .2500
      127,627.41                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336970                              .2500
       83,811.78                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336976                              .2500
      137,434.75                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6336978                              .2500
      139,594.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6336982                              .2500
      111,761.29                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336990                              .2500
       65,807.08                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6336998                              .2500
      106,993.51                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337010                              .2500
      124,807.31                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337018                              .2500
      101,501.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337052                              .2500
       75,793.94                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337078                              .2500
      147,668.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337082                              .2500
       87,830.48                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337088                              .2500
      179,625.92                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337090                              .2500
       64,092.32                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6337098                              .2500
      138,696.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337106                              .2500
      124,643.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337110                              .2500
      138,353.61                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337124                              .2500
      108,168.96                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337128                              .2500
      108,106.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337132                              .2500
      135,478.53                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337134                              .2500
       67,820.26                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337138                              .2500
       53,887.78                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6337154                              .2500
      105,306.40                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337168                              .2500
      159,659.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337170                              .2500
       38,016.74                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337172                              .2500
       97,861.88                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337178                              .2500
       79,802.10                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6337184                              .2500
       46,800.96                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337194                              .2500
      137,082.09                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337196                              .2500
      118,634.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6337204                              .2500
      101,758.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6337206                              .2500
      129,742.77                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6337208                              .2500
      118,206.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6337214                              .2500
      103,769.62                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337266                              .2500
      124,041.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337286                              .2500
       66,246.91                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337300                              .2500
      139,559.15                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6337302                              .2500
       85,179.92                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6337304                              .2500
      111,664.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337308                              .2500
       59,872.13                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337330                              .2500
      162,138.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337340                              .2500
       61,384.53                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337360                              .2500
      128,414.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337380                              .2500
      163,456.27                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337392                              .2500
       42,654.24                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337402                              .2500
       84,640.78                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6337408                              .2500
      165,604.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337414                              .2500
       87,743.12                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6337420                              .2500
      137,155.91                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6337428                              .2500
      107,757.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337430                              .2500
      109,349.61                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337708                              .2500
      112,740.44                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337714                              .2500
      170,644.64                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337720                              .2500
       69,800.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6337732                              .2500
      109,764.09                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337734                              .2500
      164,517.75                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337738                              .2500
      121,425.23                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337740                              .2500
      100,748.10                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6343124                              .2500
      343,718.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6345066                              .2500
       99,612.25                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6345120                              .2500
       33,206.35                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6345156                              .2500
       88,860.72                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6345192                              .2500
      101,512.52                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6345278                              .2500
       71,905.48                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6345292                              .2500
       99,763.04                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6345312                              .2500
      253,240.87                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6347228                              .2500
      104,422.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6347246                              .2500
      319,737.70                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6347418                              .2500
       90,436.13                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6349252                              .2500
      459,641.16                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6352954                              .2500
      395,675.40                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6353164                              .2500
      343,718.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6354060                              .2500
      395,650.62                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6354304                              .2500
      198,379.90                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6358908                              .2500
      728,913.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6361734                              .2500
       99,664.11                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6363172                              .2500
      179,863.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6364972                              .2500
      184,694.71                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6365462                              .2500
      174,870.12                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6366492                              .2500
      114,646.26                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6370118                              .2500
      104,667.56                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370126                              .2500
      115,740.11                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6373600                              .2500
      383,399.07                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6376254                              .2500
       67,882.57                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6376808                              .2500
       95,123.87                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6380692                              .2500
       64,756.52                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6381498                              .2500
      297,250.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6383550                              .2500
      375,699.32                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6384812                              .2500
       84,978.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6385844                              .2500
      199,847.81                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6386304                              .2500
      194,851.62                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6388868                              .2500
      151,859.22                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6389336                              .2500
      259,797.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6394046                              .2500
      204,610.31                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      6396518                              .2500
      447,614.28                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6398318                              .2500
      496,849.08                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6401360                              .2500
       89,928.03                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6404812                              .2500
      291,748.59                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6408348                              .2500
      110,513.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6409368                              .2500
      594,500.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6409442                              .2500
      204,687.08                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6415098                              .2500
      138,624.57                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      6419308                              .2500
      224,856.53                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6421938                              .2500
      205,236.61                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6421966                              .2500
      209,952.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6422642                              .2500
      364,742.39                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6426202                              .2500
      211,854.10                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6426702                              .2500
      315,734.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6427756                              .2500
      164,271.75                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6428184                              .2500
      164,374.83                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6430238                              .2500
       49,964.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6433170                              .2500
      351,239.84                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6433238                              .2500
       43,970.47                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6433248                              .2500
       99,116.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6434334                              .2500
      211,185.09                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6435710                              .2500
       53,062.53                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6436702                              .2500
      133,905.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6437514                              .2500
      112,310.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6440746                              .2500
      409,647.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6443578                              .2500
      439,621.17                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6446280                              .2500
      477,546.45                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      6447960                              .2500
      315,734.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6455596                              .2500
      274,785.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6458384                              .2500
      580,761.68                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6460764                              .2500
       79,833.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6460786                              .2500
      111,893.73                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      6460802                              .2500
       79,940.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6460826                              .2500
       82,838.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6460940                              .2500
       83,645.25                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6461922                              .2500
      105,261.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6461934                              .2500
      197,525.58                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6461958                              .2500
      105,509.08                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6461960                              .2500
       90,955.63                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6466468                              .2500
      237,336.55                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6468610                              .2500
      114,820.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6471250                              .2500
      159,768.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6471694                              .2500
      157,396.97                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6471994                              .2500
      374,892.46                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6473112                              .2500
      169,870.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6474872                              .2500
      391,698.84                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6476184                              .2500
      223,434.66                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6476954                              .2500
      289,773.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6485072                              .2500
      329,742.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6485622                              .2500
      339,714.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6485910                              .2500
      121,400.41                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6486614                              .2500
      408,680.94                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6489940                              .2500
       62,344.95                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6490892                              .2500
      170,759.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6498482                              .2500
      343,718.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6499740                              .2500
      132,890.98                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6499798                              .2500
       44,767.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6502808                              .2500
      119,801.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6504986                              .2500
       83,942.19                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6506098                              .2500
      208,815.60                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6506436                              .2500
      421,702.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6507934                              .2500
      137,592.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6508978                              .2500
      236,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6510004                              .2500
      204,687.08                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6510540                              .2500
      430,138.33                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6513908                              .2500
      143,900.90                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6513966                              .2500
       99,923.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6513982                              .2500
       99,921.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6514034                              .2500
       87,435.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6514054                              .2500
       79,948.99                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6515174                              .2500
      234,816.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6515260                              .2500
      171,855.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6516238                              .2500
      320,093.82                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6521686                              .2500
      327,744.13                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6523704                              .2500
      220,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6523940                              .2500
       84,930.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6524290                              .2500
      117,893.33                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6524880                              .2500
      303,750.81                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6526716                              .2500
       73,933.10                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6526964                              .2500
      115,911.74                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6528574                              .2500
       99,921.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6529424                              .2500
       94,929.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6532220                              .2500
      274,768.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6533584                              .2500
      181,847.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6535706                              .2500
      234,816.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6537010                              .2500
      178,374.01                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6542010                              .2500
      175,063.33                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6544466                              .2500
      161,867.21                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6544490                              .2500
       69,700.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6544516                              .2500
       79,877.88                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6544544                              .2500
       75,943.83                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6544562                              .2500
       41,572.08                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6544570                              .2500
       75,942.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6544588                              .2500
       62,657.93                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6544604                              .2500
       99,913.90                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6544660                              .2500
      124,897.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6545980                              .2500
       61,658.05                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6554868                              .2500
      216,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6555018                              .2500
      120,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6557006                              .2500
      187,849.66                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6557368                              .2500
       72,250.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6557430                              .2500
       68,942.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6557564                              .2500
       66,350.72                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6562742                              .2500
      113,923.51                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6565204                              .2500
      151,878.45                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6565208                              .2500
       71,947.89                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6565224                              .2500
       71,446.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6565238                              .2500
       87,929.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6565292                              .2500
      137,884.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6565310                              .2500
      255,790.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6565354                              .2500
       99,672.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6565372                              .2500
      127,895.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6565974                              .2500
      163,858.80                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6565976                              .2500
       66,947.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6565998                              .2500
      136,401.20                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6567042                              .2500
       48,643.26                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6567994                              .2500
      349,675.84                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6568794                              .2500
      134,886.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6569120                              .2500
       35,179.22                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6569778                              .2500
       34,379.69                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950
1



      6570514                              .2500
      103,449.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6572108                              .2500
      129,488.42                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6572260                              .2500
      112,416.51                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6574244                              .2500
       90,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6575458                              .2500
       74,643.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6575556                              .2500
      183,856.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6575974                              .2500
       69,746.89                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6576364                              .2500
      209,840.21                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6576706                              .2500
      139,873.43                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6583912                              .2500
      274,795.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6586864                              .2500
      295,785.76                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6586874                              .2500
       97,427.65                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6586876                              .2500
      126,814.85                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6586880                              .2500
       92,721.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6587008                              .2500
      310,132.75                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6587056                              .2500
       70,990.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6587090                              .2500
       85,330.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6587584                              .2500
      116,901.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6587610                              .2500
       59,756.72                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6588426                              .2500
      330,497.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6590898                              .2500
      104,922.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6592390                              .2500
      147,625.51                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6595340                              .2500
      373,315.72                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6596128                              .2500
      370,225.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6596438                              .2500
      219,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6598164                              .2500
      293,308.01                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6600706                              .2500
      157,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6602928                              .2500
      349,705.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6603084                              .2500
      244,789.06                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6604482                              .2500
      103,922.82                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6604520                              .2500
      140,681.71                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6604532                              .2500
      147,878.68                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6604538                              .2500
       86,136.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6604568                              .2500
       62,907.73                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6604580                              .2500
       55,759.61                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6604582                              .2500
      175,878.88                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6609228                              .2500
      224,845.15                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6609620                              .2500
       80,945.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6609642                              .2500
       80,945.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6617860                              .2500
      399,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6617984                              .2500
      166,250.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6620338                              .2500
      364,424.83                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6620636                              .2500
       65,508.20                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6621352                              .2500
      239,788.25                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6621530                              .2500
      106,029.25                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6622180                              .2500
      196,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6622832                              .2500
      212,284.27                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6623884                              .2500
      105,750.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6625006                              .2500
      303,359.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6625958                              .2500
      125,908.81                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6625986                              .2500
      235,833.44                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6626328                              .2500
      191,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6627624                              .2500
       89,924.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6628826                              .2500
      117,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6628854                              .2500
      109,100.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6629152                              .2500
      147,875.67                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6629960                              .2500
      206,853.90                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6631720                              .2500
      153,234.93                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6635340                              .2500
      321,761.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6635410                              .2500
      337,749.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6635592                              .2500
      127,892.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6639928                              .2500
      145,883.25                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6639938                              .2500
       80,384.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6639946                              .2500
      124,889.71                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6639948                              .2500
      232,318.63                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6640024                              .2500
      115,900.13                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6640078                              .2500
      125,901.71                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6640084                              .2500
       67,948.26                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6640126                              .2500
       79,934.43                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6640128                              .2500
      116,904.10                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6640130                              .2500
      116,906.44                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6640146                              .2500
       99,429.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6640176                              .2500
      160,894.68                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6640462                              .2500
       99,915.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6640508                              .2500
       97,619.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6640532                              .2500
      244,789.06                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6640552                              .2500
       88,923.38                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6640574                              .2500
      103,920.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6640576                              .2500
      249,804.98                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6640608                              .2500
      357,541.90                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6640612                              .2500
      158,766.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6640620                              .2500
      138,888.84                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6641072                              .2500
      373,737.52                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6641454                              .2500
      517,046.33                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6642130                              .2500
       75,886.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6643444                              .2500
      369,696.71                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6644026                              .2500
      223,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6644044                              .2500
      600,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6644744                              .2500
      570,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6647784                              .2500
       86,096.62                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6648462                              .2500
      137,150.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6648480                              .2500
      115,904.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6648578                              .2500
      126,099.99                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6649306                              .2500
      219,832.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6649672                              .2500
      298,300.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6649916                              .2500
      121,922.20                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6649946                              .2500
      169,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6651610                              .2500
      112,714.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6654184                              .2500
      143,810.49                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6654396                              .2500
      128,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6654564                              .2500
      399,695.63                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6654710                              .5000
      383,692.00                          .0800
            7.1250                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6654712                              .5000
      342,911.67                          .0300
            6.8750                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6654716                              .5000
      399,374.03                          .0800
            7.2500                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6654720                              .5000
      407,648.71                          .0300
            6.7500                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6654724                              .5000
      598,963.91                          .0300
            6.7500                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6654728                              .5000
      303,557.05                          .0800
            7.1250                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6654744                              .5000
      443,626.98                          .0300
            6.8750                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6656098                              .2500
       91,146.16                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6657144                              .2500
      216,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6657338                              .2500
      371,144.40                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6657470                              .2500
      320,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6658052                              .2500
      468,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6658494                              .2500
      380,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6658882                              .2500
      332,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6661034                              .2500
      187,853.34                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6661086                              .2500
      130,403.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6661090                              .2500
       71,736.66                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6661092                              .2500
      179,852.46                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6661100                              .2500
      127,090.48                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6661144                              .2500
       95,415.74                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6661160                              .2500
      114,912.49                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6661164                              .2500
      115,809.59                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6661194                              .2500
      127,897.64                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6661204                              .2500
       89,533.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6661216                              .2500
      343,696.50                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6661222                              .2500
       76,248.81                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6661244                              .2500
      115,416.41                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6661252                              .2500
      174,845.61                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6661260                              .2500
      163,462.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6661276                              .2500
      549,581.50                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6661284                              .2500
      399,731.61                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6661762                              .2500
      224,810.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6661788                              .2500
      268,674.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6662470                              .2500
      247,302.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6663370                              .2500
       83,695.65                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6666912                              .2500
      110,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6669356                              .2500
      333,772.17                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6671672                              .2500
      110,934.46                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6672198                              .2500
       92,734.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6672570                              .2500
      196,967.75                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6673886                              .2500
      265,807.48                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6674060                              .2500
      190,425.97                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6674214                              .2500
       90,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6674482                              .2500
      239,817.37                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6677930                              .2500
       76,945.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6679294                              .2500
      397,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6680006                              .2500
      348,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6680040                              .2500
      206,826.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6680550                              .2500
      107,550.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6683506                              .2500
      377,374.80                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6683510                              .2500
       99,921.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6683520                              .2500
      224,810.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6683522                              .2500
      251,803.42                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6683524                              .2500
      106,910.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6683530                              .2500
       66,942.32                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6683532                              .2500
      310,982.02                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6683538                              .2500
      310,568.99                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6683560                              .2500
      124,889.71                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6683576                              .2500
      131,075.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6683592                              .2500
      107,902.37                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6683596                              .2500
       71,543.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6683702                              .2500
       96,718.67                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6689824                              .2500
      319,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6690080                              .2500
       82,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6691048                              .2500
      130,416.79                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6691072                              .2500
      267,774.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6691302                              .2500
      274,795.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6691672                              .2500
      400,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6692632                              .2500
      112,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6692722                              .2500
      235,829.19                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6692724                              .2500
      152,069.12                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6695780                              .2500
      299,818.26                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6696798                              .2500
      105,919.34                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6700542                              .2500
      505,803.35                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6701512                              .2500
      183,603.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6703664                              .2500
      267,833.43                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6703772                              .2500
      105,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6707162                              .2500
       89,938.07                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6707168                              .2500
       98,242.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6707190                              .2500
      102,729.26                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6707220                              .2500
      229,824.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6707228                              .2500
       75,940.72                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6707258                              .2500
      363,436.81                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6707272                              .2500
      517,520.23                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6707290                              .2500
      127,916.27                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6707292                              .2500
      102,919.65                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6707308                              .2500
      114,224.23                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6707330                              .2500
      164,857.94                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6707338                              .2500
      133,490.49                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6707350                              .2500
      103,430.55                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6707374                              .2500
      372,624.81                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6707402                              .2500
       73,439.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6707422                              .2500
      107,411.88                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6707428                              .2500
      134,281.42                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6708752                              .2500
      163,400.95                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6710790                              .2500
      599,596.59                          .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                         .0000
            6.5000                        1.1600

      6710880                              .2500
      274,810.75                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6710942                              .2500
      190,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6711902                              .2500
      376,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6713596                              .2500
      120,296.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713598                              .2500
      211,486.86                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713600                              .2500
      216,200.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713604                              .2500
      127,533.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6713610                              .2500
      161,740.13                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713612                              .2500
      175,204.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713614                              .2500
       40,413.68                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713616                              .2500
       55,871.37                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6713618                              .2500
      283,709.06                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6713620                              .2500
       98,635.78                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713622                              .2500
      116,632.06                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713626                              .2500
      283,846.53                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713628                              .2500
      108,405.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713630                              .2500
       64,898.27                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713632                              .2500
       89,803.32                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713636                              .2500
       89,413.78                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6713638                              .2500
      122,802.68                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713640                              .2500
       83,956.70                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713642                              .2500
      199,551.92                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713648                              .2500
      299,333.74                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713654                              .2500
       72,709.66                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6713662                              .2500
       88,058.13                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713664                              .2500
       70,295.17                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713666                              .2500
      118,801.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6713668                              .2500
       80,792.50                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713670                              .2500
      351,029.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713672                              .2500
      152,792.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713674                              .2500
      117,661.68                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713676                              .2500
       87,078.71                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713678                              .2500
      321,956.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713682                              .2500
      193,810.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713686                              .2500
      243,359.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6713688                              .2500
      103,461.79                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713690                              .2500
      170,718.84                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713692                              .2500
      112,131.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713694                              .2500
       78,068.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713700                              .2500
      191,387.90                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713702                              .2500
      139,223.76                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713704                              .2500
      147,465.17                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6713710                              .2500
      131,943.25                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6713712                              .2500
      160,756.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713714                              .2500
      275,497.25                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713718                              .2500
      132,806.85                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713722                              .2500
      252,582.82                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713732                              .2500
      162,182.89                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713738                              .2500
       95,857.05                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713740                              .2500
      206,659.65                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713742                              .2500
       36,924.33                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6713744                              .2500
      104,277.28                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713746                              .2500
       62,229.22                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713748                              .2500
      183,566.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713750                              .2500
      139,686.32                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713752                              .2500
       44,901.66                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713754                              .2500
       80,483.98                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713756                              .2500
      255,599.37                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713758                              .2500
       43,921.50                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950
1



      6713760                              .2500
       52,124.67                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6713764                              .2500
       43,931.14                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713766                              .2500
       55,916.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713768                              .2500
       55,916.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713772                              .2500
      114,972.39                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6713774                              .2500
      157,073.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713776                              .2500
      111,815.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713784                              .2500
      115,409.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6713786                              .2500
       56,619.70                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713790                              .2500
      231,924.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713794                              .2500
      250,287.80                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713796                              .2500
       46,518.36                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6713798                              .2500
       98,814.95                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6713800                              .2500
       69,884.89                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713802                              .2500
      283,647.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713806                              .2500
      140,768.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6713810                              .2500
      193,173.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713814                              .2500
      169,569.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713818                              .2500
      199,687.02                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713820                              .2500
       55,884.98                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713822                              .2500
       79,756.84                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713824                              .2500
       69,201.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713826                              .2500
      244,606.97                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713828                              .2500
      166,576.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6713830                              .2500
       73,803.88                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6713834                              .2500
      116,322.26                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713836                              .2500
      283,830.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713838                              .2500
       71,143.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713840                              .2500
      119,415.57                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713842                              .2500
      209,679.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713844                              .2500
      202,690.09                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713846                              .2500
      228,400.81                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6713848                              .2500
      230,647.38                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713850                              .2500
      283,626.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713856                              .2500
      120,860.55                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713862                              .2500
      143,763.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713864                              .2500
       44,001.18                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713866                              .2500
       82,870.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713868                              .2500
       76,888.17                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713870                              .2500
      299,327.87                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6713872                              .2500
      127,599.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713874                              .2500
       84,789.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713878                              .2500
      152,621.38                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713880                              .2500
      223,432.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713882                              .2500
       63,659.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713884                              .2500
       63,659.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713886                              .2500
       71,149.09                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713888                              .2500
      112,266.18                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6713890                              .2500
      119,731.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713892                              .2500
       46,880.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713894                              .2500
       84,543.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6713896                              .2500
       82,311.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6713904                              .2500
      121,206.78                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713906                              .2500
      145,566.11                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713910                              .2500
       71,834.61                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713912                              .2500
      116,802.84                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6713914                              .2500
       99,764.55                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713916                              .2500
      148,830.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713918                              .2500
      152,529.35                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713920                              .2500
       77,297.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713926                              .2500
       74,876.68                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713928                              .2500
      151,723.77                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713930                              .2500
      148,605.25                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713932                              .2500
      209,687.31                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6713936                              .2500
       79,951.97                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6713938                              .2500
      246,931.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713940                              .2500
       62,853.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713942                              .2500
       85,871.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713944                              .2500
       73,562.29                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6713946                              .2500
      119,731.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713948                              .2500
       42,241.57                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6713956                              .2500
      100,121.05                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950
1



      6713958                              .2500
      283,581.82                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713960                              .2500
      279,550.83                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713962                              .2500
      103,599.53                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713964                              .2500
       99,775.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6713968                              .2500
       94,655.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6713972                              .2500
       68,899.80                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713974                              .2500
       36,828.92                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6713976                              .2500
      190,468.99                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6713978                              .2500
       44,438.15                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6713980                              .2500
      140,174.77                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6713982                              .2500
       67,901.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6713984                              .2500
       40,398.99                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6713986                              .2500
       90,750.55                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713988                              .2500
       61,031.79                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6713990                              .2500
      117,857.78                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6713992                              .2500
      158,734.56                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6713996                              .2500
      164,741.78                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6713998                              .2500
      134,783.42                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6714000                              .2500
       91,844.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6714002                              .2500
      169,110.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6714004                              .2500
      163,755.82                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6714008                              .2500
      147,593.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6714010                              .2500
      134,798.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6714012                              .2500
      154,858.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6714014                              .2500
       79,823.65                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6714016                              .2500
       98,882.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6714020                              .2500
      152,772.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6714022                              .2500
       98,966.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6714026                              .2500
       38,736.20                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6714028                              .2500
      126,696.44                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6714032                              .2500
      189,418.63                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6714036                              .2500
       33,956.41                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6714038                              .2500
       62,874.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6714040                              .2500
       98,837.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6714044                              .2500
      149,776.66                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6715414                              .2500
      179,500.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6716144                              .2500
       36,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6716968                              .2500
       83,943.64                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6717206                              .2500
      480,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6717264                              .2500
      229,500.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      6717418                              .2500
      594,535.84                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6717686                              .2500
       34,775.44                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6718116                              .2500
      488,750.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6718644                              .2500
      110,433.06                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6719858                              .2500
      225,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6720648                              .2500
      346,208.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6720942                              .2500
      516,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6723284                              .2500
      389,500.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      6724482                              .2500
      163,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6725836                              .2500
      128,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6731086                              .2500
      177,721.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6731180                              .2500
       71,650.95                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6731202                              .2500
      153,574.01                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6731204                              .2500
       81,650.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6731234                              .2500
      121,915.77                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6731276                              .2500
       75,036.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6731282                              .2500
      135,409.08                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6731286                              .2500
       69,437.17                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6731288                              .2500
       80,327.32                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6731290                              .2500
      123,393.67                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6732134                              .2500
      138,825.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6732528                              .2500
      274,301.33                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6732548                              .2500
      383,436.60                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6732584                              .2500
      247,781.20                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6732612                              .2500
      126,805.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6732642                              .2500
      179,859.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6732644                              .2500
       61,959.44                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6732674                              .2500
       61,957.34                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6732706                              .2500
       59,210.24                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6732724                              .2500
      149,867.66                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6732726                              .2500
      119,901.64                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6733596                              .2500
      103,840.92                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6733682                              .2500
      195,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6733776                              .2500
      390,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6736112                              .2500
      350,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6736566                              .2500
       78,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6737582                              .2500
      418,671.04                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6740058                              .2500
       33,600.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6740266                              .2500
      177,161.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6741048                              .2500
      274,763.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6741328                              .2500
      384,592.20                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6741336                              .2500
      483,612.95                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6742884                              .2500
      390,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6744396                              .2500
       77,934.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6746974                              .2500
      180,809.86                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6747058                              .2500
      135,036.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6747512                              .2500
      224,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6749094                              .2500
       94,843.80                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6749096                              .2500
      145,759.94                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749098                              .2500
       84,810.32                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749106                              .2500
      147,878.68                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749114                              .2500
      214,514.88                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6749116                              .2500
      107,911.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749122                              .2500
       89,862.60                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6749124                              .2500
      152,766.43                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6749126                              .2500
       32,953.26                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6749134                              .2500
       70,054.63                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6749140                              .2500
      136,885.13                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6749142                              .2500
       66,453.06                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6749146                              .2500
      149,774.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6749160                              .2500
       82,941.41                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6749162                              .2500
      151,656.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6749166                              .2500
      319,473.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749168                              .2500
      289,507.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6749172                              .2500
       29,869.81                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749174                              .2500
      136,785.59                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6749182                              .2500
      194,840.15                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749186                              .2500
      137,734.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749190                              .2500
      149,561.55                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6749194                              .2500
      112,814.20                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749200                              .2500
       93,149.42                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6749216                              .2500
       99,843.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6749228                              .2500
       91,360.32                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6749242                              .2500
      125,696.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749244                              .2500
      135,904.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6749246                              .2500
      183,349.58                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749250                              .2500
      224,067.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749254                              .2500
      157,139.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749256                              .2500
      272,051.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749260                              .2500
      194,467.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6749262                              .2500
      137,467.73                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6749270                              .2500
      259,128.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6749274                              .2500
      141,738.59                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6749278                              .2500
      116,908.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6749280                              .2500
      135,676.55                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749286                              .2500
      116,714.36                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6749294                              .2500
       89,803.33                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6749298                              .2500
       74,867.68                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6749306                              .2500
       94,574.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6749314                              .2500
      170,732.39                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6749316                              .2500
      164,728.70                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6749610                              .2500
      138,825.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6752046                              .2500
      224,873.86                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.5000                        2.0450

      6752068                              .2500
      329,772.90                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6752070                              .2500
      115,909.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6752072                              .2500
      118,630.35                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6752078                              .2500
      209,855.48                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6752080                              .2500
      206,857.55                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6752082                              .2500
      174,629.74                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6752090                              .2500
       35,947.11                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6752096                              .2500
      134,786.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6752106                              .2500
       73,937.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6752118                              .2500
      142,147.04                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6752128                              .2500
      235,824.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6752172                              .2500
       95,935.59                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6752192                              .2500
       74,938.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6754040                              .2500
      150,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6754400                              .2500
       71,250.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6755156                              .2500
      130,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6755802                              .2500
       97,650.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6757230                              .2500
      129,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6759512                              .2500
       94,500.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700
1



      6760244                              .2500
      191,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6760656                              .2500
      111,150.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6760684                              .2500
       71,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6762596                              .2500
      597,997.19                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6762638                              .2500
      156,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6767118                              .2500
      150,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6768654                              .2500
      400,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6770050                              .2500
      412,563.58                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.5000                        2.0450
1



      6770056                              .2500
      151,910.26                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6770070                              .2500
      198,656.12                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6770130                              .2500
      104,056.88                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6770146                              .2500
      135,906.41                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6770158                              .2500
      274,763.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6770160                              .2500
      198,828.67                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6770208                              .2500
       51,968.49                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6770210                              .2500
      206,812.87                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      6770214                              .2500
       44,070.41                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6770230                              .2500
       85,448.20                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6770258                              .2500
      240,138.76                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6770262                              .2500
      149,870.85                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6770266                              .2500
       65,245.14                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6770268                              .2500
       58,459.74                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6770286                              .2500
       73,546.73                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6770288                              .2500
      165,457.42                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6770290                              .2500
      335,762.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6770308                              .2500
      118,314.30                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6770332                              .2500
      336,749.90                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6770336                              .2500
      128,686.36                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6770350                              .2500
      107,902.37                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6770356                              .2500
      123,905.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6770372                              .2500
       71,947.89                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6770384                              .2500
      284,803.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6770386                              .2500
       66,710.60                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6770412                              .2500
      209,855.48                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6770436                              .2500
      118,412.06                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6770438                              .2500
       75,943.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6770440                              .2500
       60,263.47                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6770448                              .2500
      135,801.64                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6770468                              .2500
       57,205.34                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6770486                              .2500
      278,929.43                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200
1



      6770488                              .2500
       35,530.07                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.5000                        2.0450

      6770490                              .2500
      206,846.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6770498                              .2500
      287,801.80                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6770510                              .2500
      166,396.51                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6770852                              .2500
      190,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6770860                              .2500
      154,879.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6770862                              .2500
       80,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6770866                              .2500
      244,794.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6770876                              .2500
      158,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6774062                              .2500
      235,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6774174                              .2500
      138,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6774244                              .2500
      179,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6778318                              .2500
      394,583.98                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6778320                              .2500
      428,774.24                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6778322                              .2500
      330,941.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6778328                              .2500
      183,544.88                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6778330                              .2500
      314,173.73                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6778334                              .2500
      217,284.02                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6778338                              .2500
      284,483.32                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6778344                              .2500
      196,151.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6778346                              .2500
      111,030.26                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6778348                              .2500
      110,218.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6778350                              .2500
      318,725.10                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6778354                              .2500
       77,712.02                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6778358                              .2500
      638,921.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6778360                              .2500
      170,751.68                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6778362                              .2500
      309,865.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6778364                              .2500
       79,380.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6778366                              .2500
       79,380.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6778368                              .2500
       71,099.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6778370                              .2500
      323,541.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6778372                              .2500
      143,810.96                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      6778374                              .2500
      103,364.12                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6778376                              .2500
       98,866.70                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6778378                              .2500
      376,380.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6778380                              .2500
      133,470.04                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6778382                              .2500
      379,635.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6778386                              .2500
       79,380.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6778388                              .2500
      303,500.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6778392                              .2500
       79,380.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6778576                              .2500
      180,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6780028                              .2500
       72,706.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6780392                              .2500
      223,807.14                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6780600                              .2500
       67,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6781096                              .2500
      231,805.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6781556                              .2500
       97,500.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6781956                              .2500
      238,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6786040                              .2500
       79,932.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6786042                              .2500
      475,428.84                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6789542                              .2500
      387,704.76                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6790288                              .2500
      509,550.03                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6793224                              .2500
      251,826.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6793236                              .2500
      159,903.07                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6793244                              .2500
      100,723.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6793262                              .2500
      146,896.24                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6793274                              .2500
      107,399.26                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6793314                              .2500
      246,287.77                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6793324                              .2500
      150,856.73                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      6793342                              .2500
      244,618.32                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6793346                              .2500
      199,855.24                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6793364                              .2500
      240,551.30                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6793366                              .2500
      160,389.54                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6793376                              .2500
      449,612.56                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6793426                              .2500
      178,253.77                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6793458                              .2500
      160,950.79                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6793470                              .2500
       84,930.32                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6793476                              .2500
       83,631.39                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6793482                              .2500
      189,550.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6793496                              .2500
      291,666.58                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6793498                              .2500
      145,486.42                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6793518                              .2500
       86,930.42                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6793526                              .2500
      320,537.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6793530                              .2500
      104,913.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6793536                              .2500
      129,765.23                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6793540                              .2500
      148,400.36                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6793754                              .2500
      172,355.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6793784                              .2500
      138,383.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6793798                              .2500
      137,589.88                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6793802                              .2500
      243,784.72                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6794074                              .2500
      524,569.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6794450                              .2500
      403,692.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6794486                              .2500
      479,230.02                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6795238                              .2500
      307,054.25                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6795264                              .2500
      403,660.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6795268                              .2500
      523,110.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6795482                              .2500
      382,216.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6796226                              .2500
      142,876.88                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6801990                              .2500
      329,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6802002                              .2500
      110,100.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6802008                              .2500
      165,154.16                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6802014                              .2500
      219,415.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6802018                              .2500
      110,400.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6803586                              .2500
      212,325.81                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6803822                              .2500
       49,960.02                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6804924                              .2500
       79,932.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6805294                              .2500
      255,285.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6805360                              .2500
      274,590.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6805424                              .2500
      206,238.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6805502                              .2500
      135,104.58                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6811364                              .2500
      500,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6811768                              .2500
      308,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6813212                              .2500
       89,834.93                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6813240                              .2500
       74,936.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6813242                              .2500
      190,240.04                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6813266                              .2500
       64,357.87                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6813268                              .2500
      130,150.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6813276                              .2500
      540,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6813282                              .2500
      114,137.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6813302                              .2500
      193,437.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6813304                              .2500
       85,384.63                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6813306                              .2500
      114,671.03                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6813312                              .2500
      163,881.30                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6813316                              .2500
      116,800.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6813380                              .2500
       66,953.89                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6813390                              .2500
      148,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6813392                              .2500
      148,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6813400                              .2500
       68,360.65                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6813746                              .2500
      116,209.28                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6813762                              .2500
       56,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6818432                              .2500
      288,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6821444                              .2500
      145,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6826874                              .2500
      420,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6827180                              .2500
      140,800.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6828770                              .2500
      187,900.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6830128                              .2500
      370,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6830158                              .2500
       31,477.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6830248                              .2500
       68,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6836292                              .2500
       71,843.92                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6836298                              .2500
       74,948.39                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6836324                              .2500
       79,250.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6836328                              .2500
      127,914.11                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6836338                              .2500
      247,216.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6836346                              .2500
       46,951.53                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6836352                              .2500
      188,837.28                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6836378                              .2500
      288,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6836388                              .2500
      175,878.88                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6836396                              .2500
      458,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6836420                              .2500
       39,576.01                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6836464                              .2500
      274,768.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6836472                              .2500
      193,087.65                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6836492                              .2500
      571,355.44                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6836494                              .2500
      143,876.02                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6836496                              .2500
      161,100.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6836498                              .2500
      137,897.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6836510                              .2500
      386,383.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6836512                              .2500
      210,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6836524                              .2500
       96,493.55                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6836532                              .2500
      125,900.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6836534                              .2500
       68,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6836538                              .2500
      274,795.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6836540                              .2500
       97,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6836870                              .2500
      259,792.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6836872                              .2500
      142,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6836894                              .2500
      132,291.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6836898                              .2500
       99,925.79                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6837390                              .2500
      464,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6837892                              .2500
      136,396.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6838340                              .2500
      189,824.03                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6840014                              .2500
      208,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6840994                              .2500
      338,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6842416                              .2500
      182,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6844434                              .2500
      174,600.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6844850                              .2500
      135,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6848348                              .2500
      449,295.78                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6848350                              .2500
      560,962.61                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6849514                              .2500
      475,711.64                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6850502                              .2500
      152,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6850872                              .2500
      156,600.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6856244                              .2500
      215,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6856250                              .2500
       98,873.32                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6856254                              .2500
      324,746.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6856264                              .2500
      100,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6856272                              .2500
      163,862.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6856280                              .2500
      189,644.43                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6856284                              .2500
       92,246.90                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6856292                              .2500
      128,904.26                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6856308                              .2500
      120,401.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6856316                              .2500
      153,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6856332                              .2500
      339,692.64                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6856376                              .2500
      183,470.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6856402                              .2500
      259,892.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6856406                              .2500
      250,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6856694                              .2500
      238,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6856696                              .2500
      111,900.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6856708                              .2500
      131,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6856710                              .2500
      115,800.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6857300                              .2500
       56,250.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6857568                              .2500
      607,489.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6858164                              .2500
      156,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6858296                              .2500
      391,236.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6858378                              .2500
      349,705.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6858678                              .2500
      360,763.86                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      6859920                              .2500
      355,215.71                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6860206                              .2500
      104,752.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6860220                              .2500
      169,078.35                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6860222                              .2500
      171,278.01                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6860224                              .2500
      188,932.17                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6860226                              .2500
      199,484.35                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6860228                              .2500
      200,362.08                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6860240                              .2500
      274,175.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6860242                              .2500
      284,328.96                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6860244                              .2500
      288,384.96                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6860256                              .2500
      299,530.53                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6860258                              .2500
      306,495.24                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6860264                              .2500
      309,137.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6860290                              .2500
      324,239.43                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6860300                              .2500
      328,728.84                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6860310                              .2500
      339,394.42                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6860352                              .2500
      374,116.97                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6860354                              .2500
      375,114.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6860362                              .2500
      386,315.43                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6860368                              .2500
      399,309.26                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6860376                              .2500
      403,010.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6860394                              .2500
      443,838.17                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6860422                              .2500
      519,225.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6860424                              .2500
      523,027.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6860430                              .2500
      542,160.73                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6860432                              .2500
      543,060.61                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6860440                              .2500
      595,175.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6860444                              .2500
      623,480.99                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6860448                              .2500
      627,632.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6862848                              .2500
      151,100.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6867118                              .2500
      224,639.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6867674                              .2500
      338,300.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6870730                              .2500
      193,181.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6870800                              .2500
      166,500.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6874232                              .2500
      539,000.00                          .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                         .0000
            6.5000                        1.1600

      6875032                              .2500
      371,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6875234                              .2500
      160,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6875620                              .2500
      356,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6879188                              .2500
      243,795.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6879212                              .2500
      347,728.53                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6879228                              .2500
      222,650.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6879230                              .2500
      148,602.73                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6879234                              .2500
      296,400.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6879242                              .2500
      127,418.70                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6879252                              .2500
      222,246.95                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6879306                              .2500
      264,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6879314                              .2500
      150,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6879316                              .2500
       90,670.04                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700
1



      6879320                              .2500
      161,380.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6879330                              .2500
      180,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6879338                              .2500
      258,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6879340                              .2500
      128,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6879360                              .2500
      145,641.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6879374                              .2500
      141,100.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6879378                              .2500
      209,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6879394                              .2500
      150,882.20                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6879406                              .2500
      354,400.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6879422                              .2500
      291,610.65                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6879426                              .2500
       44,071.15                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6879434                              .2500
      161,850.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6879438                              .2500
      136,500.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6879440                              .2500
      413,100.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6879692                              .2500
      242,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6879710                              .2500
      165,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6879714                              .2500
      232,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6879720                              .2500
      501,350.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6885546                              .2500
      399,751.38                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6887672                              .2500
      108,750.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6889856                              .2500
       56,450.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6890416                              .2500
      494,400.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6890898                              .2500
      356,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6892364                              .2500
       56,250.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6893114                              .2500
       91,609.24                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6893124                              .2500
      414,334.29                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6893138                              .2500
      319,523.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6893142                              .2500
      195,887.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6893144                              .2500
       72,699.47                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6893146                              .2500
      189,695.21                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6893150                              .2500
      202,671.66                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6893160                              .2500
      444,652.85                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6893162                              .2500
      515,130.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6893174                              .2500
       71,903.06                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6893182                              .2500
      392,337.77                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6893198                              .2500
      450,065.73                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6893202                              .2500
      291,531.59                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6893232                              .2500
       74,527.74                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6893240                              .2500
      319,227.73                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6893244                              .2500
      289,285.20                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6893246                              .2500
      455,805.70                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6893274                              .2500
      497,738.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6893280                              .2500
      347,518.96                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6893286                              .2500
      229,432.90                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6893598                              .2500
      312,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6896180                              .2500
      105,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6902716                              .2500
      121,550.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      6902718                              .2500
      178,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6902768                              .2500
       58,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6902770                              .2500
      200,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6902772                              .2500
      343,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6902786                              .2500
      283,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6902792                              .2500
      440,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6902798                              .2500
       94,905.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6902812                              .2500
      144,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6902848                              .2500
       90,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6902864                              .2500
       18,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6902884                              .2500
      116,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6902886                              .2500
       76,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6902890                              .2500
      139,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6902906                              .2500
      133,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6902970                              .2500
       83,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6902974                              .2500
      165,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6902978                              .2500
      407,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6902980                              .2500
      150,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6902984                              .2500
      249,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6902986                              .2500
       89,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6902990                              .2500
       71,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6903010                              .2500
       52,620.48                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.5000                        2.0450

      6903012                              .2500
      275,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6903016                              .2500
      240,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6903064                              .2500
       84,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6903072                              .2500
      156,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6903076                              .2500
      200,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6903362                              .2500
      133,700.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6903370                              .2500
       86,450.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      6903372                              .2500
      212,100.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6903374                              .2500
      153,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6903388                              .2500
      152,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6903392                              .2500
      142,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6904642                              .2500
      156,000.00                          .0800
            6.8500                         .0000
            6.6000                         .0000
            6.5200                         .0000
            6.5000                         .0200

      6905030                              .2500
      399,672.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6907216                              .2500
      175,717.68                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6907230                              .2500
      524,610.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6908022                              .2500
      443,250.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6911764                              .2500
      260,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6914362                              .2500
       50,250.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6916376                              .2500
      534,098.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6916378                              .2500
      215,862.26                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6916384                              .2500
      399,387.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6916388                              .2500
      208,157.18                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6916390                              .2500
      255,058.46                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6916392                              .2500
      118,851.54                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6916394                              .2500
      107,835.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6916396                              .2500
      211,513.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6916400                              .2500
      334,011.71                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6916402                              .2500
      274,227.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6916404                              .2500
      259,445.90                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6916410                              .2500
      469,317.50                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6916412                              .2500
       59,284.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6916414                              .2500
      229,690.31                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6916416                              .2500
      277,653.21                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6916418                              .2500
      148,284.34                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6916420                              .2500
      385,184.25                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6916422                              .2500
      310,973.82                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6916426                              .2500
      440,990.19                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6916428                              .2500
      260,891.70                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6916430                              .2500
      202,618.81                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6916676                              .2500
      351,513.93                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6917048                              .2500
      360,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6920188                              .2500
      225,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6920472                              .2500
      123,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6920780                              .2500
      180,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6921006                              .2500
      333,423.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6922446                              .2500
      241,791.64                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6924612                              .2500
      229,100.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6924626                              .2500
      128,250.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6924630                              .2500
       94,937.85                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6924656                              .2500
      200,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6924674                              .2500
      227,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6924684                              .2500
      111,950.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6924690                              .2500
      266,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6924726                              .2500
      198,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6924730                              .2500
      178,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6924778                              .2500
       74,750.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6924780                              .2500
      153,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6924784                              .2500
      104,400.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6924786                              .2500
      191,900.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6924788                              .2500
      122,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6924804                              .2500
      341,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6924820                              .2500
      439,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6924826                              .2500
       61,200.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6924834                              .2500
      112,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6925448                              .2500
       67,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6925454                              .2500
      227,200.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6925464                              .2500
      200,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6925466                              .2500
      136,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6928064                              .2500
      138,258.58                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6930646                              .2500
      179,100.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6931838                              .2500
      162,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6932836                              .2500
      112,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6936814                              .2500
      200,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6939578                              .2500
      290,950.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6940658                              .2500
      400,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6943920                              .2500
      410,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6944062                              .2500
      189,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6944292                              .2500
      169,850.01                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6944374                              .2500
      348,250.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6944504                              .2500
      154,876.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6944632                              .2500
      185,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6944756                              .2500
      101,920.43                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6944796                              .2500
      430,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6944952                              .2500
      208,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6946504                              .2500
      387,174.45                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6947006                              .2500
       83,300.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6947012                              .2500
      194,400.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6947014                              .2500
      127,564.48                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6947018                              .2500
      156,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6947030                              .2500
      114,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6947046                              .2500
      120,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6947048                              .2500
      141,877.74                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6947068                              .2500
      155,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6947110                              .2500
      115,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6947118                              .2500
      422,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6947120                              .2500
      230,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6947136                              .2500
      126,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6947144                              .2500
      258,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6947148                              .2500
      269,778.68                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6947162                              .2500
       98,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6947176                              .2500
      102,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6947180                              .2500
      147,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6947186                              .2500
      144,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6947196                              .2500
      128,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6947222                              .2500
       84,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6947232                              .2500
      274,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6947236                              .2500
      245,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6947260                              .2500
      170,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6947270                              .2500
      110,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6947288                              .2500
      116,700.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6947512                              .2500
      193,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6947518                              .2500
      208,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6949410                              .2500
      494,281.19                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6949436                              .2500
      504,606.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6949498                              .2500
      423,634.94                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6949528                              .2500
      393,692.64                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6949530                              .2500
      388,465.25                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6949628                              .2500
      402,653.02                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6950218                              .2500
      277,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6950700                              .2500
      300,700.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6950804                              .2500
      105,532.66                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6952684                              .2500
       95,413.66                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6956076                              .2500
      105,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6957260                              .2500
      218,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6957306                              .2500
      152,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6957526                              .2500
      105,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6957816                              .2500
      231,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6957890                              .2500
      300,992.72                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6958062                              .2500
      175,750.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6960262                              .2500
      186,839.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6960578                              .2500
      318,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6962240                              .2500
      106,300.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6962772                              .2500
      194,248.34                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6963090                              .2500
      352,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6963510                              .2500
       61,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6963702                              .2500
       70,337.89                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6964662                              .2500
      638,449.83                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6968574                              .2500
      229,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6968576                              .2500
      142,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6968588                              .2500
      158,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6968606                              .2500
      487,150.94                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6968608                              .2500
      151,650.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6968616                              .2500
      260,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6968642                              .2500
      148,950.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6968646                              .2500
       47,700.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6968654                              .2500
      495,200.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6968700                              .2500
      110,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6968724                              .2500
      161,100.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6968736                              .2500
      420,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6968740                              .2500
       68,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6968848                              .2500
      191,300.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6968854                              .2500
       73,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6968876                              .2500
      239,600.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6969324                              .2500
      549,591.82                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6971220                              .2500
      388,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6971382                              .2500
      156,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6974528                              .2500
      400,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6975720                              .2500
      169,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6980280                              .2500
      145,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6980542                              .2500
      156,081.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6981664                              .2500
      650,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6988960                              .2500
      169,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6988990                              .2500
      141,100.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6989346                              .2500
      150,685.25                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6990432                              .2500
       89,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6990438                              .2500
      163,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6990444                              .2500
      209,600.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6990458                              .2500
      329,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6990474                              .2500
      184,050.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6990490                              .2500
      192,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6990526                              .2500
      300,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6990528                              .2500
      184,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6990570                              .2500
      543,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6990574                              .2500
      330,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6990582                              .2500
      266,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6990608                              .2500
      463,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6990616                              .2500
      309,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6990630                              .2500
      300,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6990652                              .2500
      500,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6990658                              .2500
      392,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6990686                              .2500
      440,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6990722                              .2500
      251,910.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6995770                              .2500
      170,809.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6995772                              .2500
      184,245.21                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995774                              .2500
      158,613.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6995776                              .2500
      349,303.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6995778                              .2500
       39,940.43                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6995780                              .2500
       81,478.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6995782                              .2500
      173,596.40                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995788                              .2500
       79,932.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6995790                              .2500
       50,365.31                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995792                              .2500
      299,575.15                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6995796                              .2500
      378,776.65                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6995798                              .2500
      262,973.38                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6995800                              .2500
      247,325.31                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6995804                              .2500
      174,770.26                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6995808                              .2500
       58,421.22                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6995810                              .2500
      193,349.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6995812                              .2500
       79,139.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6995814                              .2500
      233,830.64                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6995816                              .2500
      233,830.64                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6995818                              .2500
      220,340.40                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6995820                              .2500
      214,823.76                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6995822                              .2500
      409,733.41                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995824                              .2500
      220,154.94                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6995826                              .2500
      119,680.25                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6995828                              .2500
      187,713.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6995830                              .2500
      193,225.98                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6995836                              .2500
       67,411.38                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6995840                              .2500
      116,727.53                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6995844                              .2500
      209,679.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6995848                              .2500
      189,637.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6995850                              .2500
       65,908.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995852                              .2500
       40,264.32                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995854                              .2500
      219,544.05                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6995858                              .2500
       49,964.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6995860                              .2500
      119,092.98                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995862                              .2500
      142,138.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6995864                              .2500
      134,649.20                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6995866                              .2500
      310,570.53                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995868                              .2500
      384,714.27                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6995870                              .2500
      384,714.27                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6995874                              .5000
       78,702.29                          .0800
            8.5000                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6995876                              .2500
       99,865.35                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6995878                              .2500
       62,358.13                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6995880                              .2500
      231,725.02                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6995882                              .2500
      499,309.54                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6995884                              .2500
      139,906.05                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6995886                              .2500
       59,893.83                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6995890                              .2500
       86,108.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6995892                              .2500
      175,717.68                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6995896                              .2500
      374,707.46                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6995902                              .2500
      169,782.43                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6995904                              .2500
      151,688.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6995906                              .2500
      112,340.67                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6995908                              .2500
       51,961.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6995910                              .2500
      334,224.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6995912                              .2500
       53,915.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6995914                              .2500
      272,004.42                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6995916                              .2500
      239,573.61                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6995920                              .2500
      260,519.07                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6995926                              .2500
      238,318.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6995928                              .2500
       38,773.30                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6995930                              .2500
       94,340.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6995934                              .2500
       67,453.54                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995938                              .2500
       49,530.22                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6995940                              .2500
       65,513.89                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6995942                              .2500
      169,759.24                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6995946                              .2500
      182,747.29                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995948                              .2500
       76,130.90                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6995950                              .2500
       88,980.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6995952                              .2500
      159,884.20                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6995956                              .2500
      169,506.79                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6995958                              .2500
       88,078.20                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995960                              .2500
      161,167.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6995962                              .2500
      140,206.12                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995966                              .2500
      321,742.51                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6995970                              .2500
      399,447.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995972                              .2500
      143,319.74                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6995974                              .2500
      283,607.82                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6995976                              .2500
      386,363.71                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6995978                              .2500
      151,750.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6995980                              .2500
      384,731.28                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6995982                              .2500
       55,924.59                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6995984                              .2500
      125,812.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6995990                              .2500
      159,749.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6995992                              .2500
      251,634.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6995996                              .2500
       94,366.17                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6995998                              .2500
      282,578.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6996000                              .2500
      319,423.69                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6996002                              .2500
      111,845.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6996004                              .2500
      111,845.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6996006                              .2500
      210,045.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6996008                              .2500
      373,400.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6996010                              .2500
      370,202.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6996012                              .2500
      298,078.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6996016                              .2500
      272,613.38                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6996020                              .2500
      112,344.65                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6996022                              .2500
      282,759.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6996026                              .2500
      184,844.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6996028                              .2500
      218,830.63                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6996030                              .2500
      233,640.33                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6996032                              .2500
      131,150.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6997842                              .2500
      230,400.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7006422                              .2500
      392,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7010850                              .2500
      252,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7010854                              .2500
      588,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7010858                              .2500
      246,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7010900                              .2500
      275,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7010920                              .2500
      168,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7010936                              .2500
      194,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      7010938                              .2500
      216,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7010940                              .2500
      207,800.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7010952                              .2500
      246,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7010970                              .2500
      134,200.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7010992                              .2500
      701,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7010996                              .2500
      120,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7011010                              .2500
      108,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7011014                              .2500
      420,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      7011038                              .2500
      300,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7011056                              .2500
      386,850.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7011074                              .2500
      351,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7011084                              .2500
      287,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7011094                              .2500
      161,550.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      7011118                              .2500
       97,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7011122                              .2500
      262,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      7011142                              .2500
      378,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      7011164                              .2500
      204,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7011166                              .2500
      141,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7011174                              .2500
      275,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7011184                              .2500
      365,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7011428                              .2500
      130,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7011484                              .2500
       50,563.38                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7011596                              .2500
      100,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      7011912                              .2500
       49,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      7012292                              .2500
      160,584.42                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7012296                              .2500
       40,449.48                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7012298                              .2500
      399,501.02                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7012300                              .2500
      318,738.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7012302                              .2500
      269,823.38                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7012304                              .2500
      427,649.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7012306                              .2500
      177,607.51                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7012308                              .2500
      289,767.66                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      7014220                              .2500
      487,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7015616                              .2500
      135,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7017628                              .2500
      300,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7033484                              .2500
      135,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7033806                              .2500
      372,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7034402                              .2500
       81,500.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7043704                              .2500
       63,750.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7043722                              .2500
      260,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      7043726                              .2500
      142,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7043738                              .2500
      262,400.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      7043756                              .2500
       66,400.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7043758                              .2500
       54,400.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7043778                              .2500
      280,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7043800                              .2500
      148,100.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7043816                              .2500
      316,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7043834                              .2500
      205,485.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      7043838                              .2500
      120,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7043840                              .2500
      213,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7043858                              .2500
      163,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7043860                              .2500
      550,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7043872                              .2500
      233,900.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7043878                              .2500
      183,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7043938                              .2500
      200,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7044272                              .2500
       99,900.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      7044282                              .2500
      110,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7045160                              .2500
      567,522.81                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7046996                              .2500
      320,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      7050018                              .2500
      179,900.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7051762                              .2500
       91,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      7051766                              .2500
      230,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7054968                              .2500
      216,750.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7062314                              .2500
      106,300.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      7062384                              .2500
      223,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7062398                              .2500
      171,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7062684                              .2500
      130,815.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7062720                              .2500
       70,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7062740                              .2500
      349,488.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7062750                              .2500
      193,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7062756                              .2500
      152,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7062766                              .2500
      275,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      7062798                              .2500
       84,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7062812                              .2500
      150,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7062818                              .2500
      130,200.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7062870                              .2500
      235,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7062880                              .2500
      550,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      7063682                              .2500
      173,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7064952                              .2500
      144,889.67                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7067574                              .2500
      400,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      7067638                              .2500
      384,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7067816                              .2500
      129,600.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      7067820                              .2500
      115,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7067822                              .2500
      314,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7067838                              .2500
       90,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7067856                              .2500
      331,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7067860                              .2500
      312,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7067870                              .2500
       75,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      7067882                              .2500
      551,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7067894                              .2500
      126,000.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      7067896                              .2500
      236,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7067902                              .2500
       28,600.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7067940                              .2500
      300,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7067942                              .2500
      212,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7067968                              .2500
      256,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7070454                              .2500
      112,909.64                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      7077340                              .2500
      244,794.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7077838                              .2500
      168,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7079080                              .2500
      349,705.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7084706                              .2500
      148,500.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      7086382                              .2500
      379,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7086422                              .2500
      230,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7086430                              .2500
      171,200.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7086480                              .2500
       48,675.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950
1



      7086498                              .2500
      149,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7086526                              .2500
       56,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7086544                              .2500
       56,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7086554                              .2500
      125,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7086580                              .2500
      106,800.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7086582                              .2500
      383,200.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7090280                              .2500
      106,110.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      7090880                              .2500
      196,650.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200
1



      7094566                              .2500
      279,920.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      7094828                              .2500
      300,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7096040                              .2500
      153,571.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7100676                              .2500
      275,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7101552                              .2500
       94,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7103518                              .2500
      357,300.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7105396                              .2500
      210,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7105434                              .2500
      256,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      7105436                              .2500
      128,250.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7105442                              .2500
      200,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7105462                              .2500
      212,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7105464                              .2500
      168,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7105488                              .2500
      349,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7105492                              .2500
      412,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7105500                              .2500
      240,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7105504                              .2500
      232,500.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      7105510                              .2500
      210,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7105514                              .2500
       53,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7105540                              .2500
      310,400.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7105560                              .2500
      159,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7106516                              .2500
      238,816.30                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7106958                              .2500
      273,115.71                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7107326                              .2500
      348,842.35                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7109228                              .2500
      159,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      7109470                              .2500
      419,638.39                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7109688                              .2500
      204,387.69                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7109800                              .2500
      184,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7110264                              .2500
      229,416.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7111824                              .2500
      253,392.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7113212                              .5000
      599,483.41                          .0300
            6.7500                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7113298                              .5000
      613,000.00                          .0300
            6.8750                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7113314                              .2500
      449,593.19                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      7113318                              .2500
      649,412.39                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7113350                              .5000
      462,629.74                          .0800
            7.1250                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7113354                              .5000
      317,732.84                          .0300
            6.8750                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7113378                              .5000
      499,600.15                          .0800
            7.1250                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7113402                              .5000
      419,647.15                          .0300
            6.8750                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7113404                              .2500
      449,337.50                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7115626                              .2500
      344,802.88                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7117580                              .2500
      100,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      7125764                              .2500
      240,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7125788                              .2500
      109,700.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      7125820                              .2500
      183,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7125846                              .2500
      354,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7125854                              .2500
      442,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7125874                              .2500
       50,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      7125948                              .2500
      170,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7125952                              .2500
      139,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      7127942                              .2500
      423,643.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7129648                              .2500
       53,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7134328                              .2500
      162,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      7134348                              .2500
      161,830.39                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      7134376                              .2500
      166,383.24                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      7134398                              .2500
      179,804.59                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      7136064                              .2500
      373,200.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7136086                              .2500
      185,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      7136092                              .2500
      345,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7136100                              .2500
      650,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7136106                              .2500
      332,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7136130                              .2500
      142,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7136150                              .2500
      237,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7136152                              .2500
      620,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7136202                              .2500
      273,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7136204                              .2500
      400,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      7136210                              .2500
      124,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7136246                              .2500
      320,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7136260                              .2500
      280,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7136298                              .2500
      255,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7136328                              .2500
       30,400.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7136334                              .2500
       35,100.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7136342                              .2500
       70,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7139344                              .2500
      246,400.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      7139388                              .2500
      356,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7139432                              .2500
      355,350.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7141556                              .2500
      256,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7145184                              .2500
      334,732.10                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7145186                              .2500
      117,910.21                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7145258                              .2500
      274,785.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7145268                              .2500
      207,463.95                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      7156568                              .2500
      235,820.43                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      7158278                              .2500
      192,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7158326                              .2500
      260,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7158432                              .2500
      146,250.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      7158450                              .2500
      180,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7158484                              .2500
      287,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7158522                              .2500
      540,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7158584                              .2500
       48,750.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      7158594                              .2500
      190,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      7159396                              .2500
      341,705.54                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7163054                              .2500
      252,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7163422                              .2500
      207,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7166574                              .2500
      187,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7168234                              .2500
      432,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7169368                              .2500
      484,832.20                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7169370                              .2500
      605,160.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7169372                              .2500
      499,590.15                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      7169374                              .2500
      489,505.21                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7169376                              .2500
      470,804.13                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7169378                              .2500
      182,864.18                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7169382                              .2500
      269,794.54                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7169384                              .2500
      217,829.94                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7169386                              .2500
      307,759.72                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7169394                              .2500
      199,836.06                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7169396                              .2500
      139,890.78                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      7169402                              .2500
      224,810.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7169406                              .2500
      369,476.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7169408                              .5000
      508,672.30                          .0800
            8.0000                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7169416                              .2500
      199,340.46                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      7169418                              .2500
       93,130.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7169420                              .2500
      194,832.11                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7169422                              .2500
      376,683.28                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7169424                              .2500
      234,787.56                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      7169426                              .2500
      264,777.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7169428                              .2500
      398,864.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7169434                              .2500
      139,666.88                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7169436                              .2500
      389,672.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7169438                              .2500
      237,037.16                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      7169440                              .2500
      359,719.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7169908                              .2500
      499,579.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7171542                              .6250
      345,000.00                          .0300
            6.8750                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      7171544                              .5000
      404,500.00                          .0300
            6.7500                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7171558                              .5000
      536,000.00                          .0300
            6.7500                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7171568                              .5000
      552,500.00                          .0300
            6.7500                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7171584                              .5000
      650,000.00                          .0300
            6.7500                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7171586                              .6250
      600,000.00                          .0300
            6.8750                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7171610                              .6250
      492,000.00                          .0300
            6.8750                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7171778                              .5000
      380,000.00                          .0300
            6.7500                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7171780                              .5000
      622,500.00                          .0300
            6.8750                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      7171782                              .5000
      367,100.00                          .0800
            7.1250                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7171786                              .5000
      342,800.00                          .0300
            6.8750                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7171804                              .5000
      391,500.00                          .0800
            7.2500                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7180056                              .2500
      181,152.65                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7180126                              .2500
      408,248.20                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7180132                              .2500
      599,483.41                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7180172                              .2500
      251,777.66                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7182328                              .2500
      175,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      7201936                              .2500
      439,200.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7202328                              .2500
      440,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7210480                              .2500
      296,725.31                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7212676                              .2500
      144,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7213496                              .2500
      172,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7222452                              .2500
      108,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7222502                              .2500
      580,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7224906                              .2500
      120,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      7226642                              .2500
      152,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7227918                              .2500
      105,454.18                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7227928                              .2500
      383,700.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7227932                              .2500
      299,542.04                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7227934                              .2500
      649,529.55                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7227936                              .2500
      323,540.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7227940                              .2500
      344,743.96                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7227942                              .2500
      467,267.63                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      7227944                              .2500
      314,928.62                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7227946                              .2500
      359,690.05                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7227950                              .2500
      499,525.58                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7227952                              .2500
      258,763.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7227954                              .2500
      475,628.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7227956                              .2500
      509,581.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7227958                              .2500
      398,081.29                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7227962                              .2500
      486,737.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      7227970                              .2500
      375,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7227974                              .2500
      175,783.93                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7227976                              .2500
      407,222.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7227978                              .2500
      313,651.30                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7227982                              .2500
      299,575.15                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7227984                              .2500
      359,436.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7227986                              .2500
      393,482.79                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7227988                              .2500
      207,640.81                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      7227990                              .2500
      504,248.08                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7227992                              .2500
      353,916.81                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7227994                              .2500
      356,699.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7227996                              .2500
      339,467.93                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7227998                              .2500
      385,742.95                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7228000                              .2500
      399,156.65                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7228002                              .2500
      326,162.84                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7228006                              .2500
      399,433.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      7228008                              .2500
      136,885.46                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7228010                              .2500
      290,755.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7228014                              .2500
      293,903.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7228016                              .2500
      384,660.32                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      7228018                              .2500
      274,514.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7228020                              .2500
      393,090.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      7228022                              .2500
      347,493.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7228024                              .2500
      369,711.36                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      7228026                              .2500
      315,298.49                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      7228030                              .2500
      378,331.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7228032                              .2500
       83,833.17                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      7228034                              .2500
      210,723.02                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7228036                              .2500
      160,261.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7228038                              .2500
      177,597.82                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7228040                              .2500
      314,760.31                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7228044                              .2500
      365,754.42                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      7228048                              .2500
      349,465.72                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7228050                              .2500
      350,477.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7228054                              .2500
      291,076.70                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7228056                              .2500
      383,322.34                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7228058                              .2500
      319,447.40                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      7228060                              .2500
      292,042.26                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7228062                              .2500
      319,756.50                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      7228064                              .2500
      144,819.13                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      7228066                              .2500
      314,560.60                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      7228072                              .2500
       92,640.04                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7228074                              .2500
       17,087.31                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7228076                              .2500
      170,025.99                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7228080                              .2500
      156,165.93                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7228082                              .2500
       78,551.38                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7228084                              .2500
      260,657.38                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      7228086                              .2500
       95,254.36                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      7228088                              .2500
      220,340.40                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7228090                              .2500
       85,439.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7228092                              .2500
      157,198.06                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      7228094                              .2500
      247,639.85                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      7228098                              .2500
      288,343.62                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      7233296                              .2500
      209,336.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      7236194                              .2500
       55,730.40                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      7236210                              .2500
      400,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      7236380                              .2500
      124,911.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7245978                              .2500
      307,371.71                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      7266028                              .2500
      190,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      7277740                              .2500
      399,663.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      7297340                              .2500
      107,124.33                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      7297562                              .2500
      160,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7297582                              .2500
      363,187.04                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

  TOTAL NUMBER OF LOANS:     2077
  TOTAL BALANCE........:        424,240,245.34


  RUN ON     : 01/23/02            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 15.18.02            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2002-QS1        FIXED SUMMARY REPORT      CUTOFF : 01/01/02
  POOL       : 0004565
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  --------------------------------------------------------------------------
  CURR NOTE RATE                        7.3600            6.1250      9.5000
  RFC NET RATE                          7.1024            5.8750      9.2500
  NET MTG RATE(INVSTR RATE)             7.0292            5.8450      9.1700
  POST STRIP RATE                       6.4809            5.8450      6.5000
  SUB SERV FEE                           .2575             .2500       .6250
  MSTR SERV FEE                          .0732             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .5483             .0000      2.6700







  TOTAL NUMBER OF LOANS:  2077
  TOTAL BALANCE........:     424,240,245.34


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 01/23/02           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 15.18.02          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2002-QS1                                  CUTOFF : 01/01/02
  POOL       : 0004565
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    4154183          665/G02             F           85,000.00         T
                                         360         84,251.60          1
                                       7.250            579.85         50
                                       7.000            579.85
    KELSEYVILLE      CA   95451          1            01/08/01         00
    0432627453                           03           03/01/01          0
    88004606                             O            02/01/31
    0


    4530077          696/G02             F          343,400.00         ZZ
                                         360        341,161.48          1
                                       7.750          2,460.16         80
                                       7.500          2,460.16
    HERNDON          VA   20170          1            03/26/01         00
    0432703247                           03           05/01/01          0
    21401032                             O            04/01/31
    0


    4678715          664/G02             F          155,600.00         ZZ
                                         360        154,890.90          1
                                       8.250          1,168.98         90
                                       8.000          1,168.98
    MOKENA           IL   60448          1            05/02/01         01
    0433265402                           09           07/01/01         25
    8066268                              O            06/01/31
    0


    4712179          664/G02             F          135,200.00         ZZ
                                         360        134,518.97          1
                                       7.750            968.59         80
                                       7.500            968.59
    OAK FOREST       IL   60452          1            05/03/01         00
    0433274461                           05           07/01/01          0
1


    0008069130                           O            06/01/31
    0


    4723000          664/G02             F           77,600.00         ZZ
                                         360         77,146.87          1
                                       7.000            516.27         78
                                       6.750            516.27
    PORTLAND         OR   97227          5            05/25/01         00
    0433269867                           05           07/01/01          0
    0008083438                           O            06/01/31
    0


    4737676          E22/G02             F           52,200.00         ZZ
                                         360         51,942.22          4
                                       9.125            424.72         90
                                       8.875            424.72
    DETROIT          MI   48206          1            03/23/01         04
    0412432767                           05           05/01/01         25
    0412432767                           N            04/01/31
    0


    4776190          664/G02             F          396,000.00         ZZ
                                         360        393,955.03          1
                                       7.625          2,802.86         78
                                       7.375          2,802.86
    ARCADIA          CA   91007          1            05/16/01         00
    0433269461                           05           07/01/01          0
    0008096638                           O            06/01/31
    0


    4790076          664/G02             F          135,000.00         ZZ
                                         360        134,433.30          1
                                       7.875            978.85         72
                                       7.625            978.85
    CHICAGO          IL   60645          5            06/04/01         00
    0433265659                           07           08/01/01          0
    0008137069                           O            07/01/31
    0


    4823306          664/G02             F          150,000.00         ZZ
                                         360        149,262.98          4
                                       7.875          1,087.61         60
                                       7.625          1,087.61
    MINNEAPOLIS      MN   55413          5            05/31/01         00
    0433266160                           05           07/01/01          0
    0008129769                           N            06/01/31
    0


1


    4828100          U59/G02             F          467,200.00         ZZ
                                         360        464,991.85          1
                                       8.000          3,428.15         80
                                       7.750          3,428.15
    GREENVALE        NY   11548          1            07/20/01         00
    0433044609                           05           08/20/01          0
    800847093                            O            07/20/31
    0


    4828510          664/G02             F          201,600.00         ZZ
                                         360        200,532.81          1
                                       7.500          1,409.62         80
                                       7.250          1,409.62
    SANDY SPRINGS    GA   30328          2            05/24/01         00
    0433262219                           06           07/01/01          0
    8099236                              O            06/01/31
    0


    4886012          E22/G02             F           63,000.00         ZZ
                                         360         62,753.64          2
                                       9.000            506.91         90
                                       8.750            506.91
    NEW ORLEANS      LA   70113          1            05/31/01         04
    0412664096                           05           07/01/01         25
    0412664096                           N            06/01/31
    0


    4902363          U59/G02             F           41,600.00         ZZ
                                         360         41,168.82          1
                                       8.625            323.57         68
                                       8.375            323.57
    LUDINGTON        MI   49431          5            06/15/01         00
    0432912020                           05           07/18/01          0
    800855796                            N            06/18/31
    0


    4929882          664/G02             F          173,600.00         ZZ
                                         360        173,025.79          1
                                       7.000          1,154.97         80
                                       6.750          1,154.97
    JACKSONVILLE     FL   32256          1            08/20/01         00
    0433269198                           05           10/01/01          0
    0008242448                           O            09/01/31
    0


    4941144          E22/G02             F           61,750.00         ZZ
                                         360         61,513.24          1
                                       8.875            491.31         95
                                       8.625            491.31
1


    CRESTVIEW        FL   32539          5            06/05/01         04
    0412702383                           05           08/01/01         30
    0412702383                           O            07/01/31
    0


    4945541          664/G02             F          384,000.00         ZZ
                                         360        382,263.12          1
                                       7.500          2,684.99         77
                                       7.250          2,684.99
    RAMONA           CA   92065          5            06/25/01         00
    0433265329                           05           08/01/01          0
    000089898                            O            07/01/31
    0


    4949879          964/G02             F          151,000.00         ZZ
                                         360        150,180.73          1
                                       7.375          1,042.92         80
                                       7.125          1,042.92
    MORRISON         CO   80465          5            05/25/01         00
    0432875490                           05           07/01/01          0
    120888                               O            06/01/31
    0


    4968542          E22/G02             F           84,000.00         ZZ
                                         360         83,560.68          1
                                       8.500            645.89        100
                                       8.250            645.89
    HARPERS FERRY    WV   25425          1            06/14/01         04
    0412674574                           07           08/01/01         35
    0412674574                           O            07/01/31
    0


    4986235          E82/G02             F           88,200.00         ZZ
                                         360         87,827.73          1
                                       8.000            647.18         90
                                       7.750            647.18
    HANAHAN          SC   29406          2            06/18/01         04
    0400434569                           05           08/01/01         25
    0400434569                           N            07/01/31
    0


    5007976          664/G02             F           61,000.00         ZZ
                                         360         60,770.77          1
                                       7.500            426.52         52
                                       7.250            426.52
    WATERBURY        CT   06708          2            07/06/01         00
    0433274123                           05           09/01/01          0
    0008190621                           O            08/01/31
    0
1




    5030799          E84/G02             F          500,000.00         ZZ
                                         360        498,851.59          1
                                       7.375          3,453.38         29
                                       7.125          3,453.38
    MENLO PARK       CA   94025          1            07/18/01         00
    0433187317                           05           10/01/01          0
    32210144                             O            09/01/31
    0


    5035968          E21/G02             F          192,500.00         ZZ
                                         360        192,089.78          1
                                       7.750          1,379.09         78
                                       7.500          1,379.09
    GLEN ELLYN       IL   60137          5            10/02/01         00
    0433314499                           05           11/01/01          0
    1                                    O            10/01/31
    0


    5062026          664/G02             F          340,000.00         ZZ
                                         360        338,722.48          1
                                       7.500          2,377.33         80
                                       7.250          2,377.33
    CARDIFF BY THE   CA   92007          5            07/11/01         00
    0433274891                           05           09/01/01          0
    0008185282                           O            08/01/31
    0


    5064988          U59/G02             F          222,000.00         ZZ
                                         360        221,131.76          1
                                       9.000          1,786.27         80
                                       8.750          1,786.27
    YORKTOWN HEIGHT  NY   10598          2            06/21/01         00
    0432957173                           01           07/26/01          0
    09133800862371                       O            06/26/31
    0


    5096019          676/G02             F          228,000.00         ZZ
                                         360        227,316.79          1
                                       7.500          1,594.21         80
                                       7.250          1,594.21
    MAKAWAO          HI   96768          1            08/13/01         00
    0433514395                           05           10/01/01          0
    60013055040                          O            09/01/31
    0


    5097093          U59/G02             F          190,000.00         ZZ
                                         360        189,310.55          1
1


                                       8.750          1,494.74         77
                                       8.500          1,494.74
    NORTHBROOK       IL   60062          5            07/25/01         00
    0433032273                           05           08/26/01          0
    800862413                            N            07/26/31
    0


    5106819          E84/G02             F           63,000.00         ZZ
                                         360         62,809.94          1
                                       9.500            529.74         75
                                       9.250            529.74
    LANDOVER         MD   20785          5            08/01/01         00
    0433185873                           05           09/01/01          0
    67310039                             N            08/01/31
    0


    5132771          E22/G02             F          116,400.00         ZZ
                                         360        115,983.92          1
                                       7.750            833.90         97
                                       7.500            833.90
    GRAND PRAIRIE    TX   75050          2            07/06/01         04
    0412757650                           05           09/01/01         35
    0412757650                           O            08/01/31
    0


    5156375          676/G02             F          500,000.00         ZZ
                                         360        498,074.17          1
                                       7.375          3,453.38         77
                                       7.125          3,453.38
    KILAUEA          HI   96754          1            07/25/01         00
    0433517778                           05           09/01/01          0
    6001252040                           O            08/01/31
    0


    5159004          664/G02             F          170,000.00         ZZ
                                         360        169,490.57          1
                                       7.500          1,188.67         78
                                       7.250          1,188.67
    ESCONDIDO        CA   92029          5            08/20/01         00
    0433272051                           05           10/01/01          0
    0008249260                           O            09/01/31
    0


    5177725          Q49/G02             F           65,700.00         ZZ
                                         360         65,539.08          2
                                       8.500            505.18         90
                                       8.250            505.18
    HIGHLAND PARK    MI   48203          1            08/16/01         11
    0433483567                           05           10/01/01         25
1


    70102601                             N            09/01/31
    0


    5187545          F36/G02             F          212,000.00         ZZ
                                         360        211,242.16          1
                                       7.750          1,518.79         80
                                       7.500          1,518.79
    BITHELL          WA   98021          5            07/02/01         00
    0433434461                           05           09/01/01          0
    06402488                             O            08/01/31
    0


    5188349          N74/G02             F           69,350.00         ZZ
                                         360         69,249.30          1
                                       7.625            490.85         95
                                       7.375            490.85
    FARMVILLE        VA   23901          2            09/28/01         10
    0433301967                           05           12/01/01         30
    0029381010                           O            11/01/31
    0


    5189806          664/G02             F           97,648.00         ZZ
                                         360         97,307.53          3
                                       7.875            708.02         90
                                       7.625            708.02
    NEW BEDFORD      MA   02740          1            07/31/01         11
    0433328572                           05           09/01/01         25
    8242307                              N            08/01/31
    0


    5210862          664/G02             F          496,000.00         ZZ
                                         360        493,943.28          1
                                       7.000          3,299.90         80
                                       6.750          3,299.90
    AGOURA HILLS     CA   91301          5            07/31/01         00
    0433271236                           03           09/01/01          0
    0008273252                           O            08/01/31
    0


    5247469          W40/G02             F           67,500.00         ZZ
                                         360         67,342.96          2
                                       8.750            531.02         90
                                       8.500            531.02
    DETROIT          MI   48206          1            08/09/01         01
    0433264280                           02           10/01/01         25
    101001317                            N            09/01/31
    0


1


    5267741          588/G02             F          110,000.00         ZZ
                                         360        109,918.36          1
                                       7.500            769.14         73
                                       7.250            769.14
    TOWNSHIP OF HAM  NJ   08620          1            11/16/01         00
    0433433562                           05           01/01/02          0
    1048090                              O            12/01/31
    0


    5275821          E22/G02             F          148,200.00         ZZ
                                         360        147,777.56          1
                                       7.750          1,061.72         95
                                       7.500          1,061.72
    HARRISON TOWNSH  MI   48045          1            08/07/01         04
    0412893224                           05           10/01/01         30
    0412893224                           O            09/01/31
    0


    5280352          664/G02             F          266,000.00         ZZ
                                         360        265,296.86          3
                                       8.125          1,975.05         95
                                       7.875          1,975.05
    CHICAGO          IL   60616          1            08/22/01         11
    0433272119                           05           10/01/01         30
    0008297525                           O            09/01/31
    0


    5281722          964/G02             F          100,000.00         ZZ
                                         360         99,677.27          1
                                       7.125            673.72         80
                                       6.875            673.72
    HENDERSON        NV   89015          1            08/17/01         00
    0433175379                           05           10/01/01          0
    138877                               O            09/01/31
    0


    5286385          B57/G02             F          115,200.00         ZZ
                                         360        115,024.14          1
                                       7.375            795.66         90
                                       7.125            795.66
    POMONA           CA   91766          5            10/26/01         10
    0433427077                           05           12/01/01         25
    2116223                              O            11/01/31
    0


    5287884          E22/G02             F           64,000.00         ZZ
                                         360         63,771.23          1
                                       7.750            458.50         80
                                       7.500            458.50
1


    WINDER           GA   30680          5            08/03/01         00
    0412886269                           05           09/01/01          0
    0412886269                           O            08/01/31
    0


    5308211          676/G02             F           50,000.00         ZZ
                                         360         49,850.16          1
                                       7.500            349.61         31
                                       7.250            349.61
    KEAAU            HI   96749          1            08/22/01         00
    0433280047                           05           10/01/01          0
    6001322540                           N            09/01/31
    0


    5333725          168/168             F          131,250.00         ZZ
                                         360        129,591.65          1
                                       8.000            963.07         75
                                       7.750            963.07
    CORNWALL         NY   12553          5            07/25/01         00
    0249752506                           05           09/01/01          0
    0249752506                           O            08/01/31
    0


    5338258          G97/G02             F           33,650.00         ZZ
                                         360         33,567.58          1
                                       8.500            258.74         80
                                       8.250            258.74
    DETROIT          MI   48228          1            09/23/01         00
    0433422458                           05           10/01/01          0
    29205                                N            09/01/31
    0


    5338984          E84/G02             F          212,400.00         ZZ
                                         360        211,794.50          1
                                       7.750          1,521.66         80
                                       7.500          1,521.66
    DENVER           CO   80231          1            08/17/01         00
    0433190402                           05           10/01/01          0
    32800861                             O            09/01/31
    0


    5392200          W53/G02             F           29,600.00         ZZ
                                         360         29,560.13          2
                                       8.000            217.20         80
                                       7.750            217.20
    ELMIRA           NY   14904          1            10/17/01         00
    0433419769                           05           12/01/01          0
    5200669900                           N            11/01/31
    0
1




    5458199          588/G02             F          405,000.00         ZZ
                                         360        404,748.27          1
                                       8.375          3,078.29         90
                                       8.125          3,078.29
    LIVINGSTON       NJ   07039          1            11/30/01         11
    0433500618                           05           01/01/02         25
    1050346                              O            12/01/31
    0


    5459390          E22/G02             F           70,300.00         ZZ
                                         360         70,066.57          1
                                       7.375            485.54         95
                                       7.125            485.54
    MISSION          TX   78572          4            08/29/01         04
    0412853954                           03           10/01/01         30
    0412853954                           O            09/01/31
    0


    5471864          588/G02             F          275,000.00         ZZ
                                         360        274,780.08          1
                                       7.125          1,852.73         75
                                       6.875          1,852.73
    BOROUGH OF PARA  NJ   07652          1            11/06/01         00
    0433500956                           05           01/01/02          0
    1                                    O            12/01/31
    0


    5476700          664/G02             F          122,550.00         ZZ
                                         360        122,219.15          1
                                       7.250            836.01         80
                                       7.000            836.01
    EUGENE           OR   97405          1            09/05/01         00
    0433267994                           05           11/01/01          0
    0008313595                           O            10/01/31
    0


    5488529          E46/G02             F          253,000.00         ZZ
                                         360        252,460.85          1
                                       7.750          1,812.52         68
                                       7.500          1,812.52
    SHELBY TOWNSHIP  MI   48315          5            09/19/01         00
    0433484045                           05           11/01/01          0
    00504712                             O            10/01/31
    0


    5529972          E47/G02             F           96,600.00         ZZ
                                         360         96,372.57          1
1


                                       7.250            658.98         70
                                       7.000            658.98
    KATY             TX   77449          1            09/20/01         00
    0433267036                           03           11/01/01          0
    7363011143                           O            10/01/31
    0


    5541126          P27/G02             F          270,000.00         ZZ
                                         360        269,160.96          1
                                       7.750          1,934.31         57
                                       7.500          1,934.31
    SAN JOSE         CA   95131          5            08/24/01         00
    0433288974                           05           10/01/01          0
    8608978                              O            09/01/31
    0


    5547383          M66/G02             F           59,500.00         ZZ
                                         360         59,464.87          3
                                       8.625            462.79         85
                                       8.375            462.79
    PHILADELPHIA     PA   19145          1            11/30/01         11
    0433534203                           05           01/01/02         12
    218573                               N            12/01/31
    0


    5551188          U05/G02             F           75,000.00         ZZ
                                         360         74,840.16          1
                                       7.750            537.31         58
                                       7.500            537.31
    AUSTIN           TX   78750          5            09/19/01         00
    0433292307                           01           11/01/01          0
    3157756                              O            10/01/31
    0


    5556080          N74/G02             F           34,800.00         ZZ
                                         360         34,723.97          1
                                       7.625            246.31         78
                                       7.375            246.31
    PINE BLUFF       AR   71601          5            09/27/01         00
    0433343050                           05           11/01/01          0
    0029340010                           N            10/01/31
    0


    5557554          J40/G02             F           42,750.00         ZZ
                                         360         42,663.39          1
                                       8.000            313.68         95
                                       7.750            313.68
    GREENWOOD        MS   38930          1            09/24/01         10
    0433435559                           05           11/01/01         30
1


    7722665                              O            10/01/31
    0


    5563367          313/G02             F          176,400.00         ZZ
                                         360        176,162.47          4
                                       8.000          1,294.37         90
                                       7.750          1,294.37
    GOLD CANYON      AZ   85219          1            10/17/01         10
    0433393170                           05           12/01/01         25
    0008356842                           N            11/01/31
    0


    5570460          U05/G02             F          192,000.00         ZZ
                                         360        191,580.47          1
                                       7.625          1,358.96         80
                                       7.375          1,358.96
    WAXAHACHIE       TX   75165          5            09/26/01         00
    0433443405                           05           11/01/01          0
    3168968                              O            10/01/31
    0


    5571127          F44/G02             F          109,000.00         ZZ
                                         360        108,704.51          1
                                       8.000            799.81         67
                                       7.750            799.81
    ROOSEVELT        NJ   08555          2            08/24/01         00
    0433415221                           05           10/01/01          0
    221912                               O            09/01/31
    0


    5574067          B28/G02             F          275,000.00         ZZ
                                         360        274,580.21          4
                                       7.375          1,899.36         79
                                       7.125          1,899.36
    DENVER           CO   80206          1            10/01/01         00
    0433491875                           05           12/01/01          0
    01000606                             N            11/01/31
    0


    5595009          286/286             F           99,900.00         ZZ
                                         360         99,593.14          1
                                       7.375            689.98         80
                                       7.125            689.98
    SALEM            OR   97301          1            08/10/01         00
    9882867                              05           10/01/01          0
    9882867                              O            09/01/31
    0


1


    5600317          E22/G02             F          315,400.00         ZZ
                                         360        314,792.50          1
                                       8.250          2,369.49         95
                                       8.000          2,369.49
    AURORA           CO   80015          2            09/12/01         04
    0412978363                           03           11/01/01         30
    0412978363                           O            10/01/31
    0


    5615051          E22/G02             F           98,400.00         ZZ
                                         360         98,191.52          1
                                       7.875            713.47         80
                                       7.625            713.47
    PALM HARBOR      FL   34684          1            09/20/01         00
    0413035254                           05           11/01/01          0
    0413035254                           O            10/01/31
    0


    5625436          U62/G02             F           96,000.00         T
                                         360         95,773.97          1
                                       7.250            654.89         80
                                       7.000            654.89
    BARTLETT         NH   03838          5            09/27/01         00
    0433344199                           01           11/01/01          0
    2001276077                           O            10/01/31
    0


    5626184          E22/G02             F          102,400.00         ZZ
                                         360        101,800.20          1
                                       7.125            689.89         80
                                       6.875            689.89
    AUSTIN           TX   78734          5            09/19/01         00
    0413022856                           03           11/01/01          0
    0413022856                           O            10/01/31
    0


    5628186          J40/G02             F          145,000.00         ZZ
                                         360        144,784.11          1
                                       7.500          1,013.86         34
                                       7.250          1,013.86
    HAYESVILLE       NC   28904          5            10/09/01         00
    0433403524                           05           12/01/01          0
    7723062                              O            11/01/31
    0


    5635409          737/G02             F           80,000.00         ZZ
                                         360         79,833.77          1
                                       7.875            580.05         67
                                       7.625            580.05
1


    MADEIRA BEACH    FL   33708          2            09/28/01         00
    0433319431                           05           11/01/01          0
    599828                               O            10/01/31
    0


    5644663          M43/G02             F           70,200.00         ZZ
                                         360         70,077.92          1
                                       8.750            552.27         90
                                       8.500            552.27
    HIGHLAND SPRING  VA   23075          5            09/26/01         11
    0433427283                           05           11/01/01         25
    744084206                            O            10/01/31
    0


    5645018          E84/G02             F          205,000.00         ZZ
                                         360        204,385.71          1
                                       7.500          1,433.39         54
                                       7.250          1,433.39
    LAKEWOOD         CO   80234          5            08/13/01         00
    0433186897                           05           10/01/01          0
    32800564                             O            09/01/31
    0


    5648394          286/286             F          451,500.00         ZZ
                                         360        450,113.05          1
                                       7.375          3,118.40         70
                                       7.125          3,118.40
    TUCSON           AZ   85704          5            08/28/01         00
    550149                               05           10/01/01          0
    550149                               O            09/01/31
    0


    5648395          286/286             F          440,000.00         ZZ
                                         360        438,681.51          1
                                       7.500          3,076.55         74
                                       7.250          3,076.55
    ANNAPOLIS        MD   21403          5            08/29/01         00
    478885                               05           10/01/01          0
    478885                               O            09/01/31
    0


    5648493          A35/G02             F          225,000.00         ZZ
                                         360        224,841.19          4
                                       7.750          1,611.93         90
                                       7.500          1,611.93
    MASPETH          NY   11378          1            11/20/01         04
    0433426624                           05           01/01/02         25
    528917901                            N            12/01/31
    0
1




    5650533          700/G02             F          225,000.00         ZZ
                                         360        224,841.19          4
                                       7.750          1,611.93         90
                                       7.500          1,611.93
    MONTCLAIR        CA   91763          1            11/13/01         01
    0433433851                           05           01/01/02         25
    00262116                             N            12/01/31
    0


    5652469          E22/G02             F          215,000.00         ZZ
                                         360        214,506.19          1
                                       7.375          1,484.95         98
                                       7.125          1,484.95
    PLEASANT GROVE   AL   35127          2            09/18/01         04
    0412897613                           05           11/01/01         35
    0412897613                           O            10/01/31
    0


    5652629          E84/G02             F        1,000,000.00         ZZ
                                         360        997,003.45          1
                                       7.500          6,992.15         67
                                       7.250          6,992.15
    NOVATO           CA   94947          2            07/30/01         00
    0433204476                           05           10/01/01          0
    70010018                             O            09/01/31
    0


    5659881          369/G02             F          106,650.00         ZZ
                                         360        106,516.96          2
                                       8.375            810.62         90
                                       8.125            810.62
    EL PASO          TX   79935          1            10/15/01         14
    0433433661                           05           12/01/01         25
    0073352361                           N            11/01/31
    0


    5662155          T21/T21             F          600,000.00         ZZ
                                         360        598,988.95          2
                                       6.875          3,941.58         48
                                       6.625          3,941.58
    HONOLULU         HI   96817          5            10/09/01         00
    20080021                             05           12/01/01          0
    20080021                             O            11/01/31
    0


    5665433          076/076             F           75,000.00         ZZ
                                         360         74,685.34          1
1


                                       7.125            505.29         62
                                       6.875            505.29
    BATTLE CREEK     MI   49017          5            08/21/01         00
    5661224                              05           10/01/01          0
    5661224                              O            09/01/31
    0


    5667754          163/G02             F          620,000.00         ZZ
                                         360        619,005.44          1
                                       7.125          4,177.06         68
                                       6.875          4,177.06
    MANHASSET        NY   11030          5            10/17/01         00
    0433428695                           05           12/01/01          0
    1000292701                           O            11/01/31
    0


    5668758          168/168             F          160,000.00         ZZ
                                         360        159,232.27          1
                                       8.000          1,174.03         68
                                       7.750          1,174.03
    COMMERCE TWP     MI   48390          5            05/16/01         00
    0059369884                           05           07/01/01          0
    0059369884                           O            06/01/31
    0


    5677783          T61/G02             F          108,750.00         ZZ
                                         360        108,579.81          1
                                       7.250            741.87         75
                                       7.000            741.87
    OLIVE BRANCH     MS   38654          1            10/26/01         00
    0433512985                           05           12/01/01          0
    0499404                              O            11/01/31
    0


    5678274          A06/G02             F          108,000.00         ZZ
                                         360        107,751.95          1
                                       7.375            745.93         80
                                       7.125            745.93
    BERKLEY          MI   48072          1            10/04/01         00
    0433273828                           05           11/01/01          0
    5678224                              O            10/01/31
    0


    5681299          168/168             F          143,500.00         ZZ
                                         360        143,194.20          1
                                       7.750          1,028.05         57
                                       7.500          1,028.05
    WASHINGTON       DC   20011          5            09/10/01         00
    0059781343                           05           11/01/01          0
1


    0059781343                           O            10/01/31
    0


    5682422          950/G02             F          125,500.00         ZZ
                                         360        125,308.42          1
                                       7.375            866.80         60
                                       7.125            866.80
    GOLDENDALE       WA   98620          5            10/03/01         00
    0433495942                           05           12/01/01          0
    EW109248                             O            11/01/31
    0


    5684151          964/G02             F          510,000.00         ZZ
                                         360        509,581.96          1
                                       7.000          3,393.04         75
                                       6.750          3,393.04
    LOS ANGELES      CA   90046          5            11/16/01         00
    0433429388                           05           01/01/02          0
    150603                               O            12/01/31
    0


    5690586          M66/G02             F          375,250.00         ZZ
                                         360        374,744.76          2
                                       8.000          2,753.45         95
                                       7.750          2,753.45
    NEWARK           NJ   07105          1            10/31/01         01
    0433465499                           05           12/01/01         30
    217818                               O            11/01/31
    0


    5693568          E23/G02             F          148,500.00         ZZ
                                         360        148,289.71          1
                                       7.750          1,063.87         90
                                       7.500          1,063.87
    FOUNTAIN HILLS   AZ   85268          1            10/15/01         14
    0433359643                           05           12/01/01         25
    41002482                             O            11/01/31
    0


    5693963          E48/G02             F          219,000.00         ZZ
                                         240        217,712.15          1
                                       6.875          1,681.52         68
                                       6.625          1,681.52
    FAIRVIEW         TN   37062          2            09/21/01         00
    0433270659                           05           11/01/01          0
    1                                    O            10/01/21
    0


1


    5697782          313/G02             F           99,200.00         T
                                         360         99,032.83          1
                                       6.875            651.68         80
                                       6.625            651.68
    MESA             AZ   85212          1            10/01/01         00
    0433428273                           09           12/01/01          0
    0008325433                           O            11/01/31
    0


    5706417          742/G02             F          160,550.00         ZZ
                                         360        160,310.95          1
                                       7.500          1,122.59         95
                                       7.250          1,122.59
    BREWERTON        NY   13029          1            10/29/01         04
    0433482536                           05           12/01/01         30
    8533333                              O            11/01/31
    0


    5719110          783/G02             F          135,000.00         ZZ
                                         360        134,761.12          1
                                       6.625            864.42         45
                                       6.375            864.42
    MONROE           WA   98272          5            10/15/01         00
    0433391554                           05           12/01/01          0
    01083103310009                       O            11/01/31
    0


    5720719          286/286             F          104,000.00         ZZ
                                         360        103,662.07          2
                                       7.125            700.67         80
                                       6.875            700.67
    LOUISVILLE       OH   44641          1            08/30/01         00
    519751                               05           10/01/01          0
    519751                               O            09/01/31
    0


    5720733          286/286             F          102,000.00         ZZ
                                         360        101,686.67          2
                                       7.375            704.49         73
                                       7.125            704.49
    YAKIMA           WA   98908          2            08/27/01         00
    9938489                              05           10/01/01          0
    9938489                              O            09/01/31
    0


    5720746          286/286             F          109,450.00         ZZ
                                         360        108,089.05          2
                                       6.750            709.89         61
                                       6.500            709.89
1


    VIRGINIA BEACH   VA   23455          2            08/24/01         00
    9935664                              05           10/01/01          0
    9935664                              O            09/01/31
    0


    5720761          286/286             F           87,000.00         ZZ
                                         360         86,719.20          2
                                       7.125            586.14         24
                                       6.875            586.14
    MEDFORD          MA   02155          2            08/23/01         00
    9880691                              05           10/01/01          0
    9880691                              O            09/01/31
    0


    5724092          E22/G02             F           88,000.00         ZZ
                                         360         87,785.53          1
                                       7.125            592.87         58
                                       6.875            592.87
    RATHDRUM         ID   83858          5            09/24/01         00
    0413034240                           05           11/01/01          0
    0413034240                           O            10/01/31
    0


    5727946          950/G02             F          206,050.00         ZZ
                                         360        205,702.79          1
                                       6.875          1,353.60         80
                                       6.625          1,353.60
    SEATTLE          WA   98117          1            10/05/01         00
    0433487048                           05           12/01/01          0
    E1105134                             O            11/01/31
    0


    5728286          994/994             F          560,000.00         ZZ
                                         360        557,998.09          1
                                       7.750          4,011.91         80
                                       7.500          4,011.91
    CINCINNATI       OH   45246          5            07/19/01         00
    218407520                            05           09/01/01          0
    218407520                            O            08/01/31
    0


    5731514          M66/G02             F          400,000.00         ZZ
                                         360        399,173.43          1
                                       7.250          2,728.71         80
                                       7.000          2,728.71
    CINNAMINSON TWP  NJ   08077          1            10/29/01         00
    0433530268                           05           12/01/01          0
    217053                               O            11/01/31
    0
1




    5733021          S11/G02             F          170,000.00         ZZ
                                         360        169,720.50          1
                                       7.000          1,131.01         74
                                       6.750          1,131.01
    LA QUINTA        CA   92253          1            10/05/01         00
    0433506334                           03           12/01/01          0
    10204694                             O            11/01/31
    0


    5736924          883/G02             F          400,000.00         ZZ
                                         360        399,461.43          1
                                       8.000          2,935.06         71
                                       7.750          2,935.06
    WESTMINSTER      MD   21157          5            10/15/01         00
    0433335346                           05           12/01/01          0
    05012289                             O            11/01/31
    0


    5737796          601/G02             F          101,250.00         ZZ
                                         360        100,930.88          4
                                       8.375            769.58         90
                                       8.125            769.58
    MULBERRY         FL   33860          1            07/31/01         14
    0433232121                           02           09/01/01         25
    60587805                             N            08/01/31
    0


    5739632          U05/G02             F          158,000.00         ZZ
                                         360        157,876.74          1
                                       7.250          1,077.84         80
                                       7.000          1,077.84
    BIG SANDY        TX   75755          5            11/15/01         00
    0433430576                           05           01/01/02          0
    3174186                              O            12/01/31
    0


    5745648          U05/G02             F          366,700.00         ZZ
                                         360        366,097.09          1
                                       7.000          2,439.66         95
                                       6.750          2,439.66
    EAST PALO ALTO   CA   94303          1            10/11/01         10
    0433296936                           05           12/01/01         30
    3169883                              O            11/01/31
    0


    5774482          E76/G02             F          379,483.00         ZZ
                                         360        378,958.96          1
1


                                       7.875          2,751.52         85
                                       7.625          2,751.52
    RICHMOND         TX   77468          1            10/18/01         10
    0433431715                           03           12/01/01         12
    10008611                             O            11/01/31
    0


    5781696          588/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.250          1,227.92         64
                                       7.000          1,227.92
    NORWOOD          NJ   07648          1            12/07/01         00
    0433541380                           05           02/01/02          0
    1051402                              O            01/01/32
    0


    5782374          B60/G02             F          275,000.00         ZZ
                                         360        274,580.20          1
                                       7.375          1,899.36         75
                                       7.125          1,899.36
    ABINGDON         VA   24210          5            10/11/01         00
    0433390184                           05           12/01/01          0
    334106                               O            11/01/31
    0


    5782406          069/G02             F          399,000.00         ZZ
                                         360        398,664.79          1
                                       6.875          2,621.15         62
                                       6.625          2,621.15
    CORONA DEL MAR   CA   92625          5            11/16/01         00
    0433483542                           05           01/01/02          0
    88224175                             O            12/01/31
    0


    5787144          S11/G02             F          350,400.00         ZZ
                                         360        350,152.69          1
                                       7.750          2,510.31         80
                                       7.500          2,510.31
    ALHAMBRA         CA   91801          5            11/14/01         00
    0433511060                           05           01/01/02          0
    10204771                             O            12/01/31
    0


    5792088          U05/G02             F           98,400.00         ZZ
                                         360         98,190.30          1
                                       7.750            704.95         80
                                       7.500            704.95
    ROWLETT          TX   75088          5            09/21/01         00
    0433433539                           05           11/01/01          0
1


    3154731                              O            10/01/31
    0


    5798124          S11/G02             F          275,000.00         ZZ
                                         360        274,763.24          1
                                       6.750          1,783.64         78
                                       6.500          1,783.64
    MONUMENT         CO   80132          5            11/02/01         00
    0433390705                           05           01/01/02          0
    10204916                             O            12/01/31
    0


    5799718          950/G02             F          112,000.00         ZZ
                                         360        111,833.24          2
                                       7.500            783.12         79
                                       7.250            783.12
    WASHOUGAL        WA   98671          2            10/10/01         00
    0433464625                           05           12/01/01          0
    108057                               N            11/01/31
    0


    5800278          950/G02             F          112,000.00         ZZ
                                         360        111,833.24          2
                                       7.500            783.12         79
                                       7.250            783.12
    WASHOUGAL        WA   98671          5            10/10/01         00
    0433471380                           05           12/01/01          0
    EA108058                             N            11/01/31
    0


    5805368          624/G02             F          349,600.00         ZZ
                                         360        349,283.96          1
                                       6.500          2,209.71         80
                                       6.250          2,209.71
    WHITTIER         CA   90601          1            11/09/01         00
    0433425360                           05           01/01/02          0
    3700911088                           O            12/01/31
    0


    5811740          E22/G02             F           85,500.00         ZZ
                                         360         85,331.07          1
                                       8.125            634.84         90
                                       7.875            634.84
    WORCESTER        MA   01608          1            10/05/01         01
    0413012865                           07           11/01/01         25
    0413012865                           N            10/01/31
    0


1


    5812492          N74/G02             F           98,000.00         ZZ
                                         360         97,826.60          1
                                       6.625            627.50         60
                                       6.375            627.50
    PASCAGOULA       MS   39567          2            10/16/01         00
    0433337565                           05           12/01/01          0
    0029421010                           O            11/01/31
    0


    5829692          U62/G02             F           71,250.00         ZZ
                                         360         71,129.94          1
                                       6.875            468.06         95
                                       6.625            468.06
    NORFOLK          VA   23517          5            10/18/01         04
    0433382157                           01           12/01/01         30
    2001302779                           O            11/01/31
    0


    5840274          950/G02             F          113,600.00         ZZ
                                         360        113,430.85          2
                                       7.500            794.31         80
                                       7.250            794.31
    WASHOUGAL        WA   98671          2            10/10/01         00
    0433465648                           05           12/01/01          0
    EA108054                             N            11/01/31
    0


    5842380          477/G02             F           79,200.00         ZZ
                                         360         79,063.24          1
                                       6.750            513.69         80
                                       6.500            513.69
    GLENDALE         AZ   85302          5            10/15/01         00
    0433337789                           05           12/01/01          0
    115972                               O            11/01/31
    0


    5846128          944/G02             F          263,000.00         ZZ
                                         360        262,767.96          1
                                       6.625          1,684.02         30
                                       6.375          1,684.02
    LOS ANGELES      CA   90049          2            11/06/01         00
    0433466893                           05           01/01/02          0
    W01090526                            O            12/01/31
    0


    5854804          967/G02             F          132,000.00         ZZ
                                         360        131,904.46          1
                                       7.625            934.29         78
                                       7.375            934.29
1


    TACOMA           WA   98446          5            11/19/01         00
    0433451697                           05           01/01/02          0
    8573818                              O            12/01/31
    0


    5860540          E22/G02             F           96,000.00         ZZ
                                         360         95,846.00          1
                                       7.125            646.77         80
                                       6.875            646.77
    SPRING           TX   77373          5            10/03/01         00
    0413080979                           03           12/01/01          0
    0413080979                           O            11/01/31
    0


    5863170          U05/G02             F           42,000.00         ZZ
                                         360         41,968.83          1
                                       7.500            293.67         65
                                       7.250            293.67
    AKRON            OH   44314          5            11/20/01         00
    0433447257                           05           01/01/02          0
    3174989                              N            12/01/31
    0


    5867724          E46/G02             F           97,500.00         ZZ
                                         360         97,358.41          1
                                       7.625            690.10         61
                                       7.375            690.10
    FAIRFIELD        CT   06430          5            10/19/01         00
    0433332004                           05           12/01/01          0
    00505585                             O            11/01/31
    0


    5869642          U62/G02             F           85,600.00         ZZ
                                         360         85,448.53          1
                                       6.625            548.11         80
                                       6.375            548.11
    AUSTIN           TX   78745          5            10/18/01         00
    0433371101                           05           12/01/01          0
    2001298661                           O            11/01/31
    0


    5894514          N47/G02             F          275,000.00         ZZ
                                         360        274,774.59          1
                                       7.000          1,829.58         73
                                       6.750          1,829.58
    SALINAS          CA   93908          5            11/02/01         00
    0433486651                           03           01/01/02          0
    20112016                             O            12/01/31
    0
1




    5895980          N47/G02             F          176,000.00         ZZ
                                         360        175,855.74          1
                                       7.000          1,170.93         74
                                       6.750          1,170.93
    PASADENA         CA   91106          5            11/08/01         00
    0433429180                           01           01/01/02          0
    30311502                             O            12/01/31
    0


    5899166          806/G02             F          147,750.00         ZZ
                                         360        147,284.75          1
                                       7.250          1,007.92         80
                                       7.000          1,007.92
    SAN BERNARDINO   CA   92407          1            09/21/01         00
    0433298486                           05           11/01/01          0
    1040005302                           O            10/01/31
    0


    5899202          806/G02             F          231,950.00         ZZ
                                         360        231,366.80          1
                                       8.000          1,701.97         80
                                       7.750          1,701.97
    FONTANA          CA   92336          1            09/10/01         00
    0433284759                           05           11/01/01          0
    1040000968                           O            10/01/31
    0


    5908718          369/G02             F           99,400.00         ZZ
                                         360         99,252.00          1
                                       7.500            695.02         70
                                       7.250            695.02
    CHANDLER         AZ   85248          1            10/17/01         00
    0433387248                           03           12/01/01          0
    0073469462                           O            11/01/31
    0


    5910614          E22/G02             F           59,900.00         ZZ
                                         360         59,803.91          1
                                       7.125            403.56        100
                                       6.875            403.56
    KANSAS CITY      MO   64119          1            10/11/01         04
    0413094111                           05           12/01/01         35
    0413094111                           O            11/01/31
    0


    5923564          T29/G02             F          256,500.00         ZZ
                                         360        256,144.80          1
1


                                       7.875          1,859.80         95
                                       7.625          1,859.80
    SANTA FE         NM   87505          2            10/01/01         04
    0433301140                           05           12/01/01         30
    1230124                              O            11/01/31
    0


    5928224          664/G02             F          323,000.00         ZZ
                                         360        322,276.33          1
                                       7.500          2,258.47         95
                                       7.250          2,258.47
    GERMANTOWN       TN   38138          1            09/28/01         11
    0433497922                           05           11/01/01         30
    0008279846                           O            10/01/31
    0


    5931724          S11/G02             F          151,000.00         ZZ
                                         360        150,870.00          2
                                       6.750            979.38         46
                                       6.500            979.38
    SAN CLEMENTE     CA   92672          2            11/14/01         00
    0433429024                           05           01/01/02          0
    10205376                             O            12/01/31
    0


    5936540          H76/G02             F          193,500.00         ZZ
                                         360        193,197.19          1
                                       7.250          1,320.01         90
                                       7.000          1,320.01
    MIAMI LAKES      FL   33018          5            10/17/01         01
    0433304342                           05           12/01/01         25
    2001404107                           O            11/01/31
    0


    5944560          T44/G02             F           96,000.00         T
                                         360         95,849.77          1
                                       7.250            654.89         80
                                       7.000            654.89
    LAS VEGAS        NV   89120          1            10/24/01         00
    0433392016                           05           12/01/01          0
    1023740                              O            11/01/31
    0


    5955396          U62/G02             F           85,000.00         ZZ
                                         360         84,775.25          1
                                       7.000            565.51         78
                                       6.750            565.51
    SMITHVILLE       TX   78957          5            10/19/01         00
    0433384831                           05           12/01/01          0
1


    2001302849                           O            11/01/31
    0


    5957190          E23/G02             F          107,250.00         ZZ
                                         360        107,082.17          1
                                       7.250            731.63         75
                                       7.000            731.63
    LOS ANGELES      CA   90003          5            10/24/01         00
    0433431319                           05           12/01/01          0
    51008655                             N            11/01/31
    0


    5965220          N74/G02             F           95,000.00         ZZ
                                         360         94,823.55          1
                                       6.375            592.68         59
                                       6.125            592.68
    ALTAVISTA        VA   24517          5            10/18/01         00
    0433323862                           05           12/01/01          0
    0029427010                           O            11/01/31
    0


    5967050          926/926             F          386,600.00         ZZ
                                         360        385,964.37          1
                                       7.000          2,572.06         62
                                       6.750          2,572.06
    HILTON HEAD ISL  SC   29926          5            10/24/01         00
    163025053                            03           12/01/01          0
    163025053                            O            11/01/31
    0


    5967146          588/G02             F          193,500.00         ZZ
                                         360        193,500.00          1
                                       7.375          1,336.46         90
                                       7.125          1,336.46
    UPPER UWCHLAN T  PA   19334          1            12/13/01         14
    0433512118                           09           02/01/02         25
    1052711                              O            01/01/32
    0


    5967718          883/G02             F           70,000.00         ZZ
                                         360         69,893.15          1
                                       7.375            483.47         56
                                       7.125            483.47
    NAPLES           FL   34119          1            11/01/01         00
    0433406865                           01           12/01/01          0
    1                                    O            11/01/31
    0


1


    5971226          883/G02             F          173,500.00         ZZ
                                         360        173,207.65          1
                                       6.875          1,139.77         73
                                       6.625          1,139.77
    NORTH WALES      PA   19454          5            10/25/01         00
    0433425501                           05           12/01/01          0
    1                                    O            11/01/31
    0


    5972426          G52/G02             F          262,400.00         ZZ
                                         360        262,018.96          1
                                       7.625          1,857.25         80
                                       7.375          1,857.25
    SAN DIEGO        CA   92104          1            10/03/01         00
    0433511466                           05           12/01/01          0
    7600000076                           N            11/01/31
    0


    5976376          U62/G02             F           64,600.00         ZZ
                                         360         64,498.90          1
                                       7.250            440.69         95
                                       7.000            440.69
    WINCHESTER       VA   22603          2            10/26/01         04
    0433372877                           05           12/01/01         30
    2001254668                           O            11/01/31
    0


    5976756          588/G02             F          108,900.00         ZZ
                                         360        108,900.00          3
                                       8.750            856.72         90
                                       8.500            856.72
    POUGHKEEPSIE CI  NY   12601          1            12/27/01         11
    0433549227                           05           02/01/02         25
    1051461                              N            01/01/32
    0


    5979126          964/G02             F           99,450.00         ZZ
                                         360         99,278.27          1
                                       6.750            645.03         90
                                       6.500            645.03
    PUEBLO           CO   81005          5            10/25/01         01
    0433345469                           05           12/01/01         25
    150930                               O            11/01/31
    0


    5981004          225/G02             F          376,000.00         ZZ
                                         360        374,478.58          1
                                       7.125          2,533.19         80
                                       6.875          2,533.19
1


    HERNDON          VA   22071          5            07/27/01         00
    0433470184                           05           09/01/01          0
    728511200                            O            08/01/31
    0


    5983768          H19/G02             F           88,110.00         ZZ
                                         360         87,975.49          1
                                       7.375            608.56         90
                                       7.125            608.56
    BURKE            VT   05871          1            11/01/01         10
    0433424157                           05           12/01/01         30
    0010096469                           O            11/01/31
    0


    5993090          P59/G02             F           76,000.00         ZZ
                                         360         75,881.06          1
                                       7.250            518.46         80
                                       7.000            518.46
    PALMDALE         CA   93550          5            10/22/01         00
    0433470937                           05           12/01/01          0
    LA000867                             O            11/01/31
    0


    5994322          X07/G02             F           70,000.00         ZZ
                                         360         69,949.33          1
                                       7.625            495.46         54
                                       7.375            495.46
    FOX LAKE         WI   53933          1            11/15/01         00
    0433433497                           01           01/01/02          0
    5992414                              O            12/01/31
    0


    5995978          664/G02             F           77,500.00         ZZ
                                         360         77,236.50          4
                                       8.000            568.67         38
                                       7.750            568.67
    CHICAGO          IL   60608          2            07/23/01         00
    0433258068                           05           09/01/01          0
    0008237471                           O            08/01/31
    0


    5996130          X19/G02             F          140,000.00         ZZ
                                         360        139,903.65          2
                                       7.875          1,015.10         74
                                       7.625          1,015.10
    MAHOPAC          NY   10541          1            11/07/01         00
    0433444650                           05           01/01/02          0
    21091202                             N            12/01/31
    0
1




    5996306          664/G02             F          156,000.00         ZZ
                                         360        155,532.53          1
                                       7.500          1,090.78         80
                                       7.250          1,090.78
    SALISBURY        NC   28144          5            07/31/01         00
    0433434164                           05           10/01/01          0
    0008059784                           O            09/01/31
    0


    5996648          664/G02             F          263,000.00         ZZ
                                         360        261,850.36          1
                                       7.125          1,771.88         68
                                       6.875          1,771.88
    SIMI VALLEY      CA   93063          5            07/24/01         00
    0433257078                           05           09/01/01          0
    0008175580                           O            08/01/31
    0


    6000138          664/G02             F          440,000.00         ZZ
                                         360        438,033.80          1
                                       7.375          3,038.98         80
                                       7.125          3,038.98
    CHISAGO CITY     MN   55013          2            07/17/01         00
    0433268760                           05           09/01/01          0
    0008167306                           O            08/01/31
    0


    6003808          P27/G02             F          409,600.00         ZZ
                                         360        409,005.21          1
                                       7.625          2,899.12         80
                                       7.375          2,899.12
    ASHBURN          VA   20147          5            10/16/01         00
    0433506565                           05           12/01/01          0
    5725641                              O            11/01/31
    0


    6010854          E22/G02             F          102,000.00         ZZ
                                         360        101,851.89          3
                                       7.625            721.95         85
                                       7.375            721.95
    BRISTOL          CT   06010          1            10/17/01         04
    0412893497                           05           12/01/01         20
    0412893497                           N            11/01/31
    0


    6010874          E22/G02             F           37,000.00         ZZ
                                         360         36,944.91          2
1


                                       7.500            258.71         79
                                       7.250            258.71
    SAULT SAINTE MA  MI   49783          5            10/17/01         00
    0412999229                           05           12/01/01          0
    0412999229                           N            11/01/31
    0


    6010956          E22/G02             F           80,000.00         ZZ
                                         360         79,874.81          1
                                       7.250            545.74         67
                                       7.000            545.74
    CASHMERE         WA   98815          5            10/08/01         00
    0413091729                           05           12/01/01          0
    0413091729                           O            11/01/31
    0


    6011008          E22/G02             F           64,000.00         ZZ
                                         360         63,894.77          1
                                       7.000            425.79         76
                                       6.750            425.79
    ATLANTA          MI   49709          5            10/12/01         00
    0413118787                           05           12/01/01          0
    0413118787                           O            11/01/31
    0


    6011284          664/G02             F           87,500.00         ZZ
                                         360         87,192.64          1
                                       7.875            634.44         70
                                       7.625            634.44
    VANCOUVER        WA   98682          2            07/11/01         00
    0433271350                           05           09/01/01          0
    8157638                              N            08/01/31
    0


    6011440          664/G02             F           60,000.00         ZZ
                                         360         59,833.17          1
                                       7.875            435.05         80
                                       7.625            435.05
    WACO             TX   76711          1            08/17/01         00
    0433279056                           05           10/01/01          0
    8299273                              O            09/01/31
    0


    6011592          664/G02             F          167,200.00         ZZ
                                         360        165,487.16          1
                                       7.500          1,169.09         80
                                       7.250          1,169.09
    PLYMOUTH         MA   02360          5            08/28/01         00
    0433277654                           05           11/01/01          0
1


    8277519                              O            10/01/31
    0


    6011656          664/G02             F           80,000.00         ZZ
                                         360         79,734.77          1
                                       8.125            594.00         52
                                       7.875            594.00
    SAINT PAUL       MN   55104          5            07/18/01         00
    0433263571                           05           09/01/01          0
    0008225484                           O            08/01/31
    0


    6011888          664/G02             F           88,000.00         ZZ
                                         360         87,801.46          1
                                       8.000            645.72         77
                                       7.750            645.72
    CHICAGO          IL   60629          2            08/31/01         00
    0433270154                           05           11/01/01          0
    0008323453                           O            10/01/31
    0


    6012030          664/G02             F           54,000.00         ZZ
                                         360         53,853.59          1
                                       8.000            396.24         50
                                       7.750            396.24
    ORLEANS          MA   02653          5            09/04/01         00
    0433277084                           01           10/01/01          0
    0008292310                           O            09/01/31
    0


    6012164          664/G02             F          235,000.00         ZZ
                                         360        234,330.10          1
                                       7.750          1,683.57         80
                                       7.500          1,683.57
    SALEM            MA   01970          2            08/20/01         00
    0433271277                           05           10/01/01          0
    0008262701                           O            09/01/31
    0


    6012296          664/G02             F          650,000.00         ZZ
                                         360        647,790.05          1
                                       8.000          4,769.47         60
                                       7.750          4,769.47
    GALENA           OH   43021          5            07/25/01         00
    0433278090                           05           09/01/01          0
    0008241275                           O            08/01/31
    0


1


    6012394          664/G02             F          396,000.00         ZZ
                                         360        393,712.80          1
                                       7.750          2,837.00         80
                                       7.500          2,837.00
    NORTHRIDGE AREA  CA   91326          5            04/11/01         00
    0433266087                           03           06/01/01          0
    0008022576                           O            05/01/31
    0


    6012424          664/G02             F          297,950.00         ZZ
                                         360        296,568.63          1
                                       7.375          2,057.87         60
                                       7.125          2,057.87
    MEDINAH          IL   60157          2            06/16/01         00
    0433267408                           05           08/01/01          0
    0008066367                           O            07/01/31
    0


    6012436          664/G02             F          183,600.00         ZZ
                                         360        183,102.25          1
                                       8.000          1,347.20         85
                                       7.750          1,347.20
    ALSIP            IL   60803          1            08/24/01         11
    0433266624                           05           10/01/01         12
    0008266942                           O            09/01/31
    0


    6012462          664/G02             F          183,000.00         ZZ
                                         360        181,969.90          1
                                       7.375          1,263.94         79
                                       7.125          1,263.94
    BILLERICA        MA   01821          2            06/04/01         00
    0433277746                           05           07/01/01          0
    8113433                              O            06/01/31
    0


    6012554          664/G02             F           63,750.00         ZZ
                                         360         60,432.25          1
                                       7.875            462.24         85
                                       7.625            462.24
    HOLLYWOOD        FL   33024          1            04/27/01         11
    0433265485                           05           06/01/01         12
    0008064875                           O            05/01/31
    0


    6012596          664/G02             F           76,500.00         ZZ
                                         360         76,292.62          3
                                       8.000            561.33         90
                                       7.750            561.33
1


    NEW BEDFORD      MA   02746          2            08/28/01         11
    0433277340                           05           10/01/01         25
    0008291064                           N            09/01/31
    0


    6012808          664/G02             F          178,000.00         ZZ
                                         360        177,409.63          1
                                       7.500          1,244.61         69
                                       7.250          1,244.61
    REVERE           MA   02151          5            08/27/01         00
    0433262813                           05           10/01/01          0
    0008296139                           O            09/01/31
    0


    6012834          664/G02             F          104,000.00         ZZ
                                         360        103,609.19          1
                                       7.500            727.19         70
                                       7.250            727.19
    VANCOUVER        WA   98664          5            07/11/01         00
    0433267952                           05           09/01/01          0
    0008157646                           O            08/01/31
    0


    6012950          664/G02             F          170,100.00         ZZ
                                         360        169,330.60          1
                                       7.500          1,189.37         90
                                       7.250          1,189.37
    LAS VEGAS        NV   89144          1            06/13/01         01
    0433319092                           09           08/01/01         25
    0008149312                           O            07/01/31
    0


    6013026          664/G02             F          209,000.00         ZZ
                                         360        208,418.72          3
                                       7.875          1,515.40         78
                                       7.625          1,515.40
    LYNN             MA   01902          5            08/07/01         00
    0433271210                           05           10/01/01          0
    0008274789                           O            09/01/31
    0


    6015086          664/G02             F           60,300.00         ZZ
                                         360         60,136.50          1
                                       8.000            442.47         90
                                       7.750            442.47
    WEST HAVEN       CT   06516          1            08/30/01         11
    0433272028                           05           10/01/01         25
    0008318156                           N            09/01/31
    0
1




    6015312          076/076             F           62,400.00         ZZ
                                         360         62,267.03          1
                                       7.750            447.04         80
                                       7.500            447.04
    CHADRON          NE   69337          1            09/04/01         00
    5833015                              05           11/01/01          0
    5833015                              O            10/01/31
    0


    6015782          664/G02             F          270,000.00         ZZ
                                         360        269,058.66          3
                                       7.875          1,957.69         90
                                       7.625          1,957.69
    MADISON          WI   53703          1            07/26/01         11
    0433261591                           05           09/01/01         25
    0008230179                           N            08/01/31
    0


    6015966          664/G02             F          275,000.00         ZZ
                                         360        273,914.01          1
                                       7.250          1,875.99         80
                                       7.000          1,875.99
    PARKER           CO   80134          1            07/27/01         00
    0433268471                           03           09/01/01          0
    0008261745                           O            08/01/31
    0


    6016166          664/G02             F          395,000.00         ZZ
                                         360        393,656.98          1
                                       8.000          2,898.38         79
                                       7.750          2,898.38
    SIMI VALLEY      CA   93063          5            07/17/01         00
    0433260924                           05           09/01/01          0
    0008169997                           O            08/01/31
    0


    6016268          664/G02             F          150,000.00         ZZ
                                         360        149,357.45          1
                                       7.375          1,036.02         34
                                       7.125          1,036.02
    POMONA           CA   91766          5            07/19/01         00
    0433260627                           05           09/01/01          0
    0008149866                           O            08/01/31
    0


    6016490          664/G02             F          196,000.00         ZZ
                                         360        195,441.27          1
1


                                       7.750          1,404.17         80
                                       7.500          1,404.17
    WEST HILLS AREA  CA   91307          1            08/06/01         00
    0433271491                           05           10/01/01          0
    0008277766                           O            09/01/31
    0


    6017364          664/G02             F          213,500.00         ZZ
                                         360        212,424.46          1
                                       7.750          1,529.55         67
                                       7.500          1,529.55
    FOUNTAIN VALLEY  CA   92708          5            05/08/01         00
    0433277167                           05           07/01/01          0
    0008091795                           O            06/01/31
    0


    6018372          U05/G02             F          260,000.00         ZZ
                                         360        259,513.16          1
                                       7.000          1,729.79         62
                                       6.750          1,729.79
    PORTLAND         OR   97266          2            10/15/01         00
    0433322781                           03           12/01/01          0
    3171113                              O            11/01/31
    0


    6019014          664/G02             F          100,000.00         ZZ
                                         360         99,728.90          1
                                       8.000            733.77         40
                                       7.750            733.77
    WILMINGTON       MA   01887          1            08/17/01         00
    0433267622                           05           10/01/01          0
    0008224677                           O            09/01/31
    0


    6019404          664/G02             F          170,900.00         ZZ
                                         360        170,436.68          4
                                       8.000          1,254.01         90
                                       7.750          1,254.01
    FALL RIVER       MA   02721          1            08/27/01         11
    0433260072                           05           10/01/01         25
    0008279952                           N            09/01/31
    0


    6020662          664/G02             F           99,000.00         ZZ
                                         360         98,508.11          4
                                       8.500            761.23         90
                                       8.250            761.23
    MULBERRY         FL   33860          1            04/26/01         11
    0433268075                           05           06/01/01         25
1


    8048308                              N            05/01/31
    0


    6022022          664/G02             F           99,000.00         ZZ
                                         360         98,508.11          4
                                       8.500            761.23         90
                                       8.250            761.23
    MULBERRY         FL   33860          1            04/30/01         11
    0433268430                           05           06/01/01         25
    8048266                              N            05/01/31
    0


    6022208          664/G02             F          248,000.00         ZZ
                                         360        247,034.65          1
                                       8.250          1,863.15         80
                                       8.000          1,863.15
    DOWNEY           CA   90242          1            06/19/01         00
    0433290210                           05           08/01/01          0
    0008182925                           O            07/01/31
    0


    6022736          664/G02             F          416,000.00         ZZ
                                         360        413,904.45          1
                                       7.750          2,980.28         80
                                       7.500          2,980.28
    LANGLEY          WA   98260          1            05/05/01         00
    0433290236                           03           07/01/01          0
    0008054108                           O            06/01/31
    0


    6023134          664/G02             F          177,100.00         ZZ
                                         360        175,319.40          1
                                       7.375          1,223.19         68
                                       7.125          1,223.19
    EUGENE           OR   97405          1            04/23/01         00
    0433273174                           05           06/01/01          0
    0008058018                           O            05/01/31
    0


    6023646          664/G02             F          295,200.00         ZZ
                                         360        293,408.45          1
                                       7.500          2,064.09         80
                                       7.250          2,064.09
    ABINGTON         MA   02351          5            04/11/01         00
    0433277258                           05           06/01/01          0
    8012692                              O            05/01/31
    0


1


    6024284          562/G02             F           78,000.00         ZZ
                                         360         77,894.97          2
                                       8.000            572.34         80
                                       7.750            572.34
    POUGHKEEPSIE     NY   12601          5            10/26/01         00
    0433374485                           05           12/01/01          0
    297015654                            N            11/01/31
    0


    6025084          664/G02             F          188,000.00         ZZ
                                         360        186,710.80          1
                                       6.875          1,235.03         79
                                       6.625          1,235.03
    STOCKTON         CA   95209          5            04/11/01         00
    0433262730                           05           06/01/01          0
    8019457                              O            05/01/31
    0


    6026338          U62/G02             F          100,000.00         ZZ
                                         360         99,838.30          1
                                       7.125            673.72         69
                                       6.875            673.72
    DUMFRIES         VA   22026          1            10/12/01         00
    0433297033                           09           12/01/01          0
    2001300275                           O            11/01/31
    0


    6030648          664/G02             F          115,500.00         ZZ
                                         360        115,328.02          1
                                       7.500            807.60         59
                                       7.250            807.60
    MEMPHIS          TN   38109          5            10/26/01         00
    0433389293                           05           12/01/01          0
    0008372526                           O            11/01/31
    0


    6032492          U05/G02             F           54,300.00         ZZ
                                         360         54,221.15          1
                                       7.625            384.33         95
                                       7.375            384.33
    DALLAS           TX   75243          1            10/31/01         10
    0433339934                           05           12/01/01         30
    3177607                              O            11/01/31
    0


    6032694          069/G02             F          395,600.00         ZZ
                                         360        394,916.86          1
                                       6.750          2,565.86         66
                                       6.500          2,565.86
1


    MARTINEZ         CA   94553          2            10/24/01         00
    0433483492                           05           12/01/01          0
    88210679                             O            11/01/31
    0


    6033300          B60/G02             F          259,500.00         ZZ
                                         360        259,073.34          1
                                       7.000          1,726.46         79
                                       6.750          1,726.46
    CHULA VISTA      CA   91910          2            10/11/01         00
    0433390135                           05           12/01/01          0
    360976                               O            11/01/31
    0


    6034286          E82/G02             F          100,000.00         ZZ
                                         360         99,839.59          1
                                       7.125            673.72         80
                                       6.875            673.72
    COLCHESTER       CT   06415          5            10/16/01         00
    0400502829                           05           12/01/01          0
    0400502829                           O            11/01/31
    0


    6034438          664/G02             F          388,000.00         ZZ
                                         360        386,201.14          1
                                       7.375          2,679.82         80
                                       7.125          2,679.82
    GILROY           CA   95020          2            06/19/01         00
    0433277100                           03           08/01/01          0
    0008139800                           O            07/01/31
    0


    6034732          664/G02             F          180,000.00         ZZ
                                         360        179,175.68          4
                                       8.250          1,352.28         90
                                       8.000          1,352.28
    ALBANY           OR   97321          1            05/30/01         01
    0433271988                           05           07/01/01         25
    0008094054                           N            06/01/31
    0


    6034934          664/G02             F          168,000.00         ZZ
                                         360        166,980.38          1
                                       7.500          1,174.69         60
                                       7.250          1,174.69
    BUCKINGHAM TOWN  PA   18901          5            04/30/01         00
    0433271574                           05           06/01/01          0
    0008062788                           O            05/01/31
    0
1




    6035100          664/G02             F          329,600.00         ZZ
                                         360        328,683.70          1
                                       7.875          2,389.83         80
                                       7.625          2,389.83
    HERNDON          VA   20170          1            08/22/01         00
    0433271426                           03           10/01/01          0
    0008309569                           O            09/01/31
    0


    6040896          664/G02             F          139,000.00         ZZ
                                         360        137,530.66          1
                                       7.375            960.04         58
                                       7.125            960.04
    CROOKED RIVER R  OR   97760          2            06/19/01         00
    0433272648                           03           08/01/01          0
    0008126914                           O            07/01/31
    0


    6042008          664/G02             F           85,500.00         ZZ
                                         360         84,899.84          1
                                       7.375            590.53         90
                                       7.125            590.53
    BELLA VISTA      AR   72714          1            03/21/01         11
    0433266483                           03           05/01/01         25
    0003913043                           O            04/01/31
    0


    6048524          B44/G02             F          104,700.00         ZZ
                                         360        104,514.73          1
                                       6.625            670.41         86
                                       6.375            670.41
    CALDWELL         ID   83607          2            10/25/01         11
    0433419827                           05           12/01/01         12
    11016760530                          O            11/01/31
    0


    6049080          E47/G02             F          224,000.00         ZZ
                                         360        223,603.65          1
                                       6.625          1,434.30         80
                                       6.375          1,434.30
    SAN ANTONIO      TX   78258          5            10/25/01         00
    0433549268                           03           12/01/01          0
    7362010231                           O            11/01/31
    0


    6054644          253/253             F          537,900.00         ZZ
                                         360        537,099.10          1
1


                                       7.500          3,761.08         80
                                       7.250          3,761.08
    SANTA FE         NM   87506          1            10/05/01         00
    982959                               05           12/01/01          0
    982959                               O            11/01/31
    0


    6055030          940/G02             F           52,200.00         ZZ
                                         360         52,129.71          1
                                       8.000            383.03         90
                                       7.750            383.03
    PALM SPRINGS     CA   92264          1            10/31/01         01
    0433393451                           02           12/01/01         25
    40011076                             N            11/01/31
    0


    6055218          N74/G02             F           96,300.00         ZZ
                                         360         96,134.78          1
                                       8.000            706.62         90
                                       7.750            706.62
    LIBERTY          SC   29657          5            10/24/01         01
    0433393428                           05           12/01/01         25
    0029443010                           O            11/01/31
    0


    6059576          E22/G02             F           86,400.00         T
                                         360         86,271.36          1
                                       7.500            604.12         80
                                       7.250            604.12
    PEARLINGTON      MS   39572          2            10/15/01         00
    0413017757                           05           12/01/01          0
    0413017757                           O            11/01/31
    0


    6059642          E22/G02             F           70,000.00         ZZ
                                         360         69,835.20          1
                                       7.250            477.52         85
                                       7.000            477.52
    MISHAWAKA        IN   46544          5            10/15/01         04
    0413086646                           05           12/01/01          6
    0413086646                           O            11/01/31
    0


    6062026          N47/G02             F           86,000.00         ZZ
                                         360         85,927.75          1
                                       6.875            564.96         26
                                       6.625            564.96
    SAN MARCOS       CA   92069          5            11/09/01         00
    0433482890                           05           01/01/02          0
1


    30111914                             O            12/01/31
    0


    6066482          H19/G02             F          360,500.00         ZZ
                                         360        360,245.56          1
                                       7.750          2,582.67         76
                                       7.500          2,582.67
    DUBLIN           OH   43017          2            11/09/01         00
    0433421732                           05           01/01/02          0
    0002302446                           O            12/01/31
    0


    6072620          964/G02             F          625,000.00         ZZ
                                         360        624,487.69          1
                                       7.000          4,158.14         63
                                       6.750          4,158.14
    SEBASTOPOL       CA   95472          5            11/02/01         00
    0433423035                           05           01/01/02          0
    161274                               O            12/01/31
    0


    6072856          N74/G02             F           65,700.00         ZZ
                                         240         65,447.02          1
                                       7.000            509.37         90
                                       6.750            509.37
    GREENVILLE       SC   29605          5            10/24/01         10
    0433385432                           05           12/01/01         25
    0029447010                           O            11/01/21
    0


    6073780          588/G02             F          143,100.00         ZZ
                                         360        142,881.55          1
                                       7.375            988.36         80
                                       7.125            988.36
    ALEXANDRIA       VA   22310          1            10/30/01         00
    0433394277                           05           12/01/01          0
    1051493                              O            11/01/31
    0


    6074456          G34/G02             F          181,600.00         ZZ
                                         360        181,454.78          2
                                       7.125          1,223.47         80
                                       6.875          1,223.47
    PASADENA         CA   91107          1            11/08/01         00
    0433443033                           05           01/01/02          0
    44771035108                          O            12/01/31
    0


1


    6074798          964/G02             F          153,000.00         ZZ
                                         360        152,874.59          2
                                       7.000          1,017.91         75
                                       6.750          1,017.91
    SALT LAKE CITY   UT   84106          2            11/20/01         00
    0433469483                           05           01/01/02          0
    156535                               O            12/01/31
    0


    6074880          286/286             F           90,000.00         ZZ
                                         360         89,766.22          1
                                       6.750            583.74         60
                                       6.500            583.74
    ANDERSON         SC   29621          5            09/17/01         00
    562881                               05           11/01/01          0
    562881                               N            10/01/31
    0


    6074886          286/286             F           60,000.00         ZZ
                                         360         59,820.20          1
                                       7.500            419.53         59
                                       7.250            419.53
    ASHLAND          OR   97520          5            08/29/01         00
    535235                               01           10/01/01          0
    535235                               N            09/01/31
    0


    6074908          286/286             F           48,000.00         ZZ
                                         360         47,895.09          1
                                       7.625            339.75         74
                                       7.375            339.75
    COLUMBUS         OH   43222          5            09/20/01         00
    560378                               05           11/01/01          0
    560378                               N            10/01/31
    0


    6074914          286/286             F           91,000.00         ZZ
                                         360         90,810.87          1
                                       7.875            659.82         70
                                       7.625            659.82
    CINCINNATI       OH   45245          5            09/14/01         00
    549934                               05           11/01/01          0
    549934                               N            10/01/31
    0


    6074920          286/286             F           88,500.00         ZZ
                                         360         88,296.73          2
                                       7.375            611.25         49
                                       7.125            611.25
1


    EUGENE           OR   97402          5            09/10/01         00
    463287                               05           11/01/01          0
    463287                               N            10/01/31
    0


    6074952          286/286             F           40,000.00         ZZ
                                         360         39,900.52          1
                                       7.000            266.13         67
                                       6.750            266.13
    GLENDALE         AZ   85302          5            09/10/01         00
    565620                               01           11/01/01          0
    565620                               N            10/01/31
    0


    6074982          286/286             F           54,000.00         ZZ
                                         360         53,879.01          1
                                       7.500            377.58         65
                                       7.250            377.58
    PHOENIX          AZ   85027          5            09/14/01         00
    572600                               05           11/01/01          0
    572600                               N            10/01/31
    0


    6075006          286/286             F           57,000.00         ZZ
                                         360         56,869.07          1
                                       7.375            393.69         72
                                       7.125            393.69
    STAUNTON         VA   24401          5            09/20/01         00
    569248                               05           11/01/01          0
    569248                               N            10/01/31
    0


    6075066          286/286             F           75,000.00         ZZ
                                         360         74,819.00          4
                                       7.125            505.29         45
                                       6.875            505.29
    PHOENIX          AZ   85032          5            09/10/01         00
    9894672                              05           11/01/01          0
    9894672                              N            10/01/31
    0


    6081236          X31/G02             F          135,000.00         ZZ
                                         360        134,772.52          1
                                       6.875            886.85         75
                                       6.625            886.85
    LOS ANGELES      CA   90047          5            10/24/01         00
    0433469913                           05           12/01/01          0
    40100230                             O            11/01/31
    0
1




    6083666          E22/G02             F           93,500.00         ZZ
                                         360         93,346.27          1
                                       7.000            622.06         67
                                       6.750            622.06
    AUSTIN           TX   78749          5            10/15/01         00
    0413060252                           05           12/01/01          0
    0413060252                           O            11/01/31
    0


    6083714          E22/G02             F           86,000.00         ZZ
                                         360         85,878.23          1
                                       7.750            616.11         64
                                       7.500            616.11
    PUEBLO           CO   81004          5            10/15/01         00
    0413084153                           05           12/01/01          0
    0413084153                           O            11/01/31
    0


    6086892          F44/G02             F          140,000.00         ZZ
                                         360        139,898.66          1
                                       7.625            990.92         67
                                       7.375            990.92
    LINDENHURST      NY   11757          5            11/07/01         00
    0433392883                           05           01/01/02          0
    01061021                             O            12/01/31
    0


    6090128          W93/G02             F          185,000.00         ZZ
                                         360        184,572.54          1
                                       7.500          1,293.55         57
                                       7.250          1,293.55
    GARDEN GROVE     CA   92844          2            09/21/01         00
    0433287174                           05           11/01/01          0
    03304784                             N            10/01/31
    0


    6091116          E47/G02             F           90,100.00         ZZ
                                         360         90,031.44          1
                                       7.375            622.30         85
                                       7.125            622.30
    TAMPA            FL   33614          5            11/02/01         10
    0433405099                           05           01/01/02         17
    7361011555                           O            12/01/31
    0


    6096398          E47/G02             F           71,250.00         ZZ
                                         360         71,030.97          1
1


                                       7.875            516.61         75
                                       7.625            516.61
    TAMPA            FL   33614          5            11/02/01         00
    0433350600                           05           12/01/01          0
    7361011554                           N            11/01/31
    0


    6097198          U05/G02             F          160,000.00         ZZ
                                         360        159,730.39          1
                                       6.875          1,051.09         62
                                       6.625          1,051.09
    SCOTTSDALE       AZ   85254          5            10/30/01         00
    0433439593                           05           12/01/01          0
    3173694                              O            11/01/31
    0


    6097312          253/253             F           86,400.00         ZZ
                                         360         86,268.10          1
                                       7.375            596.75         80
                                       7.125            596.75
    TYLER            TX   75701          5            11/02/01         00
    979736                               05           12/01/01          0
    979736                               O            11/01/31
    0


    6098082          U66/G02             F           26,325.00         ZZ
                                         360         26,306.89          1
                                       7.875            190.87         90
                                       7.625            190.87
    BAYTOWN          TX   77520          1            11/14/01         11
    0433470382                           09           01/01/02         25
    299                                  N            12/01/31
    0


    6100876          B57/G02             F          296,000.00         ZZ
                                         360        295,780.33          1
                                       7.500          2,069.67         80
                                       7.250          2,069.67
    LOS ANGELES      CA   90045          1            11/16/01         00
    0433456027                           05           01/01/02          0
    2160310                              O            12/01/31
    0


    6100908          U66/G02             F           28,530.00         ZZ
                                         360         28,509.87          1
                                       7.750            204.39         90
                                       7.500            204.39
    BAYTOWN          TX   77520          1            11/01/01         11
    0433424405                           09           01/01/02         25
1


    298                                  N            12/01/31
    0


    6101750          P01/G02             F          211,500.00         ZZ
                                         360        211,350.72          1
                                       7.750          1,515.22         90
                                       7.500          1,515.22
    BROOKFIELD       CT   06804          1            11/21/01         04
    0433449535                           05           01/01/02         30
    01006593                             O            12/01/31
    0


    6101882          N74/G02             F          110,000.00         ZZ
                                         240        109,550.19          1
                                       6.500            820.13         74
                                       6.250            820.13
    MONTICELLO       AR   71655          5            10/26/01         00
    0433365327                           05           12/01/01          0
    0029453010                           O            11/01/21
    0


    6101914          T29/G02             F           59,000.00         ZZ
                                         360         58,916.45          1
                                       7.750            422.68         70
                                       7.500            422.68
    RIO RANCHO       NM   87124          1            10/19/01         00
    0433398732                           05           12/01/01          0
    1230273                              O            11/01/31
    0


    6104366          R21/G02             F           47,700.00         ZZ
                                         360         47,635.77          4
                                       8.000            350.01         77
                                       7.750            350.01
    CHICAGO          IL   60609          1            11/01/01         00
    0433469020                           05           12/01/01          0
    5826786                              N            11/01/31
    0


    6106314          T90/G02             F          177,650.00         ZZ
                                         360        177,398.41          1
                                       7.750          1,272.71         95
                                       7.500          1,272.71
    NORCROSS         GA   30093          1            10/15/01         11
    0433338175                           05           12/01/01         30
    56859                                O            11/01/31
    0


1


    6108594          W02/G02             F          286,000.00         ZZ
                                         360        285,518.07          1
                                       6.875          1,878.82         82
                                       6.625          1,878.82
    SAN JOSE         CA   95121          5            10/26/01         14
    0433424462                           05           12/01/01         12
    1000466573                           O            11/01/31
    0


    6108814          Q14/G02             F           81,000.00         ZZ
                                         360         80,890.94          1
                                       8.000            594.35         86
                                       7.750            594.35
    ALBIA            IA   52531          5            10/30/01         01
    0433353752                           05           12/01/01         25
    0105626                              O            11/01/31
    0


    6108880          313/G02             F          592,500.00         ZZ
                                         360        591,476.85          1
                                       6.750          3,842.95         75
                                       6.500          3,842.95
    SCOTTSDALE       AZ   85260          5            10/26/01         00
    0433468154                           05           12/01/01          0
    8383606                              O            11/01/31
    0


    6111078          E22/G02             F          101,600.00         ZZ
                                         360        101,383.88          1
                                       7.125            684.50         80
                                       6.875            684.50
    GROVE            OK   74344          1            10/23/01         00
    0413158486                           05           12/01/01          0
    0413158486                           O            11/01/31
    0


    6111096          E22/G02             F          213,750.00         ZZ
                                         360        213,447.30          1
                                       7.750          1,531.33         95
                                       7.500          1,531.33
    LAKE WORTH       FL   33467          1            10/23/01         04
    0413187626                           03           12/01/01         35
    0413187626                           O            11/01/31
    0


    6111702          P01/G02             F          178,200.00         ZZ
                                         360        178,071.02          1
                                       7.625          1,261.29         90
                                       7.375          1,261.29
1


    RENSSELAER       NY   12144          1            11/05/01         04
    0433398443                           05           01/01/02         25
    01005080                             O            12/01/31
    0


    6112296          M43/G02             F          359,000.00         ZZ
                                         360        358,516.62          1
                                       8.000          2,634.22         87
                                       7.750          2,634.22
    STERLING         VA   20165          5            10/26/01         11
    0433485497                           03           12/01/01         25
    74343174                             O            11/01/31
    0


    6112644          B28/G02             F          546,000.00         ZZ
                                         360        545,166.51          1
                                       7.375          3,771.09         75
                                       7.125          3,771.09
    EDEN             UT   84310          2            10/29/01         00
    0433486990                           05           12/01/01          0
    02300376                             O            11/01/31
    0


    6113038          369/G02             F          552,500.00         ZZ
                                         360        552,110.05          1
                                       7.750          3,958.18         65
                                       7.500          3,958.18
    CHRISTIANA       PA   17509          2            11/19/01         00
    0433495892                           05           01/01/02          0
    0072932254                           O            12/01/31
    0


    6117918          H19/G02             F           60,900.00         ZZ
                                         360         60,817.99          1
                                       8.000            446.87         58
                                       7.750            446.87
    HENDERSON        NV   89014          1            10/29/01         00
    0433395829                           01           12/01/01          0
    0002283026                           O            11/01/31
    0


    6121382          477/G02             F          376,000.00         ZZ
                                         360        375,366.43          1
                                       6.875          2,470.05         80
                                       6.625          2,470.05
    PLEASANT HILL    CA   94523          5            10/30/01         00
    0433425089                           05           12/01/01          0
    118317                               O            11/01/31
    0
1




    6123110          883/G02             F          150,000.00         ZZ
                                         360        149,759.38          1
                                       7.125          1,010.58         79
                                       6.875          1,010.58
    OAKWOOD VILLAGE  OH   44146          2            10/12/01         00
    0433385168                           05           12/01/01          0
    01001476                             O            11/01/31
    0


    6125288          T90/G02             F          142,000.00         ZZ
                                         360        141,880.70          1
                                       6.875            932.84         89
                                       6.625            932.84
    LAKE CHARLES     LA   70605          2            11/26/01         12
    0433446796                           05           01/01/02         25
    61399                                O            12/01/31
    0


    6125888          A35/A35             F          342,000.00         ZZ
                                         360        341,739.76          1
                                       7.375          2,362.11         80
                                       7.125          2,362.11
    WHITE PLAINS     NY   10605          1            11/28/01         00
    12438                                05           01/01/02          0
    12438                                O            12/01/31
    0


    6133120          940/G02             F          140,000.00         ZZ
                                         360        139,906.06          3
                                       8.000          1,027.27         38
                                       7.750          1,027.27
    RANCHO CUCAMONG  CA   91739          2            11/26/01         00
    0433453396                           05           01/01/02          0
    23010449                             O            12/01/31
    0


    6137118          E82/G02             F          111,000.00         ZZ
                                         360        110,812.96          1
                                       6.875            729.19         65
                                       6.625            729.19
    HOLYOKE          CO   80734          2            10/18/01         00
    0400501763                           05           12/01/01          0
    1787252                              O            11/01/31
    0


    6137130          E82/G02             F           93,000.00         ZZ
                                         360         92,533.79          1
1


                                       6.625            595.49         69
                                       6.375            595.49
    LARGO            FL   33773          2            10/22/01         00
    0400513776                           03           12/01/01          0
    1661018                              O            11/01/31
    0


    6144654          U05/G02             F          319,500.00         ZZ
                                         360        319,000.02          1
                                       7.250          2,179.55         90
                                       7.000          2,179.55
    SKOKIE           IL   60076          5            11/02/01         01
    0433430873                           05           12/01/01         25
    3179276                              O            11/01/31
    0


    6147220          964/G02             F          100,000.00         ZZ
                                         360         99,923.90          1
                                       7.375            690.68         80
                                       7.125            690.68
    TEMPE            AZ   85282          1            11/06/01         00
    0433383429                           05           01/01/02          0
    155171                               O            12/01/31
    0


    6148074          G52/G02             F          142,500.00         ZZ
                                         360        142,308.14          1
                                       8.000          1,045.61         95
                                       7.750          1,045.61
    TUCSON           AZ   85747          1            10/30/01         10
    0433428968                           03           12/01/01         25
    7000001155                           O            11/01/31
    0


    6149588          964/G02             F          650,000.00         ZZ
                                         360        649,467.20          1
                                       7.000          4,324.47         73
                                       6.750          4,324.47
    SACRAMENTO       CA   95864          5            10/31/01         00
    0433490323                           05           01/01/02          0
    136736                               O            12/01/31
    0


    6152874          E23/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.625          2,831.17         80
                                       7.375          2,831.17
    WINDSOR          CA   95492          1            12/03/01         00
    0433500402                           05           02/01/02          0
1


    61002972                             O            01/01/32
    0


    6156736          624/G02             F          125,000.00         ZZ
                                         360        124,894.99          1
                                       6.875            821.16         65
                                       6.625            821.16
    GRASS VALLEY     CA   95945          5            10/31/01         00
    0433426673                           05           01/01/02          0
    36800511923F                         O            12/01/31
    0


    6158004          U05/G02             F          390,000.00         ZZ
                                         360        389,672.36          1
                                       6.875          2,562.02         80
                                       6.625          2,562.02
    THE WOODLANDS    TX   77381          5            11/09/01         00
    0433492774                           05           01/01/02          0
    3181254                              O            12/01/31
    0


    6158232          X31/G02             F          198,750.00         ZZ
                                         360        198,598.76          1
                                       7.375          1,372.72         75
                                       7.125          1,372.72
    PASADENA         CA   91107          1            11/06/01         00
    0433392511                           05           01/01/02          0
    40100239                             N            12/01/31
    0


    6161946          E82/G02             F           83,000.00         ZZ
                                         360         82,873.30          1
                                       7.375            573.26         60
                                       7.125            573.26
    TOOELE           UT   84074          2            10/25/01         00
    0400471702                           05           12/01/01          0
    1990384                              O            11/01/31
    0


    6161954          E82/G02             F           95,200.00         ZZ
                                         360         95,039.58          1
                                       6.875            625.40         66
                                       6.625            625.40
    PASCO            WA   99301          2            10/24/01         00
    0400519526                           05           12/01/01          0
    0400519526                           O            11/01/31
    0


1


    6162592          U05/G02             F          225,000.00         ZZ
                                         360        224,815.57          4
                                       7.000          1,496.93         75
                                       6.750          1,496.93
    WEST CHESTER     PA   19380          5            11/05/01         00
    0433447414                           05           01/01/02          0
    3175307                              O            12/01/31
    0


    6163100          313/G02             F          219,275.00         ZZ
                                         360        219,099.65          3
                                       7.125          1,477.30         90
                                       6.875          1,477.30
    BROCKTON         MA   02301          5            11/16/01         12
    0433434248                           05           01/01/02         25
    0008440893                           O            12/01/31
    0


    6169914          253/253             F          129,350.00         ZZ
                                         360        129,256.37          4
                                       7.625            915.54         90
                                       7.375            915.54
    COLUMBUS         OH   43231          1            11/29/01         14
    980761                               05           01/01/02         25
    980761                               N            12/01/31
    0


    6170158          R65/G02             F          414,400.00         ZZ
                                         360        414,051.86          1
                                       6.875          2,722.31         80
                                       6.625          2,722.31
    LEESBURG         VA   20175          5            11/09/01         00
    0433425444                           05           01/01/02          0
    20015699                             O            12/01/31
    0


    6171682          950/G02             F          213,000.00         ZZ
                                         360        212,713.21          4
                                       8.000          1,562.92         87
                                       7.750          1,562.92
    BEAVERTON        OR   97005          1            10/31/01         11
    0433540028                           05           12/01/01         25
    E1110046                             N            11/01/31
    0


    6172372          N74/G02             F           64,000.00         ZZ
                                         240         63,742.17          1
                                       6.625            481.89         84
                                       6.375            481.89
1


    GLADYS           VA   24554          5            10/26/01         10
    0433427705                           05           12/01/01         12
    029457010                            O            11/01/21
    0


    6173674          H19/G02             F          403,400.00         ZZ
                                         360        402,617.81          1
                                       7.250          2,751.90         80
                                       7.000          2,751.90
    LAS VEGAS        NV   89117          2            10/12/01         00
    0433495009                           03           12/01/01          0
    0002282333                           O            11/01/31
    0


    6174628          588/G02             F          390,000.00         ZZ
                                         360        389,419.31          1
                                       7.500          2,726.94         61
                                       7.250          2,726.94
    VIENNA           VA   22182          1            10/31/01         00
    0433431939                           09           12/01/01          0
    1050093                              N            11/01/31
    0


    6176360          783/G02             F          420,000.00         ZZ
                                         360        419,629.44          1
                                       6.625          2,689.31         65
                                       6.375          2,689.31
    OLYMPIA          WA   98502          2            11/06/01         00
    0433479094                           05           01/01/02          0
    9420002431                           O            12/01/31
    0


    6181468          N47/G02             F          350,000.00         ZZ
                                         360        349,705.96          1
                                       6.875          2,299.25         77
                                       6.625          2,299.25
    SAN JOSE         CA   95135          2            11/05/01         00
    0433486578                           05           01/01/02          0
    20311654                             O            12/01/31
    0


    6183966          286/286             F           49,400.00         ZZ
                                         360         49,292.06          1
                                       7.625            349.65         97
                                       7.375            349.65
    PLAINVILLE       CT   06062          1            09/28/01         12
    9900865                              05           11/01/01         35
    9900865                              O            10/01/31
    0
1




    6183988          286/286             F          284,500.00         ZZ
                                         360        283,604.17          1
                                       7.250          1,940.79         65
                                       7.000          1,940.79
    SAN JOSE         CA   95133          5            08/02/01         00
    9873157                              05           10/01/01          0
    9873157                              N            09/01/31
    0


    6184024          286/286             F           53,350.00         ZZ
                                         360         53,230.48          1
                                       7.500            373.03         97
                                       7.250            373.03
    CHICAGO          IL   60620          1            09/28/01         11
    9895792                              05           11/01/01         35
    9895792                              O            10/01/31
    0


    6184030          286/286             F           17,100.00         ZZ
                                         360         11,036.48          1
                                       8.500            131.48         90
                                       8.250            131.48
    PHILADELPHIA     PA   19151          1            10/10/01         11
    9901338                              05           12/01/01         25
    9901338                              N            11/01/31
    0


    6184050          286/286             F           52,900.00         ZZ
                                         240         52,705.39          1
                                       7.375            422.12         61
                                       7.125            422.12
    PHOENIX          AZ   85051          5            10/02/01         00
    9901601                              05           12/01/01          0
    9901601                              N            11/01/21
    0


    6184112          286/286             F          284,500.00         ZZ
                                         360        283,431.01          1
                                       7.500          1,989.27         66
                                       7.250          1,989.27
    PLEASANT HILL    CA   94523          5            07/20/01         00
    9870912                              05           09/01/01          0
    9870912                              N            08/01/31
    0


    6184180          286/286             F           70,810.00         ZZ
                                         360         70,651.36          1
1


                                       7.500            495.11         97
                                       7.250            495.11
    NAPLES           FL   34113          1            09/28/01         14
    9902665                              01           11/01/01         35
    9902665                              O            10/01/31
    0


    6187854          X31/G02             F          194,500.00         ZZ
                                         360        194,172.25          1
                                       6.875          1,277.73         69
                                       6.625          1,277.73
    WESTMINSTER      CA   92683          5            10/24/01         00
    0433433612                           05           12/01/01          0
    40A00075                             O            11/01/31
    0


    6188338          E22/G02             F          142,750.00         ZZ
                                         360        142,532.09          1
                                       7.375            985.94         83
                                       7.125            985.94
    FORT COLLINS     CO   80521          2            10/22/01         01
    0413090713                           05           12/01/01         12
    0413090713                           O            11/01/31
    0


    6188478          E22/G02             F           88,800.00         ZZ
                                         360         88,526.23          1
                                       7.250            605.77         80
                                       7.000            605.77
    PEARLAND         TX   77581          5            10/22/01         00
    0413166091                           05           12/01/01          0
    0413166091                           O            11/01/31
    0


    6189164          E82/G02             F          135,000.00         ZZ
                                         360        134,772.53          1
                                       6.875            886.85         90
                                       6.625            886.85
    TELLURIDE        CO   81435          2            10/25/01         04
    0400516795                           01           12/01/01         30
    0400516795                           O            11/01/31
    0


    6200038          738/G02             F           57,600.00         ZZ
                                         360         57,559.34          1
                                       7.750            412.66         80
                                       7.500            412.66
    WENDELL          NC   27591          1            11/07/01         00
    0433444734                           05           01/01/02          0
1


    40164968                             N            12/01/31
    0


    6201028          Q57/G02             F           68,000.00         ZZ
                                         360         67,944.26          1
                                       7.000            452.41         80
                                       6.750            452.41
    BULLHEAD CITY    AZ   86442          1            11/29/01         00
    0433495090                           05           01/01/02          0
    47300072                             N            12/01/31
    0


    6202800          624/G02             F          199,200.00         ZZ
                                         360        199,040.70          1
                                       7.125          1,342.05         80
                                       6.875          1,342.05
    CARNELIAN BAY    CA   96140          1            10/31/01         00
    0433426707                           05           01/01/02          0
    36800710873F                         O            12/01/31
    0


    6207752          Q57/G02             F           97,500.00         ZZ
                                         360         97,358.41          1
                                       7.625            690.10         75
                                       7.375            690.10
    HOUSTON          TX   77007          5            11/05/01         00
    0433432937                           05           12/01/01          0
    44400034                             N            11/01/31
    0


    6208312          964/G02             F          326,000.00         ZZ
                                         360        325,726.12          1
                                       6.875          2,141.59         73
                                       6.625          2,141.59
    FOUNTAIN VALLEY  CA   92708          5            11/06/01         00
    0433441342                           05           01/01/02          0
    153922                               O            12/01/31
    0


    6208736          N47/G02             F          312,000.00         ZZ
                                         360        311,731.37          1
                                       6.750          2,023.63         80
                                       6.500          2,023.63
    MISSION VIEJO    CA   92691          5            11/16/01         00
    0433447208                           03           01/01/02          0
    30311722                             O            12/01/31
    0


1


    6211468          E82/G02             F           89,000.00         T
                                         360         88,860.72          1
                                       7.250            607.14         80
                                       7.000            607.14
    TAVERNIER        FL   33070          2            10/26/01         00
    0400521894                           01           12/01/01          0
    1647570                              O            11/01/31
    0


    6212202          G52/G02             F          158,650.00         ZZ
                                         360        158,137.19          1
                                       8.250          1,191.88         95
                                       8.000          1,191.88
    ALBUQUERQUE      NM   87111          5            07/20/01         10
    0433426681                           05           09/01/01         30
    5605000694                           O            08/01/31
    0


    6212586          T61/G02             F          316,000.00         ZZ
                                         360        315,563.63          1
                                       7.875          2,291.22         80
                                       7.625          2,291.22
    WASHINGTON       DC   20016          2            10/16/01         00
    0433502432                           05           12/01/01          0
    72132001                             O            11/01/31
    0


    6213142          A35/G02             F          231,000.00         ZZ
                                         360        230,819.80          1
                                       7.250          1,575.83         65
                                       7.000          1,575.83
    HOLBROOK         NY   11741          5            11/19/01         00
    0433541216                           05           01/01/02          0
    12686                                O            12/01/31
    0


    6213168          E22/G02             F           65,600.00         ZZ
                                         240         65,362.32          1
                                       7.500            528.47         90
                                       7.250            528.47
    GADSDEN          AL   35903          2            10/24/01         04
    0413041104                           05           12/01/01         25
    0413041104                           O            11/01/21
    0


    6213196          E22/G02             F           70,000.00         ZZ
                                         360         69,903.34          1
                                       7.875            507.55         58
                                       7.625            507.55
1


    PLANO            TX   75023          5            10/24/01         00
    0413068362                           05           12/01/01          0
    0413068362                           O            11/01/31
    0


    6213320          E22/G02             F          102,050.00         ZZ
                                         360        101,901.81          1
                                       7.625            722.30         65
                                       7.375            722.30
    PLANO            TX   75075          5            10/22/01         00
    0413121492                           05           12/01/01          0
    0413121492                           O            11/01/31
    0


    6216280          T44/G02             F          104,000.00         ZZ
                                         360        103,916.83          1
                                       7.125            700.67         80
                                       6.875            700.67
    ELK GROVE        CA   95624          1            11/06/01         00
    0433424710                           05           01/01/02          0
    1023867                              N            12/01/31
    0


    6219290          M37/G02             F           92,600.00         ZZ
                                         360         92,462.13          1
                                       7.500            647.47         90
                                       7.250            647.47
    PEORIA           AZ   85345          1            10/31/01         01
    0433393568                           05           12/01/01         30
    604107                               N            11/01/31
    0


    6220852          X08/G02             F           55,200.00         ZZ
                                         360         55,158.00          1
                                       7.375            381.25         80
                                       7.125            381.25
    WILLARD          UT   84340          1            11/02/01         00
    0433424249                           05           01/01/02          0
    6002456                              N            12/01/31
    0


    6227764          T44/G02             F          178,250.00         ZZ
                                         360        178,117.71          1
                                       7.500          1,246.35         70
                                       7.250          1,246.35
    SEATTLE          WA   98115          5            11/05/01         00
    0433439171                           05           01/01/02          0
    1025428                              O            12/01/31
    0
1




    6229146          700/G02             F          464,000.00         ZZ
                                         360        463,600.50          1
                                       6.750          3,009.50         80
                                       6.500          3,009.50
    VENTURA          CA   93001          5            11/14/01         00
    0433424165                           05           01/01/02          0
    0000168906                           O            12/01/31
    0


    6230342          U05/G02             F          300,000.00         ZZ
                                         360        299,747.96          1
                                       6.875          1,970.79         79
                                       6.625          1,970.79
    OAKDALE          CA   95361          1            11/17/01         00
    0433446135                           05           01/01/02          0
    3183061                              O            12/01/31
    0


    6230686          X31/G02             F          187,000.00         ZZ
                                         360        186,839.00          2
                                       6.750          1,212.88         78
                                       6.500          1,212.88
    LA PUENTE        CA   91746          5            11/02/01         00
    0433397759                           05           01/01/02          0
    10100218                             O            12/01/31
    0


    6237188          E22/G02             F           62,000.00         ZZ
                                         360         61,610.38          1
                                       7.750            444.18         57
                                       7.500            444.18
    WEST BLOCTON     AL   35184          5            10/25/01         00
    0413204355                           05           12/01/01          0
    0413204355                           O            11/01/31
    0


    6238668          Q57/G02             F           82,500.00         ZZ
                                         360         82,440.29          1
                                       7.625            583.93         75
                                       7.375            583.93
    HOUSTON          TX   77007          5            11/05/01         00
    0433479508                           05           01/01/02          0
    4440003                              N            12/01/31
    0


    6239128          E11/G02             F          344,000.00         ZZ
                                         360        343,710.99          1
1


                                       6.875          2,259.84         80
                                       6.625          2,259.84
    INDEPENDENCE     MN   55357          5            11/06/01         00
    0433488541                           05           01/01/02          0
    0003001036747                        O            12/01/31
    0


    6242550          313/G02             F           72,000.00         ZZ
                                         360         71,943.83          4
                                       7.250            491.17         90
                                       7.000            491.17
    SAINT LOUIS      MO   63118          2            11/30/01         11
    0433493947                           05           01/01/02         20
    0008315061                           N            12/01/31
    0


    6243654          M11/G02             F          166,250.00         ZZ
                                         360        166,110.33          1
                                       6.875          1,092.14         95
                                       6.625          1,092.14
    HUMBLE           TX   77339          1            11/19/01         12
    0433495140                           03           01/01/02         30
    1790025                              O            12/01/31
    0


    6247478          W08/G02             F           76,000.00         ZZ
                                         360         75,875.04          1
                                       7.000            505.63         95
                                       6.750            505.63
    MIAMI            FL   33188          1            11/02/01         10
    0433434065                           01           12/01/01         30
    010312M                              O            11/01/31
    0


    6248058          N74/G02             F          100,650.00         ZZ
                                         360        100,556.77          1
                                       6.375            627.93         72
                                       6.125            627.93
    COLUMBIA         SC   29209          2            11/06/01         00
    0433430337                           05           01/01/02          0
    0029498010                           O            12/01/31
    0


    6250506          A50/G02             F           80,000.00         ZZ
                                         360         79,861.85          1
                                       6.750            518.88         70
                                       6.500            518.88
    CALHOUN          GA   30701          2            10/02/01         00
    0433325107                           05           12/01/01          0
1


    502897                               O            11/01/31
    0


    6252468          U85/G02             F          200,000.00         ZZ
                                         360        199,858.85          1
                                       7.750          1,432.82         80
                                       7.500          1,432.82
    HOFFMAN ESTATES  IL   60195          5            11/02/01         00
    0433441219                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6252852          U05/G02             F          106,800.00         ZZ
                                         360        106,716.69          1
                                       7.250            728.56         80
                                       7.000            728.56
    TYLER            TX   75703          5            11/12/01         00
    0433443611                           05           01/01/02          0
    3178838                              O            12/01/31
    0


    6253004          624/G02             F          255,920.00         T
                                         360        255,710.23          1
                                       7.000          1,702.64         80
                                       6.750          1,702.64
    SAN DIEGO        CA   92123          1            11/08/01         00
    0433425485                           05           01/01/02          0
    72011711363F                         O            12/01/31
    0


    6253242          U05/G02             F           26,600.00         ZZ
                                         360         26,581.22          1
                                       7.750            190.57         95
                                       7.500            190.57
    HOUSTON          TX   77035          1            11/15/01         10
    0433422235                           05           01/01/02         30
    3163186                              O            12/01/31
    0


    6253710          H58/G02             F          300,000.00         ZZ
                                         360        299,728.79          1
                                       6.500          1,896.21         75
                                       6.250          1,896.21
    MISSION VIEJO    CA   92692          1            11/05/01         00
    0433429305                           03           01/01/02          0
    0000079395                           O            12/01/31
    0


1


    6258534          F89/G02             F          100,000.00         ZZ
                                         360         99,929.42          1
                                       7.750            716.41         69
                                       7.500            716.41
    SAN DIEGO        CA   92116          1            11/02/01         00
    0433403383                           05           01/01/02          0
    14966                                N            12/01/31
    0


    6264608          E22/G02             F          617,800.00         ZZ
                                         360        616,880.13          1
                                       7.500          4,319.75         59
                                       7.250          4,319.75
    HUNT             TX   78024          5            10/26/01         00
    0413056300                           03           12/01/01          0
    0413056300                           O            11/01/31
    0


    6264624          E22/G02             F           95,920.00         ZZ
                                         360         95,769.90          1
                                       7.250            654.34         80
                                       7.000            654.34
    MERIDIAN         ID   83642          2            10/24/01         00
    0413080953                           05           12/01/01          0
    0413080953                           O            11/01/31
    0


    6264660          E22/G02             F           92,150.00         ZZ
                                         360         92,019.52          1
                                       7.750            660.17         95
                                       7.500            660.17
    OAKLAND PARK     FL   33309          5            10/26/01         04
    0413099755                           01           12/01/01         30
    0413099755                           O            11/01/31
    0


    6264818          E22/G02             F           93,000.00         ZZ
                                         360         92,858.03          1
                                       7.375            642.33         80
                                       7.125            642.33
    LLANO            TX   78643          5            10/25/01         00
    0413162850                           05           12/01/01          0
    0413162850                           O            11/01/31
    0


    6264856          E22/G02             F          107,350.00         ZZ
                                         360        107,197.97          1
                                       7.750            769.07         95
                                       7.500            769.07
1


    PALM SPRINGS     FL   33461          5            10/26/01         04
    0413172818                           05           12/01/01         30
    0413172818                           O            11/01/31
    0


    6264902          E22/G02             F           71,425.00         ZZ
                                         360         71,301.67          1
                                       6.750            463.26         63
                                       6.500            463.26
    HOUSTON          TX   77088          2            10/26/01         00
    0413184961                           03           12/01/01          0
    0413184961                           O            11/01/31
    0


    6264968          E22/G02             F          200,000.00         ZZ
                                         360        199,737.47          4
                                       8.125          1,484.99         80
                                       7.875          1,484.99
    NEWARK           NJ   07105          1            10/31/01         00
    0413200551                           05           12/01/01          0
    0413200551                           N            11/01/31
    0


    6271004          758/G02             F          236,000.00         ZZ
                                         360        235,811.27          1
                                       7.125          1,589.98         80
                                       6.875          1,589.98
    HOUSTON          TX   77040          5            11/06/01         00
    0433428588                           03           01/01/02          0
    101306                               O            12/01/31
    0


    6271612          642/G02             F           84,500.00         ZZ
                                         360         84,357.62          1
                                       6.875            555.10         65
                                       6.625            555.10
    CRANSTON         RI   02920          5            10/30/01         00
    0433388428                           05           12/01/01          0
    10167101                             O            11/01/31
    0


    6274944          964/G02             F          615,000.00         ZZ
                                         360        614,520.24          1
                                       7.250          4,195.39         72
                                       7.000          4,195.39
    SAN JUAN BAUTIS  CA   95045          5            11/13/01         00
    0433427838                           05           01/01/02          0
    165491                               O            12/01/31
    0
1




    6276322          964/G02             F          180,000.00         ZZ
                                         360        179,872.96          1
                                       7.750          1,289.54         69
                                       7.500          1,289.54
    HOOD RIVER       OR   97031          2            11/08/01         00
    0433394509                           05           01/01/02          0
    161047                               O            12/01/31
    0


    6278692          H19/G02             F           60,000.00         ZZ
                                         360         59,959.74          4
                                       8.000            440.26         90
                                       7.750            440.26
    DAYTON           OH   45405          1            11/29/01         10
    0433489432                           05           01/01/02         25
    0002297885                           N            12/01/31
    0


    6279476          076/076             F          367,000.00         ZZ
                                         360        366,542.17          1
                                       8.375          2,789.47         52
                                       8.125          2,789.47
    LAKE BLUFF       IL   60044          2            10/09/01         00
    1799417                              03           12/01/01          0
    1799417                              O            11/01/31
    0


    6280402          E76/G02             F          108,500.00         ZZ
                                         360        108,421.47          4
                                       7.625            767.96         87
                                       7.375            767.96
    MARRERO          LA   70072          2            11/08/01         10
    0433440393                           05           01/01/02         30
    10009205                             N            12/01/31
    0


    6280532          N31/G02             F          364,000.00         ZZ
                                         360        363,701.63          1
                                       7.000          2,421.70         80
                                       6.750          2,421.70
    ANAHEIM          CA   92807          2            11/19/01         00
    0433441755                           03           01/01/02          0
    LLO1253                              O            12/01/31
    0


    6282120          825/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
1


                                       6.875          2,601.44         26
                                       6.625          2,601.44
    ASPEN            CO   81611          2            12/14/01         00
    0433495512                           05           02/01/02          0
    WOODS                                O            01/01/32
    0


    6282122          R84/G02             F          325,800.00         ZZ
                                         360        325,302.66          1
                                       7.375          2,250.22         57
                                       7.125          2,250.22
    HOUSTON          TX   77057          5            10/31/01         00
    0433432085                           03           12/01/01          0
    0504203                              O            11/01/31
    0


    6288568          X31/G02             F          176,000.00         ZZ
                                         360        175,852.14          1
                                       6.875          1,156.19         75
                                       6.625          1,156.19
    ANAHEIM          CA   92804          5            11/07/01         00
    0433393790                           05           01/01/02          0
    40100280                             O            12/01/31
    0


    6290848          E22/G02             F          133,000.00         ZZ
                                         360        132,801.96          1
                                       7.500            929.96         95
                                       7.250            929.96
    KINGWOOD         TX   77339          1            10/31/01         04
    0413122318                           03           12/01/01         30
    0413122318                           O            11/01/31
    0


    6290894          E22/G02             F           80,000.00         ZZ
                                         360         79,889.52          1
                                       7.875            580.06         76
                                       7.625            580.06
    MESQUITE         TX   75150          5            10/26/01         00
    0413162389                           05           12/01/01          0
    0413162389                           O            11/01/31
    0


    6291512          E82/G02             F          132,300.00         ZZ
                                         360        132,092.96          1
                                       7.250            902.52         79
                                       7.000            902.52
    TUALATIN         OR   97062          2            10/26/01         00
    0400515243                           05           12/01/01          0
1


    6291512                              O            11/01/31
    0


    6291542          E82/G02             F           81,100.00         ZZ
                                         360         81,030.18          1
                                       6.750            526.01         65
                                       6.500            526.01
    ROCKLIN          CA   95677          2            10/31/01         00
    0400533329                           05           01/01/02          0
    1966898                              O            12/01/31
    0


    6296072          700/G02             F          163,000.00         ZZ
                                         360        162,866.39          4
                                       7.000          1,084.44         68
                                       6.750          1,084.44
    MONTCLAIR        CA   91763          5            11/16/01         00
    0433461027                           05           01/01/02          0
    00261735                             O            12/01/31
    0


    6299696          B44/G02             F           84,071.00         ZZ
                                         360         84,008.60          1
                                       7.500            587.84         95
                                       7.250            587.84
    CALDWELL         ID   83605          1            11/15/01         11
    0433435039                           03           01/01/02         30
    4001120                              O            12/01/31
    0


    6303990          B57/G02             F          300,000.00         ZZ
                                         360        299,728.80          1
                                       6.500          1,896.20         77
                                       6.250          1,896.20
    LOS ANGELES      CA   91326          5            11/19/01         00
    0433429800                           05           01/01/02          0
    2118669                              O            12/01/31
    0


    6305136          076/076             F          368,590.00         ZZ
                                         360        367,405.18          3
                                       8.125          2,736.77         90
                                       7.875          2,736.77
    LONG BEACH       CA   90814          1            07/31/01         12
    5549684                              05           10/01/01         25
    5549684                              O            09/01/31
    0


1


    6305968          163/G02             F          520,000.00         ZZ
                                         360        519,573.75          1
                                       7.000          3,459.58         80
                                       6.750          3,459.58
    BROOKLYN         NY   11209          1            11/16/01         00
    0433512845                           05           01/01/02          0
    1000292712                           O            12/01/31
    0


    6307232          A35/G02             F          283,200.00         ZZ
                                         360        282,734.37          4
                                       7.000          1,884.14         80
                                       6.750          1,884.14
    STATEN ISLAND    NY   10303          2            10/24/01         00
    0433471539                           05           12/01/01          0
    12325                                N            11/01/31
    0


    6308500          588/G02             F          217,600.00         ZZ
                                         360        217,600.00          1
                                       7.625          1,540.16         80
                                       7.375          1,540.16
    WASHINGTON       DC   20008          1            12/21/01         00
    0433530938                           01           02/01/02          0
    1052599                              N            01/01/32
    0


    6317040          U05/G02             F          180,000.00         T
                                         360        179,866.41          1
                                       7.500          1,258.59         80
                                       7.250          1,258.59
    FLAGSTAFF        AZ   85001          5            11/08/01         00
    0433441359                           05           01/01/02          0
    3146833                              O            12/01/31
    0


    6319618          E22/G02             F           72,000.00         ZZ
                                         360         71,905.48          1
                                       8.125            534.60         90
                                       7.875            534.60
    HAZEL GREEN      AL   35750          5            10/29/01         01
    0413074899                           05           12/01/01         25
    0413074899                           O            11/01/31
    0


    6319668          E22/G02             F          126,000.00         ZZ
                                         360        125,834.60          4
                                       8.125            935.55         90
                                       7.875            935.55
1


    METAIRIE         LA   70003          1            11/02/01         04
    0413137159                           05           12/01/01         25
    0413137159                           N            11/01/31
    0


    6319742          E22/G02             F           84,000.00         ZZ
                                         360         83,882.97          1
                                       7.875            609.06         75
                                       7.625            609.06
    EATSPOINTE       MI   48021          5            10/29/01         00
    0413181769                           05           12/01/01          0
    0413181769                           O            11/01/31
    0


    6319748          E22/G02             F          108,000.00         ZZ
                                         360        107,830.99          1
                                       7.250            736.75         80
                                       7.000            736.75
    WEATHERFORD      TX   76086          5            10/26/01         00
    0413183500                           05           12/01/01          0
    0413183500                           O            11/01/31
    0


    6319810          E22/G02             F          126,000.00         ZZ
                                         360        125,834.60          4
                                       8.125            935.55         90
                                       7.875            935.55
    METAIRIE         LA   70003          1            11/02/01         04
    0413216318                           05           12/01/01         25
    0413216318                           N            11/01/31
    0


    6319812          E22/G02             F          126,000.00         ZZ
                                         360        125,834.60          4
                                       8.125            935.55         90
                                       7.875            935.55
    METAIRIE         LA   70003          1            11/02/01         04
    0413216326                           05           12/01/01         25
    0413216326                           N            11/01/31
    0


    6319814          E22/G02             F          126,000.00         ZZ
                                         360        125,834.60          4
                                       8.125            935.55         90
                                       7.875            935.55
    METAIRIE         LA   70003          1            11/02/01         04
    0413216334                           05           12/01/01         25
    0413216334                           N            11/01/31
    0
1




    6322710          G18/G02             F          336,000.00         ZZ
                                         360        335,744.33          1
                                       7.375          2,320.67         80
                                       7.125          2,320.67
    PRIOR LAKE       MN   55372          5            11/13/01         00
    0433425410                           05           01/01/02          0
    03SL20200600                         O            12/01/31
    0


    6325330          664/G02             F          300,000.00         ZZ
                                         360        299,101.02          1
                                       7.500          2,097.65         79
                                       7.250          2,097.65
    CHINO HILLS      CA   91709          1            08/14/01         00
    0433307923                           05           10/01/01          0
    0008109225                           O            09/01/31
    0


    6326502          420/G02             F          460,000.00         ZZ
                                         360        459,613.55          1
                                       6.875          3,021.87         28
                                       6.625          3,021.87
    PENNGROVE        CA   94951          2            11/08/01         00
    0433433091                           05           01/01/02          0
    71002750                             O            12/01/31
    0


    6326966          624/G02             F          247,000.00         ZZ
                                         360        246,787.34          1
                                       6.750          1,602.04         53
                                       6.500          1,602.04
    CLAREMONT        CA   91711          5            11/07/01         00
    0433426749                           05           01/01/02          0
    3490011235                           O            12/01/31
    0


    6326994          964/G02             F           77,600.00         ZZ
                                         360         77,389.65          1
                                       8.000            569.40         80
                                       7.750            569.40
    SCOTTSDALE       AZ   85251          5            08/15/01         00
    0433322567                           01           10/01/01          0
    136143                               N            09/01/31
    0


    6328384          069/G02             F          380,000.00         ZZ
                                         360        379,680.75          1
1


                                       6.875          2,496.33         64
                                       6.625          2,496.33
    LAGUNA NIGUEL    CA   92677          5            11/13/01         00
    0433483625                           05           01/01/02          0
    88231527                             O            12/01/31
    0


    6329136          M18/G02             F          241,800.00         ZZ
                                         360        241,616.01          1
                                       7.375          1,670.05         90
                                       7.125          1,670.05
    SANTA ANA        CA   92704          1            11/08/01         04
    0433527090                           05           01/01/02         25
    980101465                            O            12/01/31
    0


    6332968          G18/G02             F          400,000.00         ZZ
                                         360        399,342.33          1
                                       7.000          2,661.21         79
                                       6.750          2,661.21
    BURNSVILLE       MN   55306          5            10/23/01         00
    0433449568                           05           12/01/01          0
    03JL00105500                         O            11/01/31
    0


    6336168          B39/G02             F          156,750.00         ZZ
                                         360        156,639.36          1
                                       7.750          1,122.98         95
                                       7.500          1,122.98
    FRIDLEY          MN   55432          5            11/09/01         04
    0433423183                           05           01/01/02         30
    20012745F                            O            12/01/31
    0


    6336684          286/286             F           30,150.00         ZZ
                                         360         30,094.80          1
                                       8.500            231.83         90
                                       8.250            231.83
    WICHITA          KS   67211          2            09/13/01         11
    549364                               05           11/01/01         25
    549364                               N            10/01/31
    0


    6336708          286/286             F           87,120.00         ZZ
                                         360         86,870.56          1
                                       7.875            631.69         90
                                       7.625            631.69
    CANAL FULTON     OH   44614          1            08/31/01         11
    533352                               03           10/01/01         25
1


    533352                               O            09/01/31
    0


    6336718          286/286             F           49,600.00         ZZ
                                         360         49,499.48          1
                                       8.000            363.95         80
                                       7.750            363.95
    INDIANAPOLIS     IN   46218          5            09/05/01         00
    535065                               05           11/01/01          0
    535065                               N            10/01/31
    0


    6336720          286/286             F           69,600.00         ZZ
                                         360         69,455.36          1
                                       7.875            504.65         80
                                       7.625            504.65
    INDIANAPOLIS     IN   46237          5            09/05/01         00
    535092                               05           11/01/01          0
    535092                               N            10/01/31
    0


    6336724          286/286             F           94,500.00         ZZ
                                         360         94,264.32          3
                                       7.750            677.01         70
                                       7.500            677.01
    PHOENIX          AZ   85032          5            09/17/01         00
    578715                               05           11/01/01          0
    578715                               N            10/01/31
    0


    6336726          286/286             F           33,000.00         ZZ
                                         360         32,938.32          1
                                       8.500            253.75         66
                                       8.250            253.75
    FORT WAYNE       IN   46806          5            09/11/01         00
    551322                               05           11/01/01          0
    551322                               N            10/01/31
    0


    6336732          286/286             F          159,600.00         ZZ
                                         360        159,390.09          1
                                       8.125          1,185.03         95
                                       7.875          1,185.03
    EAST ORANGE      NJ   07017          1            10/11/01         12
    234483                               05           12/01/01         30
    234483                               O            11/01/31
    0


1


    6336748          286/286             F          127,900.00         ZZ
                                         360        127,570.35          1
                                       8.250            960.88         80
                                       8.000            960.88
    MARENGO          OH   43334          1            08/31/01         00
    519122                               05           10/01/01          0
    519122                               O            09/01/31
    0


    6336752          286/286             F           42,900.00         ZZ
                                         360         42,808.55          1
                                       7.750            307.35         65
                                       7.500            307.35
    PHOENIX          AZ   85013          5            09/18/01         00
    569930                               01           11/01/01          0
    569930                               N            10/01/31
    0


    6336764          286/286             F          140,000.00         ZZ
                                         360        139,701.65          1
                                       7.750          1,002.98         80
                                       7.500          1,002.98
    ODENTON          MD   21113          1            09/25/01         00
    542597                               05           11/01/01          0
    542597                               O            10/01/31
    0


    6336766          286/286             F           99,900.00         ZZ
                                         360         99,687.09          1
                                       7.750            715.70         90
                                       7.500            715.70
    STERLING HEIGHT  MI   48312          5            09/20/01         21
    322875                               01           11/01/01         25
    322875                               O            10/01/31
    0


    6336768          286/286             F           71,000.00         ZZ
                                         360         70,848.67          1
                                       7.750            508.66         74
                                       7.500            508.66
    PITTSFIELD       MA   01201          5            09/11/01         00
    511712                               05           11/01/01          0
    511712                               O            10/01/31
    0


    6336780          286/286             F          147,000.00         ZZ
                                         360        146,603.15          1
                                       7.250          1,002.80         74
                                       7.000          1,002.80
1


    ROANOKE          VA   24014          5            09/10/01         00
    520948                               05           11/01/01          0
    520948                               O            10/01/31
    0


    6336796          286/286             F           85,000.00         ZZ
                                         360         84,582.36          1
                                       7.875            616.31         78
                                       7.625            616.31
    MIAMI            FL   33175          5            05/25/01         00
    364651                               01           07/01/01          0
    364651                               O            06/01/31
    0


    6336818          286/286             F          190,500.00         ZZ
                                         360        190,094.01          2
                                       7.750          1,364.77         60
                                       7.500          1,364.77
    REVERE           MA   02151          2            09/26/01         00
    573040                               05           11/01/01          0
    573040                               O            10/01/31
    0


    6336820          286/286             F          140,100.00         ZZ
                                         360        139,744.86          1
                                       6.875            920.36         80
                                       6.625            920.36
    WADSWORTH        OH   44281          1            09/21/01         00
    562397                               05           11/01/01          0
    562397                               O            10/01/31
    0


    6336828          286/286             F           90,000.00         ZZ
                                         360         89,795.17          1
                                       7.500            629.30         90
                                       7.250            629.30
    PRESCOTT         AR   71857          5            09/19/01         11
    551814                               05           11/01/01         25
    551814                               O            10/01/31
    0


    6336846          286/286             F           52,500.00         ZZ
                                         360         52,393.61          1
                                       8.000            385.23         58
                                       7.750            385.23
    PHOENIX          AZ   85012          5            09/10/01         00
    566942                               05           11/01/01          0
    566942                               N            10/01/31
    0
1




    6336852          286/286             F           83,700.00         ZZ
                                         360         83,449.08          1
                                       7.875            606.89         90
                                       7.625            606.89
    HALLANDALE       FL   33009          1            08/27/01         01
    533290                               01           10/01/01         25
    533290                               O            09/01/31
    0


    6336862          286/286             F           82,500.00         ZZ
                                         360         82,356.56          1
                                       8.750            649.03         75
                                       8.500            649.03
    ATLANTA          GA   30318          5            09/07/01         00
    444918                               05           11/01/01          0
    444918                               N            10/01/31
    0


    6336906          286/286             F          155,000.00         ZZ
                                         360        154,635.04          1
                                       7.250          1,057.38         74
                                       7.000          1,057.38
    SEDONA           AZ   86336          5            08/31/01         00
    540169                               05           11/01/01          0
    540169                               O            10/01/31
    0


    6336912          286/286             F          156,800.00         ZZ
                                         360        156,421.57          1
                                       7.125          1,056.40         80
                                       6.875          1,056.40
    CAVE CREEK       AZ   85331          2            09/18/01         00
    570716                               03           11/01/01          0
    570716                               O            10/01/31
    0


    6336916          286/286             F          120,000.00         ZZ
                                         360        119,646.98          1
                                       7.500            839.06         80
                                       7.250            839.06
    HENDERSON        NV   89014          5            09/25/01         00
    589434                               03           11/01/01          0
    589434                               O            10/01/31
    0


    6336922          286/286             F           70,000.00         ZZ
                                         360         69,858.14          1
1


                                       8.000            513.64         65
                                       7.750            513.64
    SCOTTSDALE       AZ   85251          5            09/07/01         00
    565627                               03           11/01/01          0
    565627                               O            10/01/31
    0


    6336932          286/286             F          145,000.00         ZZ
                                         360        144,080.31          1
                                       7.000            964.69         39
                                       6.750            964.69
    QUEEN CREEK      AZ   85242          5            09/18/01         00
    572641                               05           11/01/01          0
    572641                               O            10/01/31
    0


    6336936          286/286             F           80,000.00         ZZ
                                         360         79,672.50          1
                                       8.375            608.06         90
                                       8.125            608.06
    DRUMS            PA   18222          1            08/29/01         11
    508931                               05           10/01/01         25
    508931                               O            09/01/31
    0


    6336940          286/286             F          130,000.00         ZZ
                                         360        129,680.67          1
                                       7.250            886.83         57
                                       7.000            886.83
    AUSTIN           TX   78757          1            09/05/01         00
    516484                               05           11/01/01          0
    516484                               O            10/01/31
    0


    6336958          286/286             F           98,994.00         ZZ
                                         360         98,783.02          1
                                       7.750            709.21         80
                                       7.500            709.21
    OWENSBORO        KY   42303          1            09/07/01         00
    394839                               05           11/01/01          0
    394839                               O            10/01/31
    0


    6336960          286/286             F          127,900.00         ZZ
                                         360        127,627.41          1
                                       7.750            916.30         80
                                       7.500            916.30
    BOWIE            MD   20716          1            09/25/01         00
    550214                               05           11/01/01          0
1


    550214                               O            10/01/31
    0


    6336970          286/286             F           84,000.00         ZZ
                                         360         83,811.78          1
                                       7.500            587.35         75
                                       7.250            587.35
    CHANDLER         AZ   85225          5            09/20/01         00
    561686                               03           11/01/01          0
    561686                               N            10/01/31
    0


    6336976          286/286             F          137,700.00         ZZ
                                         360        137,434.75          1
                                       8.250          1,034.50         90
                                       8.000          1,034.50
    ABERDEEN         NJ   07747          1            09/26/01         11
    508339                               05           11/01/01         25
    508339                               O            10/01/31
    0


    6336978          286/286             F          140,000.00         ZZ
                                         360        139,594.48          1
                                       7.250            955.05         78
                                       7.000            955.05
    WAREHAM          MA   02571          5            09/17/01         00
    554946                               05           11/01/01          0
    554946                               O            10/01/31
    0


    6336982          286/286             F          112,000.00         ZZ
                                         360        111,761.29          1
                                       7.750            802.39         80
                                       7.500            802.39
    RAVENNA          OH   44266          1            09/14/01         00
    535658                               05           11/01/01          0
    535658                               O            10/01/31
    0


    6336990          286/286             F           66,000.00         ZZ
                                         360         65,807.08          1
                                       7.625            467.15         60
                                       7.375            467.15
    FOREST PARK      IL   60130          1            08/27/01         00
    521256                               05           10/01/01          0
    521256                               O            09/01/31
    0


1


    6336998          286/286             F          107,200.00         ZZ
                                         360        106,993.51          1
                                       8.250            805.36         80
                                       8.000            805.36
    GRAIN VALLEY     MO   64029          5            09/04/01         00
    389538                               05           11/01/01          0
    389538                               O            10/01/31
    0


    6337010          286/286             F          126,000.00         ZZ
                                         360        124,807.31          4
                                       7.500            881.02         90
                                       7.250            881.02
    YONKERS          NY   10701          1            08/28/01         21
    406051                               05           10/01/01         25
    406051                               O            09/01/31
    0


    6337018          286/286             F          101,750.00         ZZ
                                         360        101,501.17          1
                                       7.875            737.76         80
                                       7.625            737.76
    CRESWELL         OR   97426          1            09/13/01         00
    554397                               05           11/01/01          0
    554397                               O            10/01/31
    0


    6337052          286/286             F           76,000.00         T
                                         360         75,793.94          1
                                       8.000            557.67         80
                                       7.750            557.67
    DETROIT          MI   48215          2            08/31/01         00
    322794                               05           10/01/01          0
    322794                               O            09/01/31
    0


    6337078          286/286             F          148,000.00         ZZ
                                         360        147,668.41          2
                                       7.500          1,034.84         80
                                       7.250          1,034.84
    NORTH BRUNSWICK  NJ   08902          1            09/19/01         00
    179555                               05           11/01/01          0
    179555                               O            10/01/31
    0


    6337082          286/286             F           88,000.00         ZZ
                                         360         87,830.48          3
                                       8.250            661.12         88
                                       8.000            661.12
1


    WOONSOCKET       RI   02895          5            08/31/01         12
    551303                               05           11/01/01         25
    551303                               O            10/01/31
    0


    6337088          286/286             F          180,000.00         ZZ
                                         360        179,625.92          2
                                       7.875          1,305.13         60
                                       7.625          1,305.13
    BRONX            NY   10465          5            09/21/01         00
    550565                               05           11/01/01          0
    550565                               O            10/01/31
    0


    6337090          286/286             F           65,000.00         ZZ
                                         360         64,092.32          1
                                       7.625            460.07         57
                                       7.375            460.07
    PROVIDENCE       RI   02909          2            08/31/01         00
    460275                               05           11/01/01          0
    460275                               O            10/01/31
    0


    6337098          286/286             F          139,000.00         ZZ
                                         360        138,696.25          1
                                       7.625            983.84         60
                                       7.375            983.84
    THORNTON         CO   80241          5            09/24/01         00
    322755                               03           11/01/01          0
    322755                               O            10/01/31
    0


    6337106          286/286             F          125,000.00         ZZ
                                         360        124,643.65          1
                                       7.750            895.52         75
                                       7.500            895.52
    AURORA           CO   80017          5            08/28/01         00
    551134                               05           10/01/01          0
    551134                               O            09/01/31
    0


    6337110          286/286             F          138,800.00         T
                                         360        138,353.61          1
                                       7.750            994.39         80
                                       7.500            994.39
    MENTOR           OH   44060          1            08/22/01         00
    497455                               01           10/01/01          0
    497455                               O            09/01/31
    0
1




    6337124          286/286             F          108,400.00         ZZ
                                         360        108,168.96          1
                                       7.750            776.60         80
                                       7.500            776.60
    NORMAL           IL   61761          1            09/17/01         00
    447052                               03           11/01/01          0
    447052                               O            10/01/31
    0


    6337128          286/286             F          108,800.00         ZZ
                                         360        108,106.10          1
                                       7.375            751.46         80
                                       7.125            751.46
    SCOTTSDALE       AZ   85253          2            08/27/01         00
    533002                               05           10/01/01          0
    533002                               O            09/01/31
    0


    6337132          286/286             F          136,000.00         ZZ
                                         360        135,478.53          1
                                       7.375            939.32         80
                                       7.125            939.32
    ST LOUIS         MO   63123          5            09/20/01         00
    574563                               05           11/01/01          0
    574563                               O            10/01/31
    0


    6337134          286/286             F           68,000.00         ZZ
                                         360         67,820.26          2
                                       8.125            504.90         80
                                       7.875            504.90
    DADE CITY        FL   33523          2            08/30/01         00
    547101                               05           10/01/01          0
    547101                               O            09/01/31
    0


    6337138          286/286             F           54,000.00         ZZ
                                         360         53,887.78          1
                                       7.875            391.54         75
                                       7.625            391.54
    ARIZONA CITY     AZ   85223          5            09/25/01         00
    561904                               05           11/01/01          0
    561904                               N            10/01/31
    0


    6337154          286/286             F          105,600.00         ZZ
                                         360        105,306.40          1
1


                                       7.875            765.68         80
                                       7.625            765.68
    AUSTIN           TX   78729          1            08/28/01         00
    554637                               05           10/01/01          0
    554637                               O            09/01/31
    0


    6337168          286/286             F          160,000.00         ZZ
                                         360        159,659.02          1
                                       7.750          1,146.26         77
                                       7.500          1,146.26
    LYNCHBURG        OH   45142          5            09/24/01         00
    535273                               05           11/01/01          0
    535273                               O            10/01/31
    0


    6337170          286/286             F           38,250.00         ZZ
                                         360         38,016.74          1
                                       7.875            277.34         75
                                       7.625            277.34
    BATTLE CREEK     MI   49017          5            08/30/01         00
    519186                               05           10/01/01          0
    519186                               N            09/01/31
    0


    6337172          286/286             F           98,160.00         ZZ
                                         360         97,861.88          1
                                       7.500            686.35         80
                                       7.250            686.35
    STAUNTON         VA   24401          1            08/30/01         00
    101872                               05           10/01/01          0
    101872                               O            09/01/31
    0


    6337178          286/286             F           80,000.00         ZZ
                                         360         79,802.10          1
                                       7.000            532.25         77
                                       6.750            532.25
    PITTSBURG        MO   65724          2            09/24/01         00
    271886                               05           11/01/01          0
    271886                               O            10/01/31
    0


    6337184          286/286             F           47,000.00         ZZ
                                         360         46,800.96          1
                                       8.000            344.87         63
                                       7.750            344.87
    SOUTH BEND       IN   46617          5            09/25/01         00
    541642                               05           11/01/01          0
1


    541642                               N            10/01/31
    0


    6337194          286/286             F          137,340.00         ZZ
                                         360        137,082.09          1
                                       8.375          1,043.89         90
                                       8.125          1,043.89
    KANSAS CITY      MO   64109          1            09/19/01         11
    564494                               05           11/01/01         25
    564494                               O            10/01/31
    0


    6337196          286/286             F          119,000.00         ZZ
                                         360        118,634.42          1
                                       7.375            821.91         80
                                       7.125            821.91
    CHANDLER         AZ   85225          1            08/16/01         00
    516826                               05           10/01/01          0
    516826                               O            09/01/31
    0


    6337204          286/286             F          102,000.00         ZZ
                                         360        101,758.83          1
                                       7.250            695.82         85
                                       7.000            695.82
    CHARLOTTE        NC   28269          1            09/21/01         12
    566351                               05           11/01/01         12
    566351                               O            10/01/31
    0


    6337206          286/286             F          130,500.00         ZZ
                                         360        129,742.77          1
                                       6.750            846.43         89
                                       6.500            846.43
    BLUE SPRINGS     MO   64014          5            08/31/01         11
    547578                               05           11/01/01         25
    547578                               O            10/01/31
    0


    6337208          286/286             F          118,500.00         ZZ
                                         360        118,206.87          1
                                       7.000            788.39         78
                                       6.750            788.39
    WALDORF          MD   20602          5            09/26/01         00
    580776                               05           11/01/01          0
    580776                               O            10/01/31
    0


1


    6337214          286/286             F          104,000.00         ZZ
                                         360        103,769.62          1
                                       7.750            745.07         80
                                       7.500            745.07
    MILAN            OH   44846          1            09/21/01         00
    553358                               05           11/01/01          0
    553358                               O            10/01/31
    0


    6337266          286/286             F          124,320.00         ZZ
                                         360        124,041.48          1
                                       7.500            869.26         80
                                       7.250            869.26
    PORT ORCHARD     WA   98366          1            09/04/01         00
    9937892                              03           11/01/01          0
    9937892                              O            10/01/31
    0


    6337286          286/286             F           66,600.00         ZZ
                                         360         66,246.91          1
                                       7.875            482.90         90
                                       7.625            482.90
    LIVINGSTON       MT   59047          1            08/09/01         11
    9877178                              05           10/01/01         25
    9877178                              O            09/01/31
    0


    6337300          286/286             F          140,000.00         ZZ
                                         360        139,559.15          1
                                       7.250            955.05         79
                                       7.000            955.05
    WILLITS          CA   95490          5            08/30/01         00
    9882487                              05           10/01/01          0
    9882487                              O            09/01/31
    0


    6337302          286/286             F           85,400.00         ZZ
                                         360         85,179.92          1
                                       8.250            641.58         90
                                       8.000            641.58
    WILSONVILLE      OR   97070          1            08/22/01         11
    9885461                              01           10/01/01         25
    9885461                              O            09/01/31
    0


    6337304          286/286             F          112,000.00         ZZ
                                         360        111,664.39          1
                                       7.500            783.12         80
                                       7.250            783.12
1


    TEMPE            AZ   85283          5            08/25/01         00
    9891482                              05           10/01/01          0
    9891482                              O            09/01/31
    0


    6337308          286/286             F           60,000.00         ZZ
                                         360         59,872.13          1
                                       7.750            429.85         55
                                       7.500            429.85
    CAMAS            WA   98607          5            09/10/01         00
    9894845                              05           11/01/01          0
    9894845                              N            10/01/31
    0


    6337330          286/286             F          162,750.00         ZZ
                                         360        162,138.49          1
                                       7.500          1,137.97         75
                                       7.250          1,137.97
    MARYSVILLE       WA   98271          5            07/02/01         00
    9862182                              05           09/01/01          0
    9862182                              O            08/01/31
    0


    6337340          286/286             F           61,500.00         ZZ
                                         360         61,384.53          1
                                       8.375            467.44         75
                                       8.125            467.44
    LITHONIA         GA   30058          5            09/05/01         00
    9892430                              05           11/01/01          0
    9892430                              N            10/01/31
    0


    6337360          286/286             F          128,800.00         ZZ
                                         360        128,414.04          1
                                       7.500            900.59         80
                                       7.250            900.59
    CEDAR RAPIDS     IA   52411          1            08/30/01         00
    9882070                              05           10/01/01          0
    9882070                              O            09/01/31
    0


    6337380          286/286             F          164,000.00         ZZ
                                         360        163,456.27          1
                                       7.750          1,174.92         79
                                       7.500          1,174.92
    MAPLE VALLEY     WA   98038          5            08/29/01         00
    9887394                              05           10/01/01          0
    9887394                              O            09/01/31
    0
1




    6337392          286/286             F           42,750.00         ZZ
                                         360         42,654.24          2
                                       7.500            298.91         95
                                       7.250            298.91
    INDIANAPOLIS     IN   46208          1            09/21/01         10
    9892483                              05           11/01/01         30
    9892483                              O            10/01/31
    0


    6337402          286/286             F           84,800.00         ZZ
                                         360         84,640.78          1
                                       8.375            644.54         80
                                       8.125            644.54
    DAYTONA BEACH    FL   32118          5            09/10/01         00
    9892989                              05           11/01/01          0
    9892989                              O            10/01/31
    0


    6337408          286/286             F          166,000.00         ZZ
                                         360        165,604.36          1
                                       7.875          1,203.62         77
                                       7.625          1,203.62
    WESTMINSTER      MD   21157          5            09/19/01         00
    9885572                              05           11/01/01          0
    9885572                              O            10/01/31
    0


    6337414          286/286             F           88,000.00         ZZ
                                         360         87,743.12          1
                                       8.750            692.30         80
                                       8.500            692.30
    SOAP LAKE        WA   98851          5            07/09/01         00
    9867639                              05           09/01/01          0
    9867639                              O            08/01/31
    0


    6337420          286/286             F          137,600.00         ZZ
                                         360        137,155.91          1
                                       7.125            927.04         80
                                       6.875            927.04
    AUBURN           WA   98092          5            08/22/01         00
    9880046                              05           10/01/01          0
    9880046                              O            09/01/31
    0


    6337428          286/286             F          108,000.00         ZZ
                                         360        107,757.48          1
1


                                       7.500            755.15         80
                                       7.250            755.15
    APACHE JUNCTION  AZ   85220          5            09/10/01         00
    9887718                              03           11/01/01          0
    9887718                              O            10/01/31
    0


    6337430          286/286             F          109,600.00         ZZ
                                         360        109,349.61          1
                                       7.500            766.34         80
                                       7.250            766.34
    RAINIER          WA   98576          5            09/12/01         00
    9889554                              05           11/01/01          0
    9889554                              O            10/01/31
    0


    6337708          286/286             F          113,000.00         ZZ
                                         360        112,740.44          2
                                       7.375            780.47         49
                                       7.125            780.47
    DENVER           CO   80210          2            09/11/01         00
    507881                               05           11/01/01          0
    507881                               O            10/01/31
    0


    6337714          286/286             F          171,000.00         ZZ
                                         360        170,644.64          1
                                       7.875          1,239.87         48
                                       7.625          1,239.87
    KELLEYS ISLAND   OH   43438          5            09/17/01         00
    557834                               05           11/01/01          0
    557834                               O            10/01/31
    0


    6337720          286/286             F           70,000.00         ZZ
                                         360         69,800.42          1
                                       7.750            501.49         36
                                       7.500            501.49
    BLUE RIDGE       VA   24064          1            08/31/01         00
    478494                               05           10/01/01          0
    478494                               O            09/01/31
    0


    6337732          286/286             F          110,000.00         ZZ
                                         360        109,764.09          1
                                       7.875            797.58         20
                                       7.625            797.58
    MARBLEHEAD       OH   43440          5            09/07/01         00
    535502                               05           11/01/01          0
1


    535502                               O            10/01/31
    0


    6337734          286/286             F          165,000.00         ZZ
                                         360        164,517.75          2
                                       7.625          1,167.86         60
                                       7.375          1,167.86
    WEST QUINCY      MA   02169          2            08/27/01         00
    515810                               05           10/01/01          0
    515810                               O            09/01/31
    0


    6337738          286/286             F          121,700.00         ZZ
                                         360        121,425.23          1
                                       8.375            925.01         88
                                       8.125            925.01
    ELKHART LAKE     WI   53020          2            09/14/01         12
    559837                               05           11/01/01         25
    559837                               O            10/01/31
    0


    6337740          286/286             F          101,000.00         ZZ
                                         360        100,748.10          1
                                       7.750            723.58         49
                                       7.500            723.58
    WILTON MANORS    FL   33334          1            09/20/01         00
    9895994                              05           11/01/01          0
    9895994                              O            10/01/31
    0


    6343124          L16/G02             F          344,000.00         ZZ
                                         360        343,718.03          1
                                       7.000          2,288.64         73
                                       6.750          2,288.64
    LAS VEGAS        NV   89130          5            11/16/01         00
    0433434016                           05           01/01/02          0
    W0111058                             O            12/01/31
    0


    6345066          E22/G02             F           99,750.00         ZZ
                                         360         99,612.25          1
                                       7.875            723.26         95
                                       7.625            723.26
    MARGATE          FL   33063          5            10/30/01         01
    0413103094                           09           12/01/01         30
    0413103094                           O            11/01/31
    0


1


    6345120          E22/G02             F           33,250.00         ZZ
                                         360         33,206.35          1
                                       8.125            246.88         95
                                       7.875            246.88
    GADSDEN          AL   35903          2            10/29/01         04
    0413133372                           05           12/01/01         30
    0413133372                           O            11/01/31
    0


    6345156          E22/G02             F           89,000.00         ZZ
                                         360         88,860.72          1
                                       7.250            607.14         50
                                       7.000            607.14
    FORT WORTH       TX   76109          5            10/29/01         00
    0413155888                           05           12/01/01          0
    0413155888                           O            11/01/31
    0


    6345192          E22/G02             F          101,600.00         ZZ
                                         360        101,512.52          1
                                       6.750            658.98         80
                                       6.500            658.98
    ANNISTON         AL   36207          5            10/31/01         00
    0413169301                           05           01/01/02          0
    0413169301                           O            12/01/31
    0


    6345278          E22/G02             F           72,000.00         ZZ
                                         360         71,905.48          1
                                       8.125            534.60         80
                                       7.875            534.60
    DETROIT          MI   48223          5            10/31/01         00
    0413207416                           05           12/01/01          0
    0413207416                           O            11/01/31
    0


    6345292          E22/G02             F          100,000.00         ZZ
                                         360         99,763.04          1
                                       6.625            640.31         60
                                       6.375            640.31
    AUSTIN           TX   78737          5            10/30/01         00
    0413213778                           05           12/01/01          0
    0413213778                           O            11/01/31
    0


    6345312          E22/G02             F          253,600.00         ZZ
                                         360        253,240.87          3
                                       7.750          1,816.82         80
                                       7.500          1,816.82
1


    PEABODY          MA   01960          2            10/30/01         00
    0413221920                           05           12/01/01          0
    0413221920                           O            11/01/31
    0


    6347228          N74/G02             F          104,500.00         ZZ
                                         360        104,422.45          1
                                       7.500            730.68         95
                                       7.250            730.68
    SUMTER           SC   29150          5            11/08/01         01
    0433402609                           05           01/01/02         25
    0029505010                           O            12/01/31
    0


    6347246          758/G02             F          320,000.00         ZZ
                                         360        319,737.70          1
                                       7.000          2,128.97         80
                                       6.750          2,128.97
    HOUSTON          TX   77056          5            11/14/01         00
    0433435955                           03           01/01/02          0
    1                                    O            12/01/31
    0


    6347418          K15/G02             F           90,500.00         ZZ
                                         360         90,436.13          1
                                       7.750            648.35         90
                                       7.500            648.35
    MAPLE HEIGHTS    OH   44137          5            11/09/01         27
    0433395597                           05           01/01/02         25
    0286304249                           O            12/01/31
    0


    6349252          E23/G02             F          460,000.00         ZZ
                                         360        459,641.16          1
                                       7.250          3,138.01         80
                                       7.000          3,138.01
    SANTA ANA AREA   CA   92705          5            11/12/01         00
    0433429164                           09           01/01/02          0
    51009412                             O            12/01/31
    0


    6352954          964/G02             F          396,000.00         ZZ
                                         360        395,675.40          1
                                       7.000          2,634.60         80
                                       6.750          2,634.60
    SACRAMENTO       CA   95864          5            11/14/01         00
    0433501202                           05           01/01/02          0
    162952                               O            12/01/31
    0
1




    6353164          964/G02             F          344,000.00         ZZ
                                         360        343,718.03          1
                                       7.000          2,288.64         80
                                       6.750          2,288.64
    TORRANCE         CA   90501          1            11/08/01         00
    0433444304                           05           01/01/02          0
    156123                               O            12/01/31
    0


    6354060          B57/G02             F          396,000.00         ZZ
                                         360        395,650.62          1
                                       6.625          2,535.63         80
                                       6.375          2,535.63
    WOODLAND HILLS   CA   91367          5            11/08/01         00
    0433429883                           29           01/01/02          0
    2118051                              O            12/01/31
    0


    6354304          P34/G02             F          198,750.00         ZZ
                                         240        198,379.90          1
                                       7.250          1,570.88         75
                                       7.000          1,570.88
    WARWICK          RI   02888          5            11/08/01         00
    0433455730                           05           01/01/02          0
    414713                               O            12/01/21
    0


    6358908          T61/G02             F          730,000.00         ZZ
                                         360        728,913.07          1
                                       7.500          5,104.27         41
                                       7.250          5,104.27
    POTOMAC          MD   20854          1            10/05/01         00
    0433495702                           03           12/01/01          0
    BLAIR                                O            11/01/31
    0


    6361734          N74/G02             F           99,750.00         ZZ
                                         360         99,664.11          1
                                       6.750            646.98         95
                                       6.500            646.98
    THOMASVILLE      NC   27360          2            11/09/01         10
    0433399078                           05           01/01/02         30
    0029509010                           O            12/01/31
    0


    6363172          T44/G02             F          180,000.00         ZZ
                                         360        179,863.03          1
1


                                       7.375          1,243.22         79
                                       7.125          1,243.22
    GRASS VALLEY     CA   95945          5            11/28/01         00
    0433495066                           05           01/01/02          0
    1028216                              O            12/01/31
    0


    6364972          964/G02             F          184,850.00         ZZ
                                         360        184,694.71          1
                                       6.875          1,214.33         90
                                       6.625          1,214.33
    LINCOLNE         CA   95648          1            11/19/01         04
    0433488996                           05           01/01/02         25
    126666                               O            12/01/31
    0


    6365462          T44/G02             F          175,000.00         ZZ
                                         360        174,870.12          1
                                       7.500          1,223.63         84
                                       7.250          1,223.63
    DECATUR          GA   30030          1            11/29/01         01
    0433492063                           03           01/01/02         12
    1026046                              O            12/01/31
    0


    6366492          Q06/G02             F          114,750.00         ZZ
                                         360        114,646.26          1
                                       6.500            725.30         79
                                       6.250            725.30
    NORTH PROVIDENC  RI   02904          5            11/13/01         00
    0433392503                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6370118          L60/F27             F          105,000.00         ZZ
                                         360        104,667.56          1
                                       7.250            716.29         65
                                       7.000            716.29
    GILBERT          SC   29054          2            09/21/01         00
    6990425424                           05           11/01/01          0
    6990425424                           O            10/01/31
    0


    6370126          L60/F27             F          116,000.00         ZZ
                                         360        115,740.11          1
                                       7.500            811.09         80
                                       7.250            811.09
    SALUDA           NC   28773          1            09/20/01         00
    6990422131                           05           11/01/01          0
1


    6990422131                           O            10/01/31
    0


    6373600          B98/G02             F          384,000.00         ZZ
                                         360        383,399.07          1
                                       7.250          2,619.56         80
                                       7.000          2,619.56
    SAN JOSE         CA   95136          5            10/25/01         00
    0433425808                           05           12/01/01          0
    1                                    O            11/01/31
    0


    6376254          E22/G02             F           68,000.00         ZZ
                                         360         67,882.57          1
                                       6.750            441.05         77
                                       6.500            441.05
    BUCHANAN         VA   24066          5            11/01/01         00
    0413235227                           05           12/01/01          0
    0413235227                           O            11/01/31
    0


    6376808          E82/G02             F           95,200.00         ZZ
                                         360         95,123.87          1
                                       7.125            641.38         80
                                       6.875            641.38
    BEND             OR   97701          2            11/06/01         00
    0400529244                           05           01/01/02          0
    1843675                              N            12/01/31
    0


    6380692          K15/G02             F           64,800.00         ZZ
                                         360         64,756.52          1
                                       8.000            475.48         90
                                       7.750            475.48
    TOLLESON         AZ   85353          5            11/10/01         27
    0433394004                           05           01/01/02         25
    21705304059                          O            12/01/31
    0


    6381498          R65/G02             F          297,500.00         T
                                         360        297,250.07          1
                                       6.875          1,954.36         70
                                       6.625          1,954.36
    DANA POINT       CA   92629          5            11/14/01         00
    0433428240                           05           01/01/02          0
    1901565223                           O            12/01/31
    0


1


    6383550          E47/G02             F          376,000.00         ZZ
                                         360        375,699.32          1
                                       7.125          2,533.18         80
                                       6.875          2,533.18
    FREMONT          CA   94555          5            11/13/01         00
    0433541000                           05           01/01/02          0
    7333011714                           O            12/01/31
    0


    6384812          U05/G02             F           85,050.00         ZZ
                                         360         84,978.55          1
                                       6.875            558.72         90
                                       6.625            558.72
    TAMARAC          FL   33321          1            11/14/01         26
    0433444502                           01           01/01/02         25
    3180385                              O            12/01/31
    0


    6385844          455/G02             F          200,000.00         ZZ
                                         360        199,847.81          1
                                       7.375          1,381.36         80
                                       7.125          1,381.36
    LAWRENCEVILLE    GA   30043          2            11/09/01         00
    0433455201                           05           01/01/02          0
    09001623                             O            12/01/31
    0


    6386304          644/G02             F          195,000.00         ZZ
                                         360        194,851.62          1
                                       7.375          1,346.82         62
                                       7.125          1,346.82
    OREGON CITY      OR   97045          5            11/13/01         00
    0433514429                           05           01/01/02          0
    48003897                             O            12/01/31
    0


    6388868          N74/G02             F          152,000.00         ZZ
                                         360        151,859.22          1
                                       6.375            948.28         80
                                       6.125            948.28
    CHARLESTON       SC   29414          5            11/21/01         00
    0433433588                           05           01/01/02          0
    0029556010                           O            12/01/31
    0


    6389336          588/G02             F          260,000.00         ZZ
                                         360        259,797.17          1
                                       7.250          1,773.66         80
                                       7.000          1,773.66
1


    MAPLEWOOD TOWNS  NJ   07040          1            12/03/01         00
    0433494143                           05           01/01/02          0
    1051772                              O            12/01/31
    0


    6394046          738/G02             F          204,800.00         ZZ
                                         360        204,610.31          1
                                       6.375          1,277.69         80
                                       6.125          1,277.69
    EASLEY           SC   29642          5            11/16/01         00
    0433488855                           09           01/01/02          0
    40141198                             O            12/01/31
    0


    6396518          069/G02             F          448,000.00         ZZ
                                         360        447,614.28          1
                                       6.750          2,905.72         61
                                       6.500          2,905.72
    LAGUNA BEACH     CA   92651          2            11/09/01         00
    0433486297                           05           01/01/02          0
    88231774                             O            12/01/31
    0


    6398318          U05/G02             F          497,200.00         ZZ
                                         360        496,849.08          1
                                       7.750          3,562.00         79
                                       7.500          3,562.00
    GREEN OAKS       IL   60048          1            11/15/01         00
    0433431269                           05           01/01/02          0
    3178902                              O            12/01/31
    0


    6401360          E82/G02             F           90,000.00         ZZ
                                         360         89,928.03          1
                                       7.125            606.35         85
                                       6.875            606.35
    MOBILE           AL   36609          2            11/05/01         04
    0400513404                           05           01/01/02         12
    0400513404                           O            12/01/31
    0


    6404812          U05/G02             F          292,000.00         ZZ
                                         360        291,748.59          1
                                       6.750          1,893.91         80
                                       6.500          1,893.91
    CYPRESS          TX   77429          5            11/21/01         00
    0433477676                           05           01/01/02          0
    3183817                              O            12/01/31
    0
1




    6408348          E22/G02             F          110,700.00         ZZ
                                         360        110,513.47          1
                                       6.875            727.22         90
                                       6.625            727.22
    ACWORTH          GA   30102          5            11/02/01         10
    0413112889                           05           12/01/01         25
    0413112889                           O            11/01/31
    0


    6409368          588/G02             F          595,000.00         ZZ
                                         360        594,500.12          1
                                       6.875          3,908.73         70
                                       6.625          3,908.73
    SHORT HILLS      NJ   07078          1            11/13/01         00
    0433421815                           05           01/01/02          0
    1048505                              O            12/01/31
    0


    6409442          X08/G02             F          205,000.00         ZZ
                                         360        204,687.08          1
                                       7.375          1,415.88         48
                                       7.125          1,415.88
    JACKSON          WY   83001          2            10/24/01         00
    0433499704                           05           12/01/01          0
    6002127                              N            11/01/31
    0


    6415098          E47/G02             F          138,750.00         ZZ
                                         360        138,624.57          1
                                       6.500            876.99         68
                                       6.250            876.99
    ARVADA           CO   80002          5            11/15/01         00
    0433395373                           05           01/01/02          0
    7321011064                           O            12/01/31
    0


    6419308          313/G02             F          225,000.00         ZZ
                                         360        224,856.53          3
                                       8.250          1,690.35         90
                                       8.000          1,690.35
    CHICAGO          IL   60653          1            11/21/01         11
    0433426616                           05           01/01/02         25
    0008494767                           O            12/01/31
    0


    6421938          664/G02             F          206,250.00         ZZ
                                         360        205,236.61          1
1


                                       7.875          1,495.46         75
                                       7.625          1,495.46
    LAWRENCEVILLE    GA   30043          5            05/24/01         00
    0433329109                           03           07/01/01          0
    8093213                              O            06/01/31
    0


    6421966          664/G02             F          210,930.00         ZZ
                                         360        209,952.02          1
                                       7.375          1,456.85         79
                                       7.125          1,456.85
    SUMERVILLE       SC   29485          1            06/14/01         00
    0433327822                           03           08/01/01          0
    0008145351                           O            07/01/31
    0


    6422642          U05/G02             F          365,000.00         ZZ
                                         360        364,742.39          1
                                       7.750          2,614.90         77
                                       7.500          2,614.90
    SAN JOSE         CA   95132          5            11/30/01         00
    0433521168                           05           01/01/02          0
    3186219                              O            12/01/31
    0


    6426202          E86/G02             F          212,000.00         ZZ
                                         360        211,854.10          1
                                       7.875          1,537.15         80
                                       7.625          1,537.15
    STRATFORD        CT   06614          2            11/20/01         00
    0433436755                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6426702          964/G02             F          316,000.00         ZZ
                                         360        315,734.52          1
                                       6.875          2,075.90         78
                                       6.625          2,075.90
    GROVER BEACH     CA   93433          2            11/27/01         00
    0433495728                           03           01/01/02          0
    156039                               O            12/01/31
    0


    6427756          U05/G02             F          164,400.00         ZZ
                                         360        164,271.75          1
                                       7.250          1,121.50         80
                                       7.000          1,121.50
    DALLAS           TX   75238          5            11/16/01         00
    0433430808                           05           01/01/02          0
1


    3182275                              O            12/01/31
    0


    6428184          624/G02             F          164,500.00         ZZ
                                         360        164,374.83          1
                                       7.375          1,136.16         85
                                       7.125          1,136.16
    SANTA MARIA      CA   93454          1            11/13/01         11
    0433439478                           05           01/01/02         30
    72000510563F                         O            12/01/31
    0


    6430238          477/G02             F           50,000.00         ZZ
                                         360         49,964.71          1
                                       7.750            358.21         80
                                       7.500            358.21
    ENGLEWOOD        CO   80110          1            11/16/01         00
    0433513561                           01           01/01/02          0
    131682                               N            12/01/31
    0


    6433170          E22/G02             F          351,550.00         ZZ
                                         360        351,239.84          1
                                       6.625          2,251.01         79
                                       6.375          2,251.01
    LA MESA          CA   91941          2            11/02/01         00
    0413166729                           05           01/01/02          0
    0413166729                           O            12/01/31
    0


    6433238          E22/G02             F           44,000.00         ZZ
                                         360         43,970.47          1
                                       8.000            322.86         78
                                       7.750            322.86
    LAWTON           OK   73507          5            11/08/01         00
    0413223702                           05           01/01/02          0
    0413223702                           N            12/01/31
    0


    6433248          E22/G02             F           99,200.00         ZZ
                                         360         99,116.66          1
                                       6.875            651.67         80
                                       6.625            651.67
    ALABASTER        AL   35007          1            10/08/01         00
    0413229782                           05           01/01/02          0
    0413229782                           O            12/01/31
    0


1


    6434334          B57/G02             F          211,500.00         ZZ
                                         360        211,185.09          4
                                       7.500          1,478.84         90
                                       7.250          1,478.84
    LOS ANGELES      CA   91606          1            10/03/01         04
    0433432838                           05           12/01/01         25
    2116277                              O            11/01/31
    0


    6435710          F60/G02             F           53,100.00         ZZ
                                         360         53,062.53          1
                                       7.750            380.41         69
                                       7.500            380.41
    NEW ORLEANS      LA   70119          5            11/16/01         00
    0433454725                           05           01/01/02          0
    446692                               N            12/01/31
    0


    6436702          N74/G02             F          134,000.00         ZZ
                                         360        133,905.43          1
                                       7.750            959.99         93
                                       7.500            959.99
    KERNERSVILLE     NC   27284          2            11/14/01         10
    0433398930                           05           01/01/02         30
    0029521010                           O            12/01/31
    0


    6437514          B28/G02             F          112,500.00         ZZ
                                         360        112,310.42          1
                                       6.875            739.05         90
                                       6.625            739.05
    BOULDER          CO   80301          2            10/26/01         01
    0433395381                           01           12/01/01         30
    02900039                             O            11/01/31
    0


    6440746          964/G02             F          410,000.00         ZZ
                                         360        409,647.00          1
                                       6.750          2,659.25         80
                                       6.500          2,659.25
    YORBA LINDA      CA   92886          1            11/14/01         00
    0433476140                           05           01/01/02          0
    164175                               O            12/01/31
    0


    6443578          742/G02             F          440,000.00         ZZ
                                         360        439,621.17          1
                                       6.750          2,853.83         59
                                       6.500          2,853.83
1


    AVON             CT   06001          5            11/27/01         00
    0433447356                           05           01/01/02          0
    8628646                              O            12/01/31
    0


    6446280          944/G02             F          478,000.00         ZZ
                                         360        477,546.45          1
                                       6.250          2,943.13         66
                                       6.000          2,943.13
    SEAL BEACH       CA   90740          5            11/15/01         00
    0433477270                           05           01/01/02          0
    W01090730                            O            12/01/31
    0


    6447960          N47/G02             F          316,000.00         ZZ
                                         360        315,734.52          1
                                       6.875          2,075.90         73
                                       6.625          2,075.90
    SONORA           CA   95370          5            11/13/01         00
    0433424736                           05           01/01/02          0
    20212036                             O            12/01/31
    0


    6455596          700/G02             F          275,000.00         ZZ
                                         360        274,785.48          1
                                       7.250          1,875.98         89
                                       7.000          1,875.98
    ORANGE           CA   92868          1            11/15/01         01
    0433435609                           05           01/01/02         25
    00263313                             O            12/01/31
    0


    6458384          758/G02             F          581,250.00         ZZ
                                         360        580,761.68          1
                                       6.875          3,818.40         75
                                       6.625          3,818.40
    DALLAS           TX   75229          5            11/14/01         00
    0433434297                           05           01/01/02          0
    400955                               O            12/01/31
    0


    6460764          E22/G02             F           80,000.00         ZZ
                                         360         79,833.73          1
                                       7.875            580.06         59
                                       7.625            580.06
    MADISON HEIGHTS  MI   48071          5            09/24/01         00
    0413069899                           05           11/01/01          0
    0413069899                           O            10/01/31
    0
1




    6460786          E22/G02             F          112,000.00         ZZ
                                         360        111,893.73          1
                                       6.250            689.60         48
                                       6.000            689.60
    AUSTIN           TX   78756          5            11/05/01         00
    0413108085                           05           01/01/02          0
    0413108085                           O            12/01/31
    0


    6460802          E22/G02             F           80,000.00         ZZ
                                         360         79,940.63          1
                                       7.500            559.37         89
                                       7.250            559.37
    FORT WAYNE       IN   46807          5            11/05/01         04
    0413141797                           05           01/01/02         25
    0413141797                           O            12/01/31
    0


    6460826          E22/G02             F           83,000.00         ZZ
                                         360         82,838.40          1
                                       7.500            580.35         68
                                       7.250            580.35
    LOUISVILLE       KY   40258          1            11/09/01         00
    0413163569                           05           01/01/02          0
    0413163569                           O            12/01/31
    0


    6460940          E22/G02             F           83,700.00         ZZ
                                         360         83,645.25          1
                                       8.125            621.47         90
                                       7.875            621.47
    BAY CITY         MI   48708          5            11/06/01         04
    0413215500                           05           01/01/02         25
    0413215500                           O            12/01/31
    0


    6461922          E82/G02             F          105,350.00         ZZ
                                         360        105,261.50          1
                                       6.875            692.07         78
                                       6.625            692.07
    GRESHAM          OR   97030          2            11/12/01         00
    0400534350                           05           01/01/02          0
    1565342                              N            12/01/31
    0


    6461934          E82/G02             F          197,700.00         ZZ
                                         360        197,525.58          1
1


                                       6.625          1,265.89         77
                                       6.375          1,265.89
    UPPER MARLBORO   MD   20772          2            11/06/01         00
    0400531026                           03           01/01/02          0
    0400531026                           O            12/01/31
    0


    6461958          E82/G02             F          105,600.00         ZZ
                                         360        105,509.08          1
                                       6.750            684.92         80
                                       6.500            684.92
    GREELEY          CO   80631          2            11/06/01         00
    0400512331                           05           01/01/02          0
    1671865                              O            12/01/31
    0


    6461960          E82/G02             F           91,034.00         ZZ
                                         360         90,955.63          1
                                       6.750            590.44         80
                                       6.500            590.44
    SAN BERNARDINO   CA   92404          2            11/06/01         00
    0400524534                           05           01/01/02          0
    0400524534                           O            12/01/31
    0


    6466468          737/G02             F          237,500.00         ZZ
                                         360        237,336.55          3
                                       7.875          1,722.04         95
                                       7.625          1,722.04
    CHICAGO          IL   60649          1            11/27/01         01
    0433487741                           05           01/01/02         30
    2044739                              O            12/01/31
    0


    6468610          U62/G02             F          115,000.00         ZZ
                                         360        114,820.04          1
                                       7.250            784.50         80
                                       7.000            784.50
    HUMBLE           TX   77346          5            10/18/01         00
    0433406857                           05           12/01/01          0
    2001289079                           O            11/01/31
    0


    6471250          E11/G02             F          159,900.00         ZZ
                                         360        159,768.93          1
                                       7.000          1,063.82         80
                                       6.750          1,063.82
    BLAINE           MN   55449          1            11/29/01         00
    0433471307                           05           01/01/02          0
1


    1                                    O            12/01/31
    0


    6471694          K89/G02             F          157,500.00         ZZ
                                         360        157,396.97          2
                                       8.125          1,169.44         90
                                       7.875          1,169.44
    MIAMI            FL   33142          1            11/14/01         10
    0433447133                           05           01/01/02         25
    200111053                            N            12/01/31
    0


    6471994          964/G02             F          375,200.00         ZZ
                                         360        374,892.46          1
                                       7.000          2,496.21         80
                                       6.750          2,496.21
    YORBA LINDA      CA   92887          5            11/01/01         00
    0433427697                           05           01/01/02          0
    156722                               O            12/01/31
    0


    6473112          742/G02             F          170,000.00         ZZ
                                         360        169,870.64          1
                                       7.375          1,174.15         60
                                       7.125          1,174.15
    CHESTNUT RIDGE   NY   10977          5            11/21/01         00
    0433507084                           05           01/01/02          0
    8588253                              O            12/01/31
    0


    6474872          664/G02             F          393,350.00         ZZ
                                         360        391,698.84          1
                                       7.875          2,852.07         80
                                       7.625          2,852.07
    GILBERT          AZ   85296          1            06/01/01         00
    0433334257                           03           08/01/01          0
    0008141160                           N            07/01/31
    0


    6476184          664/G02             F          223,900.00         ZZ
                                         360        223,434.66          1
                                       7.875          1,623.44         80
                                       7.625          1,623.44
    QUINCY           MA   02171          1            09/13/01         00
    0433334166                           05           11/01/01          0
    0008341091                           O            10/01/31
    0


1


    6476954          B60/G02             F          290,000.00         ZZ
                                         360        289,773.77          1
                                       7.250          1,978.31         83
                                       7.000          1,978.31
    ATLANTA          GA   30360          2            11/16/01         01
    0433427044                           05           01/01/02         12
    366947                               O            12/01/31
    0


    6485072          U05/G02             F          330,000.00         ZZ
                                         360        329,742.57          1
                                       7.250          2,251.18         66
                                       7.000          2,251.18
    REDWOOD CITY     CA   94063          5            11/27/01         00
    0433484664                           05           01/01/02          0
    3189026                              O            12/01/31
    0


    6485622          964/G02             F          340,000.00         ZZ
                                         360        339,714.36          1
                                       6.875          2,233.56         80
                                       6.625          2,233.56
    SUMNER           WA   98390          2            11/29/01         00
    0433490950                           05           01/01/02          0
    167845                               O            12/01/31
    0


    6485910          964/G02             F          121,500.00         ZZ
                                         360        121,400.41          1
                                       7.000            808.34         80
                                       6.750            808.34
    LAS VEGAS        NV   89123          1            11/15/01         00
    0433466034                           03           01/01/02          0
    164120                               N            12/01/31
    0


    6486614          P44/G02             F          409,000.00         ZZ
                                         360        408,680.94          1
                                       7.250          2,790.10         64
                                       7.000          2,790.10
    BONITA SPRINGS   FL   34135          2            11/15/01         00
    0433425220                           03           01/01/02          0
    001828                               O            12/01/31
    0


    6489940          964/G02             F           62,400.00         ZZ
                                         360         62,344.95          1
                                       6.625            399.55         78
                                       6.375            399.55
1


    ROSALIA          WA   99170          5            11/20/01         00
    0433408564                           05           01/01/02          0
    162767                               O            12/01/31
    0


    6490892          E11/G02             F          170,900.00         ZZ
                                         360        170,759.92          1
                                       7.000          1,137.00         90
                                       6.750          1,137.00
    MINNEAPOLIS      MN   55419          1            11/20/01         04
    0433413747                           05           01/01/02         25
    002001037580                         O            12/01/31
    0


    6498482          U05/G02             F          344,000.00         ZZ
                                         360        343,718.03          1
                                       7.000          2,288.64         80
                                       6.750          2,288.64
    CASTRO VALLEY    CA   94546          1            11/21/01         00
    0433457074                           05           01/01/02          0
    3188318                              O            12/01/31
    0


    6499740          U05/G02             F          133,000.00         ZZ
                                         360        132,890.98          1
                                       7.000            884.85         78
                                       6.750            884.85
    CORONA           CA   92881          5            11/26/01         00
    0433544574                           05           01/01/02          0
    3187812                              O            12/01/31
    0


    6499798          738/G02             F           44,800.00         ZZ
                                         360         44,767.57          1
                                       7.625            317.10         80
                                       7.375            317.10
    PICKENS          SC   29671          1            11/19/01         00
    0433452737                           05           01/01/02          0
    40176066                             N            12/01/31
    0


    6502808          822/G02             F          119,900.00         ZZ
                                         360        119,801.72          2
                                       7.000            797.70         86
                                       6.750            797.70
    FALL RIVER       MA   02740          1            11/19/01         04
    0433515061                           05           01/01/02         25
    3806039135                           N            12/01/31
    0
1




    6504986          G52/G02             F           84,000.00         ZZ
                                         360         83,942.19          1
                                       7.875            609.06         80
                                       7.625            609.06
    TUCSON           AZ   85748          1            11/01/01         00
    0433493798                           05           01/01/02          0
    0700001141                           N            12/01/31
    0


    6506098          N47/G02             F          209,000.00         ZZ
                                         360        208,815.60          1
                                       6.625          1,338.25         60
                                       6.375          1,338.25
    SAN CLEMENTE     CA   92672          5            11/21/01         00
    0433470705                           01           01/01/02          0
    30311674                             O            12/01/31
    0


    6506436          944/G02             F          422,000.00         ZZ
                                         360        421,702.16          1
                                       7.750          3,023.26         79
                                       7.500          3,023.26
    SNOHOMISH        WA   98296          2            11/26/01         00
    0433478732                           05           01/01/02          0
    W01093399                            O            12/01/31
    0


    6507934          964/G02             F          137,700.00         ZZ
                                         360        137,592.58          1
                                       7.250            939.36         90
                                       7.000            939.36
    PHOENIX          AZ   85016          1            11/20/01         01
    0433416245                           03           01/01/02         25
    171196                               O            12/01/31
    0


    6508978          E23/G02             F          236,000.00         ZZ
                                         360        236,000.00          3
                                       7.750          1,690.73         80
                                       7.500          1,690.73
    LOS ANGELES      CA   90731          2            12/07/01         00
    0433502788                           05           02/01/02          0
    51007080                             N            01/01/32
    0


    6510004          U96/G02             F          205,000.00         T
                                         360        204,687.08          1
1


                                       7.375          1,415.88         76
                                       7.125          1,415.88
    KAUNAKAKAI       HI   96748          2            10/24/01         00
    0433414828                           05           12/01/01          0
    11000026                             O            11/01/31
    0


    6510540          K31/G02             F          430,500.00         ZZ
                                         360        430,138.33          1
                                       6.875          2,828.08         68
                                       6.625          2,828.08
    DULUTH           GA   30097          2            11/29/01         00
    0433500055                           03           01/01/02          0
    752701                               O            12/01/31
    0


    6513908          E22/G02             F          144,000.00         ZZ
                                         360        143,900.90          1
                                       7.875          1,044.10         80
                                       7.625          1,044.10
    BOISE            ID   83706          1            11/05/01         00
    0413008210                           01           01/01/02          0
    0413008210                           N            12/01/31
    0


    6513966          E22/G02             F          100,000.00         ZZ
                                         360         99,923.90          1
                                       7.375            690.68         67
                                       7.125            690.68
    DAMON            TX   77430          5            11/07/01         00
    0413123357                           05           01/01/02          0
    0413123357                           O            12/01/31
    0


    6513982          E22/G02             F          100,000.00         ZZ
                                         360         99,921.99          1
                                       7.250            682.18         77
                                       7.000            682.18
    HOUSTON          TX   77009          5            11/07/01         00
    0413133323                           05           01/01/02          0
    0413133323                           O            12/01/31
    0


    6514034          E22/G02             F           87,500.00         ZZ
                                         360         87,435.07          1
                                       7.500            611.81         80
                                       7.250            611.81
    FENTON           MI   48430          1            11/13/01         00
    0413176561                           01           01/01/02          0
1


    0413176561                           O            12/01/31
    0


    6514054          E22/G02             F           80,000.00         ZZ
                                         360         79,948.99          1
                                       8.250            601.01         77
                                       8.000            601.01
    WYANDOTTE        MI   48192          5            11/13/01         00
    0413181660                           05           01/01/02          0
    0413181660                           N            12/01/31
    0


    6515174          E82/G02             F          235,000.00         ZZ
                                         360        234,816.68          1
                                       7.250          1,603.11         78
                                       7.000          1,603.11
    ELK RIVER        MN   55330          5            11/08/01         00
    0400522546                           05           01/01/02          0
    0400522546                           O            12/01/31
    0


    6515260          E82/G02             F          172,000.00         ZZ
                                         360        171,855.50          1
                                       6.875          1,129.92         62
                                       6.625          1,129.92
    WEST NYACK       NY   10994          2            11/09/01         00
    0400520599                           05           01/01/02          0
    0400520599                           O            12/01/31
    0


    6516238          964/G02             F          320,350.00         ZZ
                                         360        320,093.82          1
                                       7.125          2,158.26         90
                                       6.875          2,158.26
    FOLSOM           CA   95630          5            11/21/01         04
    0433484086                           05           01/01/02         25
    167077                               O            12/01/31
    0


    6521686          964/G02             F          328,000.00         ZZ
                                         360        327,744.13          1
                                       7.250          2,237.54         80
                                       7.000          2,237.54
    ATASCADERO       CA   93422          5            11/26/01         00
    0433483930                           05           01/01/02          0
    158464                               O            12/01/31
    0


1


    6523704          N74/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.625          1,408.68         80
                                       6.375          1,408.68
    TULSA            OK   74133          5            11/28/01         00
    0433433364                           05           02/01/02          0
    0029584010                           O            01/01/32
    0


    6523940          737/G02             F           85,000.00         ZZ
                                         360         84,930.33          4
                                       7.000            565.50         59
                                       6.750            565.50
    AUSTIN           TX   78723          5            11/20/01         00
    0433487733                           05           01/01/02          0
    2037721                              N            12/01/31
    0


    6524290          N74/G02             F          118,000.00         ZZ
                                         360        117,893.33          1
                                       6.500            745.84         85
                                       6.250            745.84
    WAYNESBORO       VA   22980          5            11/16/01         10
    0433409596                           05           01/01/02         12
    0029539010                           O            12/01/31
    0


    6524880          H19/G02             F          304,000.00         ZZ
                                         360        303,750.81          1
                                       7.000          2,022.52         95
                                       6.750          2,022.52
    ROSEVILLE        MN   55113          1            11/30/01         10
    0433449469                           05           01/01/02         30
    0010080497                           O            12/01/31
    0


    6526716          N74/G02             F           74,000.00         ZZ
                                         360         73,933.10          1
                                       6.500            467.73         80
                                       6.250            467.73
    LEXINGTON        NC   27292          5            11/16/01         00
    0433419124                           05           01/01/02          0
    0029540010                           O            12/01/31
    0


    6526964          U28/G02             F          116,000.00         ZZ
                                         360        115,911.74          1
                                       7.375            801.18         80
                                       7.125            801.18
1


    MOUNT PLEASANT   SC   29464          2            11/08/01         00
    0433409349                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6528574          K81/G02             F          100,000.00         ZZ
                                         360         99,921.99          1
                                       7.250            682.18         80
                                       7.000            682.18
    CHICAGO          IL   60634          1            11/14/01         00
    0433447117                           05           01/01/02          0
    7504086                              N            12/01/31
    0


    6529424          K15/G02             F           95,000.00         ZZ
                                         360         94,929.50          1
                                       7.500            664.25         63
                                       7.250            664.25
    SAINT PAUL       MN   55104          5            11/20/01         00
    0433411006                           05           01/01/02          0
    013205305370                         O            12/01/31
    0


    6532220          F89/G02             F          275,000.00         ZZ
                                         360        274,768.97          1
                                       6.875          1,806.55         62
                                       6.625          1,806.55
    LOS ANGELES      CA   90046          5            11/19/01         00
    0433435922                           05           01/01/02          0
    11615010                             O            12/01/31
    0


    6533584          E11/G02             F          182,000.00         ZZ
                                         360        181,847.10          1
                                       6.875          1,195.61         70
                                       6.625          1,195.61
    PLYMOUTH         MN   55446          5            11/20/01         00
    0433466190                           05           01/01/02          0
    0002001038355                        O            12/01/31
    0


    6535706          E47/G02             F          235,000.00         ZZ
                                         360        234,816.68          1
                                       7.250          1,603.11         53
                                       7.000          1,603.11
    SANTA CRUZ       CA   95062          5            11/27/01         00
    0433471141                           05           01/01/02          0
    7331013651                           O            12/01/31
    0
1




    6537010          964/G02             F          178,500.00         ZZ
                                         360        178,374.01          3
                                       7.750          1,278.80         82
                                       7.500          1,278.80
    PORTLAND         OR   97214          2            11/26/01         04
    0433422482                           05           01/01/02         12
    158770                               N            12/01/31
    0


    6542010          E82/G02             F          175,200.00         ZZ
                                         360        175,063.33          4
                                       7.250          1,195.17         56
                                       7.000          1,195.17
    BURLINGTON       VT   05401          2            11/16/01         00
    0400526919                           05           01/01/02          0
    0400526919                           N            12/01/31
    0


    6544466          E22/G02             F          162,000.00         ZZ
                                         360        161,867.21          1
                                       7.000          1,077.79         90
                                       6.750          1,077.79
    ESSEX            VT   05452          5            11/08/01         04
    0413151796                           05           01/01/02         25
    0413151796                           O            12/01/31
    0


    6544490          E22/G02             F           69,750.00         ZZ
                                         360         69,700.77          1
                                       7.750            499.70         67
                                       7.500            499.70
    NEESES           SC   29107          2            11/08/01         00
    0413171463                           05           01/01/02          0
    0413171463                           O            12/01/31
    0


    6544516          E22/G02             F           80,000.00         ZZ
                                         360         79,877.88          1
                                       7.375            552.54         80
                                       7.125            552.54
    ALLEN            TX   75002          5            11/08/01         00
    0413194168                           05           12/01/01          0
    0413194168                           O            11/01/31
    0


    6544544          E22/G02             F           76,000.00         ZZ
                                         360         75,943.83          1
1


                                       7.625            537.92         93
                                       7.375            537.92
    WICHITA          KS   67204          5            11/05/01         01
    0413213927                           05           01/01/02         30
    0413213927                           O            12/01/31
    0


    6544562          E22/G02             F           41,600.00         ZZ
                                         360         41,572.08          1
                                       8.000            305.25         80
                                       7.750            305.25
    LAWTON           OK   73505          5            11/09/01         00
    0413224247                           05           01/01/02          0
    0413224247                           N            12/01/31
    0


    6544570          E22/G02             F           76,000.00         ZZ
                                         360         75,942.17          1
                                       7.375            524.91         95
                                       7.125            524.91
    BERNE            IN   46711          5            11/06/01         10
    0413227398                           05           01/01/02         30
    0413227398                           O            12/01/31
    0


    6544588          E22/G02             F           62,700.00         ZZ
                                         360         62,657.93          1
                                       8.000            460.07         95
                                       7.750            460.07
    GALAX            VA   24333          5            11/08/01         01
    0413233644                           05           01/01/02         30
    0413233644                           O            12/01/31
    0


    6544604          E22/G02             F          100,000.00         ZZ
                                         360         99,913.90          1
                                       6.750            648.60         23
                                       6.500            648.60
    MIDDLETOWN       NJ   07701          5            11/08/01         00
    0413239062                           05           01/01/02          0
    0413239062                           O            12/01/31
    0


    6544660          E22/G02             F          125,000.00         ZZ
                                         360        124,897.54          1
                                       7.000            831.63         68
                                       6.750            831.63
    LAND O LAKES     FL   34639          5            11/08/01         00
    0413276437                           03           01/01/02          0
1


    0413276437                           O            12/01/31
    0


    6545980          664/G02             F           61,750.00         ZZ
                                         360         61,658.05          1
                                       7.500            431.77         95
                                       7.250            431.77
    MILLTOWN         IN   47145          5            10/25/01         11
    0433389582                           05           12/01/01         30
    0008380875                           O            11/01/31
    0


    6554868          S43/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       7.125          1,455.23         79
                                       6.875          1,455.23
    ALBUQUERQUE      NM   87107          2            11/28/01         00
    0433415858                           05           02/01/02          0
    011734                               O            01/01/32
    0


    6555018          S43/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.875            788.31         79
                                       6.625            788.31
    SANTA FE         NM   87507          5            12/03/01         00
    0433440070                           05           02/01/02          0
    011703                               O            01/01/32
    0


    6557006          964/G02             F          188,000.00         ZZ
                                         360        187,849.66          1
                                       7.125          1,266.59         80
                                       6.875          1,266.59
    SCOTTSDALE       AZ   85260          1            11/28/01         00
    0433486305                           05           01/01/02          0
    168796                               O            12/01/31
    0


    6557368          N74/G02             F           72,250.00         ZZ
                                         360         72,250.00          1
                                       7.875            523.86         85
                                       7.625            523.86
    CHARLESTON       SC   29418          5            11/27/01         10
    0433423506                           01           02/01/02         12
    658                                  O            01/01/32
    0


1


    6557430          N74/G02             F           69,000.00         ZZ
                                         360         68,942.03          1
                                       6.875            453.28         79
                                       6.625            453.28
    MCGEHEE          AR   71654          5            11/20/01         00
    0433410214                           05           01/01/02          0
    0029547010                           O            12/01/31
    0


    6557564          H93/G02             F           66,400.00         ZZ
                                         360         66,350.72          1
                                       7.500            464.28         80
                                       7.250            464.28
    ST JOSEPH        MO   64507          2            11/08/01         00
    0433543030                           05           01/01/02          0
    2001001589                           N            12/01/31
    0


    6562742          Q99/G02             F          114,000.00         T
                                         360        113,923.51          1
                                       8.000            836.49         75
                                       7.750            836.49
    EAST WAREHAM     MA   02538          5            11/26/01         00
    0433435385                           05           01/01/02          0
    6545337                              O            12/01/31
    0


    6565204          E22/G02             F          152,000.00         ZZ
                                         360        151,878.45          1
                                       7.125          1,024.05         80
                                       6.875          1,024.05
    AUSTIN           TX   78737          5            11/09/01         00
    0413156845                           05           01/01/02          0
    0413156845                           O            12/01/31
    0


    6565208          E22/G02             F           72,000.00         ZZ
                                         360         71,947.89          1
                                       7.625            509.61         80
                                       7.375            509.61
    CONROE           TX   77385          5            11/09/01         00
    0413159997                           05           01/01/02          0
    0413159997                           O            12/01/31
    0


    6565224          E22/G02             F           71,500.00         ZZ
                                         360         71,446.94          1
                                       7.500            499.94         59
                                       7.250            499.94
1


    GRAND BLANC      MI   48439          1            11/15/01         00
    0413178146                           01           01/01/02          0
    0413178146                           O            12/01/31
    0


    6565238          E22/G02             F           88,000.00         ZZ
                                         360         87,929.63          1
                                       7.125            592.87         80
                                       6.875            592.87
    DALLAS           TX   75209          5            11/09/01         00
    0413180845                           01           01/01/02          0
    0413180845                           O            12/01/31
    0


    6565292          E22/G02             F          138,000.00         ZZ
                                         360        137,884.07          1
                                       6.875            906.56         79
                                       6.625            906.56
    HENDERSONVILLE   NC   28739          1            11/15/01         00
    0413218330                           09           01/01/02          0
    0413218330                           O            12/01/31
    0


    6565310          E22/G02             F          256,000.00         ZZ
                                         360        255,790.16          1
                                       7.000          1,703.17         80
                                       6.750          1,703.17
    SAN ANTONIO      TX   78248          5            11/09/01         00
    0413227810                           03           01/01/02          0
    0413227810                           O            12/01/31
    0


    6565354          E22/G02             F           99,750.00         ZZ
                                         360         99,672.19          1
                                       7.250            680.47         95
                                       7.000            680.47
    SABULA           IA   52070          5            11/09/01         04
    0413247875                           05           01/01/02         30
    0413247875                           O            12/01/31
    0


    6565372          E22/G02             F          128,000.00         ZZ
                                         360        127,895.08          1
                                       7.000            851.59         80
                                       6.750            851.59
    DALLAS           TX   75234          5            11/09/01         00
    0413253709                           05           01/01/02          0
    0413253709                           O            12/01/31
    0
1




    6565974          E82/G02             F          164,000.00         ZZ
                                         360        163,858.80          1
                                       6.750          1,063.70         82
                                       6.500          1,063.70
    ARLINGTON        VA   22202          2            11/13/01         04
    0400528139                           05           01/01/02         12
    0400528139                           O            12/01/31
    0


    6565976          E82/G02             F           67,000.00         ZZ
                                         360         66,947.73          1
                                       7.250            457.06         75
                                       7.000            457.06
    CONYERS          GA   30094          2            11/19/01         00
    0400528253                           05           01/01/02          0
    0400528253                           N            12/01/31
    0


    6565998          U53/G02             F          136,500.00         ZZ
                                         360        136,401.20          1
                                       7.625            966.14         65
                                       7.375            966.14
    CHICHESTER       NH   03234          5            11/13/01         00
    0400515763                           05           01/01/02          0
    0400515763                           O            12/01/31
    0


    6567042          P01/G02             F           48,672.00         ZZ
                                         360         48,643.26          2
                                       8.625            378.57         90
                                       8.375            378.57
    NEW BRITIAN      CT   06051          1            11/28/01         04
    0433509569                           05           01/01/02         25
    01006546                             N            12/01/31
    0


    6567994          B57/G02             F          350,000.00         ZZ
                                         360        349,675.84          1
                                       6.375          2,183.54         70
                                       6.125          2,183.54
    WEST HILLS       CA   91304          5            11/18/01         00
    0433449188                           05           01/01/02          0
    2118622                              O            12/01/31
    0


    6568794          Q99/G02             F          135,000.00         ZZ
                                         360        134,886.59          1
1


                                       6.875            886.85         78
                                       6.625            886.85
    SWANSEA          MA   02777          2            11/26/01         00
    0433414802                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6569120          G97/G02             F           35,200.00         ZZ
                                         360         35,179.22          1
                                       8.625            273.78         80
                                       8.375            273.78
    DETROIT          MI   48228          1            11/28/01         00
    0433499605                           05           01/01/02          0
    31281                                N            12/01/31
    0


    6569778          G97/G02             F           34,400.00         ZZ
                                         360         34,379.69          1
                                       8.625            267.56         80
                                       8.375            267.56
    DETROIT          MI   48228          1            11/21/01         00
    0433496973                           05           01/01/02          0
    31292                                N            12/01/31
    0


    6570514          T44/G02             F          103,600.00         ZZ
                                         360        103,449.57          1
                                       7.625            733.27         80
                                       7.375            733.27
    JOHNSTON         RI   02919          1            10/31/01         00
    0433392651                           03           12/01/01          0
    1014151                              O            11/01/31
    0


    6572108          M27/G02             F          129,600.00         ZZ
                                         360        129,488.42          1
                                       6.750            840.58         80
                                       6.500            840.58
    ANDERSON         SC   29621          1            11/26/01         00
    0433435724                           05           01/01/02          0
    600699862                            O            12/01/31
    0


    6572260          964/G02             F          112,500.00         ZZ
                                         360        112,416.51          1
                                       7.500            786.62         90
                                       7.250            786.62
    SALEM            OR   97305          1            11/30/01         11
    0433492550                           05           01/01/02         25
1


    169426                               O            12/01/31
    0


    6574244          B57/G02             F           90,000.00         ZZ
                                         360         90,000.00          4
                                       8.000            660.39         72
                                       7.750            660.39
    BAKERSFIELD      CA   93308          2            12/17/01         00
    0433547353                           05           02/01/02          0
    21B0185                              N            01/01/32
    0


    6575458          W53/G02             F           74,700.00         ZZ
                                         360         74,643.15          1
                                       7.375            515.94         66
                                       7.125            515.94
    SARASOTA         FL   34243          2            11/27/01         00
    0433517216                           05           01/01/02          0
    1301000320                           N            12/01/31
    0


    6575556          S11/G02             F          184,000.00         ZZ
                                         360        183,856.47          1
                                       7.250          1,255.20         80
                                       7.000          1,255.20
    LONG BEACH       CA   90808          1            11/27/01         00
    0433509411                           05           01/01/02          0
    10205780                             O            12/01/31
    0


    6575974          W53/G02             F           69,800.00         ZZ
                                         360         69,746.89          1
                                       7.375            482.09         69
                                       7.125            482.09
    SARASOTA         FL   34231          2            11/27/01         00
    0433504933                           05           01/01/02          0
    1301000319                           N            12/01/31
    0


    6576364          N47/G02             F          210,000.00         ZZ
                                         360        209,840.21          1
                                       7.375          1,450.42         80
                                       7.125          1,450.42
    TRACY            CA   95376          5            11/21/01         00
    0433425030                           05           01/01/02          0
    20410485                             O            12/01/31
    0


1


    6576706          L76/G02             F          140,000.00         ZZ
                                         360        139,873.43          1
                                       6.500            884.90         85
                                       6.250            884.90
    APPLE VALLEY     MN   55124          2            11/14/01         11
    0433392461                           03           01/01/02         12
    9506184                              O            12/01/31
    0


    6583912          B57/G02             F          275,000.00         ZZ
                                         360        274,795.91          1
                                       7.500          1,922.84         80
                                       7.250          1,922.84
    SIMI VALLEY      CA   93063          5            11/23/01         00
    0433485638                           05           01/01/02          0
    2140425                              O            12/01/31
    0


    6586864          E22/G02             F          296,000.00         ZZ
                                         360        295,785.76          1
                                       7.625          2,095.07         80
                                       7.375          2,095.07
    WASHINGTON       TX   77880          2            11/13/01         00
    0413112095                           05           01/01/02          0
    0413112095                           N            12/01/31
    0


    6586874          E22/G02             F           97,500.00         ZZ
                                         360         97,427.65          1
                                       7.500            681.73         74
                                       7.250            681.73
    MEMPHIS          TN   38125          5            11/12/01         00
    0413150392                           05           01/01/02          0
    0413150392                           O            12/01/31
    0


    6586876          E22/G02             F          126,900.00         ZZ
                                         360        126,814.85          1
                                       8.000            931.15         90
                                       7.750            931.15
    HOLLY POND       AL   35083          1            11/15/01         01
    0413156084                           05           01/01/02         25
    0413156084                           O            12/01/31
    0


    6586880          E22/G02             F           92,800.00         ZZ
                                         360         92,721.03          1
                                       7.000            617.40         80
                                       6.750            617.40
1


    LEANDER          TX   78641          5            11/12/01         00
    0413159419                           05           01/01/02          0
    0413159419                           O            12/01/31
    0


    6587008          E22/G02             F          310,400.00         ZZ
                                         360        310,132.75          1
                                       6.750          2,013.25         80
                                       6.500          2,013.25
    DALLAS           TX   75230          5            11/12/01         00
    0413234774                           05           01/01/02          0
    0413234774                           O            12/01/31
    0


    6587056          E22/G02             F           71,050.00         ZZ
                                         360         70,990.31          1
                                       6.875            466.75         43
                                       6.625            466.75
    GRANBURY         TX   76049          5            11/12/01         00
    0413262791                           03           01/01/02          0
    0413262791                           O            12/01/31
    0


    6587090          E22/G02             F           85,400.00         ZZ
                                         360         85,330.00          1
                                       7.000            568.17         95
                                       6.750            568.17
    DALLAS           TX   75206          1            11/16/01         04
    0413286774                           01           01/01/02         30
    0413286774                           O            12/01/31
    0


    6587584          E82/G02             F          117,000.00         ZZ
                                         360        116,901.70          1
                                       6.875            768.61         75
                                       6.625            768.61
    ARAB             AL   35016          2            11/07/01         00
    0400467536                           05           01/01/02          0
    1955436                              O            12/01/31
    0


    6587610          E82/G02             F           59,800.00         ZZ
                                         360         59,756.72          2
                                       7.625            423.26         62
                                       7.375            423.26
    CHICAGO          IL   60643          2            11/20/01         00
    0400535928                           05           01/01/02          0
    1719971                              N            12/01/31
    0
1




    6588426          W82/G02             F          330,775.00         ZZ
                                         360        330,497.11          1
                                       6.875          2,172.96         80
                                       6.625          2,172.96
    WARWICK          RI   02886          5            11/21/01         00
    0433439221                           05           01/01/02          0
    910001070                            O            12/01/31
    0


    6590898          E76/G02             F          105,000.00         ZZ
                                         360        104,922.07          1
                                       7.500            734.18         75
                                       7.250            734.18
    EDGEWATER        CO   80214          1            11/21/01         00
    0433418373                           05           01/01/02          0
    10009502                             O            12/01/31
    0


    6592390          N74/G02             F          147,732.43         ZZ
                                         360        147,625.51          1
                                       7.625          1,045.64         89
                                       7.375          1,045.64
    DANVILLE         VA   24541          1            11/21/01         10
    0433434396                           05           01/01/02         25
    0029563010                           O            12/01/31
    0


    6595340          T29/G02             F          373,600.00         ZZ
                                         360        373,315.72          1
                                       7.375          2,580.36         80
                                       7.125          2,580.36
    PARADISE VALLEY  AZ   85253          1            11/29/01         00
    0433463502                           05           01/01/02          0
    1200579                              O            12/01/31
    0


    6596128          T29/G02             F          370,500.00         ZZ
                                         360        370,225.04          1
                                       7.500          2,590.59         95
                                       7.250          2,590.59
    PHOENIX          AZ   85020          1            11/26/01         12
    0433487550                           05           01/01/02         30
    1230307                              O            12/01/31
    0


    6596438          964/G02             F          219,500.00         ZZ
                                         360        219,500.00          1
1


                                       6.750          1,423.67         80
                                       6.500          1,423.67
    SCOTTSDALE       AZ   85254          5            12/11/01         00
    0433511771                           05           02/01/02          0
    171683                               O            01/01/32
    0


    6598164          U05/G02             F          293,500.00         ZZ
                                         360        293,308.01          1
                                       8.125          2,179.23         88
                                       7.875          2,179.23
    NAPERVILLE       IL   60540          2            11/26/01         01
    0433444593                           05           01/01/02         25
    3177776                              O            12/01/31
    0


    6600706          U96/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       7.500          1,101.26         75
                                       7.250          1,101.26
    HONOLULU         HI   96818          2            12/03/01         00
    0433489374                           05           02/01/02          0
    11100046                             N            01/01/32
    0


    6602928          964/G02             F          350,000.00         ZZ
                                         360        349,705.96          1
                                       6.875          2,299.25         80
                                       6.625          2,299.25
    LAKE OSWEGO      OR   97035          5            11/21/01         00
    0433491396                           05           01/01/02          0
    168139                               O            12/01/31
    0


    6603084          964/G02             F          245,000.00         ZZ
                                         360        244,789.06          1
                                       6.750          1,589.07         60
                                       6.500          1,589.07
    HENDERSON        NV   89015          2            11/26/01         00
    0433493202                           05           01/01/02          0
    168124                               O            12/01/31
    0


    6604482          E22/G02             F          104,000.00         ZZ
                                         360        103,922.82          1
                                       7.500            727.18         80
                                       7.250            727.18
    DALLAS           TX   75243          5            11/14/01         00
    0413223256                           05           01/01/02          0
1


    0413223256                           O            12/01/31
    0


    6604520          E22/G02             F          140,800.00         ZZ
                                         360        140,681.71          1
                                       6.875            924.96         80
                                       6.625            924.96
    WARMINSTER       PA   18974          5            11/14/01         00
    0413240854                           05           01/01/02          0
    0413240854                           O            12/01/31
    0


    6604532          E22/G02             F          148,000.00         ZZ
                                         360        147,878.68          1
                                       7.000            984.65         80
                                       6.750            984.65
    FORT WORTH       TX   76132          5            11/12/01         00
    0413251182                           01           01/01/02          0
    0413251182                           O            12/01/31
    0


    6604538          E22/G02             F           86,200.00         ZZ
                                         360         86,136.03          1
                                       7.500            602.72         93
                                       7.250            602.72
    LOS LUNAS        NM   87031          2            11/13/01         04
    0413252420                           05           01/01/02         30
    0413252420                           O            12/01/31
    0


    6604568          E22/G02             F           63,000.00         ZZ
                                         360         62,907.73          1
                                       8.000            462.27         90
                                       7.750            462.27
    CHEYENNE         WY   82001          1            11/19/01         01
    0413271982                           05           01/01/02         25
    0413271982                           O            12/01/31
    0


    6604580          E22/G02             F           55,800.00         ZZ
                                         360         55,759.61          1
                                       7.625            394.95         90
                                       7.375            394.95
    KIRBY            TX   78219          1            11/19/01         01
    0413280538                           05           01/01/02         25
    0413280538                           N            12/01/31
    0


1


    6604582          E22/G02             F          176,000.00         ZZ
                                         360        175,878.88          3
                                       7.875          1,276.12         57
                                       7.625          1,276.12
    MATTAPAN         MA   02126          5            11/13/01         00
    0413281791                           05           01/01/02          0
    0413281791                           O            12/01/31
    0


    6609228          H76/G02             F          225,000.00         ZZ
                                         360        224,845.15          2
                                       7.875          1,631.41         74
                                       7.625          1,631.41
    NORTH BERGEN     NJ   07047          2            11/23/01         00
    0433455391                           05           01/01/02          0
    2001408982                           N            12/01/31
    0


    6609620          U05/G02             F           81,000.00         ZZ
                                         360         80,945.65          4
                                       8.000            594.35         90
                                       7.750            594.35
    PHOENIX          AZ   85007          1            11/26/01         10
    0433446168                           05           01/01/02         25
    3178803                              N            12/01/31
    0


    6609642          U05/G02             F           81,000.00         ZZ
                                         360         80,945.65          4
                                       8.000            594.35         90
                                       7.750            594.35
    PHOENIX          AZ   85007          1            11/26/01         10
    0433429776                           05           01/01/02         25
    3178810                              N            12/01/31
    0


    6617860          E23/G02             F          399,000.00         ZZ
                                         360        399,000.00          1
                                       7.000          2,654.56         77
                                       6.750          2,654.56
    CHINO HILLS      CA   91709          1            12/07/01         00
    0433501053                           05           02/01/02          0
    51010180                             O            01/01/32
    0


    6617984          P59/G02             F          166,250.00         ZZ
                                         360        166,250.00          1
                                       7.875          1,205.43         95
                                       7.625          1,205.43
1


    PALMDALE         CA   93552          1            12/11/01         01
    0433528478                           05           02/01/02         30
    LA000959                             O            01/01/32
    0


    6620338          K56/G02             F          366,000.00         ZZ
                                         360        364,424.83          1
                                       7.750          2,622.07         80
                                       7.500          2,622.07
    SUNRIVER         OR   97707          5            06/15/01         00
    0433470366                           03           08/01/01          0
    1210224                              O            07/01/31
    0


    6620636          U05/G02             F           65,550.00         ZZ
                                         360         65,508.20          2
                                       8.250            492.46         95
                                       8.000            492.46
    ALLENTOWN        PA   18102          5            11/28/01         10
    0433437779                           05           01/01/02         35
    3179400                              O            12/01/31
    0


    6621352          M27/G02             F          240,000.00         ZZ
                                         360        239,788.25          1
                                       6.625          1,536.75         80
                                       6.375          1,536.75
    BRENTWOOD        TN   37027          1            11/15/01         00
    0433423647                           05           01/01/02          0
    600703129                            O            12/01/31
    0


    6621530          M37/G02             F          106,110.00         ZZ
                                         360        106,029.25          1
                                       7.375            732.88         90
                                       7.125            732.88
    GREEN VALLEY     AZ   85614          1            11/26/01         04
    0433449550                           09           01/01/02         25
    604448                               O            12/01/31
    0


    6622180          W30/G02             F          196,000.00         ZZ
                                         360        196,000.00          3
                                       7.625          1,387.28         84
                                       7.375          1,387.28
    ATTLEBORO        MA   02703          5            12/07/01         14
    0433440302                           05           02/01/02         12
    0516962                              O            01/01/32
    0
1




    6622832          964/G02             F          212,450.00         ZZ
                                         360        212,284.27          1
                                       7.250          1,449.28         90
                                       7.000          1,449.28
    BEND             OR   97702          1            11/29/01         04
    0433485331                           05           01/01/02         25
    171719                               O            12/01/31
    0


    6623884          P67/G02             F          105,750.00         ZZ
                                         360        105,750.00          2
                                       8.250            794.46         90
                                       8.000            794.46
    GARDNER          MA   01440          1            12/13/01         11
    0433521945                           05           02/01/02         30
    1                                    N            01/01/32
    0


    6625006          B44/G02             F          303,615.00         ZZ
                                         360        303,359.93          1
                                       6.875          1,994.53         90
                                       6.625          1,994.53
    EAGLE            ID   83616          1            11/26/01         11
    0433433224                           05           01/01/02         25
    4011686                              O            12/01/31
    0


    6625958          N74/G02             F          126,000.00         ZZ
                                         360        125,908.81          1
                                       7.625            891.82         90
                                       7.375            891.82
    THOMASVILLE      NC   27360          2            11/26/01         10
    0433423795                           05           01/01/02         25
    106                                  O            12/01/31
    0


    6625986          964/G02             F          236,000.00         ZZ
                                         360        235,833.44          1
                                       7.750          1,690.73         80
                                       7.500          1,690.73
    PHOENIX          AZ   85028          1            11/29/01         00
    0433429537                           05           01/01/02          0
    172863                               O            12/01/31
    0


    6626328          964/G02             F          191,000.00         ZZ
                                         360        191,000.00          1
1


                                       6.750          1,238.82         80
                                       6.500          1,238.82
    SCOTTSDALE       AZ   85254          5            12/11/01         00
    0433494119                           05           02/01/02          0
    171697                               O            01/01/32
    0


    6627624          N74/G02             F           90,000.00         ZZ
                                         360         89,924.39          1
                                       6.875            591.24        100
                                       6.625            591.24
    GREENSBORO       NC   27405          2            11/26/01         10
    0433423514                           05           01/01/02         35
    0029361310                           O            12/01/31
    0


    6628826          742/G02             F          117,000.00         ZZ
                                         360        117,000.00          2
                                       7.875            848.33         90
                                       7.625            848.33
    ALBANY           NY   12209          1            12/11/01         04
    0433499787                           05           02/01/02         25
    8581662                              N            01/01/32
    0


    6628854          N74/G02             F          109,100.00         ZZ
                                         360        109,100.00          1
                                       7.250            744.25         80
                                       7.000            744.25
    FORT SMITH       AR   72908          2            11/28/01         00
    0433422631                           05           02/01/02          0
    0029576010                           O            01/01/32
    0


    6629152          E23/G02             F          148,000.00         ZZ
                                         360        147,875.67          1
                                       6.875            972.25         78
                                       6.625            972.25
    ONTARIO          CA   91764          5            11/27/01         00
    0433495447                           05           01/01/02          0
    51008359                             O            12/01/31
    0


    6629960          E86/G02             F          207,000.00         ZZ
                                         360        206,853.90          1
                                       7.750          1,482.97         90
                                       7.500          1,482.97
    SPRING           TX   77379          1            11/30/01         11
    0433483559                           03           01/01/02         25
1


    162356                               O            12/01/31
    0


    6631720          462/G02             F          153,500.00         ZZ
                                         360        153,234.93          1
                                       6.750            995.60         80
                                       6.500            995.60
    MIAMI            FL   33178          1            10/25/01         00
    0433419330                           09           12/01/01          0
    A5996                                O            11/01/31
    0


    6635340          U05/G02             F          322,000.00         ZZ
                                         360        321,761.03          1
                                       7.500          2,251.47         80
                                       7.250          2,251.47
    MILPITAS         CA   95035          1            11/30/01         00
    0433455938                           05           01/01/02          0
    3184060                              O            12/01/31
    0


    6635410          964/G02             F          338,000.00         ZZ
                                         360        337,749.15          1
                                       7.500          2,363.35         64
                                       7.250          2,363.35
    ALTADENA         CA   91001          5            11/26/01         00
    0433491578                           05           01/01/02          0
    157503                               O            12/01/31
    0


    6635592          S54/G02             F          128,000.00         ZZ
                                         360        127,892.46          1
                                       6.875            840.87         80
                                       6.625            840.87
    SHERIDAN         IN   46069          5            11/27/01         00
    0433427879                           05           01/03/02          0
    6268270                              O            12/03/31
    0


    6639928          E22/G02             F          146,000.00         ZZ
                                         360        145,883.25          1
                                       7.125            983.63         80
                                       6.875            983.63
    ROXBURY TOWNSHI  NJ   07850          2            11/15/01         00
    0413113382                           05           01/01/02          0
    0413113382                           O            12/01/31
    0


1


    6639938          E22/G02             F           80,500.00         ZZ
                                         360         80,384.12          1
                                       7.000            535.57         84
                                       6.750            535.57
    DEARBORN HEIGHT  MI   48125          2            11/15/01         04
    0413129552                           05           01/01/02         25
    0413129552                           O            12/01/31
    0


    6639946          E22/G02             F          125,000.00         ZZ
                                         360        124,889.71          1
                                       6.625            800.39         62
                                       6.375            800.39
    GLEN ROSE        TX   76043          5            11/13/01         00
    0413141581                           05           01/01/02          0
    0413141581                           O            12/01/31
    0


    6639948          E22/G02             F          232,500.00         ZZ
                                         360        232,318.63          1
                                       7.250          1,586.06         75
                                       7.000          1,586.06
    BOCA RATON       FL   33431          5            11/15/01         00
    0413143645                           03           01/01/02          0
    0413143645                           O            12/01/31
    0


    6640024          E22/G02             F          116,000.00         ZZ
                                         360        115,900.13          1
                                       6.750            752.37         80
                                       6.500            752.37
    ARROYO HONDO     NM   87513          1            11/16/01         00
    0413223595                           05           01/01/02          0
    0413223595                           O            12/01/31
    0


    6640078          E22/G02             F          126,000.00         ZZ
                                         360        125,901.71          1
                                       7.250            859.54         68
                                       7.000            859.54
    CORAL SPRINGS    FL   33065          5            11/15/01         00
    0413249020                           05           01/01/02          0
    0413249020                           O            12/01/31
    0


    6640084          E22/G02             F           68,000.00         ZZ
                                         360         67,948.26          1
                                       7.375            469.66         68
                                       7.125            469.66
1


    VASSAR           MI   48768          5            11/20/01         00
    0413252099                           05           01/01/02          0
    0413252099                           N            12/01/31
    0


    6640126          E22/G02             F           80,000.00         ZZ
                                         360         79,934.43          1
                                       7.000            532.24         60
                                       6.750            532.24
    MARBLE FALLS     TX   78654          5            11/13/01         00
    0413279845                           03           01/01/02          0
    0413279845                           O            12/01/31
    0


    6640128          E22/G02             F          117,000.00         ZZ
                                         360        116,904.10          1
                                       7.000            778.40         84
                                       6.750            778.40
    BIRMINGHAM       AL   35226          5            11/15/01         10
    0413279985                           05           01/01/02         12
    0413279985                           O            12/01/31
    0


    6640130          E22/G02             F          117,000.00         ZZ
                                         360        116,906.44          1
                                       7.125            788.25         95
                                       6.875            788.25
    CLEARWATER       FL   33763          2            11/15/01         04
    0413280249                           05           01/01/02         30
    0413280249                           O            12/01/31
    0


    6640146          E22/G02             F           99,500.00         ZZ
                                         360         99,429.77          1
                                       7.750            712.83         77
                                       7.500            712.83
    COLORADO SPRING  CO   80911          5            11/13/01         00
    0413290321                           05           01/01/02          0
    0413290321                           O            12/01/31
    0


    6640176          E22/G02             F          161,000.00         ZZ
                                         360        160,894.68          4
                                       8.125          1,195.42         90
                                       7.875          1,195.42
    KENNER           LA   70062          2            11/20/01         01
    0413322470                           05           01/01/02         25
    0413322470                           N            12/01/31
    0
1




    6640462          E82/G02             F          100,000.00         ZZ
                                         360         99,915.99          1
                                       6.875            656.93         58
                                       6.625            656.93
    BRANCHBURG       NJ   08876          2            11/19/01         00
    0400517694                           05           01/01/02          0
    1790739                              O            12/01/31
    0


    6640508          E82/G02             F           97,700.00         ZZ
                                         360         97,619.92          1
                                       7.000            650.00         76
                                       6.750            650.00
    SANTA FE         NM   87501          2            11/16/01         00
    0400512364                           05           01/01/02          0
    1863713                              O            12/01/31
    0


    6640532          E82/G02             F          245,000.00         ZZ
                                         360        244,789.06          1
                                       6.750          1,589.07         79
                                       6.500          1,589.07
    KENNESAW         GA   30144          2            11/14/01         00
    0400536629                           03           01/01/02          0
    1880933                              O            12/01/31
    0


    6640552          E82/G02             F           89,000.00         ZZ
                                         360         88,923.38          1
                                       6.750            577.25         34
                                       6.500            577.25
    MARSHFIELD       MA   02050          2            11/13/01         00
    0400513040                           05           01/01/02          0
    1891284                              O            12/01/31
    0


    6640574          E82/G02             F          104,000.00         ZZ
                                         360        103,920.87          1
                                       7.375            718.30         54
                                       7.125            718.30
    SEATTLE          WA   98133          2            11/09/01         00
    0400512612                           05           01/01/02          0
    1831577                              O            12/01/31
    0


    6640576          E82/G02             F          250,000.00         ZZ
                                         360        249,804.98          1
1


                                       7.250          1,705.44         52
                                       7.000          1,705.44
    DULUTH           GA   30097          5            11/20/01         00
    0400526653                           03           01/01/02          0
    0400526653                           O            12/01/31
    0


    6640608          E82/G02             F          357,850.00         ZZ
                                         360        357,541.90          1
                                       6.750          2,321.01         45
                                       6.500          2,321.01
    PARADISE VALLEY  AZ   85253          2            11/19/01         00
    0400528774                           05           01/01/02          0
    3126406                              O            12/01/31
    0


    6640612          E82/G02             F          158,900.00         ZZ
                                         360        158,766.50          1
                                       6.875          1,043.86         76
                                       6.625          1,043.86
    GURNEE           IL   60031          2            11/15/01         00
    0400528196                           05           01/01/02          0
    1612852                              O            12/01/31
    0


    6640620          U53/G02             F          139,000.00         ZZ
                                         360        138,888.84          1
                                       7.125            936.47         61
                                       6.875            936.47
    WEST COVINA      CA   91790          5            11/20/01         00
    0400514170                           05           01/01/02          0
    0400514170                           O            12/01/31
    0


    6641072          L49/G02             F          374,400.00         ZZ
                                         360        373,737.52          1
                                       6.625          2,397.33         80
                                       6.375          2,397.33
    FULLERTON        CA   92835          1            10/22/01         00
    0433370988                           03           12/01/01          0
    10007106                             O            11/01/31
    0


    6641454          L49/G02             F          517,450.00         ZZ
                                         360        517,046.33          1
                                       7.250          3,529.93         80
                                       7.000          3,529.93
    FULLERTON        CA   92835          1            11/01/01         00
    0433371473                           03           01/01/02          0
1


    10007579                             O            12/01/31
    0


    6642130          G75/G75             F           76,000.00         ZZ
                                         360         75,886.83          1
                                       7.500            531.41         95
                                       7.250            531.41
    BALTIMORE        MD   21215          5            10/24/01         14
    04398031                             05           12/01/01         30
    04398031                             O            11/01/31
    0


    6643444          588/G02             F          370,000.00         ZZ
                                         360        369,696.71          1
                                       7.000          2,461.62         78
                                       6.750          2,461.62
    MORRIS TOWNSHIP  NJ   07960          1            11/29/01         00
    0433453503                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6644026          588/G02             F          223,200.00         ZZ
                                         360        223,200.00          1
                                       7.250          1,522.62         80
                                       7.000          1,522.62
    WASHINGTON GROV  MD   20880          1            12/10/01         00
    0433500337                           05           02/01/02          0
    1055455                              O            01/01/32
    0


    6644044          369/369             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.750          3,891.59         75
                                       6.500          3,891.59
    COLUMBUS         IN   47201          5            11/28/01         00
    0073491623                           09           02/01/02          0
    0073491623                           O            01/01/32
    0


    6644744          964/G02             F          570,000.00         ZZ
                                         360        570,000.00          1
                                       7.375          3,936.85         75
                                       7.125          3,936.85
    SCOTTSDALE       AZ   85255          5            12/06/01         00
    0433542941                           05           02/01/02          0
    161204                               O            01/01/32
    0


1


    6647784          N74/G02             F           86,250.00         ZZ
                                         240         86,096.62          1
                                       7.625            701.43         75
                                       7.375            701.43
    WILKESBORO       NC   28697          5            11/28/01         00
    0433433786                           05           01/01/02          0
    0029574010                           N            12/01/21
    0


    6648462          E47/G02             F          137,150.00         ZZ
                                         360        137,150.00          1
                                       7.875            994.51         90
                                       7.625            994.51
    SMITHSBURG       MD   21783          1            12/04/01         11
    0433532272                           05           02/01/02         25
    7339010564                           O            01/01/32
    0


    6648480          E23/G02             F          116,000.00         ZZ
                                         360        115,904.92          1
                                       7.000            771.75         70
                                       6.750            771.75
    VENTURA          CA   93001          2            11/12/01         00
    0433530508                           01           01/01/02          0
    51009202                             N            12/01/31
    0


    6648578          U45/G02             F          126,270.00         ZZ
                                         360        126,099.99          1
                                       8.000            926.52         90
                                       7.750            926.52
    AMERICAN FORK    UT   84003          1            10/23/01         11
    0433471315                           05           12/01/01         25
    6128010697                           N            11/01/31
    0


    6649306          A06/G02             F          220,000.00         ZZ
                                         360        219,832.59          1
                                       7.375          1,519.49         80
                                       7.125          1,519.49
    GROSSE POINT WO  MI   48236          2            11/24/01         00
    0433447026                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6649672          742/G02             F          298,300.00         ZZ
                                         360        298,300.00          1
                                       7.000          1,984.60         82
                                       6.750          1,984.60
1


    NORTH WALES      PA   19454          2            12/14/01         04
    0433541851                           05           02/01/02         12
    8616740                              O            01/01/32
    0


    6649916          T44/G02             F          122,000.00         ZZ
                                         360        121,922.20          1
                                       8.250            916.55         77
                                       8.000            916.55
    SOUTH LAKE TAHO  CA   96150          5            12/01/01         00
    0433491222                           05           01/01/02          0
    1025542                              O            12/01/31
    0


    6649946          Q99/G02             F          169,000.00         ZZ
                                         360        169,000.00          1
                                       8.000          1,240.06         90
                                       7.750          1,240.06
    GOSHEN           IN   46526          2            12/04/01         14
    0433432598                           05           02/01/02         25
    313509590                            O            01/01/32
    0


    6651610          964/G02             F          112,800.00         ZZ
                                         360        112,714.17          1
                                       7.375            779.08         80
                                       7.125            779.08
    PHOENIX          AZ   85050          1            11/29/01         00
    0433488392                           03           01/01/02          0
    173824                               N            12/01/31
    0


    6654184          696/G02             F          143,920.00         ZZ
                                         360        143,810.49          1
                                       7.375            994.02         80
                                       7.125            994.02
    RESTON           VA   20194          1            11/16/01         00
    0433399581                           09           01/01/02          0
    25201124                             O            12/01/31
    0


    6654396          N74/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       7.750            917.01         80
                                       7.500            917.01
    MAUMELLE         AR   72113          5            11/28/01         00
    0433423837                           05           02/01/02          0
    0029579010                           O            01/01/32
    0
1




    6654564          975/G02             F          400,000.00         ZZ
                                         360        399,695.63          1
                                       7.375          2,762.70         70
                                       7.125          2,762.70
    IRVINE           CA   92606          5            11/19/01         00
    0433471232                           03           01/01/02          0
    2014783                              O            12/01/31
    0


    6654710          405/405             F          384,000.00         ZZ
                                         360        383,692.00          1
                                       7.125          2,587.08         80
                                       6.625          2,587.08
    RIO LINDA        CA   95673          5            11/01/01         00
    0017839952                           03           01/01/02          0
    0017839952                           O            12/01/31
    0


    6654712          405/405             F          343,200.00         ZZ
                                         360        342,911.67          1
                                       6.875          2,254.58         80
                                       6.375          2,254.58
    TAMPA            FL   33609          5            11/06/01         00
    0017845082                           05           01/01/02          0
    0017845082                           O            12/01/31
    0


    6654716          405/405             F          400,000.00         ZZ
                                         360        399,374.03          1
                                       7.250          2,728.71         80
                                       6.750          2,728.71
    LOS ANGELES      CA   90024          1            10/29/01         00
    0017851601                           01           12/01/01          0
    0017851601                           O            11/01/31
    0


    6654720          405/405             F          408,000.00         ZZ
                                         360        407,648.71          1
                                       6.750          2,646.29         80
                                       6.250          2,646.29
    OAK PARK         CA   91377          5            11/01/01         00
    0017859158                           03           01/01/02          0
    0017859158                           O            12/01/31
    0


    6654724          405/405             F          600,000.00         ZZ
                                         360        598,963.91          1
1


                                       6.750          3,891.59         71
                                       6.250          3,891.59
    MANHATTAN BEACH  CA   90266          5            10/24/01         00
    0017862624                           05           12/01/01          0
    0017862624                           O            11/01/31
    0


    6654728          405/405             F          303,800.00         ZZ
                                         360        303,557.05          1
                                       7.125          2,046.76         78
                                       6.625          2,046.76
    MOORPARK         CA   93021          2            11/05/01         00
    0017863283                           03           01/01/02          0
    0017863283                           O            12/01/31
    0


    6654744          405/405             F          444,000.00         ZZ
                                         360        443,626.98          1
                                       6.875          2,916.77         80
                                       6.375          2,916.77
    LOS ANGELES      CA   90045          1            11/02/01         00
    0017916479                           05           01/01/02          0
    0017916479                           O            12/01/31
    0


    6656098          U35/G02             F           91,200.00         ZZ
                                         360         91,146.16          1
                                       8.625            709.34         90
                                       8.375            709.34
    APPLE VALLEY     MN   55124          1            11/28/01         01
    0433465978                           09           01/01/02         25
    6656098                              N            12/01/31
    0


    6657144          U05/G02             F          216,600.00         ZZ
                                         360        216,600.00          1
                                       7.250          1,477.59         95
                                       7.000          1,477.59
    WILMINGTON       DE   19810          5            12/05/01         10
    0433499928                           05           02/01/02         30
    3189217                              O            01/01/32
    0


    6657338          M18/G02             F          371,400.00         ZZ
                                         360        371,144.40          2
                                       7.875          2,692.91         87
                                       7.625          2,692.91
    GLENDALE         CA   91202          1            11/15/01         04
    0433470770                           05           01/01/02         25
1


    980101326                            O            12/01/31
    0


    6657470          964/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.750          2,075.51         78
                                       6.500          2,075.51
    CLAYTON          CA   94517          5            12/03/01         00
    0433502317                           05           02/01/02          0
    163118                               O            01/01/32
    0


    6658052          N47/G02             F          468,000.00         ZZ
                                         360        468,000.00          1
                                       7.500          3,272.32         80
                                       7.250          3,272.32
    DANVILLE         CA   94526          5            12/04/01         00
    0433513900                           03           02/01/02          0
    20511098                             O            01/01/32
    0


    6658494          Q99/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       7.750          2,722.37         80
                                       7.500          2,722.37
    FOXBOROUGH       MA   02035          5            12/06/01         00
    0433432390                           05           02/01/02          0
    031448222                            O            01/01/32
    0


    6658882          700/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       6.875          2,181.00         75
                                       6.625          2,181.00
    SANTA ANA        CA   92706          5            12/03/01         00
    0433519675                           05           02/01/02          0
    00263705                             O            01/01/32
    0


    6661034          E22/G02             F          188,000.00         ZZ
                                         360        187,853.34          1
                                       7.250          1,282.49         80
                                       7.000          1,282.49
    BELFAIR          WA   98528          1            11/06/01         00
    0412996050                           05           01/01/02          0
    0412996050                           O            12/01/31
    0


1


    6661086          E22/G02             F          130,500.00         ZZ
                                         360        130,403.16          1
                                       7.500            912.47         90
                                       7.250            912.47
    GRAND BAY        AL   36541          2            11/16/01         01
    0413172321                           05           01/01/02         25
    0413172321                           O            12/01/31
    0


    6661090          E22/G02             F           71,800.00         ZZ
                                         360         71,736.66          1
                                       6.625            459.74         58
                                       6.375            459.74
    HOUSTON          TX   77071          5            11/15/01         00
    0413172891                           03           01/01/02          0
    0413172891                           O            12/01/31
    0


    6661092          E22/G02             F          180,000.00         ZZ
                                         360        179,852.46          1
                                       7.000          1,197.54         79
                                       6.750          1,197.54
    ROCKWALL         TX   75087          5            11/16/01         00
    0413179458                           05           01/01/02          0
    0413179458                           O            12/01/31
    0


    6661100          E22/G02             F          127,200.00         ZZ
                                         360        127,090.48          1
                                       6.750            825.02         60
                                       6.500            825.02
    SANTA FE         NM   87501          5            11/13/01         00
    0413182163                           05           01/01/02          0
    0413182163                           O            12/01/31
    0


    6661144          E22/G02             F           95,500.00         ZZ
                                         360         95,415.74          1
                                       6.625            611.50         85
                                       6.375            611.50
    EL PASO          TX   79936          2            11/09/01         04
    0413213000                           05           01/01/02         12
    0413213000                           O            12/01/31
    0


    6661160          E22/G02             F          115,000.00         ZZ
                                         360        114,912.49          1
                                       7.375            794.28         80
                                       7.125            794.28
1


    BOYNTON BEACH    FL   33435          5            11/16/01         00
    0413227349                           09           01/01/02          0
    0413227349                           O            12/01/31
    0


    6661164          E22/G02             F          115,900.00         ZZ
                                         360        115,809.59          1
                                       7.250            790.64         80
                                       7.000            790.64
    OTIS ORCHARDS    WA   99027          5            11/13/01         00
    0413230434                           05           01/01/02          0
    0413230434                           O            12/01/31
    0


    6661194          E22/G02             F          128,000.00         ZZ
                                         360        127,897.64          1
                                       7.125            862.36         80
                                       6.875            862.36
    AUSTIN           TX   78759          5            11/09/01         00
    0413239286                           05           01/01/02          0
    0413239286                           O            12/01/31
    0


    6661204          E22/G02             F           89,600.00         ZZ
                                         360         89,533.50          1
                                       7.500            626.50         80
                                       7.250            626.50
    CAMBRIDGE        MN   55008          5            11/20/01         00
    0413241712                           05           01/01/02          0
    0413241712                           O            12/01/31
    0


    6661216          E22/G02             F          344,000.00         ZZ
                                         360        343,696.50          1
                                       6.625          2,202.67         33
                                       6.375          2,202.67
    SAN MATEO        CA   94402          2            11/06/01         00
    0413247396                           05           01/01/02          0
    0413247396                           O            12/01/31
    0


    6661222          E22/G02             F           76,300.00         ZZ
                                         360         76,248.81          2
                                       8.000            559.86         70
                                       7.750            559.86
    OGDEN            UT   84403          5            11/14/01         00
    0413254152                           05           01/01/02          0
    0413254152                           N            12/01/31
    0
1




    6661244          E22/G02             F          115,500.00         ZZ
                                         360        115,416.41          1
                                       7.625            817.50         80
                                       7.375            817.50
    MIAMI            FL   33126          5            11/16/01         00
    0413270745                           05           01/01/02          0
    0413270745                           O            12/01/31
    0


    6661252          E22/G02             F          175,000.00         ZZ
                                         360        174,845.61          1
                                       6.625          1,120.54         51
                                       6.375          1,120.54
    KATY             TX   77450          5            11/15/01         00
    0413274853                           03           01/01/02          0
    0413274853                           O            12/01/31
    0


    6661260          E22/G02             F          163,600.00         ZZ
                                         360        163,462.55          1
                                       6.875          1,074.74         80
                                       6.625          1,074.74
    PLANO            TX   75075          5            11/16/01         00
    0413278631                           05           01/01/02          0
    0413278631                           O            12/01/31
    0


    6661276          E22/G02             F          550,000.00         ZZ
                                         360        549,581.50          1
                                       7.375          3,798.71         68
                                       7.125          3,798.71
    NEWTON UPPER FA  MA   02464          2            11/16/01         00
    0413284951                           05           01/01/02          0
    0413284951                           O            12/01/31
    0


    6661284          E22/G02             F          400,000.00         ZZ
                                         360        399,731.61          1
                                       8.000          2,935.06         79
                                       7.750          2,935.06
    SAN FRANCISCO    CA   94122          1            11/14/01         00
    0413288879                           07           01/01/02          0
    0413288879                           O            12/01/31
    0


    6661762          E82/G02             F          225,000.00         ZZ
                                         360        224,810.97          1
1


                                       6.875          1,478.09         42
                                       6.625          1,478.09
    SAN CLEMENTE     CA   92673          2            11/20/01         00
    0400525465                           03           01/01/02          0
    0400525465                           O            12/01/31
    0


    6661788          E82/G02             F          268,900.00         ZZ
                                         360        268,674.09          1
                                       6.875          1,766.48         80
                                       6.625          1,766.48
    RANCHO CUCAMONG  CA   91737          2            11/14/01         00
    0400519799                           05           01/01/02          0
    0400519799                           O            12/01/31
    0


    6662470          964/G02             F          247,500.00         ZZ
                                         360        247,302.08          3
                                       7.125          1,667.45         90
                                       6.875          1,667.45
    PORTLAND         OR   97214          1            11/28/01         01
    0433487444                           05           01/01/02         25
    168501                               N            12/01/31
    0


    6663370          P01/G02             F           84,000.00         ZZ
                                         240         83,695.65          2
                                       7.500            676.70         84
                                       7.250            676.70
    COHOES           NY   12047          2            11/14/01         04
    0433426509                           05           12/19/01         12
    01006874                             O            11/19/21
    0


    6666912          P09/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       8.000            807.14         92
                                       7.750            807.14
    TEMPLE HILLS     MD   20748          5            11/27/01         10
    0433446705                           09           02/01/02         30
    R0110131                             O            01/01/32
    0


    6669356          588/G02             F          335,000.00         ZZ
                                         360        333,772.17          1
                                       7.625          2,371.11         61
                                       7.375          2,371.11
    WASHINGTON TOWN  NJ   07830          1            07/31/01         00
    0433390929                           05           09/01/01          0
1


    00010413366                          O            08/01/31
    0


    6671672          F89/G02             F          111,000.00         ZZ
                                         360        110,934.46          1
                                       8.625            863.35         75
                                       8.375            863.35
    REDLANDS         CA   92374          5            11/28/01         00
    0433446598                           05           01/01/02          0
    15003                                N            12/01/31
    0


    6672198          G18/G02             F           92,800.00         ZZ
                                         360         92,734.50          2
                                       7.750            664.83         80
                                       7.500            664.83
    ST PAUL          MN   55106          1            11/16/01         00
    0433416922                           05           01/01/02          0
    09DM10110700                         N            12/01/31
    0


    6672570          E11/G02             F          197,100.00         ZZ
                                         360        196,967.75          4
                                       8.000          1,446.25         90
                                       7.750          1,446.25
    MINNEAPOLIS      MN   55411          1            11/29/01         04
    0433485448                           05           01/01/02         25
    0003001037906                        N            12/01/31
    0


    6673886          964/G02             F          266,000.00         ZZ
                                         360        265,807.48          1
                                       7.625          1,882.73         95
                                       7.375          1,882.73
    CLOVIS           CA   93611          1            11/08/01         01
    0433396777                           05           01/01/02         30
    159634                               O            12/01/31
    0


    6674060          806/G02             F          190,900.00         ZZ
                                         360        190,425.97          1
                                       7.375          1,318.50         80
                                       7.125          1,318.50
    FONTANA          CA   92336          1            10/16/01         00
    0433391489                           05           12/01/01          0
    1040002586                           O            11/01/31
    0


1


    6674214          562/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       8.250            676.14         90
                                       8.000            676.14
    POUGHKEEPSIE     NY   12601          1            12/14/01         04
    0433511888                           05           02/01/02         25
    297031040                            N            01/01/32
    0


    6674482          A06/G02             F          240,000.00         ZZ
                                         360        239,817.37          1
                                       7.375          1,657.63         80
                                       7.125          1,657.63
    BEVERLY HILLS    MI   48025          5            12/03/01         00
    0433466224                           05           01/01/02          0
    1000020147760                        O            12/01/31
    0


    6677930          H76/G02             F           77,000.00         ZZ
                                         360         76,945.65          1
                                       7.750            551.64         78
                                       7.500            551.64
    WAYLAND          MI   49348          2            11/30/01         00
    0433436722                           05           01/01/02          0
    409016                               O            12/01/31
    0


    6679294          944/G02             F          397,500.00         ZZ
                                         360        397,500.00          1
                                       6.750          2,578.18         75
                                       6.500          2,578.18
    REDWOOD CITY     CA   94062          2            12/01/01         00
    0433526506                           05           02/01/02          0
    R00091585                            O            01/01/32
    0


    6680006          975/G02             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       7.000          2,315.25         80
                                       6.750          2,315.25
    ANAHEIM          CA   92807          5            12/01/01         00
    0433512720                           05           02/01/02          0
    2014823                              O            01/01/32
    0


    6680040          T44/G02             F          207,000.00         ZZ
                                         360        206,826.10          1
                                       6.875          1,359.84         60
                                       6.625          1,359.84
1


    FOLSOM           CA   95639          2            11/27/01         00
    0433439254                           05           01/01/02          0
    1026409                              O            12/01/31
    0


    6680550          964/G02             F          107,550.00         ZZ
                                         360        107,550.00          1
                                       7.750            770.50         90
                                       7.500            770.50
    WESTFIR          OR   97492          1            12/06/01         01
    0433517448                           05           02/01/02         25
    174342                               O            01/01/32
    0


    6683506          E22/G02             F          377,700.00         ZZ
                                         360        377,374.80          1
                                       6.750          2,449.76         50
                                       6.500          2,449.76
    OAKLAND          CA   94618          5            11/20/01         00
    0413224908                           05           01/01/02          0
    0413224908                           O            12/01/31
    0


    6683510          E22/G02             F          100,000.00         ZZ
                                         360         99,921.99          1
                                       7.250            682.18         80
                                       7.000            682.18
    GRANDVIEW        WA   98930          1            11/16/01         00
    0413225921                           05           01/01/02          0
    0413225921                           O            12/01/31
    0


    6683520          E22/G02             F          225,000.00         ZZ
                                         360        224,810.97          1
                                       6.875          1,478.09         75
                                       6.625          1,478.09
    ROCKWALL         TX   75087          5            11/16/01         00
    0413233008                           05           01/01/02          0
    0413233008                           O            12/01/31
    0


    6683522          E22/G02             F          252,000.00         ZZ
                                         360        251,803.42          1
                                       7.250          1,719.08         69
                                       7.000          1,719.08
    HOUSTON          TX   77069          5            11/19/01         00
    0413233255                           03           01/01/02          0
    0413233255                           O            12/01/31
    0
1




    6683524          E22/G02             F          107,000.00         ZZ
                                         360        106,910.11          1
                                       6.875            702.91         94
                                       6.625            702.91
    JACKSONVILLE     FL   32220          5            11/16/01         01
    0413233420                           05           01/01/02         30
    0413233420                           O            12/01/31
    0


    6683530          E22/G02             F           67,000.00         ZZ
                                         360         66,942.32          1
                                       6.750            434.56         80
                                       6.500            434.56
    CHARLOTTE        NC   28269          2            11/20/01         00
    0413234329                           05           01/01/02          0
    0413234329                           O            12/01/31
    0


    6683532          E22/G02             F          311,250.00         ZZ
                                         360        310,982.02          1
                                       6.750          2,018.76         75
                                       6.500          2,018.76
    DOWNEY           CA   90242          1            11/16/01         00
    0413234410                           05           01/01/02          0
    0413234410                           O            12/01/31
    0


    6683538          E22/G02             F          310,850.00         ZZ
                                         360        310,568.99          1
                                       6.500          1,964.78         79
                                       6.250          1,964.78
    WOODINVILLE      WA   98072          1            11/16/01         00
    0413237421                           03           01/01/02          0
    0413237421                           O            12/01/31
    0


    6683560          E22/G02             F          125,000.00         ZZ
                                         360        124,889.71          1
                                       6.625            800.39         72
                                       6.375            800.39
    HOUSTON          TX   77035          5            11/20/01         00
    0413250101                           05           01/01/02          0
    0413250101                           O            12/01/31
    0


    6683576          E22/G02             F          131,350.00         ZZ
                                         360        131,075.06          1
1


                                       7.375            907.20         69
                                       7.125            907.20
    WOOD DALE        IL   60191          5            11/19/01         00
    0413259664                           05           01/01/02          0
    0413259664                           O            12/01/31
    0


    6683592          E22/G02             F          108,000.00         ZZ
                                         360        107,902.37          1
                                       6.500            682.63         62
                                       6.250            682.63
    MIAMI            FL   33135          5            11/19/01         00
    0413266669                           05           01/01/02          0
    0413266669                           O            12/01/31
    0


    6683596          E22/G02             F           72,700.00         ZZ
                                         360         71,543.00          1
                                       6.500            459.51         46
                                       6.250            459.51
    CARROLLTON       TX   75007          2            11/20/01         00
    0413267345                           05           01/01/02          0
    0413267345                           O            12/01/31
    0


    6683702          E22/G02             F           96,800.00         ZZ
                                         360         96,718.67          1
                                       6.875            635.91         80
                                       6.625            635.91
    DONALD           OR   97020          5            11/15/01         00
    0413329970                           05           01/01/02          0
    0413329970                           O            12/01/31
    0


    6689824          N47/G02             F          319,000.00         ZZ
                                         360        319,000.00          1
                                       7.000          2,122.31         78
                                       6.750          2,122.31
    HOLLISTER        CA   95023          5            12/05/01         00
    0433505302                           05           02/01/02          0
    20112495                             O            01/01/32
    0


    6690080          X19/G02             F           82,500.00         ZZ
                                         360         82,500.00          1
                                       7.500            576.85         45
                                       7.250            576.85
    YORKTOWN         NY   10547          2            11/30/01         00
    0433428125                           05           02/01/02          0
1


    21100205                             O            01/01/32
    0


    6691048          U05/G02             F          130,500.00         ZZ
                                         360        130,416.79          3
                                       8.250            980.40         90
                                       8.000            980.40
    LAUDERHILL       FL   33313          1            11/30/01         11
    0433460870                           05           01/01/02         25
    3181305                              N            12/01/31
    0


    6691072          N47/G02             F          268,000.00         ZZ
                                         360        267,774.85          1
                                       6.875          1,760.57         67
                                       6.625          1,760.57
    SALINAS          CA   93906          2            11/29/01         00
    0433489184                           05           01/01/02          0
    20112342                             O            12/01/31
    0


    6691302          944/G02             F          275,000.00         ZZ
                                         360        274,795.91          1
                                       7.500          1,922.84         95
                                       7.250          1,922.84
    SILVER SPRING    MD   20906          1            11/30/01         04
    0433511631                           05           01/01/02         30
    W01095249                            O            12/01/31
    0


    6691672          163/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.750          2,865.65         77
                                       7.500          2,865.65
    BROOKLYN         NY   11210          1            12/12/01         00
    0433494101                           05           02/01/02          0
    1000340502                           N            01/01/32
    0


    6692632          F36/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.625            717.15         80
                                       6.375            717.15
    TACOMA           WA   98446          1            12/03/01         00
    0433453107                           05           02/01/02          0
    06403442                             O            01/01/32
    0


1


    6692722          964/G02             F          236,000.00         ZZ
                                         360        235,829.19          2
                                       7.625          1,670.39         80
                                       7.375          1,670.39
    DENVER           CO   80204          2            12/04/01         00
    0433497831                           05           01/01/02          0
    168944                               N            12/01/31
    0


    6692724          588/G02             F          203,000.00         ZZ
                                         360        152,069.12          1
                                       7.375          1,402.07         70
                                       7.125          1,402.07
    EAST CALN TOWNS  PA   19335          1            08/30/01         00
    0433429669                           05           10/01/01          0
    1046868                              O            09/01/31
    0


    6695780          E23/G02             F          300,000.00         ZZ
                                         360        299,818.26          1
                                       8.500          2,306.74         87
                                       8.250          2,306.74
    NAPA             CA   94559          1            11/29/01         04
    0433522067                           05           01/01/02         25
    62000392                             O            12/01/31
    0


    6696798          N74/G02             F          106,000.00         ZZ
                                         360        105,919.34          1
                                       7.375            732.12         80
                                       7.125            732.12
    WASHINGTON       UT   84780          1            11/29/01         00
    0433423712                           03           01/01/02          0
    284                                  O            12/01/31
    0


    6700542          624/G02             F          506,250.00         ZZ
                                         360        505,803.35          1
                                       6.625          3,241.57         75
                                       6.375          3,241.57
    BERTHOUD         CO   80513          5            11/21/01         00
    0433425527                           05           01/01/02          0
    7301381055                           O            12/01/31
    0


    6701512          313/G02             F          183,750.00         ZZ
                                         360        183,603.06          1
                                       7.125          1,237.96         75
                                       6.875          1,237.96
1


    LITTLE ROCK      AR   72212          5            11/06/01         00
    0433426921                           05           01/01/02          0
    0008420473                           O            12/01/31
    0


    6703664          L16/G02             F          268,000.00         ZZ
                                         360        267,833.43          1
                                       8.375          2,036.99         84
                                       8.125          2,036.99
    PLEASANT GROVE   UT   84062          2            11/30/01         04
    0433423159                           05           01/01/02         12
    W0111241                             O            12/01/31
    0


    6703772          G27/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       7.125            707.40         54
                                       6.875            707.40
    FULLERTON        CA   92831          5            12/05/01         00
    0433489275                           03           02/01/02          0
    20800039                             O            01/01/32
    0


    6707162          E22/G02             F           90,000.00         ZZ
                                         360         89,938.07          1
                                       7.875            652.56         79
                                       7.625            652.56
    BROOKLYN         NY   11201          1            11/27/01         00
    0412776080                           08           01/01/02          0
    0412776080                           N            12/01/31
    0


    6707168          E22/G02             F           98,315.00         ZZ
                                         360         98,242.04          1
                                       7.500            687.43         63
                                       7.250            687.43
    HOUSTON          TX   77066          5            11/13/01         00
    0413009473                           03           01/01/02          0
    0413009473                           O            12/01/31
    0


    6707190          E22/G02             F          102,800.00         ZZ
                                         360        102,729.26          1
                                       7.875            745.37         80
                                       7.625            745.37
    BAYTOWN          TX   77520          5            11/21/01         00
    0413127838                           05           01/01/02          0
    0413127838                           O            12/01/31
    0
1




    6707220          E22/G02             F          230,000.00         ZZ
                                         360        229,824.99          1
                                       7.375          1,588.55         80
                                       7.125          1,588.55
    SALT LAKE CITY   UT   84108          5            11/12/01         00
    0413176991                           05           01/01/02          0
    0413176991                           O            12/01/31
    0


    6707228          E22/G02             F           76,000.00         ZZ
                                         360         75,940.72          1
                                       7.250            518.45         70
                                       7.000            518.45
    HOLLYWOOD        FL   33021          5            11/21/01         00
    0413192790                           05           01/01/02          0
    0413192790                           O            12/01/31
    0


    6707258          E22/G02             F          363,750.00         ZZ
                                         360        363,436.81          1
                                       6.750          2,359.28         75
                                       6.500          2,359.28
    BIGFORK          MT   59911          5            11/21/01         00
    0413215880                           05           01/01/02          0
    0413215880                           O            12/01/31
    0


    6707272          E22/G02             F          518,000.00         ZZ
                                         360        517,520.23          1
                                       6.375          3,231.65         63
                                       6.125          3,231.65
    SAN MATEO        CA   94403          2            11/13/01         00
    0413228255                           05           01/01/02          0
    0413228255                           O            12/01/31
    0


    6707290          E22/G02             F          128,000.00         ZZ
                                         360        127,916.27          1
                                       8.125            950.40         80
                                       7.875            950.40
    CONROE           TX   77302          5            11/20/01         00
    0413241886                           03           01/01/02          0
    0413241886                           O            12/01/31
    0


    6707292          E22/G02             F          103,000.00         ZZ
                                         360        102,919.65          1
1


                                       7.250            702.64         57
                                       7.000            702.64
    AUSTIN           TX   78759          5            11/20/01         00
    0413243171                           01           01/01/02          0
    0413243171                           O            12/01/31
    0


    6707308          E22/G02             F          114,299.00         ZZ
                                         360        114,224.23          2
                                       8.125            848.67         90
                                       7.875            848.67
    FORT WORTH       TX   76133          1            11/12/01         04
    0413246695                           05           01/01/02         25
    0413246695                           N            12/01/31
    0


    6707330          E22/G02             F          165,000.00         ZZ
                                         360        164,857.94          1
                                       6.750          1,070.19         53
                                       6.500          1,070.19
    BIG SKY          MT   59716          2            11/27/01         00
    0413254764                           21           01/01/02          0
    0413254764                           N            12/01/31
    0


    6707338          E22/G02             F          133,600.00         ZZ
                                         360        133,490.49          1
                                       7.000            888.84         80
                                       6.750            888.84
    CASTLE ROCK      CO   80104          2            11/16/01         00
    0413261629                           07           01/01/02          0
    0413261629                           O            12/01/31
    0


    6707350          E22/G02             F          103,500.00         ZZ
                                         360        103,430.55          1
                                       8.000            759.45         87
                                       7.750            759.45
    LA GRANGE        KY   40031          2            11/21/01         01
    0413263344                           05           01/01/02         30
    0413263344                           O            12/01/31
    0


    6707374          E22/G02             F          372,875.00         ZZ
                                         360        372,624.81          1
                                       8.000          2,736.02         95
                                       7.750          2,736.02
    MIAMI BEACH      FL   33139          1            11/27/01         01
    0413273095                           05           01/01/02         30
1


    0413273095                           O            12/01/31
    0


    6707402          E22/G02             F           73,500.00         ZZ
                                         360         73,439.75          1
                                       7.000            489.00         30
                                       6.750            489.00
    CRESTWOOD        KY   40014          2            11/16/01         00
    0413285669                           05           01/01/02          0
    0413285669                           O            12/01/31
    0


    6707422          E22/G02             F          107,500.00         ZZ
                                         360        107,411.88          1
                                       7.000            715.20         90
                                       6.750            715.20
    FORT WAYNE       IN   46815          5            11/21/01         04
    0413297557                           05           01/01/02         25
    0413297557                           O            12/01/31
    0


    6707428          E22/G02             F          134,400.00         ZZ
                                         360        134,281.42          1
                                       6.625            860.58         80
                                       6.375            860.58
    SUMMERVILLE      SC   29483          5            11/21/01         00
    0413305715                           05           01/01/02          0
    0413305715                           O            12/01/31
    0


    6708752          W99/G02             F          163,500.00         ZZ
                                         360        163,400.95          1
                                       8.500          1,257.18         60
                                       8.250          1,257.18
    NORTH MYRTLE BE  SC   29582          1            11/30/01         00
    0433485406                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6710790          K39/G02             F          600,000.00         ZZ
                                         360        599,596.59          1
                                       7.990          4,398.41         75
                                       7.740          4,398.41
    NEW ORLEANS      LA   70116          5            11/30/01         00
    0433485539                           05           01/05/02          0
    450681738                            O            12/05/31
    0


1


    6710880          W39/G02             F          275,000.00         ZZ
                                         360        274,810.75          1
                                       7.875          1,993.94         80
                                       7.625          1,993.94
    LAFAYETTE        LA   70508          2            11/30/01         00
    0433495595                           05           01/01/02          0
    992250                               O            12/01/31
    0


    6710942          E23/G02             F          190,000.00         ZZ
                                         360        190,000.00          4
                                       8.000          1,394.15         80
                                       7.750          1,394.15
    EL CENTRO        CA   92243          1            12/28/01         00
    0433548781                           05           02/01/02          0
    11008022                             N            01/01/32
    0


    6711902          E11/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       6.750          2,438.73         80
                                       6.500          2,438.73
    PLYMOUTH         MN   55447          1            12/11/01         00
    0433496569                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6713596          286/286             F          120,500.00         ZZ
                                         360        120,296.94          1
                                       6.875            791.60         90
                                       6.625            791.60
    TERREBONNE       OR   97760          1            10/08/01         12
    616875                               05           12/01/01         25
    616875                               O            11/01/31
    0


    6713598          286/286             F          211,950.00         ZZ
                                         360        211,486.86          1
                                       7.625          1,500.17         90
                                       7.375          1,500.17
    FAIRFAX          VA   22033          1            10/05/01         11
    608806                               03           11/01/01         30
    608806                               O            10/01/31
    0


    6713600          286/286             F          216,750.00         ZZ
                                         360        216,200.55          1
                                       6.875          1,423.90         85
                                       6.625          1,423.90
1


    THE DALLES       OR   97058          5            09/26/01         14
    539549                               05           11/01/01         12
    539549                               O            10/01/31
    0


    6713604          286/286             F          127,800.00         ZZ
                                         360        127,533.63          1
                                       7.875            926.64         90
                                       7.625            926.64
    STONE MOUNTAIN   GA   30083          1            10/03/01         12
    562019                               05           11/01/01         25
    562019                               O            10/01/31
    0


    6713610          286/286             F          162,000.00         ZZ
                                         360        161,740.13          1
                                       7.125          1,091.43         90
                                       6.875          1,091.43
    HANSON           KY   42413          5            10/05/01         12
    596970                               05           12/01/01         25
    596970                               O            11/01/31
    0


    6713612          286/286             F          175,500.00         ZZ
                                         360        175,204.25          1
                                       6.875          1,152.92         90
                                       6.625          1,152.92
    VANCOUVER        WA   98683          5            10/02/01         14
    582306                               05           12/01/01         25
    582306                               O            11/01/31
    0


    6713614          286/286             F           40,500.00         ZZ
                                         360         40,413.68          1
                                       7.750            290.15         90
                                       7.500            290.15
    AKRON            OH   44311          1            10/04/01         11
    538587                               05           11/01/01         25
    538587                               N            10/01/31
    0


    6713616          286/286             F           56,000.00         ZZ
                                         360         55,871.37          1
                                       7.375            386.78         70
                                       7.125            386.78
    PRINEVILLE       OR   97754          5            09/25/01         00
    547377                               05           11/01/01          0
    547377                               N            10/01/31
    0
1




    6713618          286/286             F          284,500.00         ZZ
                                         360        283,709.06          1
                                       7.875          2,062.83         88
                                       7.625          2,062.83
    IRMO             SC   29063          5            08/06/01         10
    446072                               05           10/01/01         25
    446072                               O            09/01/31
    0


    6713620          286/286             F           99,000.00         ZZ
                                         240         98,635.78          1
                                       7.375            789.99         87
                                       7.125            789.99
    NEWSTEAD         NY   14031          5            10/09/01         12
    519241                               05           12/01/01         12
    519241                               O            11/01/21
    0


    6713622          286/286             F          117,000.00         ZZ
                                         360        116,632.06          1
                                       7.000            778.41         85
                                       6.750            778.41
    SHOW LOW         AZ   85901          5            09/13/01         12
    575531                               05           11/01/01         12
    575531                               O            10/01/31
    0


    6713626          286/286             F          284,500.00         T
                                         360        283,846.53          1
                                       7.375          1,964.98         46
                                       7.125          1,964.98
    SOUTH BETHANY    DE   19930          2            09/24/01         00
    556127                               05           11/01/01          0
    556127                               O            10/01/31
    0


    6713628          286/286             F          109,000.00         ZZ
                                         240        108,405.75          1
                                       7.500            878.10         88
                                       7.250            878.10
    LAWRENCE TOWNSH  NJ   08648          5            09/24/01         01
    585860                               05           11/01/01         25
    585860                               O            10/01/21
    0


    6713630          286/286             F           65,000.00         ZZ
                                         360         64,898.27          1
1


                                       7.250            443.42         45
                                       7.000            443.42
    SUMMERVILLE      SC   29483          5            10/11/01         00
    596108                               05           12/01/01          0
    596108                               N            11/01/31
    0


    6713632          286/286             F           90,000.00         ZZ
                                         360         89,803.32          1
                                       7.625            637.02         75
                                       7.375            637.02
    DISTRICT HEIGHT  MD   20747          5            10/03/01         00
    589704                               03           11/01/01          0
    589704                               N            10/01/31
    0


    6713636          286/286             F           89,600.00         ZZ
                                         360         89,413.78          1
                                       7.875            649.67         80
                                       7.625            649.67
    LAS VEGAS        NV   89121          5            09/28/01         00
    510881                               05           11/01/01          0
    510881                               N            10/01/31
    0


    6713638          286/286             F          123,000.00         ZZ
                                         360        122,802.68          1
                                       7.125            828.68         90
                                       6.875            828.68
    PITTSBURGH       PA   15227          5            10/04/01         10
    571529                               05           12/01/01         25
    571529                               O            11/01/31
    0


    6713640          286/286             F           84,150.00         ZZ
                                         360         83,956.70          2
                                       7.375            581.21         85
                                       7.125            581.21
    ST PETERSBURG    FL   33702          1            10/05/01         21
    608632                               05           11/01/01         12
    608632                               N            10/01/31
    0


    6713642          286/286             F          200,000.00         ZZ
                                         360        199,551.92          1
                                       7.500          1,398.43         80
                                       7.250          1,398.43
    SAN DIEGO        CA   92131          5            09/27/01         00
    577892                               01           11/01/01          0
1


    577892                               N            10/01/31
    0


    6713648          286/286             F          300,000.00         ZZ
                                         360        299,333.74          3
                                       7.625          2,123.39         75
                                       7.375          2,123.39
    SUMMIT           NJ   07901          1            09/27/01         00
    463302                               05           11/01/01          0
    463302                               N            10/01/31
    0


    6713654          286/286             F           72,850.00         ZZ
                                         360         72,709.66          1
                                       8.250            547.30         90
                                       8.000            547.30
    MIAMI            FL   33183          1            09/27/01         21
    576144                               01           11/01/01         30
    576144                               N            10/01/31
    0


    6713662          286/286             F           88,250.00         ZZ
                                         360         88,058.13          2
                                       7.125            594.56         74
                                       6.875            594.56
    MARRIETTA        GA   30062          5            10/08/01         00
    575643                               05           12/01/01          0
    575643                               N            11/01/31
    0


    6713664          286/286             F           70,400.00         ZZ
                                         360         70,295.17          1
                                       7.500            492.25         80
                                       7.250            492.25
    PRESCOTT VALLEY  AZ   86314          5            10/04/01         00
    602940                               05           12/01/01          0
    602940                               N            11/01/31
    0


    6713666          286/286             F          119,000.00         ZZ
                                         360        118,801.52          1
                                       7.000            791.71         89
                                       6.750            791.71
    HAMPTON          GA   30228          5            10/05/01         11
    602211                               05           12/01/01         25
    602211                               O            11/01/31
    0


1


    6713668          286/286             F           80,910.00         ZZ
                                         360         80,792.50          1
                                       7.625            572.68         90
                                       7.375            572.68
    AUBURN           IN   46706          5            10/05/01         10
    551079                               05           12/01/01         25
    551079                               O            11/01/31
    0


    6713670          286/286             F          351,900.00         ZZ
                                         360        351,029.59          2
                                       7.000          2,341.20         90
                                       6.750          2,341.20
    JERSEY CITY      NJ   07302          1            09/21/01         04
    513425                               05           11/01/01         25
    513425                               O            10/01/31
    0


    6713672          286/286             F          153,050.00         ZZ
                                         360        152,792.10          1
                                       6.875          1,005.43         86
                                       6.625          1,005.43
    PEMBROKE PINES   FL   33029          5            10/10/01         21
    589005                               03           12/01/01         25
    589005                               O            11/01/31
    0


    6713674          286/286             F          118,000.00         ZZ
                                         360        117,661.68          1
                                       6.875            775.18         88
                                       6.625            775.18
    MOORESVILLE      IN   46158          2            09/28/01         11
    573167                               05           11/01/01         25
    573167                               O            10/01/31
    0


    6713676          286/286             F           87,300.00         ZZ
                                         360         87,078.71          1
                                       6.875            573.50         90
                                       6.625            573.50
    TUCSON           AZ   85742          1            09/28/01         12
    580639                               03           11/01/01         25
    580639                               O            10/01/31
    0


    6713678          286/286             F          322,500.00         ZZ
                                         360        321,956.56          4
                                       6.875          2,118.60         75
                                       6.625          2,118.60
1


    ATLANTA          GA   30308          1            10/11/01         00
    603812                               05           12/01/01          0
    603812                               N            11/01/31
    0


    6713682          286/286             F          194,100.00         ZZ
                                         360        193,810.99          1
                                       7.500          1,357.18         74
                                       7.250          1,357.18
    DENVER           CO   80209          2            10/11/01         00
    583970                               05           12/01/01          0
    583970                               N            11/01/31
    0


    6713686          286/286             F          243,750.00         ZZ
                                         360        243,359.00          1
                                       7.125          1,642.19         75
                                       6.875          1,642.19
    CENTREVILLE      VA   20121          1            10/10/01         00
    630346                               03           12/01/01          0
    630346                               N            11/01/31
    0


    6713688          286/286             F          103,700.00         ZZ
                                         360        103,461.79          1
                                       7.375            716.24         85
                                       7.125            716.24
    PHOENIX          AZ   85037          5            09/12/01         12
    572466                               05           11/01/01         12
    572466                               O            10/01/31
    0


    6713690          286/286             F          171,000.00         ZZ
                                         360        170,718.84          1
                                       7.000          1,137.67         90
                                       6.750          1,137.67
    WILLOUGHBY       OH   44094          5            10/02/01         10
    575388                               05           12/01/01         25
    575388                               O            11/01/31
    0


    6713692          286/286             F          112,410.00         ZZ
                                         360        112,131.95          1
                                       7.000            747.87         90
                                       6.750            747.87
    MESA             AZ   85215          1            09/25/01         12
    589439                               03           11/01/01         25
    589439                               O            10/01/31
    0
1




    6713694          286/286             F           78,200.00         ZZ
                                         360         78,068.22          1
                                       6.875            513.72         85
                                       6.625            513.72
    PENDLETON        IN   46064          5            10/11/01         12
    593634                               05           12/01/01         12
    593634                               O            11/01/31
    0


    6713700          286/286             F          192,000.00         ZZ
                                         360        191,387.90          1
                                       7.000          1,277.38         80
                                       6.750          1,277.38
    KISSIMMEE        FL   34746          1            09/28/01         00
    537576                               03           11/01/01          0
    537576                               N            10/01/31
    0


    6713702          286/286             F          139,500.00         ZZ
                                         360        139,223.76          1
                                       7.250            951.64         90
                                       7.000            951.64
    PORTLAND         OR   97230          5            10/10/01         14
    567404                               05           12/01/01         25
    567404                               O            11/01/31
    0


    6713704          286/286             F          147,722.00         ZZ
                                         360        147,465.17          1
                                       8.750          1,162.13         80
                                       8.500          1,162.13
    MUNDELEIN        IL   60060          1            09/17/01         00
    534318                               01           11/01/01          0
    534318                               O            10/01/31
    0


    6713710          286/286             F          132,750.00         ZZ
                                         360        131,943.25          1
                                       7.500            928.21         90
                                       7.250            928.21
    LOXAHATCHEE      FL   33470          1            08/24/01         21
    316248                               05           10/01/01         25
    316248                               O            09/01/31
    0


    6713712          286/286             F          161,100.00         ZZ
                                         360        160,756.65          2
1


                                       7.750          1,154.15         90
                                       7.500          1,154.15
    FRANKLIN         NJ   08873          1            09/27/01         10
    455364                               05           11/01/01         25
    455364                               N            10/01/31
    0


    6713714          286/286             F          279,000.00         ZZ
                                         360        275,497.25          1
                                       7.250          1,903.28         90
                                       7.000          1,903.28
    NORWALK          CT   06851          5            08/27/01         11
    542855                               05           10/01/01         25
    542855                               O            09/01/31
    0


    6713718          286/286             F          133,000.00         ZZ
                                         360        132,806.85          1
                                       7.625            941.37         70
                                       7.375            941.37
    WEST PALM BEACH  FL   33407          5            10/03/01         00
    315684                               05           12/01/01          0
    315684                               N            11/01/31
    0


    6713722          286/286             F          253,150.00         ZZ
                                         360        252,582.82          1
                                       7.500          1,770.07         97
                                       7.250          1,770.07
    SILVER SPRING    MD   20910          1            09/14/01         12
    533863                               05           11/01/01         35
    533863                               O            10/01/31
    0


    6713732          286/286             F          162,450.00         ZZ
                                         360        162,182.89          1
                                       7.000          1,080.79         90
                                       6.750          1,080.79
    CHEVY CHASE      MD   20815          1            10/11/01         10
    618205                               06           12/01/01         25
    618205                               N            11/01/31
    0


    6713738          286/286             F           96,000.00         ZZ
                                         360         95,857.05          1
                                       7.500            671.25         68
                                       7.250            671.25
    WOODBRIDGE       VA   22192          2            10/11/01         00
    572130                               03           12/01/01          0
1


    572130                               N            11/01/31
    0


    6713740          286/286             F          207,000.00         ZZ
                                         360        206,659.65          1
                                       7.000          1,377.18         90
                                       6.750          1,377.18
    DENVER           CO   80229          5            10/02/01         12
    323271                               03           12/01/01         25
    323271                               O            11/01/31
    0


    6713742          286/286             F           37,000.00         ZZ
                                         360         36,924.33          1
                                       8.000            271.50         70
                                       7.750            271.50
    KANSAS CITY      MO   64132          5            10/05/01         00
    593808                               05           11/01/01          0
    593808                               N            10/01/31
    0


    6713744          286/286             F          104,500.00         ZZ
                                         360        104,277.28          2
                                       7.750            748.66         44
                                       7.500            748.66
    SPRING VALLEY    CA   91977          2            09/21/01         00
    569850                               05           11/01/01          0
    569850                               N            10/01/31
    0


    6713746          286/286             F           62,400.00         ZZ
                                         360         62,229.22          1
                                       7.625            441.67         80
                                       7.375            441.67
    TOLEDO           OH   43613          2            10/05/01         00
    579467                               05           12/01/01          0
    579467                               N            11/01/31
    0


    6713748          286/286             F          184,000.00         ZZ
                                         360        183,566.77          1
                                       7.250          1,255.21         80
                                       7.000          1,255.21
    ASHLAND          OR   97520          1            09/06/01         00
    553824                               05           11/01/01          0
    553824                               O            10/01/31
    0


1


    6713750          286/286             F          140,000.00         ZZ
                                         360        139,686.32          4
                                       7.500            978.91         80
                                       7.250            978.91
    GULF BREEZE      FL   32561          1            10/03/01         00
    559900                               05           11/01/01          0
    559900                               N            10/01/31
    0


    6713752          286/286             F           45,000.00         ZZ
                                         360         44,901.66          1
                                       7.625            318.51         90
                                       7.375            318.51
    COLUMBUS         OH   43219          2            09/28/01         12
    572896                               05           11/01/01         25
    572896                               N            10/01/31
    0


    6713754          286/286             F           81,000.00         ZZ
                                         360         80,483.98          2
                                       7.750            580.30         64
                                       7.500            580.30
    WARSAW           IN   46580          5            10/05/01         00
    557697                               05           12/01/01          0
    557697                               N            11/01/31
    0


    6713756          286/286             F          256,000.00         ZZ
                                         360        255,599.37          2
                                       7.250          1,746.38         80
                                       7.000          1,746.38
    ATLANTA          GA   30318          2            10/11/01         00
    576003                               05           12/01/01          0
    576003                               N            11/01/31
    0


    6713758          286/286             F           44,000.00         ZZ
                                         360         43,921.50          1
                                       8.625            342.23         80
                                       8.375            342.23
    ST LOUIS         MO   63136          1            09/28/01         00
    567477                               05           11/01/01          0
    567477                               N            10/01/31
    0


    6713760          286/286             F           52,200.00         ZZ
                                         360         52,124.67          1
                                       8.375            396.76         90
                                       8.125            396.76
1


    WICHITA          KS   67208          1            10/11/01         11
    538341                               05           12/01/01         25
    538341                               N            11/01/31
    0


    6713764          286/286             F           44,000.00         ZZ
                                         360         43,931.14          1
                                       7.250            300.16         79
                                       7.000            300.16
    ZANESVILLE       OH   43701          2            10/08/01         00
    572506                               05           12/01/01          0
    572506                               N            11/01/31
    0


    6713766          286/286             F           56,000.00         ZZ
                                         360         55,916.60          2
                                       7.500            391.57         79
                                       7.250            391.57
    ZANESVILLE       OH   43701          2            10/10/01         00
    591856                               05           12/01/01          0
    591856                               N            11/01/31
    0


    6713768          286/286             F           56,000.00         ZZ
                                         360         55,916.60          2
                                       7.500            391.57         79
                                       7.250            391.57
    ZANESVILLE       OH   43701          2            10/10/01         00
    591864                               05           12/01/01          0
    591864                               N            11/01/31
    0


    6713772          286/286             F          115,200.00         ZZ
                                         360        114,972.39          1
                                       8.125            855.36         87
                                       7.875            855.36
    DERBY            KS   67037          5            10/01/01         11
    573194                               05           11/01/01         25
    573194                               O            10/01/31
    0


    6713774          286/286             F          157,500.00         ZZ
                                         360        157,073.62          1
                                       7.500          1,101.27         90
                                       7.250          1,101.27
    GLENWOOD         WA   98619          5            09/11/01         12
    267885                               05           11/01/01         25
    267885                               O            10/01/31
    0
1




    6713776          286/286             F          112,000.00         ZZ
                                         360        111,815.85          1
                                       7.000            745.14         80
                                       6.750            745.14
    MEDFORD          OR   97504          5            10/08/01         00
    588857                               05           12/01/01          0
    588857                               N            11/01/31
    0


    6713784          286/286             F          115,600.00         ZZ
                                         360        115,409.93          1
                                       7.000            769.09         85
                                       6.750            769.09
    FORT WASHINGTON  MD   20744          5            10/11/01         11
    582071                               05           12/01/01         12
    582071                               O            11/01/31
    0


    6713786          286/286             F           56,700.00         ZZ
                                         360         56,619.70          1
                                       7.750            406.21         90
                                       7.500            406.21
    JACKSONVILLE     FL   32204          1            10/05/01         14
    594012                               05           12/01/01         25
    594012                               N            11/01/31
    0


    6713790          286/286             F          232,500.00         ZZ
                                         360        231,924.92          4
                                       7.000          1,546.83         75
                                       6.750          1,546.83
    AZUSA            CA   91702          2            09/26/01         00
    561489                               05           11/01/01          0
    561489                               N            10/01/31
    0


    6713794          286/286             F          250,700.00         ZZ
                                         360        250,287.80          1
                                       7.000          1,667.92         85
                                       6.750          1,667.92
    BUFFALO GROVE    IL   60089          5            10/05/01         12
    548192                               05           12/01/01         12
    548192                               O            11/01/31
    0


    6713796          286/286             F           46,575.00         ZZ
                                         360         46,518.36          1
1


                                       8.500            358.13         90
                                       8.250            358.13
    ROCKLEDGE        FL   32955          1            10/03/01         11
    586072                               05           12/01/01         25
    586072                               N            11/01/31
    0


    6713798          286/286             F           99,000.00         ZZ
                                         360         98,814.95          1
                                       8.500            761.23         90
                                       8.250            761.23
    KANSAS CITY      MO   64134          5            09/25/01         11
    575862                               05           11/01/01         25
    575862                               O            10/01/31
    0


    6713800          286/286             F           70,000.00         ZZ
                                         360         69,884.89          1
                                       7.000            465.72         84
                                       6.750            465.72
    PEORIA           IL   61606          5            10/09/01         10
    570498                               05           12/01/01         12
    570498                               O            11/01/31
    0


    6713802          286/286             F          284,500.00         ZZ
                                         360        283,647.48          1
                                       7.500          1,989.27         67
                                       7.250          1,989.27
    VIRGINIA BEACH   VA   23451          1            08/24/01         00
    455249                               01           10/01/01          0
    455249                               N            09/01/31
    0


    6713806          286/286             F          141,000.00         ZZ
                                         360        140,768.17          1
                                       7.000            938.08         83
                                       6.750            938.08
    SHELBY TWP       MI   48317          5            10/09/01         10
    571813                               05           12/01/01         12
    571813                               O            11/01/31
    0


    6713810          286/286             F          193,500.00         ZZ
                                         360        193,173.93          1
                                       6.875          1,271.16         88
                                       6.625          1,271.16
    DENVER           CO   80207          5            10/09/01         21
    590947                               05           12/01/01         25
1


    590947                               O            11/01/31
    0


    6713814          286/286             F          170,000.00         ZZ
                                         360        169,569.08          1
                                       6.875          1,116.78         70
                                       6.625          1,116.78
    SAN GABRIEL      CA   91776          2            09/25/01         00
    585960                               05           11/01/01          0
    585960                               N            10/01/31
    0


    6713818          286/286             F          200,000.00         ZZ
                                         360        199,687.02          1
                                       7.250          1,364.35         80
                                       7.000          1,364.35
    ALTAMONTE SPRIN  FL   32701          2            10/01/01         00
    588996                               05           12/01/01          0
    588996                               O            11/01/31
    0


    6713820          286/286             F           56,000.00         ZZ
                                         360         55,884.98          1
                                       6.875            367.89         78
                                       6.625            367.89
    LOUISVILLE       KY   40204          5            10/10/01         00
    555159                               05           12/01/01          0
    555159                               N            11/01/31
    0


    6713822          286/286             F           80,000.00         ZZ
                                         360         79,756.84          1
                                       6.875            525.55         84
                                       6.625            525.55
    ALBUQUERQUE      NM   87121          5            09/24/01         21
    323119                               05           11/01/01         12
    323119                               O            10/01/31
    0


    6713824          286/286             F           69,300.00         ZZ
                                         360         69,201.85          1
                                       7.750            496.48         90
                                       7.500            496.48
    LAKE WORTH       FL   33462          1            10/10/01         21
    584314                               01           12/01/01         30
    584314                               O            11/01/31
    0


1


    6713826          286/286             F          245,000.00         ZZ
                                         360        244,606.97          1
                                       7.125          1,650.62         70
                                       6.875          1,650.62
    LAS VEGAS        NV   89118          5            10/08/01         00
    618771                               05           12/01/01          0
    618771                               N            11/01/31
    0


    6713828          286/286             F          167,000.00         ZZ
                                         360        166,576.66          1
                                       6.875          1,097.08         82
                                       6.625          1,097.08
    SAN DIEGO        CA   92113          5            10/01/01         12
    573058                               05           11/01/01         25
    573058                               O            10/01/31
    0


    6713830          286/286             F           73,950.00         ZZ
                                         360         73,803.88          2
                                       8.125            549.08         85
                                       7.875            549.08
    KANSAS CITY      KS   66112          5            10/02/01         11
    534013                               05           11/01/01         12
    534013                               N            10/01/31
    0


    6713834          286/286             F          117,000.00         ZZ
                                         240        116,322.26          1
                                       7.000            907.10         90
                                       6.750            907.10
    INDIANAPOLIS     IN   46220          5            09/28/01         12
    589139                               05           11/01/01         25
    589139                               O            10/01/21
    0


    6713836          286/286             F          284,500.00         ZZ
                                         360        283,830.12          1
                                       7.250          1,940.80         73
                                       7.000          1,940.80
    PARKER           CO   80134          2            09/06/01         00
    322901                               03           11/01/01          0
    322901                               O            10/01/31
    0


    6713838          286/286             F           71,250.00         ZZ
                                         360         71,143.91          1
                                       7.500            498.19         75
                                       7.250            498.19
1


    NEWARK           OH   43055          2            10/11/01         00
    569756                               05           12/01/01          0
    569756                               N            11/01/31
    0


    6713840          286/286             F          120,000.00         ZZ
                                         360        119,415.57          1
                                       7.375            828.82         53
                                       7.125            828.82
    MARRIOTTSVILLE   MD   21104          2            10/10/01         00
    511171                               05           12/01/01          0
    511171                               N            11/01/31
    0


    6713842          286/286             F          210,000.00         ZZ
                                         360        209,679.42          3
                                       7.375          1,450.42         70
                                       7.125          1,450.42
    SALEM            MA   01970          2            10/09/01         00
    582397                               05           12/01/01          0
    582397                               N            11/01/31
    0


    6713844          286/286             F          203,000.00         ZZ
                                         360        202,690.09          3
                                       7.375          1,402.08         70
                                       7.125          1,402.08
    SALEM            MA   01970          5            10/09/01         00
    582235                               05           12/01/01          0
    582235                               N            11/01/31
    0


    6713846          286/286             F          228,750.00         ZZ
                                         360        228,400.81          4
                                       7.375          1,579.92         75
                                       7.125          1,579.92
    SALEM            MA   01970          2            10/09/01         00
    582429                               05           12/01/01          0
    582429                               N            11/01/31
    0


    6713848          286/286             F          231,000.00         ZZ
                                         360        230,647.38          4
                                       7.375          1,595.46         70
                                       7.125          1,595.46
    PEABODY          MA   01960          5            10/09/01         00
    582410                               05           12/01/01          0
    582410                               N            11/01/31
    0
1




    6713850          286/286             F          284,500.00         ZZ
                                         360        283,626.02          1
                                       7.375          1,964.98         89
                                       7.125          1,964.98
    MANTUA           NJ   08051          5            08/07/01         04
    514790                               05           10/01/01         25
    514790                               O            09/01/31
    0


    6713856          286/286             F          121,050.00         ZZ
                                         360        120,860.55          1
                                       7.250            825.78         90
                                       7.000            825.78
    AUSTIN           TX   78731          1            10/09/01         11
    582880                               01           12/01/01         25
    582880                               N            11/01/31
    0


    6713862          286/286             F          144,000.00         ZZ
                                         360        143,763.23          1
                                       7.000            958.04         56
                                       6.750            958.04
    SCOTTSDALE       AZ   85262          2            10/02/01         00
    368234                               03           12/01/01          0
    368234                               N            11/01/31
    0


    6713864          286/286             F           44,100.00         ZZ
                                         360         44,001.18          1
                                       7.500            308.36         90
                                       7.250            308.36
    MARY ESTHER      FL   32569          1            10/04/01         12
    587694                               03           11/01/01         25
    587694                               N            10/01/31
    0


    6713866          286/286             F           83,000.00         ZZ
                                         360         82,870.11          1
                                       7.250            566.21         58
                                       7.000            566.21
    DENVER           CO   80231          2            10/25/01         00
    582684                               03           12/01/01          0
    582684                               N            11/01/31
    0


    6713868          286/286             F           77,000.00         ZZ
                                         360         76,888.17          4
1


                                       7.625            545.01         70
                                       7.375            545.01
    DAYTONA BEACH    FL   32118          5            10/05/01         00
    593564                               05           12/01/01          0
    593564                               N            11/01/31
    0


    6713870          286/286             F          300,000.00         ZZ
                                         360        299,327.87          4
                                       7.500          2,097.65         68
                                       7.250          2,097.65
    ROXBURY          MA   02119          5            10/02/01         00
    564354                               05           11/01/01          0
    564354                               N            10/01/31
    0


    6713872          286/286             F          127,800.00         ZZ
                                         360        127,599.99          1
                                       7.250            871.83         90
                                       7.000            871.83
    TUCSON           AZ   85704          1            10/05/01         12
    610432                               05           12/01/01         25
    610432                               N            11/01/31
    0


    6713874          286/286             F           85,000.00         ZZ
                                         360         84,789.75          1
                                       7.000            565.51         71
                                       6.750            565.51
    CHESTERFIELD     MO   63017          2            10/03/01         00
    553845                               01           11/01/01          0
    553845                               N            10/01/31
    0


    6713878          286/286             F          153,000.00         ZZ
                                         360        152,621.38          1
                                       7.000          1,017.92         90
                                       6.750          1,017.92
    WASHINGTON TOWN  NJ   08012          5            09/26/01         14
    556942                               05           11/01/01         25
    556942                               O            10/01/31
    0


    6713880          286/286             F          224,000.00         ZZ
                                         360        223,432.17          1
                                       6.875          1,471.53         72
                                       6.625          1,471.53
    CARLSBAD         CA   92009          1            09/25/01         00
    572238                               02           11/01/01          0
1


    572238                               O            10/01/31
    0


    6713882          286/286             F           63,750.00         ZZ
                                         360         63,659.71          1
                                       7.750            456.72         75
                                       7.500            456.72
    CLEVELAND        OH   44111          5            10/05/01         00
    501278                               05           12/01/01          0
    501278                               N            11/01/31
    0


    6713884          286/286             F           63,750.00         ZZ
                                         360         63,659.71          1
                                       7.750            456.72         75
                                       7.500            456.72
    CLEVELAND        OH   44111          5            10/05/01         00
    501284                               05           12/01/01          0
    501284                               N            11/01/31
    0


    6713886          286/286             F           71,250.00         ZZ
                                         360         71,149.09          1
                                       7.750            510.45         75
                                       7.500            510.45
    CLEVELAND        OH   44111          5            10/05/01         00
    501263                               05           12/01/01          0
    501263                               N            11/01/31
    0


    6713888          286/286             F          112,500.00         ZZ
                                         360        112,266.18          1
                                       7.875            815.71         90
                                       7.625            815.71
    BLOOMINGTON      IN   47403          1            09/28/01         12
    590838                               05           11/01/01         25
    590838                               N            10/01/31
    0


    6713890          286/286             F          120,000.00         ZZ
                                         360        119,731.14          4
                                       7.500            839.06         50
                                       7.250            839.06
    ELK GROVE        CA   95624          1            09/10/01         00
    520154                               05           11/01/01          0
    520154                               N            10/01/31
    0


1


    6713892          286/286             F           47,000.00         ZZ
                                         360         46,880.85          1
                                       6.875            308.76         33
                                       6.625            308.76
    KENNESAW         GA   30152          1            09/18/01         00
    537622                               03           11/01/01          0
    537622                               N            10/01/31
    0


    6713894          286/286             F           84,720.00         ZZ
                                         360         84,543.86          1
                                       7.875            614.28         80
                                       7.625            614.28
    CHICAGO          IL   60640          1            09/28/01         00
    584776                               06           11/01/01          0
    584776                               N            10/01/31
    0


    6713896          286/286             F           82,450.00         ZZ
                                         360         82,311.06          1
                                       6.875            541.64         97
                                       6.625            541.64
    BRIDGE CITY      TX   77611          1            10/09/01         11
    578689                               05           12/01/01         35
    578689                               O            11/01/31
    0


    6713904          286/286             F          121,500.00         ZZ
                                         360        121,206.78          1
                                       7.125            818.57         90
                                       6.875            818.57
    CHANDLER         AZ   85225          1            09/24/01         11
    516983                               03           11/01/01         25
    516983                               N            10/01/31
    0


    6713906          286/286             F          145,800.00         ZZ
                                         360        145,566.11          1
                                       7.125            982.29         90
                                       6.875            982.29
    SLATINGTON       PA   18080          5            10/09/01         12
    566388                               05           12/01/01         25
    566388                               O            11/01/31
    0


    6713910          286/286             F           72,000.00         ZZ
                                         360         71,834.61          1
                                       7.375            497.29         90
                                       7.125            497.29
1


    KANSAS CITY      KS   66112          5            09/27/01         11
    575872                               05           11/01/01         25
    575872                               O            10/01/31
    0


    6713912          286/286             F          117,000.00         ZZ
                                         360        116,802.84          1
                                       6.875            768.61         90
                                       6.625            768.61
    ANDERSON         IN   46012          5            10/05/01         11
    579671                               05           12/01/01         25
    579671                               O            11/01/31
    0


    6713914          286/286             F          100,000.00         ZZ
                                         360         99,764.55          2
                                       7.250            682.18         65
                                       7.000            682.18
    CHICAGO          IL   60644          5            09/28/01         00
    587722                               05           11/01/01          0
    587722                               N            10/01/31
    0


    6713916          286/286             F          149,200.00         ZZ
                                         360        148,830.93          1
                                       7.000            992.64         80
                                       6.750            992.64
    CHANDLER         AZ   85226          1            09/18/01         00
    572647                               05           11/01/01          0
    572647                               O            10/01/31
    0


    6713918          286/286             F          154,000.00         ZZ
                                         360        152,529.35          1
                                       7.125          1,037.53         70
                                       6.875          1,037.53
    ISLAND PARK      NY   11558          5            10/11/01         00
    432567                               05           12/01/01          0
    432567                               N            11/01/31
    0


    6713920          286/286             F           77,419.00         ZZ
                                         360         77,297.83          1
                                       7.250            528.14         70
                                       7.000            528.14
    AURORA           IL   60505          1            10/10/01         00
    575416                               05           12/01/01          0
    575416                               N            11/01/31
    0
1




    6713926          286/286             F           75,000.00         ZZ
                                         360         74,876.68          1
                                       7.000            498.98         66
                                       6.750            498.98
    MIAMI            FL   33143          1            10/01/01         00
    593391                               05           12/01/01          0
    593391                               N            11/01/31
    0


    6713928          286/286             F          152,100.00         ZZ
                                         360        151,723.77          1
                                       7.000          1,011.93         90
                                       6.750          1,011.93
    MIAMI            FL   33165          5            09/24/01         21
    568240                               05           11/01/01         25
    568240                               O            10/01/31
    0


    6713930          286/286             F          148,850.00         ZZ
                                         360        148,605.25          4
                                       7.000            990.31         75
                                       6.750            990.31
    TUCSON           AZ   85719          1            10/08/01         00
    508111                               05           12/01/01          0
    508111                               N            11/01/31
    0


    6713932          286/286             F          210,000.00         ZZ
                                         360        209,687.31          4
                                       7.500          1,468.36         70
                                       7.250          1,468.36
    CHICAGO          IL   60615          5            10/09/01         00
    595017                               05           12/01/01          0
    595017                               N            11/01/31
    0


    6713936          286/286             F           80,100.00         ZZ
                                         360         79,951.97          1
                                       8.000            587.75         90
                                       7.750            587.75
    FT LAUDERDALE    FL   33304          1            10/04/01         21
    601731                               05           12/01/01         25
    601731                               N            11/01/31
    0


    6713938          286/286             F          247,500.00         ZZ
                                         360        246,931.51          1
1


                                       7.375          1,709.43         89
                                       7.125          1,709.43
    BERNARDS TWP.    NJ   07920          5            09/28/01         04
    565686                               01           11/01/01         25
    565686                               O            10/01/31
    0


    6713940          286/286             F           63,050.00         ZZ
                                         360         62,853.45          1
                                       7.375            435.48         97
                                       7.125            435.48
    HOUSTON          TX   77053          1            09/28/01         12
    588772                               03           11/01/01         35
    588772                               O            10/01/31
    0


    6713942          286/286             F           86,000.00         ZZ
                                         360         85,871.94          2
                                       7.500            601.33         53
                                       7.250            601.33
    HOLLAND          MI   49424          5            10/08/01         00
    102084                               05           12/01/01          0
    102084                               N            11/01/31
    0


    6713944          286/286             F           73,700.00         ZZ
                                         360         73,562.29          1
                                       8.500            566.69         90
                                       8.250            566.69
    ROSELLE          NJ   07203          1            10/05/01         12
    546128                               05           11/01/01         25
    546128                               N            10/01/31
    0


    6713946          286/286             F          120,000.00         ZZ
                                         360        119,731.14          2
                                       7.500            839.06         63
                                       7.250            839.06
    DENVER           CO   80219          5            09/28/01         00
    323182                               05           11/01/01          0
    323182                               N            10/01/31
    0


    6713948          286/286             F           42,300.00         ZZ
                                         360         42,241.57          1
                                       7.875            306.71         90
                                       7.625            306.71
    SPRINGFIELD      OH   45506          1            10/05/01         12
    583683                               05           12/01/01         25
1


    583683                               N            11/01/31
    0


    6713956          286/286             F          100,300.00         ZZ
                                         360        100,121.05          1
                                       8.625            780.13         85
                                       8.375            780.13
    ST CHARLES       MO   63301          5            09/07/01         11
    531535                               05           11/01/01         12
    531535                               N            10/01/31
    0


    6713958          286/286             F          284,500.00         ZZ
                                         360        283,581.82          1
                                       7.125          1,916.73         77
                                       6.875          1,916.73
    ALISO VIEJO      CA   92656          1            08/01/01         00
    295650                               01           10/01/01          0
    295650                               O            09/01/31
    0


    6713960          286/286             F          280,000.00         ZZ
                                         360        279,550.83          2
                                       7.125          1,886.42         66
                                       6.875          1,886.42
    CLIFFSIDE PARK   NJ   07010          2            09/27/01         00
    583145                               05           12/01/01          0
    583145                               O            11/01/31
    0


    6713962          286/286             F          104,000.00         ZZ
                                         240        103,599.53          2
                                       7.000            806.32         80
                                       6.750            806.32
    DOVER            PA   17315          1            10/09/01         00
    554519                               05           12/01/01          0
    554519                               N            11/01/21
    0


    6713964          286/286             F          100,000.00         ZZ
                                         360         99,775.95          1
                                       7.500            699.22         40
                                       7.250            699.22
    PRESCOTT         AZ   86301          1            09/27/01         00
    566927                               05           11/01/01          0
    566927                               N            10/01/31
    0


1


    6713968          286/286             F           94,800.00         ZZ
                                         360         94,655.28          1
                                       7.375            654.76         80
                                       7.125            654.76
    TUCSON           AZ   85718          1            10/02/01         00
    593309                               01           12/01/01          0
    593309                               O            11/01/31
    0


    6713972          286/286             F           69,000.00         ZZ
                                         360         68,899.80          1
                                       7.625            488.38         75
                                       7.375            488.38
    GASTONIA         NC   28052          5            10/09/01         00
    561793                               05           12/01/01          0
    561793                               N            11/01/31
    0


    6713974          286/286             F           36,900.00         ZZ
                                         360         36,828.92          1
                                       8.250            277.22         90
                                       8.000            277.22
    CRAWFORDSVILLE   IN   47933          1            09/28/01         11
    568030                               05           11/01/01         25
    568030                               N            10/01/31
    0


    6713976          286/286             F          191,000.00         ZZ
                                         360        190,468.99          1
                                       7.875          1,384.89         85
                                       7.625          1,384.89
    WYNCOTE          PA   19095          5            10/04/01         10
    578914                               05           12/01/01         25
    578914                               O            11/01/31
    0


    6713978          286/286             F           44,550.00         ZZ
                                         360         44,438.15          1
                                       7.875            323.02         90
                                       7.625            323.02
    PHILADELPHIA     PA   19125          1            10/05/01         12
    568534                               05           12/01/01         25
    568534                               N            11/01/31
    0


    6713980          286/286             F          140,400.00         ZZ
                                         360        140,174.77          1
                                       7.125            945.91         90
                                       6.875            945.91
1


    ALEXANDRIA       VA   22304          1            10/10/01         10
    584741                               06           12/01/01         25
    584741                               N            11/01/31
    0


    6713982          286/286             F           68,000.00         ZZ
                                         360         67,901.25          1
                                       7.625            481.30         80
                                       7.375            481.30
    AKRON            OH   44319          2            10/04/01         00
    580679                               05           12/01/01          0
    580679                               N            11/01/31
    0


    6713984          286/286             F           40,500.00         ZZ
                                         360         40,398.99          1
                                       7.750            290.15         90
                                       7.500            290.15
    INDIANAPOLIS     IN   46218          1            10/05/01         12
    591239                               03           11/01/01         25
    591239                               N            10/01/31
    0


    6713986          286/286             F           90,900.00         ZZ
                                         360         90,750.55          1
                                       7.000            604.76         85
                                       6.750            604.76
    MIDDLETOWN       IL   62666          5            10/01/01         10
    566590                               05           12/01/01         12
    566590                               O            11/01/31
    0


    6713988          286/286             F           61,110.00         ZZ
                                         360         61,031.79          1
                                       8.250            459.10         90
                                       8.000            459.10
    APOPKA           FL   32712          1            10/03/01         11
    576733                               05           12/01/01         25
    576733                               N            11/01/31
    0


    6713990          286/286             F          118,150.00         ZZ
                                         360        117,857.78          1
                                       7.000            786.05         85
                                       6.750            786.05
    GLENDALE         AZ   85302          5            09/21/01         12
    588726                               05           11/01/01         12
    588726                               O            10/01/31
    0
1




    6713992          286/286             F          159,100.00         ZZ
                                         360        158,734.56          1
                                       7.375          1,098.87         90
                                       7.125          1,098.87
    LA PUENTE        CA   91744          1            09/25/01         12
    587254                               05           11/01/01         25
    587254                               O            10/01/31
    0


    6713996          286/286             F          165,000.00         ZZ
                                         360        164,741.78          1
                                       7.250          1,125.60         75
                                       7.000          1,125.60
    OCEANSIDE        CA   92057          5            10/01/01         00
    512861                               05           12/01/01          0
    512861                               N            11/01/31
    0


    6713998          286/286             F          135,000.00         ZZ
                                         360        134,783.42          1
                                       7.125            909.53         87
                                       6.875            909.53
    PUEBLO WEST      CO   81007          5            10/11/01         11
    610925                               05           12/01/01         25
    610925                               O            11/01/31
    0


    6714000          286/286             F           92,000.00         ZZ
                                         360         91,844.96          1
                                       6.875            604.38         84
                                       6.625            604.38
    HOLLAND          MI   49423          5            10/05/01         10
    581076                               05           12/01/01         12
    581076                               O            11/01/31
    0


    6714002          286/286             F          169,500.00         ZZ
                                         360        169,110.71          4
                                       7.375          1,170.69         75
                                       7.125          1,170.69
    MILWAUKEE        WI   53222          1            10/03/01         00
    579739                               05           11/01/01          0
    579739                               N            10/01/31
    0


    6714004          286/286             F          164,000.00         ZZ
                                         360        163,755.82          1
1


                                       7.500          1,146.71         75
                                       7.250          1,146.71
    BERWYN           IL   60402          5            10/03/01         00
    569821                               05           12/01/01          0
    569821                               N            11/01/31
    0


    6714008          286/286             F          147,925.00         ZZ
                                         360        147,593.57          1
                                       7.500          1,034.32         97
                                       7.250          1,034.32
    CAROL STREAM     IL   60188          1            09/26/01         12
    553919                               07           11/01/01         35
    553919                               O            10/01/31
    0


    6714010          286/286             F          135,000.00         ZZ
                                         360        134,798.99          1
                                       7.500            943.94         90
                                       7.250            943.94
    LOS ANGELES      CA   90044          5            10/05/01         11
    544240                               05           12/01/01         25
    544240                               O            11/01/31
    0


    6714012          286/286             F          155,200.00         ZZ
                                         360        154,858.57          2
                                       7.625          1,098.50         80
                                       7.375          1,098.50
    PENSACOLA BEACH  FL   32561          1            10/03/01         00
    559703                               06           11/01/01          0
    559703                               N            10/01/31
    0


    6714014          286/286             F           80,000.00         ZZ
                                         360         79,823.65          1
                                       7.625            566.24         66
                                       7.375            566.24
    PENSACOLA BEACH  FL   32561          5            10/03/01         00
    559669                               01           11/01/01          0
    559669                               N            10/01/31
    0


    6714016          286/286             F           99,450.00         ZZ
                                         360         98,882.09          1
                                       7.250            678.43         85
                                       7.000            678.43
    PRESCOTT VALLEY  AZ   86314          5            08/24/01         12
    541958                               05           10/01/01         12
1


    541958                               O            09/01/31
    0


    6714020          286/286             F          153,000.00         ZZ
                                         360        152,772.19          1
                                       7.500          1,069.80         90
                                       7.250          1,069.80
    BRANSON          MO   65616          5            10/02/01         11
    568498                               05           12/01/01         25
    568498                               O            11/01/31
    0


    6714022          286/286             F           99,200.00         ZZ
                                         360         98,966.44          1
                                       7.250            676.72         80
                                       7.000            676.72
    MESA             AZ   85201          1            09/24/01         00
    567389                               03           11/01/01          0
    567389                               N            10/01/31
    0


    6714026          286/286             F           38,800.00         ZZ
                                         360         38,736.20          1
                                       7.000            258.14         80
                                       6.750            258.14
    HAMMOND          IN   46323          1            10/05/01         00
    580927                               05           12/01/01          0
    580927                               N            11/01/31
    0


    6714028          286/286             F          126,900.00         ZZ
                                         360        126,696.44          1
                                       7.125            854.95         77
                                       6.875            854.95
    DEALE            MD   20751          2            10/10/01         00
    540743                               05           12/01/01          0
    540743                               O            11/01/31
    0


    6714032          286/286             F          189,900.00         ZZ
                                         360        189,418.63          1
                                       6.875          1,247.51         90
                                       6.625          1,247.51
    TUSTIN           CA   92780          1            09/25/01         12
    559524                               05           11/01/01         25
    559524                               O            10/01/31
    0


1


    6714036          286/286             F           34,000.00         ZZ
                                         360         33,956.41          2
                                       8.250            255.44         70
                                       8.000            255.44
    EVANSVILLE       IN   47713          5            10/11/01         00
    596986                               05           12/01/01          0
    596986                               N            11/01/31
    0


    6714038          286/286             F           63,000.00         ZZ
                                         360         62,874.49          1
                                       7.500            440.51         84
                                       7.250            440.51
    KENTLAND         IN   47951          5            10/11/01         12
    588689                               05           12/01/01         12
    588689                               O            11/01/31
    0


    6714040          286/286             F           99,000.00         ZZ
                                         360         98,837.23          1
                                       7.000            658.65         65
                                       6.750            658.65
    DENVER           CO   80231          2            10/11/01         00
    579928                               01           12/01/01          0
    579928                               N            11/01/31
    0


    6714044          286/286             F          150,000.00         ZZ
                                         360        149,776.66          1
                                       7.500          1,048.82         74
                                       7.250          1,048.82
    CHARDON          OH   44024          2            10/10/01         00
    558698                               05           12/01/01          0
    558698                               N            11/01/31
    0


    6715414          M27/G02             F          179,500.00         ZZ
                                         360        179,500.00          1
                                       6.625          1,149.36         53
                                       6.375          1,149.36
    WILMINGTON       NC   28403          2            12/04/01         00
    0433491024                           03           02/01/02          0
    600711082                            O            01/01/32
    0


    6716144          U45/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
                                       8.000            264.16         80
                                       7.750            264.16
1


    SAN ANTONIO      TX   78242          1            12/11/01         00
    0433545332                           05           02/01/02          0
    1                                    N            01/01/32
    0


    6716968          U05/G02             F           84,000.00         ZZ
                                         360         83,943.64          1
                                       8.000            616.36         90
                                       7.750            616.36
    PINECREST        FL   33156          1            12/03/01         01
    0433500626                           01           01/01/02         25
    3183949                              N            12/01/31
    0


    6717206          N47/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
                                       7.000          3,193.45         63
                                       6.750          3,193.45
    CHARLESTON       SC   29407          5            12/10/01         00
    0433489093                           05           02/01/02          0
    0200002                              O            01/01/32
    0


    6717264          Q59/G02             F          229,500.00         ZZ
                                         360        229,500.00          4
                                       8.125          1,704.03         90
                                       7.875          1,704.03
    MONTCLAIR        CA   91763          1            12/11/01         04
    0433523370                           05           02/01/02         25
    304536                               N            01/01/32
    0


    6717418          E23/G02             F          595,000.00         ZZ
                                         360        594,535.84          4
                                       7.250          4,058.95         70
                                       7.000          4,058.95
    LOS ANGELES      CA   90048          2            11/21/01         00
    0433460599                           05           01/01/02          0
    51009440                             N            12/01/31
    0


    6717686          T90/G02             F           34,800.00         ZZ
                                         360         34,775.44          1
                                       7.750            249.31         80
                                       7.500            249.31
    FRANKLIN         TN   37064          1            11/30/01         00
    0433459419                           01           01/01/02          0
    62892                                N            12/01/31
    0
1




    6718116          Q99/G02             F          488,750.00         ZZ
                                         360        488,750.00          1
                                       8.000          3,586.27         85
                                       7.750          3,586.27
    HUME             VA   22639          5            12/05/01         14
    0433432929                           05           02/01/02         12
    157380748                            O            01/01/32
    0


    6718644          477/G02             F          110,500.00         ZZ
                                         360        110,433.06          4
                                       8.500            849.65         63
                                       8.250            849.65
    PHOENIX          AZ   85004          5            11/30/01         00
    0433527728                           05           01/01/02          0
    107235                               N            12/01/31
    0


    6719858          N47/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       7.375          1,554.02         63
                                       7.125          1,554.02
    MARINA           CA   93933          5            12/03/01         00
    0433501863                           05           02/01/02          0
    20112518                             O            01/01/32
    0


    6720648          696/G02             F          346,500.00         ZZ
                                         360        346,208.90          1
                                       6.875          2,276.26         70
                                       6.625          2,276.26
    BETHESDA         MD   20817          5            11/20/01         00
    0433485885                           05           01/01/02          0
    32201278                             O            12/01/31
    0


    6720942          H22/G02             F          516,000.00         ZZ
                                         360        516,000.00          1
                                       6.875          3,389.75         80
                                       6.625          3,389.75
    RANDOLPH         NJ   07869          1            12/06/01         00
    0433528270                           05           02/01/02          0
    0111059                              O            01/01/32
    0


    6723284          E47/G02             F          389,500.00         ZZ
                                         360        389,500.00          1
1


                                       8.125          2,892.03         95
                                       7.875          2,892.03
    SAN JOSE         CA   95122          1            12/04/01         11
    0433539236                           05           02/01/02         30
    7333011767                           O            01/01/32
    0


    6724482          M18/G02             F          163,500.00         ZZ
                                         360        163,500.00          1
                                       7.375          1,129.25         70
                                       7.125          1,129.25
    SANTA ANA        CA   92706          5            12/06/01         00
    0433514882                           05           02/01/02          0
    980101522                            O            01/01/32
    0


    6725836          X05/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.875            840.87         74
                                       6.625            840.87
    CHULA VISTA      CA   91910          5            11/28/01         00
    0433444882                           05           02/01/02          0
    01111262                             O            01/01/32
    0


    6731086          822/G02             F          178,000.00         ZZ
                                         360        177,721.44          1
                                       7.250          1,214.28         80
                                       7.000          1,214.28
    CRANSTON         RI   02920          5            10/26/01         00
    0433454733                           05           12/01/01          0
    3806037663                           O            11/01/31
    0


    6731180          E82/G02             F           72,100.00         ZZ
                                         360         71,650.95          1
                                       6.750            467.64         45
                                       6.500            467.64
    MANSFIELD        TX   76063          2            11/19/01         00
    0400518544                           05           01/01/02          0
    0400518544                           O            12/01/31
    0


    6731202          E82/G02             F          153,700.00         ZZ
                                         360        153,574.01          1
                                       7.000          1,022.57         65
                                       6.750          1,022.57
    MONTAUK          NY   11954          2            11/26/01         00
    0400516027                           05           01/01/02          0
1


    1560269                              O            12/01/31
    0


    6731204          E82/G02             F           81,650.00         ZZ
                                         360         81,650.00          1
                                       6.750            529.58         41
                                       6.500            529.58
    ALEXANDRIA       VA   22307          2            11/30/01         00
    0400537411                           05           02/01/02          0
    0400537411                           N            01/01/32
    0


    6731234          E82/G02             F          122,400.00         ZZ
                                         360        121,915.77          1
                                       7.875            887.48         90
                                       7.625            887.48
    LEOLA            PA   17540          1            11/23/01         04
    0400508115                           05           01/01/02         25
    0400508115                           O            12/01/31
    0


    6731276          E82/G02             F           75,100.00         ZZ
                                         360         75,036.91          1
                                       6.875            493.35         65
                                       6.625            493.35
    LAS VEGAS        NV   89113          2            11/20/01         00
    0400539342                           05           01/01/02          0
    1543066                              N            12/01/31
    0


    6731282          E82/G02             F          135,500.00         ZZ
                                         360        135,409.08          4
                                       8.000            994.25         83
                                       7.750            994.25
    CHICAGO          IL   60629          2            11/27/01         04
    0400464392                           07           01/01/02         12
    1957320                              N            12/01/31
    0


    6731286          E82/G02             F           69,500.00         ZZ
                                         360         69,437.17          2
                                       6.500            439.29         35
                                       6.250            439.29
    ANN ARBOR        MI   48104          2            11/30/01         00
    0400531174                           05           01/01/02          0
    0400531174                           N            12/01/31
    0


1


    6731288          E82/G02             F           80,400.00         ZZ
                                         360         80,327.32          2
                                       6.500            508.18         41
                                       6.250            508.18
    ANN ARBOR        MI   48104          2            11/30/01         00
    0400531190                           05           01/01/02          0
    0400531190                           N            12/01/31
    0


    6731290          E82/G02             F          123,500.00         ZZ
                                         360        123,393.67          1
                                       6.750            801.02         69
                                       6.500            801.02
    GRANTS PASS      OR   97527          2            11/16/01         00
    0400514592                           05           01/01/02          0
    1859281                              O            12/01/31
    0


    6732134          Q41/G02             F          138,825.00         ZZ
                                         360        138,825.00          2
                                       8.625          1,079.77         88
                                       8.375          1,079.77
    IRVING           TX   75061          1            12/14/01         11
    0433506763                           05           02/01/02         25
    51031867                             N            01/01/32
    0


    6732528          E22/G02             F          274,500.00         ZZ
                                         360        274,301.33          4
                                       7.625          1,942.89         90
                                       7.375          1,942.89
    WELLINGTON       FL   33414          1            11/28/01         01
    0412982548                           05           01/01/02         25
    0412982548                           N            12/01/31
    0


    6732548          E22/G02             F          383,759.00         ZZ
                                         360        383,436.60          4
                                       6.875          2,521.02         84
                                       6.625          2,521.02
    SEATTLE          WA   98105          2            11/13/01         11
    0413078031                           05           01/01/02         12
    0413078031                           O            12/01/31
    0


    6732584          E22/G02             F          248,000.00         ZZ
                                         360        247,781.20          1
                                       6.625          1,587.97         80
                                       6.375          1,587.97
1


    DECATUR          TX   76234          1            11/28/01         00
    0413204413                           05           01/01/02          0
    0413204413                           O            12/01/31
    0


    6732612          E22/G02             F          126,900.00         ZZ
                                         360        126,805.83          1
                                       7.500            887.30         90
                                       7.250            887.30
    FAYETTEVILLE     GA   30215          5            11/20/01         01
    0413226143                           05           01/01/02         25
    0413226143                           O            12/01/31
    0


    6732642          E22/G02             F          180,000.00         ZZ
                                         360        179,859.58          1
                                       7.250          1,227.92         90
                                       7.000          1,227.92
    FORNEY           TX   75126          1            11/28/01         01
    0413252826                           03           01/01/02         30
    0413252826                           O            12/01/31
    0


    6732644          E22/G02             F           62,000.00         ZZ
                                         360         61,959.44          1
                                       8.125            460.35         90
                                       7.875            460.35
    GEORGETOWN       TX   78626          1            11/27/01         04
    0413254178                           05           01/01/02         25
    0413254178                           N            12/01/31
    0


    6732674          E22/G02             F           62,000.00         ZZ
                                         360         61,957.34          1
                                       7.875            449.54         69
                                       7.625            449.54
    SWEET HOME       OR   97386          5            11/14/01         00
    0413290347                           05           01/01/02          0
    0413290347                           N            12/01/31
    0


    6732706          E22/G02             F           59,250.00         ZZ
                                         360         59,210.24          1
                                       8.000            434.76         75
                                       7.750            434.76
    EAST SYRACUSE    NY   13057          5            11/29/01         00
    0413309840                           05           01/01/02          0
    0413309840                           N            12/01/31
    0
1




    6732724          E22/G02             F          150,000.00         ZZ
                                         360        149,867.66          1
                                       6.625            960.47         75
                                       6.375            960.47
    RAYMORE          MO   64083          1            11/27/01         00
    0413332859                           03           01/01/02          0
    0413332859                           O            12/01/31
    0


    6732726          E22/G02             F          120,000.00         ZZ
                                         360        119,901.64          1
                                       7.000            798.36         80
                                       6.750            798.36
    RAYMORE          MO   64083          1            11/27/01         00
    0413333261                           03           01/01/02          0
    0413333261                           O            12/01/31
    0


    6733596          P44/G02             F          103,920.00         ZZ
                                         360        103,840.92          1
                                       7.375            717.75         80
                                       7.125            717.75
    FALMOUTH (EAST)  MA   02536          1            11/16/01         00
    0433455151                           05           01/01/02          0
    1                                    N            12/01/31
    0


    6733682          P67/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.750          1,264.77         74
                                       6.500          1,264.77
    REVERE           MA   02151          5            12/19/01         00
    0433542891                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6733776          Q99/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       7.000          2,594.68         68
                                       6.750          2,594.68
    ALEXANDRIA       VA   22302          5            12/07/01         00
    0433486925                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6736112          F89/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
1


                                       6.375          2,183.54         50
                                       6.125          2,183.54
    PACIFIC PALISAD  CA   90272          2            12/05/01         00
    0433496148                           05           02/01/02          0
    12915560                             O            01/01/32
    0


    6736566          W39/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       8.375            592.86         80
                                       8.125            592.86
    MANDEVILLE       LA   70448          1            12/04/01         00
    0433475043                           05           02/01/02          0
    992471                               N            01/01/32
    0


    6737582          721/G02             F          419,250.00         ZZ
                                         360        418,671.04          1
                                       7.875          3,039.86         70
                                       7.625          3,039.86
    COLORADO SPRING  CO   80906          5            11/01/01         00
    0433461340                           05           12/01/01          0
    7884084703                           O            11/01/31
    0


    6740058          T90/G02             F           33,600.00         ZZ
                                         360         33,600.00          1
                                       8.250            252.43         80
                                       8.000            252.43
    FRANKLIN         TN   37064          1            12/06/01         00
    0433504156                           01           02/01/02          0
    64342                                N            01/01/32
    0


    6740266          313/G02             F          177,300.00         ZZ
                                         360        177,161.69          1
                                       7.250          1,209.50         90
                                       7.000          1,209.50
    MIAMI            FL   33177          1            11/16/01         11
    0433409240                           05           01/01/02         25
    0008446072                           O            12/01/31
    0


    6741048          K30/G02             F          275,000.00         ZZ
                                         360        274,763.24          1
                                       6.750          1,783.64         74
                                       6.500          1,783.64
    GRAND JUNCTION   CO   81503          5            11/13/01         00
    0433457322                           03           01/01/02          0
1


    0082100                              O            12/01/31
    0


    6741328          696/G02             F          384,900.00         ZZ
                                         360        384,592.20          1
                                       7.125          2,593.14         80
                                       6.875          2,593.14
    LAYTONSVILLE     MD   20882          1            11/26/01         00
    0433472024                           03           01/01/02          0
    30501196                             O            12/01/31
    0


    6741336          696/G02             F          484,000.00         ZZ
                                         360        483,612.95          1
                                       7.125          3,260.80         77
                                       6.875          3,260.80
    WASHINGTON       DC   20036          2            11/20/01         00
    0433457355                           05           01/01/02          0
    25601276                             O            12/01/31
    0


    6742884          069/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       7.250          2,660.49         67
                                       7.000          2,660.49
    NEWHALL          CA   91321          1            12/09/01         00
    0433521127                           05           02/01/02          0
    88239561                             O            01/01/32
    0


    6744396          U05/G02             F           78,000.00         ZZ
                                         360         77,934.48          1
                                       6.875            512.40         70
                                       6.625            512.40
    CHICAGO          IL   60616          5            11/05/01         00
    0433435914                           05           01/01/02          0
    9177541                              O            12/01/31
    0


    6746974          830/G02             F          191,000.00         ZZ
                                         360        180,809.86          4
                                       7.750          1,368.35         85
                                       7.500          1,368.35
    WEST VALLEY CIT  UT   84119          2            12/07/01         14
    0433549276                           05           01/01/02         25
    LARSEN546323                         N            12/01/31
    0


1


    6747058          G13/G02             F          135,150.00         ZZ
                                         360        135,036.46          1
                                       6.875            887.84         85
                                       6.625            887.84
    INDIO            CA   92201          2            11/15/01         26
    0433440344                           05           01/01/02         12
    0082165                              O            12/01/31
    0


    6747512          E23/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       7.250          1,528.07         80
                                       7.000          1,528.07
    CORONA           CA   92881          5            12/05/01         00
    0433532355                           05           02/01/02          0
    51009322                             O            01/01/32
    0


    6749094          S48/S48             F           95,000.00         ZZ
                                         360         94,843.80          1
                                       7.000            632.04        100
                                       6.750            632.04
    GREENSBORO       NC   27406          1            10/30/01         14
    6038328701                           05           12/01/01         35
    6038328701                           O            11/01/31
    0


    6749096          S48/S48             F          146,000.00         ZZ
                                         360        145,759.94          1
                                       7.000            971.35        100
                                       6.750            971.35
    SAN MARCOS       CA   92069          1            10/30/01         14
    6050485314                           01           12/01/01         35
    6050485314                           O            11/01/31
    0


    6749098          S48/S48             F           84,950.00         ZZ
                                         360         84,810.32          1
                                       7.000            565.18        100
                                       6.750            565.18
    SIOUX CITY       IA   51106          1            10/30/01         14
    6054711707                           05           12/01/01         35
    6054711707                           O            11/01/31
    0


    6749106          S48/S48             F          148,000.00         ZZ
                                         360        147,878.68          1
                                       7.000            984.65         99
                                       6.750            984.65
1


    GREENBRIER       AR   72058          1            11/16/01         14
    6097959529                           05           01/01/02         35
    6097959529                           O            12/01/31
    0


    6749114          S48/S48             F          215,000.00         ZZ
                                         360        214,514.88          1
                                       7.625          1,521.76        100
                                       7.375          1,521.76
    VACAVILLE        CA   95687          1            09/28/01         14
    6125926532                           05           11/01/01         35
    6125926532                           O            10/01/31
    0


    6749116          S48/S48             F          108,000.00         ZZ
                                         360        107,911.47          1
                                       7.000            718.53        100
                                       6.750            718.53
    KINGSPORT        TN   37660          1            11/07/01         14
    6145571151                           05           01/01/02         35
    6145571151                           O            12/01/31
    0


    6749122          S48/S48             F           90,000.00         ZZ
                                         360         89,862.60          1
                                       7.375            621.61        100
                                       7.125            621.61
    LAKE PARK        GA   31636          1            10/03/01         14
    6157225605                           05           12/01/01         35
    6157225605                           O            11/01/31
    0


    6749124          S48/S48             F          153,000.00         ZZ
                                         360        152,766.43          1
                                       7.375          1,056.74        100
                                       7.125          1,056.74
    ATLANTIC BE      FL   32233          1            10/24/01         14
    6166166964                           05           12/01/01         35
    6166166964                           O            11/01/31
    0


    6749126          S48/S48             F           33,000.00         ZZ
                                         360         32,953.26          1
                                       7.750            236.42        100
                                       7.500            236.42
    BROWNWOOD        TX   76801          1            10/12/01         14
    6170520925                           05           12/01/01         35
    6170520925                           O            11/01/31
    0
1




    6749134          S48/S48             F           70,115.00         ZZ
                                         360         70,054.63          1
                                       6.750            454.77        100
                                       6.500            454.77
    NORCROSS         GA   30093          1            11/15/01         14
    6188152471                           05           01/01/02         35
    6188152471                           O            12/01/31
    0


    6749140          S48/S48             F          137,300.00         ZZ
                                         360        136,885.13          1
                                       7.250            936.63        100
                                       7.000            936.63
    OWATONNA         MN   55060          1            10/12/01         14
    6202357171                           05           12/01/01         35
    6202357171                           O            11/01/31
    0


    6749142          S48/S48             F           66,500.00         ZZ
                                         360         66,453.06          1
                                       7.750            476.42        100
                                       7.500            476.42
    HOUSTON          TX   77034          1            11/06/01         14
    6217862801                           05           01/01/02         35
    6217862801                           O            12/01/31
    0


    6749146          S48/S48             F          149,900.00         ZZ
                                         360        149,774.06          1
                                       6.875            984.74        100
                                       6.625            984.74
    CHARLESTON       SC   29412          1            11/08/01         14
    6239975375                           05           01/01/02         35
    6239975375                           O            12/01/31
    0


    6749160          S48/S48             F           83,000.00         ZZ
                                         360         82,941.41          1
                                       7.750            594.63        100
                                       7.500            594.63
    CHICAGO          IL   60619          1            11/09/01         14
    6269883481                           05           01/01/02         35
    6269883481                           O            12/01/31
    0


    6749162          S48/S48             F          151,900.00         ZZ
                                         360        151,656.34          1
1


                                       7.125          1,023.38        100
                                       6.875          1,023.38
    WINDSOR HEI      IA   50311          1            10/30/01         14
    6274167946                           05           12/01/01         35
    6274167946                           O            11/01/31
    0


    6749166          S48/S48             F          320,000.00         ZZ
                                         360        319,473.87          1
                                       7.000          2,128.97        100
                                       6.750          2,128.97
    LAKESIDE         CA   92040          1            10/17/01         14
    6302644304                           05           12/01/01         35
    6302644304                           O            11/01/31
    0


    6749168          S48/S48             F          290,000.00         ZZ
                                         360        289,507.00          1
                                       7.375          2,002.96        100
                                       7.125          2,002.96
    ALEXANDRIA       VA   22315          1            10/18/01         14
    6306015477                           09           12/01/01         35
    6306015477                           O            11/01/31
    0


    6749172          S48/S48             F           30,000.00         ZZ
                                         360         29,869.81          1
                                       7.000            199.60        100
                                       6.750            199.60
    NORTH VERSA      PA   15137          1            10/05/01         14
    6360033887                           05           12/01/01         35
    6360033887                           O            11/01/31
    0


    6749174          S48/S48             F          137,000.00         ZZ
                                         360        136,785.59          1
                                       7.250            934.59        100
                                       7.000            934.59
    BROOKLYN CE      MN   55430          1            10/26/01         14
    6367914832                           05           12/01/01         35
    6367914832                           O            11/01/31
    0


    6749182          S48/S48             F          195,000.00         ZZ
                                         360        194,840.15          1
                                       7.000          1,297.35        100
                                       6.750          1,297.35
    FORT MYERS       FL   33913          1            11/09/01         14
    6401103442                           03           01/01/02         35
1


    6401103442                           O            12/01/31
    0


    6749186          S48/S48             F          137,961.00         ZZ
                                         360        137,734.16          1
                                       7.000            917.86        100
                                       6.750            917.86
    TAYLORS          SC   29687          1            10/26/01         14
    6418734692                           03           12/01/01         35
    6418734692                           O            11/01/31
    0


    6749190          S48/S48             F          150,000.00         ZZ
                                         360        149,561.55          1
                                       7.625          1,061.70        100
                                       7.375          1,061.70
    LEANDER          TX   78641          1            09/05/01         14
    6433076244                           03           10/01/01         35
    6433076244                           O            09/01/31
    0


    6749194          S48/S48             F          113,000.00         ZZ
                                         360        112,814.20          1
                                       7.000            751.80        100
                                       6.750            751.80
    PHOENIX          AZ   85023          1            10/04/01         14
    6458884084                           05           12/01/01         35
    6458884084                           O            11/01/31
    0


    6749200          S48/S48             F           93,500.00         ZZ
                                         360         93,149.42          1
                                       7.125            629.93        100
                                       6.875            629.93
    GREENWOOD        SC   29649          1            10/31/01         14
    6515145883                           05           12/01/01         35
    6515145883                           O            11/01/31
    0


    6749216          S48/S48             F          100,000.00         ZZ
                                         360         99,843.51          1
                                       7.250            682.18        100
                                       7.000            682.18
    MYRTLE BCH       SC   29588          1            10/19/01         14
    6620688397                           05           12/01/01         35
    6620688397                           O            11/01/31
    0


1


    6749228          S48/S48             F           91,500.00         ZZ
                                         360         91,360.32          1
                                       7.375            631.97        100
                                       7.125            631.97
    ST. PETERSB      FL   33713          1            10/17/01         14
    6673466576                           05           12/01/01         35
    6673466576                           O            11/01/31
    0


    6749242          S48/S48             F          125,800.00         ZZ
                                         360        125,696.87          1
                                       7.000            836.96         98
                                       6.750            836.96
    CHARLES TOW      WV   25414          1            11/16/01         14
    6707364730                           03           01/01/02         35
    6707364730                           O            12/01/31
    0


    6749244          S48/S48             F          136,000.00         ZZ
                                         360        135,904.00          1
                                       7.750            974.33        100
                                       7.500            974.33
    CHICO            CA   95928          1            11/09/01         14
    6710548725                           05           01/01/02         35
    6710548725                           O            12/01/31
    0


    6749246          S48/S48             F          183,500.00         ZZ
                                         360        183,349.58          1
                                       7.000          1,220.84        100
                                       6.750          1,220.84
    RICHMOND HE      MO   63117          1            11/07/01         14
    6718231183                           05           01/01/02         35
    6718231183                           O            12/01/31
    0


    6749250          S48/S48             F          224,800.00         ZZ
                                         360        224,067.17          1
                                       7.000          1,495.61        100
                                       6.750          1,495.61
    AVONDALE ES      GA   30002          1            10/26/01         14
    6724327025                           05           12/01/01         35
    6724327025                           O            11/01/31
    0


    6749254          S48/S48             F          157,500.00         ZZ
                                         360        157,139.72          1
                                       7.000          1,047.86        100
                                       6.750          1,047.86
1


    CARY             NC   27511          1            10/31/01         14
    6731297799                           05           12/01/01         35
    6731297799                           O            11/01/31
    0


    6749256          S48/S48             F          272,500.00         ZZ
                                         360        272,051.96          1
                                       7.000          1,812.95        100
                                       6.750          1,812.95
    ALBUQUERQUE      NM   87111          1            10/10/01         14
    6736398360                           05           12/01/01         35
    6736398360                           O            11/01/31
    0


    6749260          S48/S48             F          200,000.00         ZZ
                                         360        194,467.87          1
                                       7.375          1,381.36        100
                                       7.125          1,381.36
    MIAMI            FL   33183          1            10/12/01         14
    6740618217                           05           12/01/01         35
    6740618217                           O            11/01/31
    0


    6749262          S48/S48             F          138,000.00         ZZ
                                         360        137,467.73          1
                                       7.125            929.74        100
                                       6.875            929.74
    HIGH POINT       NC   27262          1            10/12/01         14
    6746116877                           05           12/01/01         35
    6746116877                           O            11/01/31
    0


    6749270          S48/S48             F          259,331.00         ZZ
                                         360        259,128.69          1
                                       7.250          1,769.10        100
                                       7.000          1,769.10
    REDLANDS         CA   92374          1            11/08/01         14
    6775371419                           03           01/01/02         35
    6775371419                           O            12/01/31
    0


    6749274          S48/S48             F          142,000.00         ZZ
                                         360        141,738.59          1
                                       7.250            968.70        100
                                       7.000            968.70
    GILBERT          AZ   85233          1            10/16/01         14
    6787943643                           03           12/01/01         35
    6787943643                           O            11/01/31
    0
1




    6749278          S48/S48             F          117,000.00         ZZ
                                         360        116,908.73          1
                                       7.250            798.15        100
                                       7.000            798.15
    PITTSBURGH       PA   15229          1            11/06/01         14
    6797553556                           05           01/01/02         35
    6797553556                           O            12/01/31
    0


    6749280          S48/S48             F          135,900.00         ZZ
                                         360        135,676.55          1
                                       7.000            904.15        100
                                       6.750            904.15
    WAYNESBORO       VA   22980          1            10/30/01         14
    6801663466                           05           12/01/01         35
    6801663466                           O            11/01/31
    0


    6749286          S48/S48             F          117,000.00         ZZ
                                         360        116,714.36          1
                                       7.125            788.26        100
                                       6.875            788.26
    BEL AIR          MD   21015          1            10/02/01         14
    6818484674                           09           11/01/01         35
    6818484674                           O            10/01/31
    0


    6749294          S48/S48             F           90,000.00         ZZ
                                         360         89,803.33          1
                                       7.625            637.02        100
                                       7.375            637.02
    ERIE             PA   16506          1            10/24/01         14
    6834279389                           05           12/01/01         35
    6834279389                           O            11/01/31
    0


    6749298          S48/S48             F           75,000.00         ZZ
                                         360         74,867.68          1
                                       7.000            498.98        100
                                       6.750            498.98
    BISMARK          ND   58501          1            10/19/01         14
    6879166897                           05           12/01/01         35
    6879166897                           O            11/01/31
    0


    6749306          S48/S48             F           95,000.00         ZZ
                                         360         94,574.57          1
1


                                       7.250            648.07        100
                                       7.000            648.07
    ENNIS            TX   75119          1            10/03/01         14
    6966051499                           05           11/01/01         35
    6966051499                           O            10/01/31
    0


    6749314          S48/S48             F          171,000.00         ZZ
                                         360        170,732.39          1
                                       7.250          1,166.53        100
                                       7.000          1,166.53
    VIRGINIA BEACH   VA   23464          1            10/03/01         14
    6982516178                           05           12/01/01         35
    6982516178                           O            11/01/31
    0


    6749316          S48/S48             F          165,000.00         ZZ
                                         360        164,728.70          1
                                       7.000          1,097.76        100
                                       6.750          1,097.76
    ARLINGTON        TX   76012          1            10/26/01         14
    6993419230                           05           12/01/01         35
    6993419230                           O            11/01/31
    0


    6749610          Q41/G02             F          138,825.00         ZZ
                                         360        138,825.00          4
                                       8.250          1,042.95         90
                                       8.000          1,042.95
    IRVING           TX   75061          1            12/14/01         11
    0433506649                           05           02/01/02         25
    51031868                             N            01/01/32
    0


    6752046          E22/G02             F          225,000.00         ZZ
                                         360        224,873.86          3
                                       8.875          1,790.20         90
                                       8.625          1,790.20
    BRONX            NY   10452          1            11/29/01         01
    0413060310                           05           01/01/02         25
    0413060310                           N            12/01/31
    0


    6752068          E22/G02             F          330,000.00         ZZ
                                         360        329,772.90          1
                                       7.875          2,392.73         61
                                       7.625          2,392.73
    NOVI             MI   48374          1            11/29/01         00
    0413176322                           05           01/01/02          0
1


    0413176322                           O            12/01/31
    0


    6752070          E22/G02             F          116,000.00         ZZ
                                         360        115,909.51          1
                                       7.250            791.32         80
                                       7.000            791.32
    RIO LINDA        CA   95673          1            10/30/01         00
    0413189770                           05           01/01/02          0
    0413189770                           O            12/01/31
    0


    6752072          E22/G02             F          118,710.00         ZZ
                                         360        118,630.35          4
                                       8.000            871.05         90
                                       7.750            871.05
    SAINT LOUIS      MO   63118          1            11/29/01         04
    0413190315                           05           01/01/02         25
    0413190315                           N            12/01/31
    0


    6752078          E22/G02             F          210,000.00         ZZ
                                         360        209,855.48          1
                                       7.875          1,522.65         75
                                       7.625          1,522.65
    SIMI VALLEY      CA   93063          5            11/16/01         00
    0413197666                           05           01/01/02          0
    0413197666                           N            12/01/31
    0


    6752080          E22/G02             F          207,000.00         ZZ
                                         360        206,857.55          1
                                       7.875          1,500.89         75
                                       7.625          1,500.89
    SIMI VALLEY      CA   93065          5            11/16/01         00
    0413198078                           05           01/01/02          0
    0413198078                           N            12/01/31
    0


    6752082          E22/G02             F          174,750.00         ZZ
                                         360        174,629.74          1
                                       7.875          1,267.06         75
                                       7.625          1,267.06
    SIMI VALLEY      CA   93065          5            11/16/01         00
    0413198334                           05           01/01/02          0
    0413198334                           N            12/01/31
    0


1


    6752090          E22/G02             F           36,000.00         ZZ
                                         360         35,947.11          3
                                       8.000            264.16         80
                                       7.750            264.16
    BARNESVILLE      OH   43713          1            11/29/01         00
    0413202581                           05           01/01/02          0
    0413202581                           N            12/01/31
    0


    6752096          E22/G02             F          135,000.00         ZZ
                                         360        134,786.59          1
                                       6.875            886.85         78
                                       6.625            886.85
    TAOS             NM   87571          1            11/27/01         00
    0413213059                           05           01/01/02          0
    0413213059                           O            12/01/31
    0


    6752106          E22/G02             F           74,000.00         ZZ
                                         360         73,937.83          1
                                       6.875            486.13         93
                                       6.625            486.13
    NORFOLK          VA   23513          2            11/21/01         01
    0413220120                           05           01/01/02         25
    0413220120                           O            12/01/31
    0


    6752118          E22/G02             F          142,250.00         ZZ
                                         360        142,147.04          1
                                       7.625          1,006.84         80
                                       7.375          1,006.84
    GARLAND          TX   75040          1            11/29/01         00
    0413250630                           05           01/01/02          0
    0413250630                           O            12/01/31
    0


    6752128          E22/G02             F          236,000.00         ZZ
                                         360        235,824.85          1
                                       7.500          1,650.15         80
                                       7.250          1,650.15
    MODESTO          CA   95355          5            11/16/01         00
    0413260258                           05           01/01/02          0
    0413260258                           O            12/01/31
    0


    6752172          E22/G02             F           96,000.00         ZZ
                                         360         95,935.59          1
                                       8.000            704.41         75
                                       7.750            704.41
1


    FARMERS BRANCH   TX   75234          5            11/29/01         00
    0413297581                           05           01/01/02          0
    0413297581                           N            12/01/31
    0


    6752192          E22/G02             F           75,000.00         ZZ
                                         360         74,938.52          1
                                       7.000            498.98         62
                                       6.750            498.98
    LOVELAND         CO   80537          1            11/26/01         00
    0413320961                           05           01/01/02          0
    0413320961                           N            12/01/31
    0


    6754040          588/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.750          1,074.62         60
                                       7.500          1,074.62
    VIENNA           VA   22182          5            12/11/01         00
    0433542727                           09           02/01/02          0
    1055895                              O            01/01/32
    0


    6754400          964/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
                                       7.500            498.19         75
                                       7.250            498.19
    LAWNDALE         CA   90260          5            12/04/01         00
    0433488814                           01           02/01/02          0
    158331                               N            01/01/32
    0


    6755156          G27/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       7.250            890.24         90
                                       7.000            890.24
    MONTCLAIR        CA   91763          1            12/04/01         01
    0433489226                           01           02/01/02         25
    20201237                             O            01/01/32
    0


    6755802          Q30/G02             F           97,650.00         ZZ
                                         360         97,650.00          3
                                       8.500            750.84         90
                                       8.250            750.84
    TORRINGTON       CT   06790          1            12/05/01         14
    0433545274                           05           02/01/02         25
    11014844                             N            01/01/32
    0
1




    6757230          N47/G02             F          129,200.00         ZZ
                                         360        129,200.00          1
                                       7.250            881.37         85
                                       7.000            881.37
    CALEDONIA        OH   43314          5            12/12/01         14
    0433515673                           05           02/01/02         30
    40112998                             O            01/01/32
    0


    6759512          M66/G02             F           94,500.00         ZZ
                                         360         94,500.00          4
                                       8.500            726.63         90
                                       8.250            726.63
    ALLENTOWN        PA   18103          1            12/05/01         01
    0433518149                           05           02/01/02         25
    217808                               N            01/01/32
    0


    6760244          S11/G02             F          191,250.00         ZZ
                                         360        191,250.00          1
                                       7.000          1,272.39         75
                                       6.750          1,272.39
    BREA             CA   92821          5            12/06/01         00
    0433527538                           05           02/01/02          0
    10206106                             O            01/01/32
    0


    6760656          K89/G02             F          111,150.00         ZZ
                                         360        111,150.00          1
                                       7.500            777.18         95
                                       7.250            777.18
    TAMPA            FL   33609          2            12/06/01         01
    0433527025                           05           02/01/02         30
    200111119                            O            01/01/32
    0


    6760684          K88/G02             F           71,400.00         ZZ
                                         360         71,400.00          1
                                       7.750            511.52         70
                                       7.500            511.52
    HILLSBOROUGH     NJ   08853          5            12/12/01         00
    0433510849                           01           02/01/02          0
    28245                                N            01/01/32
    0


    6762596          696/G02             F          598,500.00         ZZ
                                         360        597,997.19          1
1


                                       6.875          3,931.72         39
                                       6.625          3,931.72
    WASHINGTON       DC   20009          5            11/19/01         00
    0433443785                           05           01/01/02          0
    31201563                             O            12/01/31
    0


    6762638          K89/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       7.375          1,077.46         80
                                       7.125          1,077.46
    MIAMI            FL   33186          5            12/07/01         00
    0433498755                           05           02/01/02          0
    200110005                            O            01/01/32
    0


    6767118          U05/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.625          1,061.69         74
                                       7.375          1,061.69
    OXNARD           CA   93033          5            12/04/01         00
    0433526779                           05           02/01/02          0
    3186312                              N            01/01/32
    0


    6768654          964/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.625          2,831.18         95
                                       7.375          2,831.18
    ROSEBURG         OR   97470          1            12/05/01         11
    0433488640                           05           02/01/02         30
    162292                               O            01/01/32
    0


    6770050          E22/G02             F          412,795.00         ZZ
                                         360        412,563.58          1
                                       8.875          3,284.38         90
                                       8.625          3,284.38
    DENVER           CO   80202          1            11/30/01         04
    0412762288                           01           01/01/02         25
    0412762288                           O            12/01/31
    0


    6770056          E22/G02             F          152,000.00         ZZ
                                         360        151,910.26          4
                                       8.625          1,182.24         95
                                       8.375          1,182.24
    BOUTTE           LA   70039          1            11/30/01         01
    0413009689                           05           01/01/02         30
1


    0413009689                           O            12/01/31
    0


    6770070          E22/G02             F          198,800.00         ZZ
                                         360        198,656.12          1
                                       7.625          1,407.09         80
                                       7.375          1,407.09
    MOUNT OLIVE      NJ   07828          1            11/30/01         00
    0413083163                           05           01/01/02          0
    0413083163                           O            12/01/31
    0


    6770130          E22/G02             F          104,125.00         ZZ
                                         360        104,056.88          1
                                       8.125            773.13         85
                                       7.875            773.13
    PLANT CITY       FL   33566          5            11/26/01         01
    0413177353                           05           01/01/02         12
    0413177353                           O            12/01/31
    0


    6770146          E22/G02             F          136,000.00         ZZ
                                         360        135,906.41          1
                                       7.875            986.09         71
                                       7.625            986.09
    PASADENA         TX   77505          5            11/26/01         00
    0413197559                           03           01/01/02          0
    0413197559                           O            12/01/31
    0


    6770158          E22/G02             F          275,000.00         ZZ
                                         360        274,763.24          1
                                       6.750          1,783.64         78
                                       6.500          1,783.64
    CHATHAM          NJ   07928          2            11/26/01         00
    0413203365                           05           01/01/02          0
    0413203365                           O            12/01/31
    0


    6770160          E22/G02             F          199,000.00         ZZ
                                         360        198,828.67          1
                                       6.750          1,290.71         80
                                       6.500          1,290.71
    HELOTES          TX   78023          2            11/20/01         00
    0413204306                           03           01/01/02          0
    0413204306                           O            12/01/31
    0


1


    6770208          E22/G02             F           52,000.00         ZZ
                                         360         51,968.49          1
                                       8.500            399.84        100
                                       8.250            399.84
    WHITE CASTLE     LA   70788          1            11/30/01         14
    0413245663                           05           01/01/02         35
    0413245663                           O            12/01/31
    0


    6770210          E22/G02             F          207,000.00         ZZ
                                         360        206,812.87          1
                                       6.500          1,308.38         87
                                       6.250          1,308.38
    WHITTIER         CA   90604          2            11/26/01         04
    0413245887                           05           01/01/02         25
    0413245887                           O            12/01/31
    0


    6770214          E22/G02             F           44,100.00         ZZ
                                         360         44,070.41          3
                                       8.000            323.59         90
                                       7.750            323.59
    CLAREMONT        NH   03246          1            11/30/01         04
    0413246935                           05           01/01/02         25
    0413246935                           N            12/01/31
    0


    6770230          E22/G02             F           85,500.00         ZZ
                                         360         85,448.20          2
                                       8.500            657.42         90
                                       8.250            657.42
    HARTFORD         CT   06114          1            11/30/01         04
    0413255704                           05           01/01/02         25
    0413255704                           N            12/01/31
    0


    6770258          E22/G02             F          240,300.00         ZZ
                                         360        240,138.76          4
                                       8.000          1,763.24         90
                                       7.750          1,763.24
    PORTLAND         OR   97218          1            11/26/01         04
    0413264607                           05           01/01/02         25
    0413264607                           N            12/01/31
    0


    6770262          E22/G02             F          150,000.00         ZZ
                                         360        149,870.85          1
                                       6.750            972.90         67
                                       6.500            972.90
1


    AUSTIN           TX   78748          5            11/26/01         00
    0413266230                           05           01/01/02          0
    0413266230                           O            12/01/31
    0


    6770266          E22/G02             F           65,300.00         ZZ
                                         360         65,245.14          1
                                       6.875            428.97         78
                                       6.625            428.97
    BOISE            ID   83706          2            11/27/01         00
    0413268020                           05           01/01/02          0
    0413268020                           N            12/01/31
    0


    6770268          E22/G02             F           58,500.00         ZZ
                                         360         58,459.74          1
                                       7.875            424.17         90
                                       7.625            424.17
    COVINGTON        OH   45318          1            11/30/01         04
    0413268160                           05           01/01/02         25
    0413268160                           N            12/01/31
    0


    6770286          E22/G02             F           73,600.00         ZZ
                                         360         73,546.73          2
                                       7.625            520.94         80
                                       7.375            520.94
    LAKE WORTH       FL   33460          2            11/30/01         00
    0413272063                           05           01/01/02          0
    0413272063                           N            12/01/31
    0


    6770288          E22/G02             F          165,600.00         ZZ
                                         360        165,457.42          1
                                       6.750          1,074.08         80
                                       6.500          1,074.08
    FRISCO           TX   75035          2            11/26/01         00
    0413272303                           03           01/01/02          0
    0413272303                           O            12/01/31
    0


    6770290          E22/G02             F          336,000.00         ZZ
                                         360        335,762.85          1
                                       7.750          2,407.15         80
                                       7.500          2,407.15
    COLORADO SPRING  CO   80926          5            11/26/01         00
    0413272436                           05           01/01/02          0
    0413272436                           O            12/01/31
    0
1




    6770308          E22/G02             F          118,400.00         ZZ
                                         360        118,314.30          1
                                       7.625            838.03         80
                                       7.375            838.03
    RICHARDSON       TX   75080          5            11/26/01         00
    0413279647                           05           01/01/02          0
    0413279647                           O            12/01/31
    0


    6770332          E22/G02             F          337,000.00         ZZ
                                         360        336,749.90          1
                                       7.500          2,356.35         80
                                       7.250          2,356.35
    MISSOULA         MT   59802          5            11/26/01         00
    0413293234                           05           01/01/02          0
    0413293234                           O            12/01/31
    0


    6770336          E22/G02             F          128,800.00         ZZ
                                         360        128,686.36          1
                                       6.625            824.72         80
                                       6.375            824.72
    BELLEVUE         WA   98005          2            11/20/01         00
    0413295726                           01           01/01/02          0
    0413295726                           O            12/01/31
    0


    6770350          E22/G02             F          108,000.00         ZZ
                                         360        107,902.37          1
                                       6.500            682.63         80
                                       6.250            682.63
    TAYLORSVILLE     KY   40071          5            11/26/01         00
    0413299702                           05           01/01/02          0
    0413299702                           O            12/01/31
    0


    6770356          E22/G02             F          124,000.00         ZZ
                                         360        123,905.64          1
                                       7.375            856.44         80
                                       7.125            856.44
    JACKSON          NJ   08527          1            11/30/01         00
    0413300674                           05           01/01/02          0
    0413300674                           O            12/01/31
    0


    6770372          E22/G02             F           72,000.00         ZZ
                                         360         71,947.89          2
1


                                       7.625            509.61         79
                                       7.375            509.61
    LAKE WORTH       FL   33460          2            11/30/01         00
    0413306911                           05           01/01/02          0
    0413306911                           N            12/01/31
    0


    6770384          E22/G02             F          285,000.00         ZZ
                                         360        284,803.86          3
                                       7.875          2,066.45         65
                                       7.625          2,066.45
    CANTON           MA   02021          5            11/30/01         00
    0413310509                           05           01/01/02          0
    0413310509                           N            12/01/31
    0


    6770386          E22/G02             F           66,750.00         ZZ
                                         360         66,710.60          2
                                       8.625            519.17         75
                                       8.375            519.17
    COLUMBUS         OH   43204          5            11/30/01         00
    0413310970                           05           01/01/02          0
    0413310970                           N            12/01/31
    0


    6770412          E22/G02             F          210,000.00         T
                                         360        209,855.48          1
                                       7.875          1,522.65         60
                                       7.625          1,522.65
    GARDEN VALLEY    ID   83622          5            11/21/01         00
    0413319674                           03           01/01/02          0
    0413319674                           O            12/01/31
    0


    6770436          E22/G02             F          118,500.00         ZZ
                                         360        118,412.06          3
                                       7.500            828.57         85
                                       7.250            828.57
    WORCESTER        MA   01605          2            11/30/01         04
    0413326257                           05           01/01/02         20
    0413326257                           N            12/01/31
    0


    6770438          E22/G02             F           76,000.00         ZZ
                                         360         75,943.60          3
                                       7.500            531.40         73
                                       7.250            531.40
    WORCESTER        MA   01605          2            11/30/01         00
    0413326331                           05           01/01/02          0
1


    0413326331                           N            12/01/31
    0


    6770440          E22/G02             F           60,300.00         ZZ
                                         360         60,263.47          1
                                       8.500            463.65         90
                                       8.250            463.65
    TAMARAC          FL   33319          1            11/30/01         01
    0413328378                           08           01/01/02         25
    0413328378                           O            12/01/31
    0


    6770448          E22/G02             F          135,900.00         ZZ
                                         360        135,801.64          1
                                       7.625            961.89         90
                                       7.375            961.89
    MIAMI            FL   33132          1            11/30/01         01
    0413332024                           06           01/01/02         25
    0413332024                           O            12/01/31
    0


    6770468          E22/G02             F           57,250.00         ZZ
                                         360         57,205.34          3
                                       7.250            390.55         90
                                       7.000            390.55
    OMAHA            NE   68105          1            11/30/01         04
    0413340514                           05           01/01/02         25
    0413340514                           N            12/01/31
    0


    6770486          E22/G02             F          279,090.00         ZZ
                                         360        278,929.43          1
                                       8.750          2,195.60         90
                                       8.500          2,195.60
    SARASOTA         FL   34238          1            11/30/01         01
    0413345745                           03           01/01/02         25
    0413345745                           O            12/01/31
    0


    6770488          E22/G02             F           35,550.00         ZZ
                                         360         35,530.07          1
                                       8.875            282.85         90
                                       8.625            282.85
    DECATUR          GA   30034          1            11/30/01         10
    0413346008                           01           01/01/02         25
    0413346008                           N            12/01/31
    0


1


    6770490          E22/G02             F          207,000.00         ZZ
                                         360        206,846.38          1
                                       7.500          1,447.37         90
                                       7.250          1,447.37
    WALL             NJ   08736          1            11/30/01         04
    0413346354                           05           01/01/02         25
    0413346354                           O            12/01/31
    0


    6770498          E22/G02             F          288,000.00         ZZ
                                         360        287,801.80          1
                                       7.875          2,088.20         80
                                       7.625          2,088.20
    BEVERLY          MA   01915          1            11/30/01         00
    0413347782                           05           01/01/02          0
    0413347782                           O            12/01/31
    0


    6770510          E22/G02             F          166,500.00         ZZ
                                         360        166,396.51          1
                                       8.375          1,265.52         90
                                       8.125          1,265.52
    LAKE WORTH       FL   33463          1            11/30/01         04
    0413354762                           03           01/01/02         25
    0413354762                           O            12/01/31
    0


    6770852          E82/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.625          1,216.59         53
                                       6.375          1,216.59
    FLUSHING         NY   11366          2            11/28/01         00
    0400517868                           05           02/01/02          0
    0400517868                           O            01/01/32
    0


    6770860          E82/G02             F          155,000.00         ZZ
                                         360        154,879.09          3
                                       7.250          1,057.37         39
                                       7.000          1,057.37
    JAMAICA PLAIN    MA   02130          5            11/27/01         00
    0400484291                           05           01/01/02          0
    0400484291                           O            12/01/31
    0


    6770862          E82/G02             F           80,900.00         ZZ
                                         360         80,900.00          1
                                       6.875            531.46         57
                                       6.625            531.46
1


    EUGENE           OR   97405          2            11/30/01         00
    0400536751                           05           02/01/02          0
    1645098                              N            01/01/32
    0


    6770866          E82/G02             F          245,000.00         ZZ
                                         360        244,794.17          1
                                       6.875          1,609.48         50
                                       6.625          1,609.48
    FREMONT          CA   94536          2            11/26/01         00
    0400516951                           05           01/01/02          0
    1877173                              O            12/01/31
    0


    6770876          E82/G02             F          158,500.00         ZZ
                                         360        158,500.00          1
                                       6.750          1,028.03         68
                                       6.500          1,028.03
    STATEN ISLAND    NY   10312          5            11/28/01         00
    0400518858                           09           02/01/02          0
    0400518858                           O            01/01/32
    0


    6774062          Q99/G02             F          235,000.00         ZZ
                                         360        235,000.00          1
                                       7.500          1,643.15         61
                                       7.250          1,643.15
    WARREN           RI   02885          5            12/05/01         00
    0433432804                           05           02/01/02          0
    038308623                            O            01/01/32
    0


    6774174          T90/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       8.125          1,024.65         74
                                       7.875          1,024.65
    BARNHART         MO   63012          2            12/11/01         00
    0433525706                           05           02/01/02          0
    67831                                O            01/01/32
    0


    6774244          M96/G02             F          179,700.00         ZZ
                                         360        179,700.00          1
                                       7.750          1,287.39         65
                                       7.500          1,287.39
    MUSKEGON         MI   49441          5            12/05/01         00
    0433487162                           29           02/01/02          0
    200102893                            O            01/01/32
    0
1




    6778318          J95/G02             F          395,250.00         ZZ
                                         360        394,583.98          1
                                       6.875          2,596.51         80
                                       6.625          2,596.51
    LADERA RANCH AR  CA   92694          1            10/09/01         00
    0433441417                           03           12/01/01          0
    0023623812                           O            11/01/31
    0


    6778320          J95/G02             F          430,000.00         ZZ
                                         360        428,774.24          1
                                       7.750          3,080.57         80
                                       7.500          3,080.57
    ALPHARETTA       GA   30004          1            08/10/01         00
    0433485554                           03           10/01/01          0
    0020224366                           O            09/01/31
    0


    6778322          J95/G02             F          331,500.00         ZZ
                                         360        330,941.40          1
                                       6.875          2,177.72         80
                                       6.625          2,177.72
    SAMMAMISH        WA   98074          1            10/05/01         00
    0433485653                           03           12/01/01          0
    0027452093                           O            11/01/31
    0


    6778328          J95/G02             F          184,000.00         ZZ
                                         360        183,544.88          1
                                       7.000          1,224.16         80
                                       6.750          1,224.16
    CHAPEL HILL      NC   27516          1            09/28/01         00
    0433487014                           05           11/01/01          0
    0020233292                           O            10/01/31
    0


    6778330          J95/G02             F          315,000.00         ZZ
                                         360        314,173.73          1
                                       8.375          2,394.23         90
                                       8.125          2,394.23
    ALEXANDRIA       VA   22312          2            08/23/01         11
    0433487089                           05           10/01/01         25
    0020233318                           O            09/01/31
    0


    6778334          J95/G02             F          217,600.00         ZZ
                                         360        217,284.02          1
1


                                       7.625          1,540.16         68
                                       7.375          1,540.16
    BILLERICA        MA   01862          5            10/02/01         00
    0433487063                           05           12/01/01          0
    0020234464                           O            11/01/31
    0


    6778338          J95/G02             F          285,000.00         ZZ
                                         360        284,483.32          1
                                       6.500          1,801.39         80
                                       6.250          1,801.39
    VALLEJO          CA   94590          2            10/08/01         00
    0433487204                           05           12/01/01          0
    0023732050                           O            11/01/31
    0


    6778344          J95/G02             F          196,650.00         ZZ
                                         360        196,151.52          1
                                       6.875          1,291.85         68
                                       6.625          1,291.85
    RALEIGH          NC   27607          2            09/24/01         00
    0433487360                           05           11/01/01          0
    0020230223                           O            10/01/31
    0


    6778346          J95/G02             F          111,200.00         ZZ
                                         360        111,030.26          1
                                       7.375            768.03         80
                                       7.125            768.03
    ORANGEVALE       CA   95662          1            10/15/01         00
    0433487378                           05           12/01/01          0
    0023724768                           O            11/01/31
    0


    6778348          J95/G02             F          110,400.00         ZZ
                                         360        110,218.47          1
                                       7.000            734.50         80
                                       6.750            734.50
    DILLON           CO   80435          2            10/09/01         00
    0433488905                           01           12/01/01          0
    0027601319                           N            11/01/31
    0


    6778350          J95/G02             F          319,250.00         ZZ
                                         360        318,725.10          1
                                       7.000          2,123.98         71
                                       6.750          2,123.98
    SEDONA           AZ   86336          2            10/10/01         00
    0433487469                           05           12/01/01          0
1


    0027589662                           O            11/01/31
    0


    6778354          J95/G02             F           77,840.00         ZZ
                                         360         77,712.02          1
                                       7.000            517.87         80
                                       6.750            517.87
    LOGANVILLE       GA   30052          1            10/24/01         00
    0433487485                           05           12/01/01          0
    0023716343                           N            11/01/31
    0


    6778358          J95/G02             F          640,000.00         ZZ
                                         360        638,921.56          1
                                       6.875          4,204.35         80
                                       6.625          4,204.35
    SAMMAMISH        WA   98074          2            10/24/01         00
    0433487527                           05           12/01/01          0
    0027642438                           O            11/01/31
    0


    6778360          J95/G02             F          171,000.00         ZZ
                                         360        170,751.68          4
                                       7.625          1,210.33         90
                                       7.375          1,210.33
    AUSTIN           TX   78724          1            10/24/01         10
    0433488301                           05           12/01/01         25
    0027649599                           N            11/01/31
    0


    6778362          J95/G02             F          310,400.00         ZZ
                                         360        309,865.89          1
                                       6.875          2,039.11         80
                                       6.625          2,039.11
    BARNSVILLE       MD   20838          2            10/29/01         00
    0433488269                           05           12/01/01          0
    0027665009                           O            11/01/31
    0


    6778364          J95/G02             F           79,493.00         ZZ
                                         360         79,380.42          2
                                       7.750            569.50         76
                                       7.500            569.50
    EAST RIDGE       TN   37412          2            10/31/01         00
    0433488343                           05           12/01/01          0
    0027680024                           N            11/01/31
    0


1


    6778366          J95/G02             F           79,493.00         ZZ
                                         360         79,380.42          2
                                       7.750            569.50         76
                                       7.500            569.50
    EAST RIDGE       TN   37412          2            10/31/01         00
    0433488376                           05           12/01/01          0
    0027680834                           N            11/01/31
    0


    6778368          J95/G02             F           71,200.00         ZZ
                                         360         71,099.16          2
                                       7.750            510.09         80
                                       7.500            510.09
    SAINT LOUIS      MO   63109          1            10/26/01         00
    0433488459                           05           12/01/01          0
    0027683275                           N            11/01/31
    0


    6778370          J95/G02             F          324,000.00         ZZ
                                         360        323,541.16          1
                                       7.750          2,321.18         80
                                       7.500          2,321.18
    GARDENA          CA   90248          5            10/10/01         00
    0433488434                           03           12/01/01          0
    0023762628                           O            11/01/31
    0


    6778372          J95/G02             F          144,000.00         ZZ
                                         360        143,810.96          4
                                       8.125          1,069.20         90
                                       7.875          1,069.20
    SANFORD          FL   32771          1            10/16/01         12
    0433488418                           05           12/01/01         25
    0027689652                           N            11/01/31
    0


    6778374          J95/G02             F          103,500.00         ZZ
                                         360        103,364.12          3
                                       8.125            768.49         90
                                       7.875            768.49
    SANFORD          FL   32771          1            10/15/01         10
    0433488400                           05           12/01/01         25
    0027689868                           N            11/01/31
    0


    6778376          J95/G02             F           99,000.00         ZZ
                                         360         98,866.70          1
                                       8.000            726.43         90
                                       7.750            726.43
1


    OMAHA            NE   68127          1            10/22/01         10
    0433487600                           05           12/01/01         25
    0027692953                           N            11/01/31
    0


    6778378          J95/G02             F          377,000.00         ZZ
                                         360        376,380.13          1
                                       7.000          2,508.20         77
                                       6.750          2,508.20
    ATLANTA          GA   30305          5            10/30/01         00
    0433488285                           05           12/01/01          0
    0027697853                           O            11/01/31
    0


    6778380          J95/G02             F          133,650.00         ZZ
                                         360        133,470.04          4
                                       8.000            980.68         90
                                       7.750            980.68
    ST. LOUIS        MO   63116          1            10/15/01         10
    0433488384                           05           12/01/01         25
    0027712413                           N            11/01/31
    0


    6778382          J95/G02             F          380,000.00         ZZ
                                         360        379,635.42          1
                                       7.375          2,624.57         79
                                       7.125          2,624.57
    SUGAR LAND       TX   77479          1            11/05/01         00
    0433487618                           03           01/01/02          0
    0027717735                           O            12/01/31
    0


    6778386          J95/G02             F           79,493.00         ZZ
                                         360         79,380.42          2
                                       7.750            569.50         76
                                       7.500            569.50
    EAST RIDGE       TN   37412          2            10/31/01         00
    0433488350                           05           12/01/01          0
    0027697739                           N            11/01/31
    0


    6778388          J95/G02             F          304,000.00         ZZ
                                         360        303,500.17          1
                                       7.000          2,022.52         80
                                       6.750          2,022.52
    ROSWELL          GA   30075          2            11/01/01         00
    0433488475                           05           12/01/01          0
    0027771195                           O            11/01/31
    0
1




    6778392          J95/G02             F           79,493.00         ZZ
                                         360         79,380.42          2
                                       7.750            569.50         76
                                       7.500            569.50
    CHATTANOOGA      TN   37412          2            10/31/01         00
    0433487642                           05           12/01/01          0
    0027837814                           N            11/01/31
    0


    6778576          P44/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.875          1,305.12         34
                                       7.625          1,305.12
    SAUGUS           MA   01906          2            12/06/01         00
    0433496700                           05           02/01/02          0
    001443                               O            01/01/32
    0


    6780028          624/G02             F           72,810.00         ZZ
                                         360         72,706.89          3
                                       7.750            521.62         90
                                       7.500            521.62
    LEMOORE          CA   93245          1            10/31/01         01
    0433440757                           05           12/01/01         25
    36500316773F                         N            11/01/31
    0


    6780392          624/G02             F          224,000.00         ZZ
                                         360        223,807.14          1
                                       6.750          1,452.86         83
                                       6.500          1,452.86
    NORTHRIDGE       CA   91324          5            11/05/01         01
    0433433299                           05           01/01/02         12
    3701131015                           O            12/01/31
    0


    6780600          737/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
                                       7.750            480.00         71
                                       7.500            480.00
    PHENIX CITY      AL   36870          5            12/11/01         00
    0433533346                           05           02/01/02          0
    2047810                              N            01/01/32
    0


    6781096          893/G02             F          232,000.00         ZZ
                                         360        231,805.10          1
1


                                       6.875          1,524.07         80
                                       6.625          1,524.07
    SANTA ROSA       CA   95403          1            11/27/01         00
    0433423522                           05           01/01/02          0
    A11116031                            O            12/01/31
    0


    6781556          X22/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
                                       6.500            616.27         75
                                       6.250            616.27
    FONTANA          CA   92336          5            12/07/01         00
    0433485455                           05           02/01/02          0
    01110003                             O            01/01/32
    0


    6781956          F96/G02             F          238,500.00         ZZ
                                         360        238,500.00          3
                                       8.375          1,812.77         90
                                       8.125          1,812.77
    BROOKLYN         NY   11233          1            12/12/01         12
    0433515905                           05           02/01/02         25
    0106444                              O            01/01/32
    0


    6786040          696/G02             F           80,000.00         ZZ
                                         360         79,932.79          1
                                       6.875            525.54         51
                                       6.625            525.54
    GAITHERSBURG     MD   20878          1            11/16/01         00
    0433448669                           01           01/01/02          0
    30401124                             O            12/01/31
    0


    6786042          696/G02             F          475,800.00         ZZ
                                         360        475,428.84          1
                                       7.250          3,245.79         75
                                       7.000          3,245.79
    CHANTILLY        VA   20152          1            11/21/01         00
    0433443694                           03           01/01/02          0
    25001072                             O            12/01/31
    0


    6789542          K88/G02             F          388,000.00         ZZ
                                         360        387,704.76          1
                                       7.375          2,679.82         80
                                       7.125          2,679.82
    WESTWOOD         NJ   07675          1            11/21/01         00
    0433430881                           05           01/01/02          0
1


    28198                                O            12/01/31
    0


    6790288          B57/G02             F          510,000.00         ZZ
                                         360        509,550.03          1
                                       6.625          3,265.59         73
                                       6.375          3,265.59
    LOS ANGELES      CA   90077          2            11/14/01         00
    0433451176                           29           01/01/02          0
    2118036                              O            12/01/31
    0


    6793224          E22/G02             F          252,000.00         ZZ
                                         360        251,826.58          2
                                       7.875          1,827.17         80
                                       7.625          1,827.17
    NORTH BRUNSWICK  NJ   08902          5            11/28/01         00
    0413001769                           05           01/01/02          0
    0413001769                           O            12/01/31
    0


    6793236          E22/G02             F          160,000.00         ZZ
                                         360        159,903.07          1
                                       8.500          1,230.26         89
                                       8.250          1,230.26
    WEST BLOOMFIELD  MI   48322          1            12/03/01         01
    0413112970                           01           01/01/02         25
    0413112970                           O            12/01/31
    0


    6793244          E22/G02             F          100,800.00         ZZ
                                         360        100,723.30          1
                                       7.375            696.20         80
                                       7.125            696.20
    MONEE            IL   60499          5            11/27/01         00
    0413136870                           05           01/01/02          0
    0413136870                           O            12/01/31
    0


    6793262          E22/G02             F          147,000.00         ZZ
                                         360        146,896.24          1
                                       7.750          1,053.13         90
                                       7.500          1,053.13
    BRIGHTON         CO   80602          2            11/26/01         04
    0413166620                           05           01/01/02         30
    0413166620                           O            12/01/31
    0


1


    6793274          E22/G02             F          107,500.00         ZZ
                                         360        107,399.26          4
                                       7.500            751.66         90
                                       7.250            751.66
    BRATTLEBORO      VT   05301          1            12/03/01         01
    0413186149                           05           01/01/02         25
    0413186149                           N            12/01/31
    0


    6793314          E22/G02             F          246,500.00         ZZ
                                         360        246,287.77          1
                                       6.750          1,598.79         85
                                       6.500          1,598.79
    ARVADA           CO   80004          5            11/28/01         04
    0413221854                           05           01/01/02         12
    0413221854                           O            12/01/31
    0


    6793324          E22/G02             F          151,000.00         ZZ
                                         360        150,856.73          1
                                       6.250            929.73         38
                                       6.000            929.73
    JOHNS ISLAND     SC   29455          2            11/27/01         00
    0413238882                           05           01/01/02          0
    0413238882                           O            12/01/31
    0


    6793342          E22/G02             F          244,800.00         ZZ
                                         360        244,618.32          1
                                       7.500          1,711.68         90
                                       7.250          1,711.68
    BROOKLYN         NY   11226          1            12/03/01         04
    0413255506                           05           01/01/02         25
    0413255506                           O            12/01/31
    0


    6793346          E22/G02             F          200,000.00         ZZ
                                         360        199,855.24          1
                                       7.625          1,415.59         80
                                       7.375          1,415.59
    MARRERO          LA   70072          5            11/26/01         00
    0413258518                           05           01/01/02          0
    0413258518                           O            12/01/31
    0


    6793364          E22/G02             F          240,800.00         ZZ
                                         360        240,551.30          1
                                       6.625          1,541.87         85
                                       6.375          1,541.87
1


    GRAND BLANC      MI   48439          1            12/03/01         04
    0413266503                           05           01/01/02         25
    0413266503                           O            12/01/31
    0


    6793366          E22/G02             F          160,500.00         ZZ
                                         360        160,389.54          1
                                       7.875          1,163.74         79
                                       7.625          1,163.74
    WEYMOUTH         MA   02189          5            11/28/01         00
    0413266610                           05           01/01/02          0
    0413266610                           O            12/01/31
    0


    6793376          E22/G02             F          450,000.00         ZZ
                                         360        449,612.56          1
                                       6.750          2,918.69         79
                                       6.500          2,918.69
    EDMONDS          WA   98020          5            11/19/01         00
    0413268293                           05           01/01/02          0
    0413268293                           O            12/01/31
    0


    6793426          E22/G02             F          178,400.00         ZZ
                                         360        178,253.77          1
                                       7.000          1,186.90         85
                                       6.750          1,186.90
    COLORADO SPRING  CO   80904          1            12/03/01         04
    0413278581                           03           01/01/02         12
    0413278581                           O            12/01/31
    0


    6793458          E22/G02             F          161,100.00         ZZ
                                         360        160,950.79          1
                                       6.375          1,005.05         90
                                       6.125          1,005.05
    ORLANDO          FL   32825          2            11/27/01         01
    0413293275                           05           01/01/02         25
    0413293275                           O            12/01/31
    0


    6793470          E22/G02             F           85,000.00         ZZ
                                         360         84,930.32          1
                                       7.000            565.51         71
                                       6.750            565.51
    N INDIALANTIC    FL   32903          2            11/28/01         00
    0413299082                           05           01/01/02          0
    0413299082                           O            12/01/31
    0
1




    6793476          E22/G02             F           83,700.00         ZZ
                                         360         83,631.39          1
                                       7.000            556.86         85
                                       6.750            556.86
    TULSA            OK   74114          5            11/27/01         04
    0413304221                           05           01/01/02         12
    0413304221                           O            12/01/31
    0


    6793482          E22/G02             F          189,710.00         ZZ
                                         360        189,550.62          1
                                       6.875          1,246.26         78
                                       6.625          1,246.26
    HERMITAGE        TN   37076          2            11/28/01         00
    0413307604                           03           01/01/02          0
    0413307604                           O            12/01/31
    0


    6793496          E22/G02             F          291,900.00         T
                                         360        291,666.58          1
                                       7.125          1,966.58         70
                                       6.875          1,966.58
    DILLON BEACH     CA   94929          5            11/26/01         00
    0413319609                           05           01/01/02          0
    0413319609                           O            12/01/31
    0


    6793498          E22/G02             F          145,600.00         ZZ
                                         360        145,486.42          1
                                       7.250            993.25         80
                                       7.000            993.25
    EVERETT          WA   98204          1            11/28/01         00
    0413320219                           01           01/01/02          0
    0413320219                           O            12/01/31
    0


    6793518          E22/G02             F           87,000.00         ZZ
                                         360         86,930.42          1
                                       7.125            586.14         80
                                       6.875            586.14
    ATLANTA          GA   30331          5            11/28/01         00
    0413331653                           05           01/01/02          0
    0413331653                           O            12/01/31
    0


    6793526          E22/G02             F          320,800.00         ZZ
                                         360        320,537.04          1
1


                                       7.000          2,134.29         80
                                       6.750          2,134.29
    CASTRO VALLEY    CA   94546          1            11/29/01         00
    0413333147                           05           01/01/02          0
    0413333147                           O            12/01/31
    0


    6793530          E22/G02             F          105,000.00         ZZ
                                         360        104,913.93          1
                                       7.000            698.57         77
                                       6.750            698.57
    RIVERDALE        GA   30274          2            11/28/01         00
    0413335787                           03           01/01/02          0
    0413335787                           O            12/01/31
    0


    6793536          E22/G02             F          130,000.00         ZZ
                                         240        129,765.23          1
                                       7.500          1,047.27         58
                                       7.250          1,047.27
    BAY SHORE        NY   11706          5            11/28/01         00
    0413336777                           05           01/01/02          0
    0413336777                           O            12/01/21
    0


    6793540          E22/G02             F          148,500.00         ZZ
                                         360        148,400.36          4
                                       8.000          1,089.64         90
                                       7.750          1,089.64
    FRUITA           CO   81521          1            12/03/01         04
    0413341736                           05           01/01/02         25
    0413341736                           N            12/01/31
    0


    6793754          E82/G02             F          172,500.00         ZZ
                                         360        172,355.08          1
                                       6.875          1,133.20         79
                                       6.625          1,133.20
    STRONGSVILLE     OH   44136          2            11/30/01         00
    0400507067                           05           01/01/02          0
    1702506                              O            12/01/31
    0


    6793784          E82/G02             F          138,500.00         ZZ
                                         360        138,383.64          1
                                       6.875            909.85         77
                                       6.625            909.85
    VENTURA          CA   93003          2            11/28/01         00
    0400540472                           05           01/01/02          0
1


    1544567                              O            12/01/31
    0


    6793798          E82/G02             F          137,700.00         ZZ
                                         360        137,589.88          1
                                       7.125            927.71         64
                                       6.875            927.71
    STATEN ISLAND    NY   10306          2            11/30/01         00
    0400484192                           05           01/01/02          0
    1625092                              O            12/01/31
    0


    6793802          E82/G02             F          244,000.00         ZZ
                                         360        243,784.72          1
                                       6.625          1,562.36         80
                                       6.375          1,562.36
    PISCATAWAY       NJ   08854          2            11/28/01         00
    0400535589                           05           01/01/02          0
    0400535589                           O            12/01/31
    0


    6794074          624/G02             F          525,000.00         ZZ
                                         360        524,569.66          1
                                       7.000          3,492.84         68
                                       6.750          3,492.84
    APTOS            CA   95003          5            11/07/01         00
    0433426723                           05           01/01/02          0
    88611011336F                         O            12/01/31
    0


    6794450          758/G02             F          404,000.00         ZZ
                                         360        403,692.59          1
                                       7.375          2,790.33         74
                                       7.125          2,790.33
    DALLAS           TX   75229          5            11/21/01         00
    0433508363                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6794486          624/G02             F          480,000.00         ZZ
                                         360        479,230.02          1
                                       7.125          3,233.85         75
                                       6.875          3,233.85
    FOLSOM           CA   95630          5            10/24/01         00
    0433440849                           05           12/01/01          0
    85606510083F                         O            11/01/31
    0


1


    6795238          L49/G02             F          307,300.00         ZZ
                                         360        307,054.25          1
                                       7.125          2,070.34         80
                                       6.875          2,070.34
    SAN MARCOS       CA   92078          1            11/05/01         00
    0433414059                           05           01/01/02          0
    10007327                             O            12/01/31
    0


    6795264          L49/G02             F          404,000.00         ZZ
                                         360        403,660.58          1
                                       6.875          2,654.00         80
                                       6.625          2,654.00
    FULLERTON        CA   92835          1            11/05/01         00
    0433439841                           05           01/01/02          0
    10008346                             O            12/01/31
    0


    6795268          L49/G02             F          523,550.00         ZZ
                                         360        523,110.16          1
                                       6.875          3,439.35         77
                                       6.625          3,439.35
    SAN DIEGO        CA   92130          1            11/19/01         00
    0433414174                           05           01/01/02          0
    10008405                             O            12/01/31
    0


    6795482          E11/G02             F          382,500.00         ZZ
                                         360        382,216.13          1
                                       7.500          2,674.50         90
                                       7.250          2,674.50
    SCOTTSDALE       AZ   85250          5            11/15/01         04
    0433432796                           05           01/01/02         25
    0006001038291                        O            12/01/31
    0


    6796226          K15/G02             F          143,000.00         ZZ
                                         360        142,876.88          1
                                       6.750            927.50         78
                                       6.500            927.50
    AMESBURY         MA   01913          5            11/08/01         00
    0433411212                           05           01/01/02          0
    033305306009                         O            12/01/31
    0


    6801990          069/G02             F          329,500.00         ZZ
                                         360        329,500.00          1
                                       6.750          2,137.14         72
                                       6.500          2,137.14
1


    DANA POINT       CA   92629          1            12/12/01         00
    0433521200                           05           02/01/02          0
    88246152                             O            01/01/32
    0


    6802002          E82/G02             F          110,100.00         ZZ
                                         360        110,100.00          1
                                       6.750            714.11         76
                                       6.500            714.11
    PITTSBURG        CA   94565          2            11/28/01         00
    0400542213                           05           02/01/02          0
    1741497                              O            01/01/32
    0


    6802008          E82/G02             F          165,300.00         ZZ
                                         360        165,154.16          1
                                       6.625          1,058.43         67
                                       6.375          1,058.43
    AGOURA           CA   91301          2            11/27/01         00
    0400541009                           05           01/01/02          0
    0400541009                           O            12/01/31
    0


    6802014          E82/G02             F          219,600.00         ZZ
                                         360        219,415.51          1
                                       6.875          1,442.62         80
                                       6.625          1,442.62
    LOS ANGELES      CA   90732          2            11/28/01         00
    0400530168                           01           01/01/02          0
    1871672                              O            12/01/31
    0


    6802018          E82/G02             F          110,400.00         ZZ
                                         360        110,400.00          1
                                       6.500            697.80         80
                                       6.250            697.80
    RIVERSIDE        CA   92509          2            11/28/01         00
    0400542882                           05           02/01/02          0
    2844880                              O            01/01/32
    0


    6803586          U05/G02             F          212,500.00         ZZ
                                         360        212,325.81          1
                                       7.000          1,413.77         67
                                       6.750          1,413.77
    SCOTTSDALE       AZ   85260          2            11/16/01         00
    0433457181                           05           01/01/02          0
    3184783                              O            12/01/31
    0
1




    6803822          U05/G02             F           50,000.00         ZZ
                                         360         49,960.02          1
                                       7.125            336.86         72
                                       6.875            336.86
    TAMPA            FL   33604          2            11/02/01         00
    0433443249                           05           01/01/02          0
    3178449                              O            12/01/31
    0


    6804924          U05/G02             F           80,000.00         ZZ
                                         360         79,932.79          1
                                       6.875            525.54         77
                                       6.625            525.54
    PORTLAND         OR   97217          5            11/02/01         00
    0433427663                           05           01/01/02          0
    3177004                              O            12/01/31
    0


    6805294          U05/G02             F          255,500.00         ZZ
                                         360        255,285.35          1
                                       6.875          1,678.45         78
                                       6.625          1,678.45
    PEORIA           AZ   85382          2            11/16/01         00
    0433427929                           05           01/01/02          0
    3174926                              O            12/01/31
    0


    6805360          U05/G02             F          275,000.00         ZZ
                                         360        274,590.54          1
                                       7.500          1,922.84         79
                                       7.250          1,922.84
    JEFFERSON        MD   21755          2            11/02/01         00
    0433433828                           05           12/01/01          0
    3172670                              O            11/01/31
    0


    6805424          U05/G02             F          206,400.00         ZZ
                                         360        206,238.99          1
                                       7.250          1,408.01         72
                                       7.000          1,408.01
    MOSES LAKE       WA   98837          2            11/02/01         00
    0433432556                           05           01/01/02          0
    3178701                              O            12/01/31
    0


    6805502          U05/G02             F          135,200.00         ZZ
                                         360        135,104.58          1
1


                                       7.750            968.59         80
                                       7.500            968.59
    CRYSTAL LAKE     IL   60014          2            11/12/01         00
    0433428729                           05           01/01/02          0
    3169316                              O            12/01/31
    0


    6811364          U05/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       8.250          3,756.33         80
                                       8.000          3,756.33
    DALLAS           TX   75230          5            12/17/01         00
    0433544798                           05           02/01/02          0
    3185023                              O            01/01/32
    0


    6811768          B49/G02             F          308,000.00         ZZ
                                         360        308,000.00          1
                                       7.000          2,049.14         80
                                       6.750          2,049.14
    EVERGREEN        CO   80439          2            12/10/01         00
    0433495124                           05           02/01/02          0
    000217060550                         O            01/01/32
    0


    6813212          E22/G02             F           89,900.00         ZZ
                                         360         89,834.93          4
                                       7.625            636.31         90
                                       7.375            636.31
    KALAMAZOO        MI   49001          1            12/04/01         04
    0413194259                           05           01/01/02         25
    0413194259                           N            12/01/31
    0


    6813240          E22/G02             F           75,000.00         ZZ
                                         360         74,936.99          1
                                       6.875            492.70         80
                                       6.625            492.70
    HOUSTON          TX   77075          5            11/29/01         00
    0413234261                           05           01/01/02          0
    0413234261                           O            12/01/31
    0


    6813242          E22/G02             F          190,400.00         ZZ
                                         360        190,240.04          2
                                       6.875          1,250.79         80
                                       6.625          1,250.79
    GARDENA          CA   90249          1            11/30/01         00
    0413235672                           05           01/01/02          0
1


    0413235672                           O            12/01/31
    0


    6813266          E22/G02             F           64,400.00         ZZ
                                         360         64,357.87          1
                                       8.125            478.17         80
                                       7.875            478.17
    CATAULA          GA   31804          5            11/29/01         00
    0413263237                           05           01/01/02          0
    0413263237                           O            12/01/31
    0


    6813268          E22/G02             F          130,150.00         ZZ
                                         360        130,150.00          1
                                       6.750            844.15         95
                                       6.500            844.15
    BIGFORK          MT   59911          1            12/04/01         04
    0413263310                           05           02/01/02         30
    0413263310                           O            01/01/32
    0


    6813276          E22/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
                                       6.750          3,502.43         80
                                       6.500          3,502.43
    OGDEN            UT   84403          4            12/03/01         00
    0413273442                           05           02/01/02          0
    0413273442                           O            01/01/32
    0


    6813282          E22/G02             F          114,350.00         ZZ
                                         240        114,137.08          1
                                       7.250            903.79         61
                                       7.000            903.79
    BENTON           MS   39039          2            11/28/01         00
    0413279993                           05           01/01/02          0
    0413279993                           O            12/01/21
    0


    6813302          E22/G02             F          193,600.00         ZZ
                                         360        193,437.36          1
                                       6.875          1,271.81         80
                                       6.625          1,271.81
    ADDISON          TX   75001          5            11/27/01         00
    0413290842                           05           01/01/02          0
    0413290842                           O            12/01/31
    0


1


    6813304          E22/G02             F           85,500.00         ZZ
                                         360         85,384.63          3
                                       8.000            627.37         90
                                       7.750            627.37
    PIQUA            OH   45356          2            11/29/01         01
    0413291410                           05           01/01/02         25
    0413291410                           O            12/01/31
    0


    6813306          E22/G02             F          114,750.00         ZZ
                                         360        114,671.03          1
                                       7.875            832.02         88
                                       7.625            832.02
    WILMINGTON       DE   19804          5            11/29/01         04
    0413296047                           05           01/01/02         25
    0413296047                           O            12/01/31
    0


    6813312          E22/G02             F          164,000.00         ZZ
                                         360        163,881.30          1
                                       7.625          1,160.78         80
                                       7.375          1,160.78
    BOCA RATON       FL   33498          5            11/29/01         00
    0413297425                           03           01/01/02          0
    0413297425                           O            12/01/31
    0


    6813316          E22/G02             F          116,800.00         ZZ
                                         360        116,800.00          1
                                       7.750            836.77         78
                                       7.500            836.77
    SALT LAKE CITY   UT   84106          5            11/26/01         00
    0413303025                           05           02/01/02          0
    0413303025                           O            01/01/32
    0


    6813380          E22/G02             F           67,000.00         ZZ
                                         360         66,953.89          1
                                       7.875            485.80         30
                                       7.625            485.80
    LEAVENWORTH      WA   98826          5            11/27/01         00
    0413353236                           05           01/01/02          0
    0413353236                           O            12/01/31
    0


    6813390          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          4
                                       8.000          1,089.64         90
                                       7.750          1,089.64
1


    FRUITA           CO   81521          1            12/03/01         01
    0413360702                           05           02/01/02         25
    0413360702                           N            01/01/32
    0


    6813392          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          4
                                       8.000          1,089.64         90
                                       7.750          1,089.64
    FRUITA           CO   81521          1            12/03/01         01
    0413360967                           05           02/01/02         25
    0413360967                           N            01/01/32
    0


    6813400          E22/G02             F           68,400.00         ZZ
                                         360         68,360.65          1
                                       8.750            538.10         95
                                       8.500            538.10
    HOLIDAY          FL   34691          1            12/04/01         01
    0413389503                           05           01/01/02         35
    0413389503                           O            12/01/31
    0


    6813746          E82/G02             F          116,300.00         ZZ
                                         360        116,209.28          2
                                       7.250            793.37         76
                                       7.000            793.37
    MAUMEE           OH   43537          2            12/06/01         00
    0400505335                           05           01/01/02          0
    2760981                              N            12/01/31
    0


    6813762          E82/G02             F           56,000.00         ZZ
                                         360         56,000.00          2
                                       6.875            367.88         55
                                       6.625            367.88
    STUART           FL   34997          2            12/06/01         00
    0400539789                           05           02/01/02          0
    1666738                              N            01/01/32
    0


    6818432          P27/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       7.000          1,916.07         80
                                       6.750          1,916.07
    LAKE ARROWHEAD   CA   92352          1            12/04/01         00
    0433536869                           05           02/01/02          0
    RF58007                              O            01/01/32
    0
1




    6821444          F96/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       7.375          1,001.48         66
                                       7.125          1,001.48
    ROCKAWAY         NJ   07866          5            12/07/01         00
    0433465481                           05           02/01/02          0
    0107021                              O            01/01/32
    0


    6826874          X05/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       8.250          3,155.32         78
                                       8.000          3,155.32
    ALISO VIEJO      CA   92656          5            12/13/01         00
    0433502028                           05           02/01/02          0
    01111173                             O            01/01/32
    0


    6827180          950/G02             F          140,800.00         ZZ
                                         360        140,800.00          1
                                       8.375          1,070.18         80
                                       8.125          1,070.18
    PORTLAND         OR   97214          1            12/13/01         00
    0433535614                           05           02/01/02          0
    EA111083                             N            01/01/32
    0


    6828770          A01/G02             F          187,900.00         ZZ
                                         360        187,900.00          1
                                       7.750          1,346.14         78
                                       7.500          1,346.14
    FOUNTAIN VALLEY  CA   92708          1            12/07/01         00
    0433500394                           01           02/01/02          0
    0112004299                           O            01/01/32
    0


    6830128          737/G02             F          370,500.00         ZZ
                                         360        370,500.00          1
                                       8.375          2,816.07         95
                                       8.125          2,816.07
    DENVER           CO   80218          1            12/10/01         28
    0433548393                           05           02/01/02         30
    2051260                              O            01/01/32
    0


    6830158          U05/G02             F           31,500.00         ZZ
                                         360         31,477.77          4
1


                                       7.750            225.67         90
                                       7.500            225.67
    PHOENIX          AZ   85040          1            11/19/01         11
    0433424801                           05           01/01/02         25
    3177735                              N            12/01/31
    0


    6830248          758/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.875            493.05         80
                                       7.625            493.05
    FORT COLLINS     CO   80525          1            12/07/01         00
    0433529039                           01           02/01/02          0
    610741                               N            01/01/32
    0


    6836292          E22/G02             F           71,900.00         ZZ
                                         360         71,843.92          1
                                       7.250            490.48         69
                                       7.000            490.48
    SAN ANTONIO      TX   78212          5            11/30/01         00
    0413032251                           05           01/01/02          0
    0413032251                           O            12/01/31
    0


    6836298          E22/G02             F           75,000.00         ZZ
                                         360         74,948.39          1
                                       7.875            543.80         53
                                       7.625            543.80
    MAGNOLIA         TX   77354          5            11/28/01         00
    0413080805                           05           01/01/02          0
    0413080805                           O            12/01/31
    0


    6836324          E22/G02             F           79,250.00         ZZ
                                         360         79,250.00          1
                                       8.000            581.51         90
                                       7.750            581.51
    MOUNT CLEMENS    MI   48043          1            12/05/01         01
    0413187097                           01           02/01/02         25
    0413187097                           O            01/01/32
    0


    6836328          E22/G02             F          128,000.00         ZZ
                                         360        127,914.11          1
                                       8.000            939.22         70
                                       7.750            939.22
    CHICAGO          IL   60660          5            11/30/01         00
    0413192089                           06           01/01/02          0
1


    0413192089                           O            12/01/31
    0


    6836338          E22/G02             F          247,400.00         T
                                         360        247,216.39          1
                                       7.500          1,729.86         65
                                       7.250          1,729.86
    SOUTH LAKE TAHO  CA   96150          5            11/05/01         00
    0413206608                           05           01/01/02          0
    0413206608                           O            12/01/31
    0


    6836346          E22/G02             F           47,000.00         ZZ
                                         360         46,951.53          1
                                       8.500            361.39         89
                                       8.250            361.39
    MEMPHIS          TN   38127          2            12/05/01         10
    0413216599                           05           01/01/02         25
    0413216599                           N            12/01/31
    0


    6836352          E22/G02             F          189,000.00         ZZ
                                         360        188,837.28          1
                                       6.750          1,225.85         79
                                       6.500          1,225.85
    VAN NUYS         CA   91405          5            11/26/01         00
    0413218801                           05           01/01/02          0
    0413218801                           O            12/01/31
    0


    6836378          E22/G02             F          288,000.00         ZZ
                                         360        288,000.00          4
                                       7.500          2,013.74         80
                                       7.250          2,013.74
    ANAHEIM          CA   92805          1            11/29/01         00
    0413256843                           05           02/01/02          0
    0413256843                           O            01/01/32
    0


    6836388          E22/G02             F          176,000.00         ZZ
                                         360        175,878.88          1
                                       7.875          1,276.12         80
                                       7.625          1,276.12
    LONGMONT         CO   80501          5            11/29/01         00
    0413267113                           05           01/01/02          0
    0413267113                           O            12/01/31
    0


1


    6836396          E22/G02             F          458,400.00         ZZ
                                         360        458,400.00          2
                                       7.125          3,088.33         80
                                       6.875          3,088.33
    REDWOOD CITY     CA   94061          1            11/29/01         00
    0413272923                           05           02/01/02          0
    0413272923                           O            01/01/32
    0


    6836420          E22/G02             F           39,600.00         ZZ
                                         360         39,576.01          1
                                       8.500            304.49         90
                                       8.250            304.49
    MEMPHIS          TN   38127          1            12/05/01         01
    0413284514                           05           01/01/02         25
    0413284514                           N            12/01/31
    0


    6836464          E22/G02             F          275,000.00         ZZ
                                         360        274,768.97          1
                                       6.875          1,806.55         74
                                       6.625          1,806.55
    HOUSTON          TX   77006          5            11/28/01         00
    0413308057                           07           01/01/02          0
    0413308057                           O            12/01/31
    0


    6836472          E22/G02             F          193,250.00         ZZ
                                         360        193,087.65          1
                                       6.875          1,269.51         79
                                       6.625          1,269.51
    JACKSONVILLE     AL   36265          2            11/30/01         00
    0413311309                           05           01/01/02          0
    0413311309                           O            12/01/31
    0


    6836492          E22/G02             F          571,720.00         ZZ
                                         360        571,355.44          1
                                       8.250          4,295.14         59
                                       8.000          4,295.14
    GROSSE POINT SH  MI   48236          5            11/30/01         00
    0413319955                           03           01/01/02          0
    0413319955                           O            12/01/31
    0


    6836494          E22/G02             F          144,000.00         ZZ
                                         360        143,876.02          1
                                       6.750            933.98         80
                                       6.500            933.98
1


    SAN ANTONIO      TX   78212          5            11/30/01         00
    0413321076                           05           01/01/02          0
    0413321076                           O            12/01/31
    0


    6836496          E22/G02             F          161,100.00         ZZ
                                         360        161,100.00          4
                                       8.750          1,267.37         90
                                       8.500          1,267.37
    KENNER           LA   70062          2            12/05/01         04
    0413321464                           05           02/01/02         25
    0413321464                           N            01/01/32
    0


    6836498          E22/G02             F          138,000.00         ZZ
                                         360        137,897.58          1
                                       7.500            964.92         77
                                       7.250            964.92
    PT WENTWORTH     GA   31407          2            11/30/01         00
    0413324856                           05           01/01/02          0
    0413324856                           O            12/01/31
    0


    6836510          E22/G02             F          386,700.00         ZZ
                                         360        386,383.03          1
                                       7.000          2,572.72         80
                                       6.750          2,572.72
    AUSTIN           TX   78731          5            11/30/01         00
    0413329400                           05           01/01/02          0
    0413329400                           O            12/01/31
    0


    6836512          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.875          1,379.55         78
                                       6.625          1,379.55
    LEBANON          OR   97355          5            11/29/01         00
    0413330648                           05           02/01/02          0
    0413330648                           O            01/01/32
    0


    6836524          E22/G02             F           96,560.00         ZZ
                                         360         96,493.55          1
                                       7.875            700.13         80
                                       7.625            700.13
    VERO BEACH       FL   32966          5            11/30/01         00
    0413338435                           05           01/01/02          0
    0413338435                           O            12/01/31
    0
1




    6836532          E22/G02             F          125,900.00         ZZ
                                         360        125,900.00          2
                                       7.500            880.31         90
                                       7.250            880.31
    ALBUQUERQUE      NM   87108          1            12/05/01         04
    0413340902                           05           02/01/02         25
    0413340902                           N            01/01/32
    0


    6836534          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.500            475.47         80
                                       7.250            475.47
    ROSWELL          NM   88201          2            11/30/01         00
    0413341421                           05           02/01/02          0
    0413341421                           O            01/01/32
    0


    6836538          E22/G02             F          275,000.00         ZZ
                                         360        274,795.91          1
                                       7.500          1,922.84         80
                                       7.250          1,922.84
    CASTRO VALLEY    CA   94546          5            11/29/01         00
    0413342650                           05           01/01/02          0
    0413342650                           O            12/01/31
    0


    6836540          E22/G02             F           97,000.00         ZZ
                                         360         97,000.00          1
                                       7.500            678.24         46
                                       7.250            678.24
    GRANBURY         TX   76048          1            12/04/01         00
    0413343799                           03           02/01/02          0
    0413343799                           O            01/01/32
    0


    6836870          E82/G02             F          260,000.00         ZZ
                                         360        259,792.08          1
                                       7.125          1,751.67         80
                                       6.875          1,751.67
    SUGARLOAF KEY    FL   33042          2            12/03/01         00
    0400540829                           05           01/01/02          0
    3027611                              O            12/01/31
    0


    6836872          E82/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
1


                                       6.875            932.84         56
                                       6.625            932.84
    TAMPA            FL   33606          5            12/03/01         00
    0400519971                           05           02/01/02          0
    0400519971                           O            01/01/32
    0


    6836894          E82/G02             F          132,400.00         ZZ
                                         360        132,291.47          1
                                       7.000            880.86         78
                                       6.750            880.86
    ROHNERT PARK     CA   94928          2            11/30/01         00
    0400535555                           05           01/01/02          0
    1555283                              O            12/01/31
    0


    6836898          E82/G02             F          100,000.00         ZZ
                                         360         99,925.79          4
                                       7.500            699.21         60
                                       7.250            699.21
    FAIRBANKS        AK   99701          1            12/05/01         00
    0400540209                           05           01/01/02          0
    3175433                              N            12/01/31
    0


    6837390          U05/G02             F          464,000.00         ZZ
                                         360        464,000.00          1
                                       7.625          3,284.16         80
                                       7.375          3,284.16
    SHINGLE SPRINGS  CA   95682          1            12/19/01         00
    0433544848                           03           02/01/02          0
    011008MM                             O            01/01/32
    0


    6837892          B60/G02             F          136,500.00         ZZ
                                         360        136,396.14          1
                                       7.375            942.77         69
                                       7.125            942.77
    BETHESDA         MD   20816          5            11/01/01         00
    0433425006                           06           01/01/02          0
    353641                               O            12/01/31
    0


    6838340          U05/G02             F          190,000.00         ZZ
                                         360        189,824.03          1
                                       6.375          1,185.35         93
                                       6.125          1,185.35
    CITRONELLE       AL   36522          5            11/13/01         11
    0433499118                           05           01/01/02         30
1


    3177772                              O            12/01/31
    0


    6840014          N47/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.875          1,366.41         80
                                       6.625          1,366.41
    BREVARD          NC   28712          5            12/13/01         00
    0433505823                           05           02/01/02          0
    40113168                             O            01/01/32
    0


    6840994          H58/G02             F          338,000.00         ZZ
                                         360        338,000.00          1
                                       7.000          2,248.72         50
                                       6.750          2,248.72
    SAN DIEGO        CA   92130          1            12/03/01         00
    0433536372                           05           02/01/02          0
    0000081917                           O            01/01/32
    0


    6842416          G97/G02             F          182,500.00         ZZ
                                         360        182,500.00          1
                                       7.625          1,291.72         66
                                       7.375          1,291.72
    GRAND RAPIDS     MI   49506          1            12/13/01         00
    0433547908                           05           02/01/02          0
    32017                                O            01/01/32
    0


    6844434          B44/G02             F          174,600.00         ZZ
                                         360        174,600.00          1
                                       8.125          1,296.40         90
                                       7.875          1,296.40
    VALLEJO          CA   94589          1            12/13/01         04
    0433536901                           05           02/01/02         25
    3012163                              O            01/01/32
    0


    6844850          U05/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       7.375            932.41         54
                                       7.125            932.41
    DALLAS           TX   75246          5            12/14/01         00
    0433522604                           05           02/01/02          0
    3193339                              O            01/01/32
    0


1


    6848348          994/X14             F          450,000.00         ZZ
                                         360        449,295.78          2
                                       7.250          3,069.80         80
                                       7.000          3,069.80
    SEA CLIFF        NY   11579          1            10/18/01         00
    1000298048                           05           12/01/01          0
    1000298048                           O            11/01/31
    0


    6848350          994/X14             F          562,500.00         ZZ
                                         360        560,962.61          1
                                       8.250          4,225.87         75
                                       8.000          4,225.87
    NAPERVILLE       IL   60564          5            09/21/01         00
    3918792756                           03           11/01/01          0
    3918792756                           O            10/01/31
    0


    6849514          A52/G02             F          476,000.00         ZZ
                                         360        475,711.64          1
                                       8.500          3,660.03         70
                                       8.250          3,660.03
    DULUTH           GA   30097          5            11/28/01         00
    0433445939                           05           01/01/02          0
    17372                                O            12/01/31
    0


    6850502          964/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       7.375          1,049.83         80
                                       7.125          1,049.83
    BALDWIN PARK     CA   91706          5            12/10/01         00
    0433490976                           05           02/01/02          0
    165378                               O            01/01/32
    0


    6850872          U45/G02             F          156,600.00         ZZ
                                         360        156,600.00          2
                                       8.250          1,176.48         90
                                       8.000          1,176.48
    SALT LAKE CITY   UT   84107          1            12/10/01         01
    0433545381                           05           02/01/02         30
    6079010793                           N            01/01/32
    0


    6856244          E22/G02             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       7.500          1,503.31         64
                                       7.250          1,503.31
1


    SKOKIE           IL   60077          5            12/04/01         00
    0413090275                           05           02/01/02          0
    0413090275                           O            01/01/32
    0


    6856250          E22/G02             F           99,000.00         ZZ
                                         360         98,873.32          4
                                       8.250            743.75         90
                                       8.000            743.75
    AIKEN            SC   29801          1            10/24/01         04
    0413126491                           05           12/01/01         25
    0413126491                           N            11/01/31
    0


    6856254          E22/G02             F          325,000.00         ZZ
                                         360        324,746.47          1
                                       7.250          2,217.07         79
                                       7.000          2,217.07
    OAKLAND          CA   94602          2            11/30/01         00
    0413172446                           05           01/01/02          0
    0413172446                           O            12/01/31
    0


    6856264          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.000            665.30         77
                                       6.750            665.30
    SYLVA            NC   28779          1            12/06/01         00
    0413231622                           05           02/01/02          0
    0413231622                           O            01/01/32
    0


    6856272          E22/G02             F          164,000.00         ZZ
                                         360        163,862.22          1
                                       6.875          1,077.36         80
                                       6.625          1,077.36
    SACRAMENTO       CA   95831          1            11/28/01         00
    0413243007                           05           01/01/02          0
    0413243007                           O            12/01/31
    0


    6856280          E22/G02             F          189,800.00         ZZ
                                         360        189,644.43          1
                                       7.000          1,262.74         80
                                       6.750          1,262.74
    SEVIERVILLE      TN   37862          2            12/06/01         00
    0413285971                           05           01/01/02          0
    0413258971                           N            12/01/31
    0
1




    6856284          E22/G02             F           92,300.00         ZZ
                                         360         92,246.90          3
                                       8.750            726.12         90
                                       8.500            726.12
    AUGUSTA          GA   30906          2            11/28/01         10
    0413262866                           05           01/01/02         25
    0413262866                           N            12/01/31
    0


    6856292          E22/G02             F          129,000.00         ZZ
                                         360        128,904.26          1
                                       7.500            901.99         80
                                       7.250            901.99
    WYLIE            TX   75098          5            11/30/01         00
    0413278003                           05           01/01/02          0
    0413278003                           O            12/01/31
    0


    6856308          E22/G02             F          120,500.00         ZZ
                                         360        120,401.23          1
                                       7.000            801.69         69
                                       6.750            801.69
    SEVIERVILLE      TN   37876          5            12/06/01         00
    0413293010                           03           01/01/02          0
    0413293010                           N            12/01/31
    0


    6856316          E22/G02             F          153,500.00         ZZ
                                         360        153,500.00          1
                                       7.375          1,060.19         41
                                       7.125          1,060.19
    SAN RAFAEL       CA   94903          5            11/30/01         00
    0413295866                           01           02/01/02          0
    0413295866                           O            01/01/32
    0


    6856332          E22/G02             F          340,000.00         ZZ
                                         360        339,692.64          1
                                       6.500          2,149.03         65
                                       6.250          2,149.03
    PLEASANT HILL    CA   94523          2            11/19/01         00
    0413316027                           05           01/01/02          0
    0413316027                           O            12/01/31
    0


    6856376          E22/G02             F          183,600.00         ZZ
                                         360        183,470.42          1
1


                                       7.750          1,315.33         90
                                       7.500          1,315.33
    AURORA           CO   80010          2            11/30/01         04
    0413345109                           05           01/01/02         25
    0413345109                           O            12/01/31
    0


    6856402          E22/G02             F          260,100.00         ZZ
                                         360        259,892.00          1
                                       7.125          1,752.34         90
                                       6.875          1,752.34
    BIRMINGHAM       AL   35209          1            12/06/01         10
    0413373077                           05           01/01/02         30
    0413373077                           O            12/01/31
    0


    6856406          E22/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.875          1,642.32         42
                                       6.625          1,642.32
    RARITAN TOWNSHI  NJ   08822          1            12/06/01         00
    0413386111                           05           02/01/02          0
    0413386111                           O            01/01/32
    0


    6856694          E82/G02             F          238,000.00         ZZ
                                         360        238,000.00          1
                                       6.750          1,543.66         80
                                       6.500          1,543.66
    LAS VEGAS        NV   89118          2            12/04/01         00
    0400538047                           05           02/01/02          0
    0400538047                           O            01/01/32
    0


    6856696          E82/G02             F          111,900.00         ZZ
                                         360        111,900.00          1
                                       7.000            744.47         66
                                       6.750            744.47
    MARIETTA         GA   30062          2            12/04/01         00
    0400534244                           05           02/01/02          0
    1596443                              N            01/01/32
    0


    6856708          E82/G02             F          131,200.00         ZZ
                                         360        131,200.00          1
                                       6.875            861.89         49
                                       6.625            861.89
    CERRITOS         CA   90703          5            12/04/01         00
    0400519781                           05           02/01/02          0
1


    0400519781                           O            01/01/32
    0


    6856710          E82/G02             F          115,800.00         ZZ
                                         360        115,800.00          1
                                       6.500            731.93         66
                                       6.250            731.93
    APACHE JUNCTION  AZ   85220          2            12/04/01         00
    0400472668                           05           02/01/02          0
    4097584                              O            01/01/32
    0


    6857300          A46/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
                                       7.875            407.86         75
                                       7.625            407.86
    HOUSTON          TX   77057          5            12/14/01         00
    0433527264                           01           02/01/02          0
    0131161                              N            01/01/32
    0


    6857568          964/G02             F          608,000.00         ZZ
                                         360        607,489.20          1
                                       6.875          3,994.13         80
                                       6.625          3,994.13
    LAKE OSWEGO      OR   97034          5            11/20/01         00
    0433445392                           05           01/01/02          0
    166733                               O            12/01/31
    0


    6858164          G13/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       7.750          1,117.60         80
                                       7.500          1,117.60
    PEMBROKE PINES   FL   33028          1            12/14/01         00
    0433519972                           05           02/01/02          0
    0083250                              O            01/01/32
    0


    6858296          196/G02             F          392,000.00         ZZ
                                         240        391,236.00          1
                                       6.875          3,009.83         75
                                       6.625          3,009.83
    ALISO VIEJO      CA   92656          5            11/02/01         00
    0433482494                           03           01/01/02          0
    1467282                              O            12/01/21
    0


1


    6858378          196/G02             F          350,000.00         ZZ
                                         360        349,705.95          1
                                       6.875          2,299.26         80
                                       6.625          2,299.26
    CARLSBAD         CA   92009          5            11/08/01         00
    0433484474                           03           01/01/02          0
    1472941                              O            12/01/31
    0


    6858678          E40/G02             F          361,000.00         ZZ
                                         360        360,763.86          1
                                       8.125          2,680.41         95
                                       7.875          2,680.41
    READING          MA   01867          1            11/30/01         10
    0433483666                           05           01/01/02         30
    200102196                            O            12/01/31
    0


    6859920          964/G02             F          355,500.00         ZZ
                                         360        355,215.71          1
                                       7.125          2,395.07         63
                                       6.875          2,395.07
    PARKER           CO   80134          5            11/16/01         00
    0433427895                           03           01/01/02          0
    163371                               O            12/01/31
    0


    6860206          L60/F27             F          105,000.00         ZZ
                                         360        104,752.77          1
                                       7.250            716.29         79
                                       7.000            716.29
    TAYLORS          SC   29687          2            09/25/01         00
    6610850098                           05           11/01/01          0
    6610850098                           O            10/01/31
    0


    6860220          L60/F27             F          169,350.00         ZZ
                                         360        169,078.35          1
                                       7.125          1,140.94         80
                                       6.875          1,140.94
     GILBERT         SC   29054          1            10/19/01         00
    6610639443                           03           12/01/01          0
    6610639443                           O            11/01/31
    0


    6860222          L60/F27             F          172,000.00         ZZ
                                         360        171,278.01          1
                                       7.875          1,247.12         80
                                       7.625          1,247.12
1


    MYERSVILLE       MD   21773          1            06/28/01         00
    6990320142                           03           08/01/01          0
    6990320142                           O            07/01/31
    0


    6860224          L60/F27             F          189,500.00         ZZ
                                         360        188,932.17          1
                                       7.500          1,325.01         60
                                       7.250          1,325.01
    CALABASH         NC   28467          1            08/27/01         00
    6610592706                           03           10/01/01          0
    6610592706                           O            09/01/31
    0


    6860226          L60/F27             F          200,000.00         ZZ
                                         360        199,484.35          1
                                       7.375          1,381.35         72
                                       7.125          1,381.35
    WILMINGTON       NC   28412          1            09/13/01         00
    6610532428                           05           11/01/01          0
    6610532428                           O            10/01/31
    0


    6860228          L60/F27             F          201,250.00         ZZ
                                         360        200,362.08          1
                                       7.625          1,424.43         72
                                       7.375          1,424.43
    PINEHURST        NC   28374          2            06/04/01         00
    6610694762                           05           08/01/01          0
    6610694762                           O            07/01/31
    0


    6860240          L60/F27             F          275,000.00         ZZ
                                         360        274,175.95          1
                                       7.500          1,922.84         70
                                       7.250          1,922.84
     BOYDTON         VA   23917          1            08/10/01         00
    6610457256                           05           10/01/01          0
    6610457256                           O            09/01/31
    0


    6860242          L60/F27             F          285,000.00         ZZ
                                         360        284,328.96          1
                                       7.250          1,944.21         74
                                       7.000          1,944.21
    GARNER           NC   27529          1            09/28/01         00
    6990440938                           03           11/01/01          0
    6990440938                           O            10/01/31
    0
1




    6860244          L60/F27             F          289,500.00         ZZ
                                         360        288,384.96          1
                                       7.375          1,999.50         75
                                       7.125          1,999.50
    RALEIGH          NC   27613          2            07/31/01         00
    6610785520                           03           09/01/01          0
    6610785520                           O            08/01/31
    0


    6860256          L60/F27             F          300,000.00         ZZ
                                         360        299,530.53          1
                                       7.250          2,046.53         46
                                       7.000          2,046.53
     RALEIGH         NC   27614          1            10/04/01         00
    6610546658                           03           12/01/01          0
    6610546658                           O            11/01/31
    0


    6860258          L60/F27             F          307,000.00         ZZ
                                         360        306,495.24          1
                                       7.000          2,042.48         74
                                       6.750          2,042.48
    WINTERVILLE      NC   28590          2            10/08/01         00
    6610894877                           05           12/01/01          0
    6610894877                           O            11/01/31
    0


    6860264          L60/F27             F          310,000.00         ZZ
                                         360        309,137.17          1
                                       7.875          2,247.72         85
                                       7.625          2,247.72
    LEESBURG         VA   20175          5            07/31/01         11
    6990379015                           05           10/01/01         12
    6990379015                           O            09/01/31
    0


    6860290          L60/F27             F          325,000.00         ZZ
                                         360        324,239.43          1
                                       7.375          2,244.69         79
                                       7.125          2,244.69
    SUTHERLAND       VA   23885          1            09/17/01         00
    6920005525                           05           11/01/01          0
    6920005525                           O            10/01/31
    0


    6860300          L60/F27             F          330,000.00         ZZ
                                         360        328,728.84          1
1


                                       7.375          2,279.23         75
                                       7.125          2,279.23
     LITTLETON       NC   27850          2            07/18/01         00
    6610493430                           05           09/01/01          0
    6610493430                           O            08/01/31
    0


    6860310          L60/F27             F          340,000.00         ZZ
                                         348        339,394.42          1
                                       7.000          2,285.24         42
                                       6.750          2,285.24
    HILTON HEAD ISL  SC   29926          1            10/29/01         00
    6610219967                           03           12/01/01          0
    6610219967                           O            11/01/30
    0


    6860352          L60/F27             F          375,000.00         ZZ
                                         360        374,116.97          1
                                       7.250          2,558.16         66
                                       7.000          2,558.16
    LELAND           NC   28451          2            09/24/01         00
    6610835943                           05           11/01/01          0
    6610835943                           O            10/01/31
    0


    6860354          L60/F27             F          376,000.00         ZZ
                                         360        375,114.73          1
                                       7.250          2,564.98         80
                                       7.000          2,564.98
    OLNEY            MD   20832          5            09/24/01         00
    6960241736                           03           11/01/01          0
    6960241736                           O            10/01/31
    0


    6860362          L60/F27             F          387,250.00         ZZ
                                         360        386,315.43          1
                                       7.125          2,608.98         63
                                       6.875          2,608.98
     SOUTHERN SHORE  NC   27949          2            09/21/01         00
    6610583189                           05           11/01/01          0
    6610583189                           O            10/01/31
    0


    6860368          L60/F27             F          400,000.00         ZZ
                                         360        399,309.26          1
                                       6.750          2,594.40         80
                                       6.500          2,594.40
    PITTSBORO        NC   27312          5            10/09/01         00
    6990447827                           05           12/01/01          0
1


    6990447827                           O            11/01/31
    0


    6860376          L60/F27             F          405,000.00         ZZ
                                         360        403,010.11          1
                                       6.875          2,660.56         80
                                       6.625          2,660.56
    GERMANTOWN       MD   20874          2            10/19/01         00
    6920189480                           03           12/01/01          0
    6920189480                           O            11/01/31
    0


    6860394          L60/F27             F          444,500.00         ZZ
                                         360        443,838.17          1
                                       7.500          3,108.01         68
                                       7.250          3,108.01
    ATLANTA          GA   30306          5            10/09/01         00
    6960093745                           05           12/01/01          0
    6960093745                           O            11/01/31
    0


    6860422          L60/F27             F          520,000.00         ZZ
                                         360        519,225.75          1
                                       7.500          3,635.92         80
                                       7.250          3,635.92
    CROWNSVILLE      MD   21032          2            10/05/01         00
    6960241833                           05           12/01/01          0
    6960241833                           O            11/01/31
    0


    6860424          L60/F27             F          525,000.00         ZZ
                                         360        523,027.34          1
                                       7.500          3,670.88         80
                                       7.250          3,670.88
    HAYMARKET        VA   20169          5            07/16/01         00
    6920120081                           03           09/01/01          0
    6920120081                           O            08/01/31
    0


    6860430          L60/F27             F          543,750.00         ZZ
                                         360        542,160.73          1
                                       7.625          3,848.63         75
                                       7.375          3,848.63
    WILLIAMSBURG     VA   23188          5            08/08/01         00
    6920070149                           05           10/01/01          0
    6920070149                           O            09/01/31
    0


1


    6860432          L60/F27             F          544,000.00         T
                                         360        543,060.61          1
                                       6.750          3,528.38         80
                                       6.500          3,528.38
    GREAT FALLS      VA   22066          1            10/19/01         00
    6990449250                           05           12/01/01          0
    6990449250                           O            11/01/31
    0


    6860440          L60/F27             F          596,180.00         ZZ
                                         360        595,175.40          1
                                       6.875          3,916.48         75
                                       6.625          3,916.48
    EDGEWATER        MD   21037          5            10/12/01         00
    6960255036                           03           12/01/01          0
    6960255036                           O            11/01/31
    0


    6860444          L60/F27             F          625,000.00         ZZ
                                         360        623,480.99          1
                                       7.125          4,210.74         72
                                       6.875          4,210.74
    ASHEVILLE        NC   28803          2            09/24/01         00
    6990434377                           05           11/01/01          0
    6990434377                           O            10/01/31
    0


    6860448          L60/F27             F          630,000.00         T
                                         360        627,632.85          1
                                       7.500          4,405.05         60
                                       7.250          4,405.05
    HILTON HEAD      SC   29928          5            08/09/01         00
    6990388413                           03           09/01/01          0
    6990388413                           O            08/01/31
    0


    6862848          L33/L33             F          151,100.00         ZZ
                                         360        151,100.00          1
                                       7.500          1,056.51         73
                                       7.250          1,056.51
    ALBUQUERQUE      NM   87113          2            12/12/01         00
    4387888                              05           02/01/02          0
    4387888                              N            01/01/32
    0


    6867118          U05/G02             F          225,000.00         ZZ
                                         360        224,639.07          1
                                       7.125          1,515.87         67
                                       6.875          1,515.87
1


    WHITE SALMON     WA   98672          2            10/30/01         00
    0433482601                           05           12/01/01          0
    3172568                              O            11/01/31
    0


    6867674          E57/G02             F          338,300.00         ZZ
                                         360        338,300.00          3
                                       7.875          2,452.91         85
                                       7.625          2,452.91
    COSTA MESA       CA   92627          1            12/13/01         01
    0433500089                           05           02/01/02         20
    01110002                             N            01/01/32
    0


    6870730          B60/G02             F          193,500.00         ZZ
                                         360        193,181.85          1
                                       7.000          1,287.36         75
                                       6.750          1,287.36
    CYPRESS          CA   90630          1            10/22/01         00
    0433455680                           09           12/01/01          0
    359354                               N            11/01/31
    0


    6870800          T44/G02             F          166,500.00         ZZ
                                         360        166,500.00          1
                                       8.250          1,250.86         90
                                       8.000          1,250.86
    GRASS VALLEY     CA   95945          1            12/13/01         01
    0433549037                           05           02/01/02         25
    1028322                              O            01/01/32
    0


    6874232          B39/G02             F          539,000.00         ZZ
                                         360        539,000.00          1
                                       7.990          3,951.23         80
                                       7.740          3,951.23
    LONG LAKE        MN   55356          1            12/11/01         00
    0433495744                           05           02/01/02          0
    20013086F                            O            01/01/32
    0


    6875032          964/G02             F          371,200.00         ZZ
                                         360        371,200.00          1
                                       7.750          2,659.32         80
                                       7.500          2,659.32
    WINDSOR          CA   95492          1            12/12/01         00
    0433501822                           05           02/01/02          0
    165446                               O            01/01/32
    0
1




    6875234          975/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       7.375          1,105.08         80
                                       7.125          1,105.08
    PLACENTIA        CA   92870          1            12/21/01         00
    0433545555                           09           02/01/02          0
    2016216                              O            01/01/32
    0


    6875620          H58/G02             F          356,000.00         ZZ
                                         360        356,000.00          1
                                       7.125          2,398.44         80
                                       6.875          2,398.44
    FRESNO           CA   93722          5            12/14/01         00
    0433542115                           05           02/01/02          0
    0000083960                           O            01/01/32
    0


    6879188          E22/G02             F          244,000.00         ZZ
                                         360        243,795.01          1
                                       6.875          1,602.91         80
                                       6.625          1,602.91
    BRICK TOWNSHIP   NJ   08723          5            12/03/01         00
    0412913725                           05           01/01/02          0
    0412913725                           O            12/01/31
    0


    6879212          E22/G02             F          348,000.00         ZZ
                                         360        347,728.53          1
                                       7.250          2,373.97         80
                                       7.000          2,373.97
    CAVE CREEK       AZ   85331          5            12/03/01         00
    0413300338                           05           01/01/02          0
    0413200338                           O            12/01/31
    0


    6879228          E22/G02             F          222,650.00         ZZ
                                         360        222,650.00          1
                                       6.875          1,462.65         59
                                       6.625          1,462.65
    SAN JOSE         CA   95116          5            11/28/01         00
    0413231341                           05           02/01/02          0
    0413231341                           O            01/01/32
    0


    6879230          E22/G02             F          148,700.00         ZZ
                                         360        148,602.73          1
1


                                       8.125          1,104.09         85
                                       7.875          1,104.09
    MIAMI            FL   33193          5            12/03/01         01
    0413231671                           05           01/01/02         12
    0413231671                           O            12/01/31
    0


    6879234          E22/G02             F          296,400.00         ZZ
                                         360        296,400.00          1
                                       8.000          2,174.88         95
                                       7.750          2,174.88
    NEW ORLEANS      LA   70130          1            12/07/01         04
    0413240920                           01           02/01/02         30
    0413240920                           O            01/01/32
    0


    6879242          E22/G02             F          127,500.00         ZZ
                                         360        127,418.70          1
                                       8.250            957.86         75
                                       8.000            957.86
    KURE BEACH       NC   28449          5            12/06/01         00
    0413245184                           05           01/01/02          0
    0413245184                           N            12/01/31
    0


    6879252          E22/G02             F          222,400.00         ZZ
                                         360        222,246.95          3
                                       7.875          1,612.55         80
                                       7.625          1,612.55
    ESTES PARK       CO   80517          2            12/03/01         00
    0413251935                           05           01/01/02          0
    0413251935                           O            12/01/31
    0


    6879306          E22/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       6.625          1,690.42         80
                                       6.375          1,690.42
    MILWAUKIE        OR   97267          5            12/03/01         00
    0413303397                           05           02/01/02          0
    0413303397                           O            01/01/32
    0


    6879314          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.500          1,048.82         80
                                       7.250          1,048.82
    GREAT FALLS      MT   59405          5            12/03/01         00
    0413310111                           05           02/01/02          0
1


    0413310111                           O            01/01/32
    0


    6879316          E22/G02             F           90,725.00         ZZ
                                         360         90,670.04          1
                                       8.500            697.60         95
                                       8.250            697.60
    OLD ORCHARD BEA  ME   04064          1            12/03/01         04
    0413310624                           01           01/01/02         30
    0413310624                           O            12/01/31
    0


    6879320          E22/G02             F          161,500.00         ZZ
                                         360        161,380.15          1
                                       7.500          1,129.23         85
                                       7.250          1,129.23
    MIAMI            FL   33175          5            12/03/01         01
    0413314113                           05           01/01/02         12
    0413314113                           O            12/01/31
    0


    6879330          E22/G02             F          180,500.00         ZZ
                                         360        180,500.00          1
                                       7.875          1,308.75         95
                                       7.625          1,308.75
    WINSLOW          NJ   08081          1            12/07/01         01
    0413319476                           05           02/01/02         30
    0413319476                           O            01/01/32
    0


    6879338          E22/G02             F          258,000.00         ZZ
                                         360        258,000.00          1
                                       6.750          1,673.38         48
                                       6.500          1,673.38
    BIG SKY          MT   59716          2            12/07/01         00
    0413322629                           21           02/01/02          0
    0413322629                           N            01/01/32
    0


    6879340          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.750            830.21         49
                                       6.500            830.21
    BIG SKY          MT   59718          2            12/07/01         00
    0413322645                           21           02/01/02          0
    0413322645                           N            01/01/32
    0


1


    6879360          E22/G02             F          145,750.00         ZZ
                                         360        145,641.83          1
                                       7.500          1,019.11         85
                                       7.250          1,019.11
    TRUSSVILLE       AL   35173          5            12/03/01         04
    0413329251                           05           01/01/02         12
    0413329251                           O            12/01/31
    0


    6879374          E22/G02             F          141,100.00         ZZ
                                         360        141,100.00          1
                                       7.500            986.59         85
                                       7.250            986.59
    TACOMA           WA   98406          5            11/27/01         04
    0413337361                           05           02/01/02         12
    0413337361                           O            01/01/32
    0


    6879378          E22/G02             F          209,600.00         ZZ
                                         360        209,600.00          1
                                       7.625          1,483.54         80
                                       7.375          1,483.54
    ROWLETT          TX   75088          5            11/30/01         00
    0413338732                           05           02/01/02          0
    0413338732                           O            01/01/32
    0


    6879394          E22/G02             F          151,000.00         ZZ
                                         360        150,882.20          1
                                       7.250          1,030.09         76
                                       7.000          1,030.09
    TAMPA            FL   33626          2            12/03/01         00
    0413348624                           09           01/01/02          0
    0413348624                           O            12/01/31
    0


    6879406          E22/G02             F          354,400.00         ZZ
                                         360        354,400.00          1
                                       7.375          2,447.75         80
                                       7.125          2,447.75
    SAN JOSE         CA   95124          1            12/04/01         00
    0413355546                           01           02/01/02          0
    0413355546                           O            01/01/32
    0


    6879422          E22/G02             F          292,000.00         ZZ
                                         360        291,610.65          1
                                       7.000          1,942.68         73
                                       6.750          1,942.68
1


    DELRAY BEACH     FL   33444          5            12/03/01         00
    0413365875                           05           01/01/02          0
    0413365875                           O            12/01/31
    0


    6879426          E22/G02             F           44,100.00         ZZ
                                         360         44,071.15          1
                                       8.125            327.44         90
                                       7.875            327.44
    MEMPHIS          TN   38108          1            12/07/01         01
    0413367178                           05           01/01/02         25
    0413367178                           N            12/01/31
    0


    6879434          E22/G02             F          161,850.00         T
                                         360        161,850.00          1
                                       8.250          1,215.92         65
                                       8.000          1,215.92
    ORLAND           CA   95963          1            12/03/01         00
    0413382029                           05           02/01/02          0
    0413382029                           O            01/01/32
    0


    6879438          E22/G02             F          136,500.00         ZZ
                                         360        136,500.00          1
                                       8.750          1,073.85         65
                                       8.500          1,073.85
    ORLAND           CA   95963          1            12/03/01         00
    0413382136                           05           02/01/02          0
    0413382136                           N            01/01/32
    0


    6879440          E22/G02             F          413,100.00         ZZ
                                         360        413,100.00          4
                                       8.375          3,139.86         90
                                       8.125          3,139.86
    BROOKLYN         NY   11207          1            12/07/01         01
    0413386103                           05           02/01/02         25
    0413386103                           O            01/01/32
    0


    6879692          E82/G02             F          242,000.00         ZZ
                                         360        242,000.00          1
                                       6.875          1,589.77         70
                                       6.625          1,589.77
    BETHANY BEACH    DE   19930          2            12/06/01         00
    0400508099                           03           02/01/02          0
    2889790                              O            01/01/32
    0
1




    6879710          E82/G02             F          165,600.00         ZZ
                                         360        165,600.00          1
                                       7.500          1,157.90         80
                                       7.250          1,157.90
    KISSIMMEE        FL   34744          2            12/06/01         00
    0400504064                           03           02/01/02          0
    2851972                              O            01/01/32
    0


    6879714          E82/G02             F          232,200.00         ZZ
                                         360        232,200.00          1
                                       7.250          1,584.01         73
                                       7.000          1,584.01
    OCONOMOWOC       WI   53066          2            12/06/01         00
    0400537809                           05           02/01/02          0
    1772238                              O            01/01/32
    0


    6879720          E82/G02             F          501,350.00         ZZ
                                         360        501,350.00          1
                                       7.250          3,420.09         80
                                       7.000          3,420.09
    SAN FRANCISCO    CA   94131          2            12/03/01         00
    0400535407                           05           02/01/02          0
    4390927                              O            01/01/32
    0


    6885546          642/G02             F          400,000.00         ZZ
                                         360        399,751.38          1
                                       8.375          3,040.29         94
                                       8.125          3,040.29
    SILVER SPRING    MD   20905          1            11/30/01         10
    0433452554                           05           01/01/02         30
    11114101                             O            12/01/31
    0


    6887672          E47/G02             F          108,750.00         ZZ
                                         360        108,750.00          2
                                       8.250            817.00         75
                                       8.000            817.00
    SACRAMENTO       CA   95828          1            12/12/01         00
    0433548302                           05           02/01/02          0
    7333011820                           N            01/01/32
    0


    6889856          F32/G02             F           56,450.00         ZZ
                                         360         56,450.00          1
1


                                       8.125            419.14         65
                                       7.875            419.14
    NAVARRE          FL   32566          1            12/14/01         00
    0433538121                           05           02/01/02          0
    4015083736                           N            01/01/32
    0


    6890416          E23/G02             F          494,400.00         ZZ
                                         360        494,400.00          1
                                       8.000          3,627.73         80
                                       7.750          3,627.73
    IRVINE           CA   92620          1            12/13/01         00
    0433522059                           05           02/01/02          0
    51010313                             O            01/01/32
    0


    6890898          F89/G02             F          356,250.00         ZZ
                                         360        356,250.00          1
                                       7.625          2,521.52         95
                                       7.375          2,521.52
    SAN DIEGO        CA   92116          1            12/12/01         04
    0433535408                           05           02/01/02         35
    16393                                O            01/01/32
    0


    6892364          A52/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
                                       8.375            427.54         90
                                       8.125            427.54
    MORROW           GA   30287          1            12/13/01         11
    0433498581                           05           02/01/02         25
    17557                                N            01/01/32
    0


    6893114          F28/G02             F           91,800.00         ZZ
                                         360         91,609.24          1
                                       7.875            665.61         90
                                       7.625            665.61
    ELYRIA           OH   44035          1            09/27/01         04
    0433434263                           05           11/01/01         25
    7279874                              N            10/01/31
    0


    6893124          F28/G02             F          415,000.00         ZZ
                                         360        414,334.29          1
                                       7.125          2,795.93         66
                                       6.875          2,795.93
    BELLE MEAD       NJ   08502          2            10/22/01         00
    0433435450                           05           12/01/01          0
1


    7411574                              O            11/01/31
    0


    6893138          F28/G02             F          320,000.00         ZZ
                                         360        319,523.54          1
                                       7.500          2,237.49         80
                                       7.250          2,237.49
    BASKING RIDGE    NJ   07920          5            10/18/01         00
    0433435211                           05           12/01/01          0
    7354550                              O            11/01/31
    0


    6893142          F28/G02             F          196,350.00         ZZ
                                         360        195,887.68          4
                                       7.250          1,339.45         85
                                       7.000          1,339.45
    WEST ALLIS       WI   53214          1            09/28/01         10
    0433439544                           05           11/01/01         12
    7534714                              O            10/01/31
    0


    6893144          F28/G02             F           72,800.00         ZZ
                                         360         72,699.47          2
                                       7.875            527.85         87
                                       7.625            527.85
    ST LOUIS         MO   63116          1            10/17/01         12
    0433433315                           05           12/01/01         25
    7538535                              N            11/01/31
    0


    6893146          F28/G02             F          190,000.00         ZZ
                                         360        189,695.21          3
                                       7.125          1,280.07         64
                                       6.875          1,280.07
    ST PAUL          MN   55107          5            10/22/01         00
    0433477460                           05           12/01/01          0
    7525377                              O            11/01/31
    0


    6893150          F28/G02             F          203,150.00         ZZ
                                         360        202,671.66          1
                                       7.250          1,385.84         85
                                       7.000          1,385.84
    GREENDALE        WI   53129          1            09/28/01         10
    0433433232                           05           11/01/01         12
    7534757                              N            10/01/31
    0


1


    6893160          F28/G02             F          445,000.00         ZZ
                                         360        444,652.85          1
                                       7.250          3,035.69         80
                                       7.000          3,035.69
    AURORA           IL   60504          5            11/07/01         00
    0433439825                           05           01/01/02          0
    7665015                              O            12/01/31
    0


    6893162          F28/G02             F          516,000.00         ZZ
                                         360        515,130.50          1
                                       6.875          3,389.75         78
                                       6.625          3,389.75
    LAFUNA NIGUEL    CA   92677          1            10/26/01         00
    0433440021                           03           12/01/01          0
    7720305                              O            11/01/31
    0


    6893174          F28/G02             F           72,000.00         ZZ
                                         360         71,903.06          4
                                       8.000            528.31         90
                                       7.750            528.31
    ST LOUIS         MO   63111          1            10/11/01         04
    0433477577                           05           12/01/01         25
    7484009                              N            11/01/31
    0


    6893182          F28/G02             F          393,000.00         ZZ
                                         360        392,337.77          1
                                       6.875          2,581.73         40
                                       6.625          2,581.73
    PASADENA         CA   91107          5            10/08/01         00
    0433477601                           03           12/01/01          0
    7492432                              O            11/01/31
    0


    6893198          F28/G02             F          450,400.00         ZZ
                                         360        450,065.73          3
                                       7.500          3,149.27         77
                                       7.250          3,149.27
    DALY CITY        CA   94014          1            11/02/01         00
    0433446663                           05           01/01/02          0
    7767250                              O            12/01/31
    0


    6893202          F28/G02             F          292,000.00         ZZ
                                         360        291,531.59          1
                                       7.125          1,967.26         80
                                       6.875          1,967.26
1


    HUNTINGTON BEAC  CA   92648          2            10/11/01         00
    0433439700                           05           12/01/01          0
    7511639                              O            11/01/31
    0


    6893232          F28/G02             F           74,950.00         ZZ
                                         360         74,527.74          3
                                       7.875            543.44         88
                                       7.625            543.44
    EDGERTON         KS   66021          1            04/12/01         10
    0433477825                           05           06/01/01         25
    7216058                              N            05/01/31
    0


    6893240          F28/G02             F          320,000.00         ZZ
                                         360        319,227.73          1
                                       7.125          2,155.90         80
                                       6.875          2,155.90
    LOS ANGELES      CA   90732          1            09/06/01         00
    0433440385                           05           11/01/01          0
    7420963                              O            10/01/31
    0


    6893244          F28/G02             F          289,750.00         ZZ
                                         360        289,285.20          1
                                       7.125          1,952.10         95
                                       6.875          1,952.10
    MARIETTA         GA   30062          2            10/17/01         10
    0433477882                           03           12/01/01         30
    7420821                              O            11/01/31
    0


    6893246          F28/G02             F          456,950.00         ZZ
                                         360        455,805.70          1
                                       7.375          3,156.04         77
                                       7.125          3,156.04
    REDONDO BEACH    CA   90277          5            09/19/01         00
    0433479953                           05           11/01/01          0
    7456688                              O            10/01/31
    0


    6893274          F28/G02             F          500,000.00         ZZ
                                         360        497,738.45          1
                                       7.500          3,496.07         69
                                       7.250          3,496.07
    DEAL             NJ   07723          5            06/27/01         00
    0433428489                           05           08/01/01          0
    677574                               O            07/01/31
    0
1




    6893280          F28/G02             F          350,000.00         ZZ
                                         360        347,518.96          1
                                       7.875          2,537.74         47
                                       7.625          2,537.74
    AMAGANSETT       NY   11930          5            02/16/01         00
    0433478021                           05           04/01/01          0
    6445516                              O            03/01/31
    0


    6893286          F28/G02             F          230,400.00         ZZ
                                         360        229,432.90          4
                                       7.875          1,670.56         80
                                       7.625          1,670.56
    MIAMI BEACH      FL   33141          1            06/11/01         00
    0433432820                           05           08/01/01          0
    6758332                              O            07/01/31
    0


    6893598          N47/G02             F          312,000.00         ZZ
                                         360        312,000.00          1
                                       7.500          2,181.55         80
                                       7.250          2,181.55
    JAMUL            CA   91935          5            12/13/01         00
    0433513645                           05           02/01/02          0
    30112568                             O            01/01/32
    0


    6896180          Q99/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       8.250            788.83         70
                                       8.000            788.83
    GRIDLEY          CA   95948          5            12/18/01         00
    0433504404                           05           02/01/02          0
    1                                    N            01/01/32
    0


    6902716          E22/G02             F          121,550.00         ZZ
                                         240        121,550.00          1
                                       6.250            888.44         85
                                       6.000            888.44
    ST LOUIS         MO   63138          5            12/03/01         01
    0413091935                           05           02/01/02         12
    0413091935                           O            01/01/22
    0


    6902718          E22/G02             F          178,500.00         ZZ
                                         360        178,500.00          1
1


                                       7.750          1,278.80         85
                                       7.500          1,278.80
    DOVER            NY   12522          5            12/05/01         04
    0413115502                           05           02/01/02         12
    0413115502                           O            01/01/32
    0


    6902768          E22/G02             F           58,000.00         ZZ
                                         360         58,000.00          1
                                       8.000            425.58         69
                                       7.750            425.58
    ALBUQUERQUE      NM   87120          2            12/05/01         00
    0413225806                           07           02/01/02          0
    0413225806                           N            01/01/32
    0


    6902770          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.750          1,297.20         67
                                       6.500          1,297.20
    LYNNWOOD         WA   98037          5            12/03/01         00
    0413225988                           05           02/01/02          0
    0413225988                           O            01/01/32
    0


    6902772          E22/G02             F          343,500.00         ZZ
                                         360        343,500.00          1
                                       6.750          2,227.93         63
                                       6.500          2,227.93
    CINCINNATI       OH   45243          2            12/05/01         00
    0413226069                           05           02/01/02          0
    0413226069                           O            01/01/32
    0


    6902786          E22/G02             F          283,500.00         ZZ
                                         360        283,500.00          1
                                       7.875          2,055.57         90
                                       7.625          2,055.57
    HIGHLAND RANCH   CO   80126          2            12/05/01         01
    0413234766                           05           02/01/02         30
    0413234766                           O            01/01/32
    0


    6902792          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.250          3,001.58         80
                                       7.000          3,001.58
    GAINESVILLE      GA   30506          5            12/05/01         00
    0413242850                           05           02/01/02          0
1


    0413242850                           O            01/01/32
    0


    6902798          E22/G02             F           94,905.00         ZZ
                                         360         94,905.00          1
                                       8.250            712.99         95
                                       8.000            712.99
    GREENACRES       FL   33463          1            12/10/01         01
    0413251513                           05           02/01/02         30
    0413251513                           O            01/01/32
    0


    6902812          E22/G02             F          144,500.00         ZZ
                                         360        144,500.00          1
                                       7.875          1,047.73         85
                                       7.625          1,047.73
    VALLEJO          CA   94590          5            12/04/01         01
    0413262924                           05           02/01/02         12
    0413262924                           O            01/01/32
    0


    6902848          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.875            591.24         79
                                       6.625            591.24
    TUCSON           AZ   85710          5            11/30/01         00
    0413287772                           05           02/01/02          0
    0413287772                           O            01/01/32
    0


    6902864          E22/G02             F           18,000.00         ZZ
                                         360         18,000.00          1
                                       8.000            132.08         75
                                       7.750            132.08
    LAFAYETTE        LA   70501          5            12/10/01         00
    0413292640                           05           02/01/02          0
    0413292640                           N            01/01/32
    0


    6902884          E22/G02             F          116,900.00         ZZ
                                         360        116,900.00          1
                                       7.250            797.46         77
                                       7.000            797.46
    CONROE           TX   77302          2            12/03/01         00
    0413299868                           03           02/01/02          0
    0413299868                           O            01/01/32
    0


1


    6902886          E22/G02             F           76,300.00         ZZ
                                         360         76,300.00          1
                                       7.375            526.99         77
                                       7.125            526.99
    MAGNOLIA         TX   77355          2            12/05/01         00
    0413300302                           27           02/01/02          0
    0413300302                           O            01/01/32
    0


    6902890          E22/G02             F          139,000.00         ZZ
                                         360        139,000.00          1
                                       7.250            948.23         85
                                       7.000            948.23
    METAIRIE         LA   70003          5            12/04/01         04
    0413301755                           05           02/01/02         12
    0413301755                           O            01/01/32
    0


    6902906          E22/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
                                       7.250            907.29         52
                                       7.000            907.29
    CLARKSTON        MI   48348          2            12/05/01         00
    0413306812                           05           02/01/02          0
    0413306812                           O            01/01/32
    0


    6902970          E22/G02             F           83,000.00         ZZ
                                         360         83,000.00          1
                                       8.000            609.02         90
                                       7.750            609.02
    ROSELLE          NJ   07203          1            12/10/01         04
    0413318676                           05           02/01/02         25
    0413318676                           N            01/01/32
    0


    6902974          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       7.250          1,125.59         43
                                       7.000          1,125.59
    DUBLIN           CA   94568          5            12/05/01         00
    0413318924                           05           02/01/02          0
    0413318924                           O            01/01/32
    0


    6902978          E22/G02             F          407,200.00         ZZ
                                         360        407,200.00          1
                                       7.750          2,917.23         80
                                       7.500          2,917.23
1


    ANN ARBOR        MI   48104          5            12/04/01         00
    0413322538                           05           02/01/02          0
    0413322538                           O            01/01/32
    0


    6902980          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.250          1,023.26         84
                                       7.000          1,023.26
    WYANDANCH        NY   11798          5            12/05/01         04
    0413322702                           05           02/01/02         12
    0413322702                           O            01/01/32
    0


    6902984          E22/G02             F          249,000.00         ZZ
                                         360        249,000.00          1
                                       7.625          1,762.41         78
                                       7.375          1,762.41
    NEVADA CITY      CA   95959          2            11/27/01         00
    0413324294                           05           02/01/02          0
    0413324294                           O            01/01/32
    0


    6902986          E22/G02             F           89,000.00         ZZ
                                         360         89,000.00          1
                                       6.750            577.25         70
                                       6.500            577.25
    BOCA RATON       FL   33428          2            12/04/01         00
    0413324674                           09           02/01/02          0
    0413324674                           O            01/01/32
    0


    6902990          E22/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
                                       7.000            474.03         95
                                       6.750            474.03
    CLIFTON          ME   04428          1            12/10/01         04
    0413326448                           05           02/01/02         30
    0413326448                           O            01/01/32
    0


    6903010          E22/G02             F           52,650.00         ZZ
                                         360         52,620.48          1
                                       8.875            418.91         90
                                       8.625            418.91
    KANSAS CITY      MO   64111          1            12/06/01         01
    0413333063                           05           01/01/02         25
    0413333063                           N            12/01/31
    0
1




    6903012          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.875          1,806.55         75
                                       6.625          1,806.55
    COLLEYVILLE      TX   76034          5            12/05/01         00
    0413334657                           05           02/01/02          0
    0413334657                           O            01/01/32
    0


    6903016          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       7.875          1,740.17         75
                                       7.625          1,740.17
    MARSTON MILLS    MA   02632          2            12/05/01         00
    0413335944                           05           02/01/02          0
    0413335944                           O            01/01/32
    0


    6903064          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       8.375            638.46         80
                                       8.125            638.46
    FORT WORTH       TX   76116          5            12/05/01         00
    0413357286                           05           02/01/02          0
    0413357286                           O            01/01/32
    0


    6903072          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.875          1,024.81         80
                                       6.625          1,024.81
    PLANO            TX   75025          5            12/05/01         00
    0413359837                           05           02/01/02          0
    0413359837                           O            01/01/32
    0


    6903076          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       7.250          1,364.35         80
                                       7.000          1,364.35
    HOUSTON          TX   77079          5            12/04/01         00
    0413360389                           03           02/01/02          0
    0413360389                           O            01/01/32
    0


    6903362          E82/G02             F          133,700.00         ZZ
                                         360        133,700.00          1
1


                                       6.625            856.10         49
                                       6.375            856.10
    DENVER           CO   80222          2            12/07/01         00
    0400533998                           09           02/01/02          0
    1673931                              O            01/01/32
    0


    6903370          E82/G02             F           86,450.00         ZZ
                                         360         86,450.00          1
                                       6.250            532.29         80
                                       6.000            532.29
    NORTH LAS VEGAS  NV   89031          2            12/12/01         00
    0400545075                           05           02/01/02          0
    1680453                              N            01/01/32
    0


    6903372          E82/G02             F          212,100.00         ZZ
                                         360        212,100.00          1
                                       6.625          1,358.10         64
                                       6.375          1,358.10
    KEY WEST         FL   33040          2            12/07/01         00
    0400550174                           05           02/01/02          0
    3904785                              O            01/01/32
    0


    6903374          E82/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       7.375          1,056.73         51
                                       7.125          1,056.73
    EDWARDS          CO   81632          5            12/07/01         00
    0400525788                           09           02/01/02          0
    0400525788                           O            01/01/32
    0


    6903388          E82/G02             F          152,800.00         ZZ
                                         360        152,800.00          1
                                       7.125          1,029.44         80
                                       6.875          1,029.44
    RALEIGH          NC   27614          2            12/06/01         00
    0400500914                           03           02/01/02          0
    1974500                              O            01/01/32
    0


    6903392          E82/G02             F          142,900.00         ZZ
                                         360        142,900.00          1
                                       6.875            938.75         65
                                       6.625            938.75
    RENTON           WA   98055          2            12/07/01         00
    0400541033                           05           02/01/02          0
1


    0400541033                           N            01/01/32
    0


    6904642          P09/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.850          1,022.20         52
                                       6.600          1,022.20
    SILVER SPRING    MD   20901          5            12/21/01         00
    0433500410                           05           02/01/02          0
    YALE                                 N            01/01/32
    0


    6905030          E23/G02             F          400,000.00         ZZ
                                         360        399,672.12          1
                                       7.000          2,661.21         80
                                       6.750          2,661.21
    THOUSAND OAKS    CA   91361          2            11/16/01         00
    0433468071                           03           01/01/02          0
    51008711                             O            12/01/31
    0


    6907216          B28/G02             F          176,000.00         ZZ
                                         360        175,717.68          1
                                       7.125          1,185.74         80
                                       6.875          1,185.74
    WESTMINSTER      CO   80031          1            10/16/01         00
    0433483344                           05           12/01/01          0
    01500079                             O            11/01/31
    0


    6907230          E23/G02             F          525,000.00         ZZ
                                         360        524,610.37          1
                                       7.500          3,670.88         62
                                       7.250          3,670.88
    SAN JOSE         CA   95148          1            11/27/01         00
    0433503349                           05           01/01/02          0
    61002812                             O            12/01/31
    0


    6908022          975/G02             F          443,250.00         ZZ
                                         360        443,250.00          1
                                       7.375          3,061.42         75
                                       7.125          3,061.42
    TORRANCE         CA   90505          1            12/11/01         00
    0433527330                           05           02/01/02          0
    2015950                              O            01/01/32
    0


1


    6911764          E60/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       7.625          1,840.27         79
                                       7.375          1,840.27
    PASO ROBLES      CA   93446          5            12/13/01         00
    0433517463                           05           02/01/02          0
    513902                               O            01/01/32
    0


    6914362          P01/G02             F           50,250.00         ZZ
                                         360         50,250.00          1
                                       8.625            390.84         75
                                       8.375            390.84
    HUDSON FALLS     NY   12839          5            12/31/01         00
    0433530524                           05           02/01/02          0
    01007981                             N            01/01/32
    0


    6916376          076/076             F          535,000.00         ZZ
                                         360        534,098.49          1
                                       6.875          3,514.57         79
                                       6.625          3,514.57
    JERICHO          NY   11753          2            10/18/01         00
    0033021                              01           12/01/01          0
    0033021                              O            11/01/31
    0


    6916378          076/076             F          216,000.00         ZZ
                                         360        215,862.26          3
                                       8.250          1,622.74         90
                                       8.000          1,622.74
    METHUEN          MA   01844          1            11/09/01         10
    0218557                              05           01/01/02         25
    0218557                              N            12/01/31
    0


    6916384          076/076             F          400,000.00         ZZ
                                         360        399,387.89          1
                                       7.500          2,796.86         73
                                       7.250          2,796.86
    ALACHUA          FL   32615          5            11/01/01         00
    0835726                              05           12/01/01          0
    0835726                              O            11/01/31
    0


    6916388          076/076             F          208,500.00         ZZ
                                         360        208,157.18          1
                                       7.000          1,387.16         75
                                       6.750          1,387.16
1


    MONTGOMERY       AL   36116          2            10/04/01         00
    1456060                              05           12/01/01          0
    1456060                              O            11/01/31
    0


    6916390          076/076             F          256,500.00         ZZ
                                         240        255,058.46          1
                                       7.250          2,027.31         88
                                       7.000          2,027.31
    NAPERVILLE       IL   60540          1            09/21/01         10
    1649944                              07           11/01/01         12
    1649944                              O            10/01/21
    0


    6916392          076/076             F          119,000.00         ZZ
                                         360        118,851.54          4
                                       8.375            904.49         89
                                       8.125            904.49
    KALAMAZOO        MI   49007          2            10/19/01         12
    1652190                              05           12/01/01         25
    1652190                              N            11/01/31
    0


    6916394          076/076             F          108,000.00         ZZ
                                         360        107,835.13          1
                                       7.375            745.93         72
                                       7.125            745.93
    LOXLEY           AL   36551          2            10/05/01         00
    1659530                              05           12/01/01          0
    1659530                              O            11/01/31
    0


    6916396          076/076             F          212,000.00         ZZ
                                         360        211,513.06          1
                                       7.375          1,464.24         80
                                       7.125          1,464.24
    LAUDERDALE BY T  FL   33308          1            10/03/01         00
    1715087                              08           11/01/01          0
    1715087                              O            10/01/31
    0


    6916400          076/076             F          334,800.00         ZZ
                                         360        334,011.71          1
                                       7.250          2,283.93         80
                                       7.000          2,283.93
    NEWTON           MA   02459          1            09/28/01         00
    1750910                              05           11/01/01          0
    1750910                              O            10/01/31
    0
1




    6916402          076/076             F          275,000.00         ZZ
                                         360        274,227.77          1
                                       7.250          1,875.98         77
                                       7.000          1,875.98
    DAVISON          MI   48423          1            09/21/01         00
    1767518                              05           11/01/01          0
    1767518                              O            10/01/31
    0


    6916404          076/076             F          260,000.00         T
                                         360        259,445.90          1
                                       7.750          1,862.68         80
                                       7.500          1,862.68
    ELK RAPIDS       MI   49629          1            09/27/01         00
    1775824                              05           11/01/01          0
    1775824                              O            10/01/31
    0


    6916410          076/076             F          470,000.00         ZZ
                                         360        469,317.50          1
                                       7.625          3,326.63         75
                                       7.375          3,326.63
    LINCOLNWOOD      IL   60712          2            10/26/01         00
    1811355                              05           12/01/01          0
    1811355                              O            11/01/31
    0


    6916412          076/076             F           59,500.00         ZZ
                                         240         59,284.42          2
                                       7.500            479.33         50
                                       7.250            479.33
    FREMONT          NE   68025          2            10/16/01         00
    1812687                              05           12/01/01          0
    1812687                              N            11/01/21
    0


    6916414          076/076             F          230,000.00         ZZ
                                         360        229,690.31          4
                                       8.000          1,687.66         94
                                       7.750          1,687.66
    ALSIP            IL   60803          2            10/26/01         10
    1816938                              05           12/01/01         35
    1816938                              O            11/01/31
    0


    6916416          076/076             F          278,000.00         ZZ
                                         360        277,653.21          1
1


                                       8.375          2,113.00         39
                                       8.125          2,113.00
    GLENVIEW         IL   60025          2            10/24/01         00
    1822892                              05           12/01/01          0
    1822892                              O            11/01/31
    0


    6916418          076/076             F          148,500.00         ZZ
                                         360        148,284.34          4
                                       7.625          1,051.08         90
                                       7.375          1,051.08
    COLLEGE STATION  TX   77840          1            10/25/01         10
    1832020                              05           12/01/01         25
    1832020                              N            11/01/31
    0


    6916420          076/076             F          385,894.00         ZZ
                                         360        385,184.25          1
                                       7.125          2,599.84         80
                                       6.875          2,599.84
    LIBERTYVILLE     IL   60048          5            10/19/01         00
    1833822                              05           12/01/01          0
    1833822                              O            11/01/31
    0


    6916422          076/076             F          319,000.00         ZZ
                                         360        310,973.82          1
                                       8.375          2,424.63         70
                                       8.125          2,424.63
    WESTERN SPRINGS  IL   60558          2            10/24/01         00
    1987819                              05           12/01/01          0
    1987819                              O            11/01/31
    0


    6916426          076/076             F          441,600.00         ZZ
                                         360        440,990.19          1
                                       7.875          3,201.91         80
                                       7.625          3,201.91
    WEST NEWBURY     MA   01985          1            10/29/01         00
    2078115                              05           12/01/01          0
    2078115                              O            11/01/31
    0


    6916428          076/076             F          262,300.00         ZZ
                                         240        260,891.70          1
                                       7.625          2,133.16         66
                                       7.375          2,133.16
    CABOT            AR   72023          2            09/06/01         00
    5630374                              05           11/01/01          0
1


    5630374                              O            10/01/21
    0


    6916430          076/076             F          203,000.00         ZZ
                                         360        202,618.81          1
                                       8.375          1,542.95         62
                                       8.125          1,542.95
    DES PLAINES      IL   60016          2            09/05/01         00
    5768133                              05           11/01/01          0
    5768133                              O            10/01/31
    0


    6916676          076/076             F          352,000.00         ZZ
                                         360        351,513.93          1
                                       7.875          2,552.24         80
                                       7.625          2,552.24
    BATON ROUGE      LA   70810          2            10/25/01         00
    1976852                              05           12/01/01          0
    1976852                              O            11/01/31
    0


    6917048          N47/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       7.625          2,548.06         80
                                       7.375          2,548.06
    CHULA VISTA      CA   91913          5            12/17/01         00
    0433524733                           03           02/01/02          0
    30111821                             O            01/01/32
    0


    6920188          N47/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       7.250          1,534.90         60
                                       7.000          1,534.90
    TRACY            CA   95376          1            12/14/01         00
    0433511151                           05           02/01/02          0
    20510773                             O            01/01/32
    0


    6920472          313/G02             F          123,300.00         ZZ
                                         360        123,300.00          1
                                       7.500            862.14         90
                                       7.250            862.14
    GILBERT          AZ   85234          1            12/14/01         10
    0433527165                           03           02/01/02         25
    0008525438                           N            01/01/32
    0


1


    6920780          X05/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.750          1,289.54         80
                                       7.500          1,289.54
    SAN DIEGO        CA   92119          5            12/13/01         00
    0433504024                           01           02/01/02          0
    01111261                             O            01/01/32
    0


    6921006          A50/G02             F          334,000.00         ZZ
                                         360        333,423.24          1
                                       6.750          2,166.32         80
                                       6.500          2,166.32
    OOLTEWAH         TN   37363          2            11/07/01         00
    0433461993                           05           12/01/01          0
    0159836448                           O            11/01/31
    0


    6922446          M24/G02             F          242,000.00         ZZ
                                         360        241,791.64          1
                                       6.750          1,569.61         61
                                       6.500          1,569.61
    GLENDALE         CA   91208          2            11/13/01         00
    0433488798                           05           01/01/02          0
    552711731                            O            12/01/31
    0


    6924612          E22/G02             F          229,100.00         ZZ
                                         360        229,100.00          4
                                       8.000          1,681.05         95
                                       7.750          1,681.05
    COLORADO SPRING  CO   80907          1            12/10/01         01
    0413201948                           05           02/01/02         30
    0413201948                           O            01/01/32
    0


    6924626          E22/G02             F          128,250.00         ZZ
                                         360        128,250.00          1
                                       7.500            896.74         90
                                       7.250            896.74
    CHATTAROY        WA   99003          2            12/03/01         04
    0413217878                           05           02/01/02         25
    0413217878                           O            01/01/32
    0


    6924630          E22/G02             F           95,000.00         ZZ
                                         360         94,937.85          1
                                       8.125            705.38         74
                                       7.875            705.38
1


    WESTON           FL   33327          5            11/13/01         00
    0413222373                           09           01/01/02          0
    0413222373                           N            12/01/31
    0


    6924656          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.750          1,297.20         76
                                       6.500          1,297.20
    HARBOR SPRINGS   MI   49740          1            12/11/01         00
    0413252123                           01           02/01/02          0
    0413252123                           N            01/01/32
    0


    6924674          E22/G02             F          227,000.00         ZZ
                                         360        227,000.00          1
                                       6.875          1,491.23         55
                                       6.625          1,491.23
    EL CERRITO       CA   94530          5            12/03/01         00
    0413284928                           05           02/01/02          0
    0413284928                           O            01/01/32
    0


    6924684          E22/G02             F          111,950.00         ZZ
                                         360        111,950.00          1
                                       7.375            773.21         80
                                       7.125            773.21
    HOUSTON          TX   77092          5            12/03/01         00
    0413298340                           05           02/01/02          0
    0413298340                           O            01/01/32
    0


    6924690          E22/G02             F          266,000.00         ZZ
                                         360        266,000.00          1
                                       6.875          1,747.43         79
                                       6.625          1,747.43
    GOLDEN           CO   80403          5            12/05/01         00
    0413303108                           05           02/01/02          0
    0413303108                           O            01/01/32
    0


    6924726          E22/G02             F          198,000.00         ZZ
                                         360        198,000.00          4
                                       7.875          1,435.64         90
                                       7.625          1,435.64
    HOUSTON          TX   77006          1            12/11/01         04
    0413325317                           05           02/01/02         25
    0413325317                           N            01/01/32
    0
1




    6924730          E22/G02             F          178,600.00         ZZ
                                         360        178,600.00          1
                                       7.250          1,218.37         95
                                       7.000          1,218.37
    DENVER           CO   80239          5            12/05/01         04
    0413329681                           05           02/01/02         30
    0413329681                           O            01/01/32
    0


    6924778          E22/G02             F           74,750.00         ZZ
                                         360         74,750.00          4
                                       8.125            555.02         65
                                       7.875            555.02
    SAN ANTONIO      TX   78212          5            12/11/01         00
    0413362252                           05           02/01/02          0
    0413362252                           N            01/01/32
    0


    6924780          E22/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       7.250          1,043.73         90
                                       7.000          1,043.73
    RIO LINDA        CA   95673          5            12/03/01         01
    0413362708                           05           02/01/02         25
    0413362708                           O            01/01/32
    0


    6924784          E22/G02             F          104,400.00         ZZ
                                         360        104,400.00          1
                                       8.750            821.32         90
                                       8.500            821.32
    FARMERS BRANCH   TX   75234          1            12/11/01         04
    0413364126                           05           02/01/02         25
    0413364126                           O            01/01/32
    0


    6924786          E22/G02             F          191,900.00         ZZ
                                         360        191,900.00          1
                                       7.500          1,341.79         95
                                       7.250          1,341.79
    DRAPER           UT   84020          2            12/04/01         04
    0413366287                           05           02/01/02         30
    0413366287                           O            01/01/32
    0


    6924788          E22/G02             F          122,000.00         ZZ
                                         360        122,000.00          1
1


                                       7.000            811.67         83
                                       6.750            811.67
    SACRAMENTO       CA   95826          5            12/04/01         01
    0413366592                           05           02/01/02         12
    0413366592                           O            01/01/32
    0


    6924804          E22/G02             F          341,250.00         ZZ
                                         360        341,250.00          1
                                       7.625          2,415.35         75
                                       7.375          2,415.35
    CONCORD          CA   94518          5            12/03/01         00
    0413373606                           05           02/01/02          0
    0413373606                           O            01/01/32
    0


    6924820          E22/G02             F          439,200.00         ZZ
                                         360        439,200.00          1
                                       7.250          2,996.12         80
                                       7.000          2,996.12
    REDWOOD CITY     CA   94068          1            12/05/01         00
    0413378050                           05           02/01/02          0
    0413378050                           O            01/01/32
    0


    6924826          E22/G02             F           61,200.00         ZZ
                                         240         61,200.00          2
                                       8.375            526.28         90
                                       8.125            526.28
    NEW ORLEANS      LA   70119          1            12/11/01         04
    0413382458                           05           02/01/02         25
    0413382458                           N            01/01/22
    0


    6924834          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.375            773.56         72
                                       7.125            773.56
    LEBANON          OR   97355          1            12/06/01         00
    0413402074                           27           02/01/02          0
    0413402074                           O            01/01/32
    0


    6925448          E82/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
                                       7.125            451.39         42
                                       6.875            451.39
    LOS ANGELES      CA   90041          2            12/04/01         00
    0400524591                           05           02/01/02          0
1


    1522559                              O            01/01/32
    0


    6925454          E82/G02             F          227,200.00         ZZ
                                         360        227,200.00          1
                                       6.750          1,473.61         80
                                       6.500          1,473.61
    COLORADO SPRING  CO   80906          1            12/13/01         00
    0400550901                           03           02/01/02          0
    0400550901                           O            01/01/32
    0


    6925464          E82/G02             F          200,300.00         ZZ
                                         360        200,300.00          1
                                       7.375          1,383.42         63
                                       7.125          1,383.42
    SAN PEDRO AREA   CA   90732          2            12/07/01         00
    0400531273                           05           02/01/02          0
    0400531273                           N            01/01/32
    0


    6925466          E82/G02             F          136,000.00         ZZ
                                         360        136,000.00          4
                                       7.625            962.60         80
                                       7.375            962.60
    JOLIET           IL   60436          2            12/10/01         00
    0400508594                           05           02/01/02          0
    0400508594                           N            01/01/32
    0


    6928064          E82/G02             F          138,500.78         ZZ
                                         360        138,258.58          1
                                       6.625            886.84         80
                                       6.375            886.84
    SILVER SPRI      MD   20904          2            11/30/01         00
    0400510772                           05           01/01/02          0
    1626000                              O            12/01/31
    0


    6930646          R84/G02             F          179,100.00         ZZ
                                         360        179,100.00          4
                                       8.375          1,361.29         90
                                       8.125          1,361.29
    TACOMA           WA   98467          1            12/19/01         11
    0433538642                           05           02/01/02         25
    WA818125                             N            01/01/32
    0


1


    6931838          X19/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       7.125          1,091.42         65
                                       6.875          1,091.42
    CARMEL           NY   10512          2            12/20/01         00
    0433500675                           05           02/01/02          0
    21110503                             O            01/01/32
    0


    6932836          950/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       8.125            831.60         80
                                       7.875            831.60
    MONROE           WA   98272          1            12/17/01         00
    0433549409                           05           02/01/02          0
    E4111033                             N            01/01/32
    0


    6936814          N47/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       7.250          1,364.35         79
                                       7.000          1,364.35
    UNION CITY       CA   94587          1            12/17/01         00
    0433513835                           09           02/01/02          0
    20312056                             O            01/01/32
    0


    6939578          U05/G02             F          290,950.00         ZZ
                                         360        290,950.00          1
                                       8.125          2,160.30         90
                                       7.875          2,160.30
    NORTH AURORA     IL   60542          1            12/18/01         10
    0433520616                           05           02/01/02         25
    3173105                              O            01/01/32
    0


    6940658          975/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.375          2,762.70         75
                                       7.125          2,762.70
    WALNUT           CA   91789          5            12/13/01         00
    0433517158                           05           02/01/02          0
    2015359                              O            01/01/32
    0


    6943920          676/G02             F          410,000.00         ZZ
                                         360        410,000.00          1
                                       7.750          2,937.30         69
                                       7.500          2,937.30
1


    HONOLULU         HI   96816          1            11/29/01         00
    0433478526                           05           02/01/02          0
    6001687940                           O            01/01/32
    0


    6944062          M82/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
                                       7.750          1,354.02         85
                                       7.500          1,354.02
    GAINESVILLE      GA   30506          2            12/05/01         10
    0433486933                           03           02/01/02         12
    10116                                O            01/01/32
    0


    6944292          700/G02             F          170,000.00         ZZ
                                         360        169,850.01          1
                                       6.625          1,088.53         55
                                       6.375          1,088.53
    LAGUNA NIGUEL    CA   92677          1            11/16/01         00
    0433489762                           01           01/01/02          0
    00263258                             O            12/01/31
    0


    6944374          U96/G02             F          348,250.00         ZZ
                                         360        348,250.00          1
                                       7.875          2,525.05         78
                                       7.625          2,525.05
    HONOLULU         HI   96819          2            12/03/01         00
    0433497708                           05           02/01/02          0
    11100040                             N            01/01/32
    0


    6944504          Q57/G02             F          155,000.00         ZZ
                                         360        154,876.05          1
                                       7.125          1,044.26         52
                                       6.875          1,044.26
    ROWLAND HEIGHTS  CA   91748          5            11/21/01         00
    0433510229                           05           01/01/02          0
    46100005                             O            12/01/31
    0


    6944632          G13/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       6.875          1,215.32         59
                                       6.625          1,215.32
    TEMPLE CITY      CA   91780          5            12/03/01         00
    0433469707                           05           02/01/02          0
    0082750                              O            01/01/32
    0
1




    6944756          U05/G02             F          102,000.00         ZZ
                                         360        101,920.43          1
                                       7.250            695.82         80
                                       7.000            695.82
    GUNTER           TX   75058          1            11/30/01         00
    0433477445                           05           01/01/02          0
    3188783                              N            12/01/31
    0


    6944796          700/G02             F          430,000.00         ZZ
                                         360        430,000.00          1
                                       6.625          2,753.34         79
                                       6.375          2,753.34
    GOLETA           CA   93117          5            12/06/01         00
    0433501749                           05           02/01/02          0
    0000169459                           O            01/01/32
    0


    6944952          Q59/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       7.875          1,508.14         80
                                       7.625          1,508.14
    LOS ANGELES      CA   91304          5            12/03/01         00
    0433479474                           05           02/01/02          0
    304206                               O            01/01/32
    0


    6946504          W93/G02             F          387,500.00         ZZ
                                         360        387,174.45          1
                                       6.875          2,545.60         78
                                       6.625          2,545.60
    MILPITAS         CA   95035          5            11/16/01         00
    0433507654                           05           01/01/02          0
    21355648                             O            12/01/31
    0


    6947006          E22/G02             F           83,300.00         ZZ
                                         360         83,300.00          1
                                       7.875            603.98         85
                                       7.625            603.98
    METAIRIE         LA   70005          2            12/12/01         01
    0413134743                           05           02/01/02         20
    0413134743                           N            01/01/32
    0


    6947012          E22/G02             F          194,400.00         ZZ
                                         360        194,400.00          1
1


                                       7.875          1,409.53         90
                                       7.625          1,409.53
    MIAMI            FL   33182          1            12/12/01         01
    0413175035                           05           02/01/02         30
    0413175035                           O            01/01/32
    0


    6947014          E22/G02             F          127,750.00         ZZ
                                         360        127,564.48          1
                                       7.625            904.21         78
                                       7.375            904.21
    LAKELAND         FL   33809          2            10/30/01         00
    0413175621                           05           12/01/01          0
    0413175621                           O            11/01/31
    0


    6947018          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       7.250          1,064.19         80
                                       7.000          1,064.19
    AURORA           CO   80017          5            12/07/01         00
    0413197013                           05           02/01/02          0
    0413197013                           O            01/01/32
    0


    6947030          E22/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       7.500            797.10         79
                                       7.250            797.10
    SACRAMENTO       CA   95842          2            12/07/01         00
    0413222829                           05           02/01/02          0
    0413222829                           O            01/01/32
    0


    6947046          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.125            808.46         80
                                       6.875            808.46
    BEAVERTON        OR   97005          1            12/05/01         00
    0413238197                           05           02/01/02          0
    0413238197                           N            01/01/32
    0


    6947048          E22/G02             F          142,000.00         ZZ
                                         360        141,877.74          1
                                       6.750            921.01         80
                                       6.500            921.01
    RED BLUFF        CA   96080          2            11/29/01         00
    0413238510                           05           01/01/02          0
1


    0413238510                           O            12/01/31
    0


    6947068          E22/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       8.250          1,164.46         78
                                       8.000          1,164.46
    PLAINVILLE       CT   06062          5            12/12/01         00
    0413278268                           05           02/01/02          0
    0413278268                           N            01/01/32
    0


    6947110          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       6.875            755.47         47
                                       6.625            755.47
    SANTA ANA        CA   92706          2            12/06/01         00
    0413310087                           05           02/01/02          0
    0413310087                           N            01/01/32
    0


    6947118          E22/G02             F          422,500.00         ZZ
                                         360        422,500.00          1
                                       6.750          2,740.33         85
                                       6.500          2,740.33
    ALPINE           UT   84004          2            12/07/01         04
    0413312836                           05           02/01/02         12
    0413312836                           O            01/01/32
    0


    6947120          E22/G02             F          230,000.00         ZZ
                                         360        230,000.00          4
                                       7.375          1,588.55         66
                                       7.125          1,588.55
    BUENA PARK       CA   90620          2            12/04/01         00
    0413314212                           05           02/01/02          0
    0413314212                           N            01/01/32
    0


    6947136          E22/G02             F          126,800.00         ZZ
                                         360        126,800.00          1
                                       6.875            832.99         80
                                       6.625            832.99
    CARROLLTON       TX   78010          5            12/05/01         00
    0413322462                           05           02/01/02          0
    0413322462                           O            01/01/32
    0


1


    6947144          E22/G02             F          258,500.00         ZZ
                                         360        258,500.00          2
                                       7.125          1,741.56         68
                                       6.875          1,741.56
    WALTHAM          MA   02453          5            12/07/01         00
    0413325366                           05           02/01/02          0
    0413325366                           O            01/01/32
    0


    6947148          E22/G02             F          270,000.00         ZZ
                                         360        269,778.68          1
                                       7.000          1,796.32         90
                                       6.750          1,796.32
    VAN NUYS         CA   91406          5            11/26/01         04
    0413327313                           05           01/01/02         25
    0413327313                           O            12/01/31
    0


    6947162          E22/G02             F           98,000.00         ZZ
                                         360         98,000.00          1
                                       7.125            660.24         66
                                       6.875            660.24
    BURNET           TX   78611          5            12/07/01         00
    0413332628                           03           02/01/02          0
    0413332628                           O            01/01/32
    0


    6947176          E22/G02             F          102,600.00         ZZ
                                         360        102,600.00          1
                                       7.500            717.39         95
                                       7.250            717.39
    OKLAHOMA CITY    OK   73162          2            12/04/01         01
    0413335902                           05           02/01/02         30
    0413335902                           O            01/01/32
    0


    6947180          E22/G02             F          147,500.00         ZZ
                                         360        147,500.00          1
                                       7.750          1,056.71         66
                                       7.500          1,056.71
    BRIGHTON         MI   48114          2            12/07/01         00
    0413338245                           05           02/01/02          0
    0413338245                           O            01/01/32
    0


    6947186          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       7.125            970.15         80
                                       6.875            970.15
1


    HERMISTON        OR   97838          2            12/04/01         00
    0413340282                           05           02/01/02          0
    0413340282                           O            01/01/32
    0


    6947196          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       7.250            873.19         80
                                       7.000            873.19
    STREAMWOOD       IL   60107          5            12/07/01         00
    0413343971                           03           02/01/02          0
    0413343971                           O            01/01/32
    0


    6947222          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       7.875            609.06         80
                                       7.625            609.06
    PUEBLO WEST      CO   81007          4            12/07/01         00
    0413357237                           05           02/01/02          0
    0413357237                           N            01/01/32
    0


    6947232          E22/G02             F          274,500.00         ZZ
                                         360        274,500.00          1
                                       7.000          1,826.26         90
                                       6.750          1,826.26
    FAIR OAKS        CA   95628          5            12/04/01         01
    0413365925                           05           02/01/02         25
    0413365925                           O            01/01/32
    0


    6947236          E22/G02             F          245,000.00         ZZ
                                         360        245,000.00          1
                                       6.875          1,609.48         85
                                       6.625          1,609.48
    WESTMINSTER      CA   92683          5            12/06/01         04
    0413367988                           05           02/01/02         12
    0413367988                           O            01/01/32
    0


    6947260          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       7.750          1,217.90         49
                                       7.500          1,217.90
    EAST BRIDGEWATE  MA   02333          5            12/07/01         00
    0413378316                           05           02/01/02          0
    0413378316                           O            01/01/32
    0
1




    6947270          E22/G02             F          110,500.00         ZZ
                                         360        110,500.00          1
                                       7.500            772.63         70
                                       7.250            772.63
    EAST PROVIDENCE  RI   02915          5            12/07/01         00
    0413382524                           05           02/01/02          0
    0413382524                           O            01/01/32
    0


    6947288          E22/G02             F          116,700.00         ZZ
                                         360        116,700.00          1
                                       7.500            815.98         80
                                       7.250            815.98
    NEW PORT RICHEY  FL   34655          1            12/13/01         00
    0413401076                           03           02/01/02          0
    0413401076                           O            01/01/32
    0


    6947512          E82/G02             F          193,400.00         ZZ
                                         360        193,400.00          1
                                       6.875          1,270.50         54
                                       6.625          1,270.50
    BRONX            NY   10465          2            12/07/01         00
    0400513602                           05           02/01/02          0
    1781214                              O            01/01/32
    0


    6947518          E82/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       7.625          1,472.21         67
                                       7.375          1,472.21
    BROOKLYN         NY   11216          2            12/11/01         00
    0400517629                           07           02/01/02          0
    0400517629                           N            01/01/32
    0


    6949410          313/G02             F          495,000.00         ZZ
                                         360        494,281.19          1
                                       7.625          3,503.58         90
                                       7.375          3,503.58
    ALEXANDRIA       VA   22312          1            11/02/01         10
    0433452679                           05           12/01/01         25
    8396277                              O            11/01/31
    0


    6949436          313/G02             F          505,000.00         ZZ
                                         360        504,606.04          1
1


                                       7.250          3,445.00         58
                                       7.000          3,445.00
    LOS ANGELES      CA   90064          5            11/07/01         00
    0433467990                           05           01/01/02          0
    8478893                              O            12/01/31
    0


    6949498          313/G02             F          424,000.00         ZZ
                                         360        423,634.94          1
                                       6.750          2,750.06         80
                                       6.500          2,750.06
    BRASELTON        GA   30517          2            11/20/01         00
    0433458981                           03           01/01/02          0
    8492498                              O            12/01/31
    0


    6949528          313/G02             F          394,000.00         ZZ
                                         360        393,692.64          2
                                       7.250          2,687.78         53
                                       7.000          2,687.78
    CAMBRIDGE        MA   02138          5            11/08/01         00
    0433465663                           05           01/01/02          0
    8401036                              O            12/01/31
    0


    6949530          313/G02             F          388,800.00         ZZ
                                         360        388,465.25          1
                                       6.750          2,521.75         80
                                       6.500          2,521.75
    MARIETTA         GA   30066          2            11/06/01         00
    0433454642                           03           01/01/02          0
    8437709                              O            12/01/31
    0


    6949628          313/G02             F          403,000.00         ZZ
                                         360        402,653.02          1
                                       6.750          2,613.86         78
                                       6.500          2,613.86
    COHASSET         MA   02025          5            11/20/01         00
    0433461399                           05           01/01/02          0
    8434193                              O            12/01/31
    0


    6950218          Q99/G02             F          277,500.00         ZZ
                                         360        277,500.00          1
                                       7.500          1,940.32         75
                                       7.250          1,940.32
    STRATHAM         NH   03885          5            01/02/02         00
    0433519204                           05           02/01/02          0
1


    1                                    O            01/01/32
    0


    6950700          U05/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       8.375          2,285.54         78
                                       8.125          2,285.54
    OLNEY            MD   20832          5            12/21/01         00
    0433539608                           03           02/01/02          0
    3192450                              O            01/01/32
    0


    6950804          069/G02             F          105,600.00         ZZ
                                         360        105,532.66          1
                                       8.250            793.34         80
                                       8.000            793.34
    GUADALUPE        CA   93434          1            11/19/01         00
    0433445541                           05           01/01/02          0
    88240486                             O            12/01/31
    0


    6952684          069/G02             F           95,500.00         ZZ
                                         360         95,413.66          1
                                       6.500            603.63         44
                                       6.250            603.63
    LOS ANGELES      CA   91316          2            11/13/01         00
    0433445863                           05           01/01/02          0
    88226915                             N            12/01/31
    0


    6956076          950/G02             F          105,600.00         ZZ
                                         360        105,600.00          2
                                       7.875            765.67         71
                                       7.625            765.67
    OMAK             WA   98841          5            12/18/01         00
    0433523149                           05           02/01/01          0
    110046                               N            01/01/31
    0


    6957260          U28/G02             F          218,400.00         ZZ
                                         360        218,400.00          1
                                       7.500          1,527.08         70
                                       7.250          1,527.08
    CANTON           GA   30116          1            12/21/01         00
    0433529310                           03           02/01/02          0
    1                                    O            01/01/32
    0


1


    6957306          K15/G02             F          152,800.00         ZZ
                                         360        152,800.00          1
                                       7.625          1,081.51         77
                                       7.375          1,081.51
    OAKLAND          CA   94621          5            12/19/01         00
    0433531217                           05           02/01/02          0
    026605303510                         O            01/01/32
    0


    6957526          950/G02             F          105,600.00         ZZ
                                         360        105,600.00          2
                                       7.875            765.67         71
                                       7.625            765.67
    OMAK             WA   98841          5            12/17/01         00
    0433537966                           05           02/01/02          0
    EG111057                             N            01/01/32
    0


    6957816          B57/G02             F          231,200.00         ZZ
                                         360        231,200.00          2
                                       7.250          1,577.19         80
                                       7.000          1,577.19
    LOS ANGELES      CA   90029          1            12/18/01         00
    0433542875                           05           02/01/02          0
    2119014                              N            01/01/32
    0


    6957890          U42/G02             F          301,200.00         ZZ
                                         360        300,992.72          1
                                       7.875          2,183.91         56
                                       7.625          2,183.91
    MARBLE FALLS     TX   78654          2            11/20/01         00
    0433489036                           03           01/01/02          0
    10101226                             O            12/01/31
    0


    6958062          F96/G02             F          175,750.00         ZZ
                                         360        175,750.00          2
                                       8.500          1,351.37         95
                                       8.250          1,351.37
    NEWARK           NJ   07106          1            12/18/01         12
    0433504669                           05           02/01/02         30
    0107399                              O            01/01/32
    0


    6960262          069/G02             F          187,000.00         ZZ
                                         360        186,839.00          4
                                       6.750          1,212.88         67
                                       6.500          1,212.88
1


    AZUSA            CA   91702          1            11/26/01         00
    0433447687                           05           01/01/02          0
    88224514                             N            12/01/31
    0


    6960578          N47/G02             F          318,000.00         ZZ
                                         360        318,000.00          1
                                       7.500          2,223.50         80
                                       7.250          2,223.50
    SMYRNA           GA   30080          1            12/20/01         00
    0433525169                           03           02/01/02          0
    40113433                             O            01/01/32
    0


    6962240          E11/G02             F          106,300.00         ZZ
                                         360        106,300.00          1
                                       7.625            752.38         80
                                       7.375            752.38
    STEWART          MN   55385          1            12/20/01         00
    0433542123                           05           02/01/02          0
    0004001038611                        O            01/01/32
    0


    6962772          069/G02             F          194,400.00         ZZ
                                         360        194,248.34          1
                                       7.250          1,326.16         80
                                       7.000          1,326.16
    LONG BEACH       CA   90804          1            11/20/01         00
    0433445855                           05           01/01/02          0
    88241690                             O            12/01/31
    0


    6963090          P34/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       7.375          2,431.18         77
                                       7.125          2,431.18
    PORTSMOUTH       RI   02871          2            12/26/01         00
    0433523768                           05           02/01/02          0
    414817                               O            01/01/32
    0


    6963510          W39/G02             F           61,500.00         ZZ
                                         360         61,500.00          2
                                       8.375            467.44         75
                                       8.125            467.44
    BATON ROUGE      LA   70810          5            12/18/01         00
    0433548591                           05           02/01/02          0
    992558                               N            01/01/32
    0
1




    6963702          069/G02             F           70,400.00         ZZ
                                         360         70,337.89          1
                                       6.625            450.78         80
                                       6.375            450.78
    FRESNO           CA   93726          1            11/13/01         00
    0433447737                           09           01/01/02          0
    88229661                             O            12/01/31
    0


    6964662          069/G02             F          639,000.00         ZZ
                                         360        638,449.83          1
                                       6.750          4,144.55         76
                                       6.500          4,144.55
    WESTLAKE VILLAG  CA   91361          2            11/16/01         00
    0433446887                           03           01/01/02          0
    88231154                             O            12/01/31
    0


    6968574          E22/G02             F          229,500.00         ZZ
                                         360        229,500.00          1
                                       7.125          1,546.18         72
                                       6.875          1,546.18
    EVERGREEN        CO   80439          5            12/07/01         00
    0413148156                           05           02/01/02          0
    0413148156                           O            01/01/32
    0


    6968576          E22/G02             F          142,000.00         ZZ
                                         360        142,000.00          4
                                       7.375            980.76         75
                                       7.125            980.76
    SAN PEDRO        CA   90731          2            12/06/01         00
    0413167628                           05           02/01/02          0
    0413167628                           O            01/01/32
    0


    6968588          E22/G02             F          158,300.00         ZZ
                                         360        158,300.00          1
                                       7.500          1,106.86         61
                                       7.250          1,106.86
    PEARLAND         TX   77581          5            12/05/01         00
    0413227638                           03           02/01/02          0
    0413227638                           O            01/01/32
    0


    6968606          E22/G02             F          487,495.00         ZZ
                                         360        487,150.94          1
1


                                       7.750          3,492.47         77
                                       7.500          3,492.47
    BOULDER          CO   80303          2            11/30/01         00
    0413261355                           05           01/01/02          0
    0413261355                           O            12/01/31
    0


    6968608          E22/G02             F          151,650.00         ZZ
                                         360        151,650.00          1
                                       7.250          1,034.52         90
                                       7.000          1,034.52
    BEND             OR   97701          1            12/11/01         04
    0413264524                           05           02/01/02         25
    0413264524                           O            01/01/32
    0


    6968616          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       7.250          1,773.66         80
                                       7.000          1,773.66
    MONROE           WA   98272          5            12/06/01         00
    0413284282                           05           02/01/02          0
    0413284282                           O            01/01/32
    0


    6968642          E22/G02             F          148,950.00         ZZ
                                         360        148,950.00          1
                                       7.500          1,041.48         90
                                       7.250          1,041.48
    ROSEMOUNT        MN   55068          1            12/13/01         04
    0413315821                           09           02/01/02         25
    0413315821                           O            01/01/32
    0


    6968646          E22/G02             F           47,700.00         ZZ
                                         360         47,700.00          3
                                       8.375            362.55         90
                                       8.125            362.55
    PAWTUCKET        RI   02860          1            12/13/01         01
    0413318742                           05           02/01/02         25
    0413318742                           N            01/01/32
    0


    6968654          E22/G02             F          495,200.00         ZZ
                                         360        495,200.00          1
                                       7.875          3,590.54         80
                                       7.625          3,590.54
    CAMARILLO        CA   93010          1            12/07/01         00
    0413329087                           03           02/01/02          0
1


    0413329087                           O            01/01/32
    0


    6968700          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.875            722.62         39
                                       6.625            722.62
    SANTA ROSA       CA   95409          1            12/05/01         00
    0413369679                           03           02/01/02          0
    0413369679                           N            01/01/32
    0


    6968724          E22/G02             F          161,100.00         ZZ
                                         360        161,100.00          4
                                       8.500          1,238.72         90
                                       8.250          1,238.72
    KENNER           LA   70062          2            12/13/01         01
    0413381898                           05           02/01/02         25
    0413381898                           N            01/01/32
    0


    6968736          E22/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       8.250          3,155.32         60
                                       8.000          3,155.32
    SAN ANTONIO      TX   78248          4            12/13/01         00
    0413390881                           03           02/01/02          0
    0413390881                           O            01/01/32
    0


    6968740          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       8.500            522.86         80
                                       8.250            522.86
    PARK HILLS       KY   41011          1            12/13/01         00
    0413397233                           05           02/01/02          0
    0413397233                           N            01/01/32
    0


    6968848          E82/G02             F          191,300.00         ZZ
                                         360        191,300.00          1
                                       6.625          1,224.91         78
                                       6.375          1,224.91
    LAKEWOOD         CA   90712          2            12/11/01         00
    0400534186                           05           02/01/02          0
    0400534186                           O            01/01/32
    0


1


    6968854          E82/G02             F           73,000.00         ZZ
                                         360         73,000.00          1
                                       6.875            479.56         74
                                       6.625            479.56
    SEAL ROCK        OR   97376          2            12/17/01         00
    0400544201                           05           02/01/02          0
    1663070                              N            01/01/32
    0


    6968876          E82/G02             F          239,600.00         ZZ
                                         360        239,600.00          3
                                       6.625          1,534.19         79
                                       6.375          1,534.19
    LOS ANGELES      CA   90026          2            12/12/01         00
    0400544623                           05           02/01/02          0
    0400544623                           O            01/01/32
    0


    6969324          K88/G02             F          550,000.00         ZZ
                                         360        549,591.82          1
                                       7.500          3,845.68         65
                                       7.250          3,845.68
    WEST WINDSOR TO  NJ   08850          5            11/16/01         00
    0433538022                           05           01/01/02          0
    17447                                O            12/01/31
    0


    6971220          U05/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       7.125          2,614.03         82
                                       6.875          2,614.03
    CHICAGO          IL   60607          2            12/21/01         01
    0433547825                           01           02/01/02         12
    3184692                              O            01/01/32
    0


    6971382          F89/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       7.750          1,117.60         80
                                       7.500          1,117.60
    RANCHO CUCAMONG  CA   91730          2            12/17/01         00
    0433534732                           05           02/01/02          0
    10814367                             O            01/01/32
    0


    6974528          962/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       8.500          3,075.65         85
                                       8.250          3,075.65
1


    VERGAS           MN   56587          1            12/21/01         04
    0433531043                           05           02/01/02         12
    2001514                              O            01/01/32
    0


    6975720          E47/G02             F          169,000.00         ZZ
                                         360        169,000.00          1
                                       7.250          1,152.88         71
                                       7.000          1,152.88
    HAWTHORNE        CA   90250          5            12/19/01         00
    0433549714                           05           02/01/02          0
    7331013747                           O            01/01/32
    0


    6980280          967/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       7.750          1,038.80         88
                                       7.500          1,038.80
    DRAPER           UT   84020          1            12/27/01         04
    0433540655                           05           02/01/02         25
    6425201                              O            01/01/32
    0


    6980542          E82/G02             F          156,200.00         ZZ
                                         360        156,081.15          1
                                       7.375          1,078.83         45
                                       7.125          1,078.83
    NOVI             MI   48377          2            12/05/01         00
    0400523486                           05           01/01/02          0
    1759478                              N            12/01/31
    0


    6981664          K39/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       7.000          4,324.47         77
                                       6.750          4,324.47
    BASKING RIDGE    NJ   07920          5            12/19/01         00
    0433549508                           05           02/01/02          0
    138442944                            O            01/01/32
    0


    6988960          E82/G02             F          169,000.00         ZZ
                                         360        169,000.00          1
                                       7.000          1,124.36         77
                                       6.750          1,124.36
    CANTON           GA   30114          2            12/11/01         00
    0400526430                           03           02/01/02          0
    1540845                              O            01/01/32
    0
1




    6988990          E82/G02             F          141,100.00         ZZ
                                         360        141,100.00          1
                                       6.625            903.48         76
                                       6.375            903.48
    SANTA ANA        CA   92707          2            12/10/01         00
    0400540407                           05           02/01/02          0
    0400540407                           O            01/01/32
    0


    6989346          W93/G02             F          150,800.00         ZZ
                                         360        150,685.25          1
                                       7.375          1,041.54         74
                                       7.125          1,041.54
    CORVALLIS        OR   97333          2            11/08/01         00
    0433507662                           05           01/01/02          0
    76313673                             O            12/01/31
    0


    6990432          E22/G02             F           89,000.00         ZZ
                                         360         89,000.00          1
                                       6.750            577.25         50
                                       6.500            577.25
    PICO RIVERA      CA   90660          5            12/06/01         00
    0413250754                           05           02/01/02          0
    0413250754                           O            01/01/32
    0


    6990438          E22/G02             F          163,800.00         ZZ
                                         360        163,800.00          1
                                       7.500          1,145.31         89
                                       7.250          1,145.31
    MANVILLE         NJ   08835          1            12/14/01         04
    0413266313                           05           02/01/02         25
    0413266313                           O            01/01/32
    0


    6990444          E22/G02             F          209,600.00         ZZ
                                         360        209,600.00          1
                                       7.125          1,412.11         80
                                       6.875          1,412.11
    KINGWOOD         TX   77345          5            12/10/01         00
    0413269028                           03           02/01/02          0
    0413269028                           O            01/01/32
    0


    6990458          E22/G02             F          329,600.00         ZZ
                                         360        329,600.00          1
1


                                       6.875          2,165.24         80
                                       6.625          2,165.24
    CANYON LAKE      CA   92587          1            12/10/01         00
    0413288853                           03           02/01/02          0
    0413288853                           O            01/01/32
    0


    6990474          E22/G02             F          184,050.00         ZZ
                                         360        184,050.00          1
                                       7.375          1,271.19         90
                                       7.125          1,271.19
    STOCKTON         CA   95207          1            12/10/01         01
    0413307323                           03           02/01/02         25
    0413307323                           O            01/01/32
    0


    6990490          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.875          1,261.30         80
                                       6.625          1,261.30
    COLORADO SPRING  CO   80908          5            12/10/01         00
    0413315524                           05           02/01/02          0
    0413315524                           O            01/01/32
    0


    6990526          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       7.000          1,995.91         75
                                       6.750          1,995.91
    REDWOOD CITY     CA   94061          5            12/03/01         00
    0413335068                           01           02/01/02          0
    0413335068                           O            01/01/32
    0


    6990528          E22/G02             F          184,800.00         ZZ
                                         360        184,800.00          1
                                       7.250          1,260.66         80
                                       7.000          1,260.66
    FORT WORTH       TX   76132          5            12/10/01         00
    0413335241                           05           02/01/02          0
    0413335241                           O            01/01/32
    0


    6990570          E22/G02             F          543,750.00         ZZ
                                         360        543,750.00          1
                                       6.875          3,572.05         75
                                       6.625          3,572.05
    GRANADA HILLS    CA   91344          5            12/10/01         00
    0413344292                           03           02/01/02          0
1


    0413344292                           O            01/01/32
    0


    6990574          E22/G02             F          330,000.00         ZZ
                                         360        330,000.00          1
                                       7.125          2,223.27         66
                                       6.875          2,223.27
    DALLAS           TX   75225          5            12/10/01         00
    0413344722                           05           02/01/02          0
    0413344722                           O            01/01/32
    0


    6990582          E22/G02             F          266,000.00         ZZ
                                         360        266,000.00          1
                                       6.875          1,747.43         80
                                       6.625          1,747.43
    HUNTINGTON BEAC  CA   92647          2            12/07/01         00
    0413347675                           05           02/01/02          0
    0413347675                           O            01/01/32
    0


    6990608          E22/G02             F          463,600.00         ZZ
                                         360        463,600.00          1
                                       7.750          3,321.29         80
                                       7.500          3,321.29
    WILTON           CA   95693          1            12/06/01         00
    0413352220                           05           02/01/02          0
    0413352220                           O            01/01/32
    0


    6990616          E22/G02             F          309,600.00         ZZ
                                         360        309,600.00          1
                                       7.750          2,218.01         80
                                       7.500          2,218.01
    FULTON           MS   38843          5            12/10/01         00
    0413353830                           05           02/01/02          0
    0413353830                           O            01/01/32
    0


    6990630          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       7.875          2,175.21         77
                                       7.625          2,175.21
    FAIR OAKS        CA   95628          5            12/10/01         00
    0413365271                           05           02/01/02          0
    0413365271                           O            01/01/32
    0


1


    6990652          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       7.000          3,326.51         80
                                       6.750          3,326.51
    SAN FRANCISCO    CA   94132          1            12/10/01         00
    0413373176                           07           02/01/02          0
    0413373176                           O            01/01/32
    0


    6990658          E22/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       7.250          2,674.13         80
                                       7.000          2,674.13
    HAYWARD          CA   94545          5            12/07/01         00
    0413379553                           05           02/01/02          0
    0413379553                           O            01/01/32
    0


    6990686          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.500          3,076.54         59
                                       7.250          3,076.54
    LANTANA          FL   33462          1            12/14/01         00
    0413394263                           05           02/01/02          0
    0413394263                           O            01/01/32
    0


    6990722          E22/G02             F          251,910.00         ZZ
                                         360        251,910.00          1
                                       8.250          1,892.52         90
                                       8.000          1,892.52
    IPSWICH          MA   01938          1            12/14/01         04
    0413436817                           05           02/01/02         25
    0413436817                           O            01/01/32
    0


    6995770          286/286             F          170,950.00         ZZ
                                         360        170,809.87          1
                                       7.000          1,137.34         90
                                       6.750          1,137.34
    ROANOKE          VA   24019          1            11/06/01         10
    395793                               05           01/01/02         25
    395793                               O            12/01/31
    0


    6995772          286/286             F          184,500.00         ZZ
                                         360        184,245.21          4
                                       7.875          1,337.76         90
                                       7.625          1,337.76
1


    LAWRENCE         MA   01841          1            11/01/01         12
    593357                               05           12/01/01         25
    593357                               N            11/01/31
    0


    6995774          286/286             F          158,850.00         ZZ
                                         360        158,613.47          1
                                       7.500          1,110.71         68
                                       7.250          1,110.71
    MORAGA           CA   94556          1            10/24/01         00
    615199                               01           12/01/01          0
    615199                               N            11/01/31
    0


    6995776          286/286             F          350,000.00         ZZ
                                         360        349,303.25          1
                                       6.875          2,299.26         79
                                       6.625          2,299.26
    WEST ROXBURY     MA   02132          5            10/30/01         00
    686375                               05           12/01/01          0
    686375                               O            11/01/31
    0


    6995778          286/286             F           40,000.00         ZZ
                                         360         39,940.43          2
                                       7.500            279.69         80
                                       7.250            279.69
    CLEVELAND        OH   44110          1            10/30/01         00
    596479                               05           12/01/01          0
    596479                               N            11/01/31
    0


    6995780          286/286             F           81,600.00         ZZ
                                         360         81,478.50          1
                                       7.500            570.56         80
                                       7.250            570.56
    CINCINNATI       OH   45209          1            10/26/01         00
    590544                               05           12/01/01          0
    590544                               N            11/01/31
    0


    6995782          286/286             F          173,900.00         ZZ
                                         360        173,596.40          1
                                       7.875          1,260.90         90
                                       7.625          1,260.90
    REDMOND          OR   97756          1            10/30/01         12
    603339                               05           12/01/01         25
    603339                               O            11/01/31
    0
1




    6995788          286/286             F           80,000.00         ZZ
                                         360         79,932.78          1
                                       6.875            525.55         80
                                       6.625            525.55
    CINCINNATI       OH   45211          1            11/09/01         00
    672841                               05           01/01/02          0
    672841                               N            12/01/31
    0


    6995790          286/286             F           50,400.00         ZZ
                                         360         50,365.31          4
                                       7.875            365.44         90
                                       7.625            365.44
    ST LOUIS         MO   63110          1            11/12/01         11
    689191                               05           01/01/02         25
    689191                               N            12/01/31
    0


    6995792          286/286             F          300,000.00         ZZ
                                         360        299,575.15          1
                                       7.750          2,149.24         79
                                       7.500          2,149.24
    FLORISSANT       CO   80816          2            11/01/01         00
    579922                               05           12/01/01          0
    579922                               O            11/01/31
    0


    6995796          286/286             F          379,416.00         ZZ
                                         360        378,776.65          1
                                       6.875          2,492.50         90
                                       6.625          2,492.50
    DANBURY CT       CT   06810          1            11/02/01         21
    664395                               05           12/01/01         25
    664395                               O            11/01/31
    0


    6995798          286/286             F          263,200.00         ZZ
                                         360        262,973.38          1
                                       6.750          1,707.12         80
                                       6.500          1,707.12
    SANTA FE         NM   87505          1            11/07/01         00
    703221                               05           01/01/02          0
    703221                               N            12/01/31
    0


    6995800          286/286             F          247,500.00         ZZ
                                         360        247,325.31          2
1


                                       7.750          1,773.13         90
                                       7.500          1,773.13
    MARTINEZ         CA   94553          1            11/01/01         12
    669385                               05           01/01/02         25
    669385                               N            12/01/31
    0


    6995804          286/286             F          175,000.00         ZZ
                                         360        174,770.26          3
                                       8.125          1,299.38         70
                                       7.875          1,299.38
    DENVER           CO   80219          2            10/31/01         00
    442455                               05           12/01/01          0
    442455                               N            11/01/31
    0


    6995808          286/286             F           58,500.00         ZZ
                                         360         58,421.22          3
                                       8.000            429.26         90
                                       7.750            429.26
    GREENFIELD       IN   46140          1            10/31/01         10
    658246                               05           12/01/01         25
    658246                               N            11/01/31
    0


    6995810          286/286             F          193,500.00         ZZ
                                         360        193,349.04          4
                                       7.250          1,320.02         90
                                       7.000          1,320.02
    PORTLAND         OR   97236          1            10/30/01         14
    680492                               05           01/01/02         25
    680492                               N            12/01/31
    0


    6995812          286/286             F           79,200.00         ZZ
                                         360         79,139.73          1
                                       7.375            547.02         90
                                       7.125            547.02
    BLOOMINGTON      IN   47408          1            11/09/01         12
    671530                               05           01/01/02         25
    671530                               N            12/01/31
    0


    6995814          286/286             F          234,000.00         ZZ
                                         360        233,830.64          4
                                       7.625          1,656.24         90
                                       7.375          1,656.24
    NORTH ATTLEBORO  MA   02760          1            11/06/01         12
    597425                               05           01/01/02         25
1


    597425                               N            12/01/31
    0


    6995816          286/286             F          234,000.00         ZZ
                                         360        233,830.64          4
                                       7.625          1,656.24         90
                                       7.375          1,656.24
    NORTH ATTLEBORO  MA   02760          1            11/06/01         11
    597637                               05           01/01/02         25
    597637                               N            12/01/31
    0


    6995818          286/286             F          220,500.00         ZZ
                                         360        220,340.40          4
                                       7.625          1,560.69         90
                                       7.375          1,560.69
    NORTH ATTLEBORO  MA   02760          1            11/06/01         11
    597351                               05           01/01/02         25
    597351                               N            12/01/31
    0


    6995820          286/286             F          215,000.00         ZZ
                                         360        214,823.76          1
                                       7.000          1,430.40         52
                                       6.750          1,430.40
    SAN CLEMENTE     CA   92673          1            10/31/01         00
    598602                               05           01/01/02          0
    598602                               N            12/01/31
    0


    6995822          286/286             F          410,300.00         ZZ
                                         360        409,733.41          1
                                       7.875          2,974.96         80
                                       7.625          2,974.96
    SCOTTSDALE       AZ   85262          2            10/29/01         00
    685787                               03           12/01/01          0
    685787                               O            11/01/31
    0


    6995824          286/286             F          220,500.00         ZZ
                                         360        220,154.94          4
                                       7.250          1,504.20         90
                                       7.000          1,504.20
    NAPLES           FL   34116          1            10/31/01         21
    581626                               05           12/01/01         30
    581626                               N            11/01/31
    0


1


    6995826          286/286             F          119,850.00         ZZ
                                         360        119,680.25          1
                                       7.750            858.63         80
                                       7.500            858.63
    LAS VEGAS        NV   89129          2            10/30/01         00
    689863                               03           12/01/01          0
    689863                               N            11/01/31
    0


    6995828          286/286             F          188,000.00         ZZ
                                         360        187,713.02          1
                                       7.375          1,298.47         79
                                       7.125          1,298.47
    PIGEON           MI   48755          5            10/29/01         00
    686457                               05           12/01/01          0
    686457                               O            11/01/31
    0


    6995830          286/286             F          193,500.00         ZZ
                                         360        193,225.98          1
                                       7.750          1,386.26         90
                                       7.500          1,386.26
    BOXFORD          MA   01921          1            10/31/01         12
    639795                               05           12/01/01         25
    639795                               N            11/01/31
    0


    6995836          286/286             F           67,500.00         ZZ
                                         360         67,411.38          4
                                       8.125            501.19         90
                                       7.875            501.19
    ROCKFORD         IL   61101          1            10/31/01         11
    593247                               05           12/01/01         25
    593247                               N            11/01/31
    0


    6995840          286/286             F          117,000.00         ZZ
                                         360        116,727.53          1
                                       7.375            808.09         90
                                       7.125            808.09
    GRANTS PASS      OR   97527          1            10/16/01         14
    577695                               05           12/01/01         25
    577695                               O            11/01/31
    0


    6995844          286/286             F          210,000.00         ZZ
                                         360        209,679.42          1
                                       7.375          1,450.42         56
                                       7.125          1,450.42
1


    HAMPTON          NH   03842          1            11/01/01         00
    578898                               01           12/01/01          0
    578898                               O            11/01/31
    0


    6995848          286/286             F          190,000.00         ZZ
                                         360        189,637.14          1
                                       7.500          1,328.51         66
                                       7.250          1,328.51
    FRAMINGHAM       MA   01701          2            10/25/01         00
    558599                               05           12/01/01          0
    558599                               O            11/01/31
    0


    6995850          286/286             F           66,000.00         ZZ
                                         360         65,908.86          1
                                       7.875            478.55         80
                                       7.625            478.55
    INDIANAPOLIS     IN   46225          2            11/05/01         00
    666879                               05           12/01/01          0
    666879                               N            11/01/31
    0


    6995852          286/286             F           40,320.00         ZZ
                                         360         40,264.32          1
                                       7.875            292.35         90
                                       7.625            292.35
    SAN ANTONIO      TX   78227          1            10/30/01         11
    661200                               05           12/01/01         25
    661200                               N            11/01/31
    0


    6995854          286/286             F          220,000.00         ZZ
                                         360        219,544.05          1
                                       7.625          1,557.15         78
                                       7.375          1,557.15
    ABERDEEN         NJ   07742          1            11/01/01         00
    546133                               05           12/01/01          0
    546133                               O            11/01/31
    0


    6995858          286/286             F           50,000.00         ZZ
                                         360         49,964.71          1
                                       7.750            358.21         70
                                       7.500            358.21
    INDIANAPOLIS     IN   46203          2            11/08/01         00
    663949                               05           01/01/02          0
    663949                               N            12/01/31
    0
1




    6995860          286/286             F          119,175.00         ZZ
                                         360        119,092.98          1
                                       7.875            864.11         75
                                       7.625            864.11
    CHICAGO          IL   60013          1            11/02/01         00
    612557                               06           01/01/02          0
    612557                               N            12/01/31
    0


    6995862          286/286             F          142,350.00         ZZ
                                         360        142,138.04          1
                                       7.500            995.34         75
                                       7.250            995.34
    PUYALLUP         WA   98374          5            10/26/01         00
    592062                               05           12/01/01          0
    592062                               N            11/01/31
    0


    6995864          286/286             F          134,850.00         ZZ
                                         360        134,649.20          1
                                       7.500            942.90         75
                                       7.250            942.90
    PUYALLUP         WA   98374          5            10/26/01         00
    591647                               05           12/01/01          0
    591647                               N            11/01/31
    0


    6995866          286/286             F          311,000.00         ZZ
                                         360        310,570.53          1
                                       7.875          2,254.97         76
                                       7.625          2,254.97
    SOUTHLAKE        TX   76092          2            10/29/01         00
    453484                               03           12/01/01          0
    453484                               O            11/01/31
    0


    6995868          286/286             F          385,000.00         ZZ
                                         360        384,714.27          1
                                       7.500          2,691.98         67
                                       7.250          2,691.98
    BRECKENRIDGE     CO   80424          2            11/09/01         00
    323002                               03           01/01/02          0
    323002                               N            12/01/31
    0


    6995870          286/286             F          385,000.00         ZZ
                                         360        384,714.27          1
1


                                       7.500          2,691.98         67
                                       7.250          2,691.98
    BRECKENRIDGE     CO   80424          2            11/09/01         00
    323004                               05           01/01/02          0
    323004                               N            12/01/31
    0


    6995874          286/286             F           78,750.00         ZZ
                                         360         78,702.29          3
                                       8.500            605.52         90
                                       8.000            605.52
    NEWARK           NJ   07104          1            11/30/01         12
    581093                               05           01/01/02         25
    581093                               N            12/01/31
    0


    6995876          286/286             F          100,000.00         ZZ
                                         360         99,865.35          3
                                       8.000            733.77         73
                                       7.750            733.77
    NEW HAVEN        CT   06511          2            10/30/01         00
    347911                               05           12/01/01          0
    347911                               N            11/01/31
    0


    6995878          286/286             F           62,400.00         ZZ
                                         360         62,358.13          1
                                       8.000            457.87         80
                                       7.750            457.87
    KANSAS CITY      KS   66102          5            11/08/01         00
    695572                               05           01/01/02          0
    695572                               N            12/01/31
    0


    6995880          286/286             F          232,000.00         T
                                         360        231,725.02          1
                                       6.750          1,504.75         80
                                       6.500          1,504.75
    LAKEWORTH        FL   33467          1            11/09/01         00
    645403                               05           01/01/02          0
    645403                               O            12/01/31
    0


    6995882          286/286             F          500,000.00         ZZ
                                         360        499,309.54          1
                                       7.875          3,625.35         44
                                       7.625          3,625.35
    SYLVAN LAKE      MI   48320          2            10/26/01         00
    685837                               05           12/01/01          0
1


    685837                               O            11/01/31
    0


    6995884          286/286             F          140,000.00         ZZ
                                         360        139,906.05          2
                                       8.000          1,027.28         73
                                       7.750          1,027.28
    GRAND RAPIDS     OH   43522          5            11/02/01         00
    404064                               05           01/01/02          0
    404064                               N            12/01/31
    0


    6995886          286/286             F           60,000.00         ZZ
                                         360         59,893.83          1
                                       6.625            384.19         39
                                       6.375            384.19
    RIVERSIDE        CA   92506          2            10/25/01         00
    102327                               05           12/01/01          0
    102327                               O            11/01/31
    0


    6995890          286/286             F           86,250.00         ZZ
                                         360         86,108.17          1
                                       7.000            573.83         75
                                       6.750            573.83
    GREENSBORO       NC   27408          5            10/31/01         00
    652537                               05           12/01/01          0
    652537                               N            11/01/31
    0


    6995892          286/286             F          176,000.00         ZZ
                                         360        175,717.68          1
                                       7.125          1,185.74         80
                                       6.875          1,185.74
    LINDEN           CA   95236          5            10/19/01         00
    659100                               05           12/01/01          0
    659100                               O            11/01/31
    0


    6995896          286/286             F          375,000.00         ZZ
                                         360        374,707.46          1
                                       7.250          2,558.17         75
                                       7.000          2,558.17
    HIGHLAND         MI   48356          1            11/08/01         00
    692994                               05           01/01/02          0
    692994                               O            12/01/31
    0


1


    6995902          286/286             F          170,000.00         ZZ
                                         360        169,782.43          3
                                       8.250          1,277.16         85
                                       8.000          1,277.16
    WESTBROOK        ME   04092          1            11/05/01         12
    596956                               05           12/01/01         25
    596956                               N            11/01/31
    0


    6995904          286/286             F          151,920.00         ZZ
                                         360        151,688.07          1
                                       7.375          1,049.28         80
                                       7.125          1,049.28
    SALT LAKE CITY   UT   84121          1            10/26/01         00
    668626                               05           12/01/01          0
    668626                               N            11/01/31
    0


    6995906          286/286             F          112,500.00         ZZ
                                         360        112,340.67          4
                                       7.750            805.97         90
                                       7.500            805.97
    LAKEWOOD         OH   44107          1            11/05/01         11
    601966                               05           12/01/01         25
    601966                               N            11/01/31
    0


    6995908          286/286             F           52,000.00         ZZ
                                         360         51,961.40          1
                                       7.500            363.60         80
                                       7.250            363.60
    PHILADELPHIA     PA   19145          1            11/06/01         00
    635918                               05           01/01/02          0
    635918                               N            12/01/31
    0


    6995910          286/286             F          335,000.00         ZZ
                                         360        334,224.54          1
                                       7.000          2,228.77         78
                                       6.750          2,228.77
    VIENNA           VA   22182          1            10/31/01         00
    578296                               05           12/01/01          0
    578296                               N            11/01/31
    0


    6995912          286/286             F           54,000.00         ZZ
                                         360         53,915.49          1
                                       7.250            368.38         82
                                       7.000            368.38
1


    TEMPE            AZ   85281          2            10/30/01         12
    688929                               01           12/01/01         20
    688929                               N            11/01/31
    0


    6995914          286/286             F          272,400.00         ZZ
                                         360        272,004.42          1
                                       7.625          1,928.04         80
                                       7.375          1,928.04
    ENCINITAS        CA   92024          1            10/29/01         00
    661946                               05           12/01/01          0
    661946                               O            11/01/31
    0


    6995916          286/286             F          240,000.00         ZZ
                                         360        239,573.61          1
                                       7.750          1,719.39         73
                                       7.500          1,719.39
    ANAHEIM          CA   92807          5            10/25/01         00
    611521                               05           12/01/01          0
    611521                               O            11/01/31
    0


    6995920          286/286             F          261,000.00         ZZ
                                         360        260,519.07          4
                                       7.750          1,869.84         90
                                       7.500          1,869.84
    DORCHESTER       MA   02125          1            10/04/01         12
    595489                               05           12/01/01         25
    595489                               N            11/01/31
    0


    6995926          286/286             F          238,500.00         ZZ
                                         360        238,318.51          3
                                       7.375          1,647.27         90
                                       7.125          1,647.27
    PASSAIC          NJ   07055          1            11/02/01         11
    179642                               05           01/01/02         25
    179642                               O            12/01/31
    0


    6995928          286/286             F           38,800.00         ZZ
                                         360         38,773.30          1
                                       7.875            281.33         80
                                       7.625            281.33
    CHARLOTTE        NC   28216          2            11/05/01         00
    667598                               05           01/01/02          0
    667598                               N            12/01/31
    0
1




    6995930          286/286             F           94,500.00         ZZ
                                         360         94,340.76          1
                                       6.875            620.80         90
                                       6.625            620.80
    CINCINNATI       OH   45224          1            10/31/01         12
    657104                               05           12/01/01         25
    657104                               N            11/01/31
    0


    6995934          286/286             F           67,500.00         ZZ
                                         360         67,453.54          2
                                       7.875            489.43         90
                                       7.625            489.43
    GREENFIELD       MA   01301          1            11/09/01         11
    557516                               05           01/01/02         25
    557516                               N            12/01/31
    0


    6995938          286/286             F           50,800.00         ZZ
                                         360         49,530.22          1
                                       8.125            377.19         80
                                       7.875            377.19
    ELWOOD           IN   46036          2            11/02/01         00
    656157                               05           12/01/01          0
    656157                               N            11/01/31
    0


    6995940          286/286             F           65,600.00         ZZ
                                         360         65,513.89          1
                                       8.125            487.08         80
                                       7.875            487.08
    OKLAHOMA CITY    OK   73103          1            11/05/01         00
    639806                               05           12/01/01          0
    639806                               N            11/01/31
    0


    6995942          286/286             F          170,000.00         ZZ
                                         360        169,759.24          1
                                       7.750          1,217.91         70
                                       7.500          1,217.91
    POMPANO BEACH    FL   33062          5            11/05/01         00
    661258                               05           12/01/01          0
    661258                               N            11/01/31
    0


    6995946          286/286             F          183,000.00         ZZ
                                         360        182,747.29          1
1


                                       7.875          1,326.88         52
                                       7.625          1,326.88
    STONEHAM         MA   02180          5            10/25/01         00
    9911620                              05           12/01/01          0
    9911620                              O            11/01/31
    0


    6995948          286/286             F           76,500.00         ZZ
                                         360         76,130.90          1
                                       7.500            534.90         90
                                       7.250            534.90
    CHICAGO          IL   60628          1            10/30/01         12
    9912325                              05           12/01/01         25
    9912325                              N            11/01/31
    0


    6995950          286/286             F           90,000.00         ZZ
                                         360         88,980.52          1
                                       7.000            598.77         63
                                       6.750            598.77
    OLYMPIA          WA   98501          2            10/29/01         00
    9908588                              05           12/01/01          0
    9908588                              N            11/01/31
    0


    6995952          286/286             F          160,000.00         ZZ
                                         360        159,884.20          1
                                       7.625          1,132.47         59
                                       7.375          1,132.47
    SEBASTOPOL       CA   95472          5            11/01/01         00
    9893336                              05           01/01/02          0
    9893336                              N            12/01/31
    0


    6995956          286/286             F          169,800.00         ZZ
                                         360        169,506.79          1
                                       6.750          1,101.32         72
                                       6.500          1,101.32
    REDDING          CA   96003          2            10/30/01         00
    9907378                              05           12/01/01          0
    9907378                              O            11/01/31
    0


    6995958          286/286             F           88,200.00         ZZ
                                         360         88,078.20          4
                                       7.875            639.51         90
                                       7.625            639.51
    REDDING          CA   96001          1            10/25/01         12
    9912532                              05           12/01/01         25
1


    9912532                              N            11/01/31
    0


    6995960          286/286             F          161,300.00         ZZ
                                         360        161,167.79          1
                                       7.000          1,073.13         80
                                       6.750          1,073.13
    SACRAMENTO       CA   95814          1            11/06/01         00
    9923820                              05           01/01/02          0
    9923820                              O            12/01/31
    0


    6995962          286/286             F          140,400.00         ZZ
                                         360        140,206.12          4
                                       7.875          1,018.00         90
                                       7.625          1,018.00
    REDDING          CA   96001          1            10/24/01         12
    9929526                              05           12/01/01         25
    9929526                              N            11/01/31
    0


    6995966          286/286             F          322,000.00         T
                                         360        321,742.51          1
                                       7.125          2,169.37         70
                                       6.875          2,169.37
    LOS ANGELES      CA   90077          5            11/01/01         00
    9909829                              05           01/01/02          0
    9909829                              O            12/01/31
    0


    6995970          286/286             F          400,000.00         ZZ
                                         360        399,447.63          1
                                       7.875          2,900.28         80
                                       7.625          2,900.28
    FULLERTON        CA   92835          2            10/27/01         00
    9891204                              03           12/01/01          0
    9891204                              O            11/01/31
    0


    6995972          286/286             F          143,550.00         ZZ
                                         360        143,319.74          2
                                       7.125            967.12         90
                                       6.875            967.12
    AUSTIN           TX   78723          1            10/31/01         11
    9927697                              05           12/01/01         25
    9927697                              N            11/01/31
    0


1


    6995974          286/286             F          284,000.00         ZZ
                                         360        283,607.82          4
                                       7.875          2,059.20         62
                                       7.625          2,059.20
    OAKLAND          CA   94606          5            10/23/01         00
    9908293                              05           12/01/01          0
    9908293                              O            11/01/31
    0


    6995976          286/286             F          387,000.00         ZZ
                                         360        386,363.71          1
                                       7.000          2,574.72         90
                                       6.750          2,574.72
    RANCHOSANTAMARG  CA   92688          5            10/26/01         21
    9928518                              03           12/01/01         25
    9928518                              O            11/01/31
    0


    6995978          286/286             F          152,000.00         ZZ
                                         360        151,750.09          1
                                       7.000          1,011.26         80
                                       6.750          1,011.26
    SANTA FE SPRING  CA   90670          1            10/27/01         00
    9916904                              05           12/01/01          0
    9916904                              N            11/01/31
    0


    6995980          286/286             F          385,250.00         ZZ
                                         360        384,731.28          3
                                       8.000          2,826.83         90
                                       7.750          2,826.83
    QUINCY           MA   02169          1            11/01/01         14
    9918913                              05           12/01/01         25
    9918913                              O            11/01/31
    0


    6995982          286/286             F           56,000.00         ZZ
                                         360         55,924.59          3
                                       8.000            410.91         70
                                       7.750            410.91
    GRAND FORKS      ND   58203          1            11/02/01         00
    9898588                              05           12/01/01          0
    9898588                              N            11/01/31
    0


    6995984          286/286             F          126,000.00         ZZ
                                         360        125,812.40          1
                                       7.500            881.01         90
                                       7.250            881.01
1


    TUCSON           AZ   85742          1            10/26/01         10
    9914547                              03           12/01/01         25
    9914547                              N            11/01/31
    0


    6995990          286/286             F          160,000.00         ZZ
                                         360        159,749.62          1
                                       7.250          1,091.48         80
                                       7.000          1,091.48
    SACRAMENTO       CA   95829          5            10/31/01         00
    9919463                              05           12/01/01          0
    9919463                              O            11/01/31
    0


    6995992          286/286             F          252,000.00         ZZ
                                         360        251,634.06          4
                                       7.625          1,783.64         80
                                       7.375          1,783.64
    SANTA ANA        CA   92707          1            10/19/01         00
    9904520                              05           12/01/01          0
    9904520                              N            11/01/31
    0


    6995996          286/286             F           94,500.00         ZZ
                                         360         94,366.17          3
                                       7.750            677.01         90
                                       7.500            677.01
    MANCHESTER       CT   06040          1            11/02/01         12
    9922175                              05           12/01/01         25
    9922175                              N            11/01/31
    0


    6995998          286/286             F          283,000.00         ZZ
                                         360        282,578.63          1
                                       7.500          1,978.78         79
                                       7.250          1,978.78
    SANTA ROSA       CA   95407          2            10/23/01         00
    9909177                              05           12/01/01          0
    9909177                              N            11/01/31
    0


    6996000          286/286             F          319,900.00         ZZ
                                         360        319,423.69          1
                                       7.500          2,236.79         80
                                       7.250          2,236.79
    SPRINGFIELD      VA   22153          1            10/31/01         00
    9925822                              05           12/01/01          0
    9925822                              O            11/01/31
    0
1




    6996002          286/286             F          112,000.00         ZZ
                                         360        111,845.33          3
                                       7.875            812.08         80
                                       7.625            812.08
    SALT LAKE CITY   UT   84115          1            10/30/01         00
    9915753                              05           12/01/01          0
    9915753                              N            11/01/31
    0


    6996004          286/286             F          112,000.00         ZZ
                                         360        111,845.33          3
                                       7.875            812.08         80
                                       7.625            812.08
    SALT LAKE CITY   UT   84115          1            10/30/01         00
    9915778                              05           12/01/01          0
    9915778                              N            11/01/31
    0


    6996006          286/286             F          210,400.00         ZZ
                                         360        210,045.46          1
                                       6.875          1,382.18         80
                                       6.625          1,382.18
    ELK GROVE        CA   95624          5            10/19/01         00
    9898740                              05           12/01/01          0
    9898740                              O            11/01/31
    0


    6996008          286/286             F          374,000.00         ZZ
                                         360        373,400.06          1
                                       7.125          2,519.71         85
                                       6.875          2,519.71
    ROCKLIN          CA   95765          5            10/26/01         12
    9898702                              05           12/01/01         12
    9898702                              O            11/01/31
    0


    6996010          286/286             F          370,812.00         ZZ
                                         360        370,202.33          1
                                       7.000          2,467.02         80
                                       6.750          2,467.02
    ALPHARETTA       GA   30097          1            10/31/01         00
    9911363                              03           12/01/01          0
    9911363                              O            11/01/31
    0


    6996012          286/286             F          298,300.00         ZZ
                                         360        298,078.62          1
1


                                       7.500          2,085.76         88
                                       7.250          2,085.76
    UNION CITY       CA   94587          1            11/06/01         10
    9914347                              05           01/01/02         25
    9914347                              O            12/01/31
    0


    6996016          286/286             F          273,000.00         ZZ
                                         360        272,613.38          2
                                       7.750          1,955.81         65
                                       7.500          1,955.81
    OAKLAND          CA   94608          5            10/18/01         00
    9911767                              05           12/01/01          0
    9911767                              N            11/01/31
    0


    6996020          286/286             F          112,500.00         ZZ
                                         360        112,344.65          3
                                       7.875            815.70         90
                                       7.625            815.70
    SAINT PETERSBUR  FL   33713          1            10/31/01         14
    9917101                              05           12/01/01         25
    9917101                              N            11/01/31
    0


    6996022          286/286             F          283,150.00         ZZ
                                         360        282,759.00          4
                                       7.875          2,053.03         90
                                       7.625          2,053.03
    LOS ANGELES      CA   90016          5            10/30/01         12
    9913935                              05           12/01/01         25
    9913935                              O            11/01/31
    0


    6996026          286/286             F          185,000.00         ZZ
                                         360        184,844.58          1
                                       6.875          1,215.32         57
                                       6.625          1,215.32
    HAYWARD          CA   94544          5            11/01/01         00
    9893370                              05           01/01/02          0
    9893370                              N            12/01/31
    0


    6996028          286/286             F          219,200.00         ZZ
                                         360        218,830.63          4
                                       6.875          1,439.99         80
                                       6.625          1,439.99
    OREM             UT   84058          2            10/15/01         00
    9904290                              05           12/01/01          0
1


    9904290                              N            11/01/31
    0


    6996030          286/286             F          234,000.00         ZZ
                                         360        233,640.33          1
                                       7.750          1,676.40         90
                                       7.500          1,676.40
    RANCHO CUCAMONG  CA   91739          5            10/26/01         14
    9916533                              05           12/01/01         25
    9916533                              O            11/01/31
    0


    6996032          286/286             F          131,250.00         ZZ
                                         360        131,150.13          2
                                       7.375            906.51         70
                                       7.125            906.51
    SACRAMENTO       CA   95821          1            11/01/01         00
    9904142                              05           01/01/02          0
    9904142                              N            12/01/31
    0


    6997842          883/G02             F          230,400.00         ZZ
                                         360        230,400.00          1
                                       7.375          1,591.32         80
                                       7.125          1,591.32
    MIRAMAR          FL   33027          1            12/20/01         00
    0433540986                           03           02/01/02          0
    5015420                              O            01/01/32
    0


    7006422          N47/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       7.750          2,808.34         79
                                       7.500          2,808.34
    MOORPARK         CA   93021          5            12/28/01         00
    0433524923                           05           02/01/02          0
    30311977                             O            01/01/32
    0


    7010850          E22/G02             F          252,000.00         ZZ
                                         360        252,000.00          4
                                       6.750          1,634.47         80
                                       6.500          1,634.47
    AUSTIN           TX   78729          2            12/12/01         00
    0413022054                           05           02/01/02          0
    0413022054                           O            01/01/32
    0


1


    7010854          E22/G02             F          588,000.00         ZZ
                                         360        588,000.00          1
                                       7.000          3,911.98         80
                                       6.750          3,911.98
    CARNATION        WA   98014          5            12/11/01         00
    0413037375                           05           02/01/02          0
    0413037375                           O            01/01/32
    0


    7010858          E22/G02             F          246,000.00         ZZ
                                         360        246,000.00          1
                                       7.875          1,783.67         80
                                       7.625          1,783.67
    AZTEC            NM   87410          5            12/11/01         00
    0413084880                           05           02/01/02          0
    0413084880                           O            01/01/32
    0


    7010900          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       7.250          1,875.98         75
                                       7.000          1,875.98
    MOORPARK         CA   93021          5            12/09/01         00
    0413211731                           03           02/01/02          0
    0413211731                           O            01/01/32
    0


    7010920          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.875          1,103.64         80
                                       6.625          1,103.64
    SYLVA            NC   28779          5            12/11/01         00
    0413261157                           05           02/01/02          0
    0413261157                           O            01/01/32
    0


    7010936          E22/G02             F          194,000.00         ZZ
                                         360        194,000.00          1
                                       7.000          1,290.69         80
                                       6.750          1,290.69
    SWANSEA          MA   02777          5            12/11/01         00
    0413271057                           05           02/01/02          0
    0413271057                           O            01/01/32
    0


    7010938          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       7.125          1,455.23         75
                                       6.875          1,455.23
1


    COLORADO SPRING  CO   80919          2            12/10/01         00
    0413274382                           05           02/01/02          0
    0413274382                           O            01/01/32
    0


    7010940          E22/G02             F          207,800.00         ZZ
                                         360        207,800.00          1
                                       6.625          1,330.57         77
                                       6.375          1,330.57
    MARBLE FALLS     TX   78654          2            12/11/01         00
    0413277757                           05           02/01/02          0
    0413277757                           O            01/01/32
    0


    7010952          E22/G02             F          246,000.00         ZZ
                                         360        246,000.00          1
                                       7.375          1,699.06         80
                                       7.125          1,699.06
    ELLISVILLE       MO   63011          5            12/11/01         00
    0413284944                           05           02/01/02          0
    0413284944                           O            01/01/32
    0


    7010970          E22/G02             F          134,200.00         ZZ
                                         360        134,200.00          2
                                       6.500            848.24         53
                                       6.250            848.24
    FAIR OAKS        CA   95628          2            12/07/01         00
    0413297623                           05           02/01/02          0
    0413297623                           O            01/01/32
    0


    7010992          E22/G02             F          701,000.00         ZZ
                                         360        701,000.00          1
                                       8.500          5,390.08         61
                                       8.250          5,390.08
    COLTS NECK       NJ   07722          5            12/12/01         00
    0413309204                           05           02/01/02          0
    0413309204                           O            01/01/32
    0


    7010996          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.500            839.06         71
                                       7.250            839.06
    TEMPLE           TX   76504          5            12/11/01         00
    0413310764                           05           02/01/02          0
    0413310764                           O            01/01/32
    0
1




    7011010          E22/G02             F          108,800.00         ZZ
                                         360        108,800.00          1
                                       7.625            770.08         80
                                       7.375            770.08
    CHULA VISTA      CA   91910          5            12/06/01         00
    0413326646                           01           02/01/02          0
    0413326646                           O            01/01/32
    0


    7011014          E22/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       7.750          3,008.93         70
                                       7.500          3,008.93
    NEW BRAUNFELS    TX   78133          5            12/11/01         00
    0413330093                           05           02/01/02          0
    0413330093                           O            01/01/32
    0


    7011038          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       7.625          2,123.38         47
                                       7.375          2,123.38
    NEVADA CITY      CA   95959          5            12/06/01         00
    0413341843                           05           02/01/02          0
    0413341843                           O            01/01/32
    0


    7011056          E22/G02             F          386,850.00         ZZ
                                         360        386,850.00          1
                                       6.750          2,509.10         74
                                       6.500          2,509.10
    POTOMAC          MD   20854          2            12/12/01         00
    0413346792                           05           02/01/02          0
    0413346792                           O            01/01/32
    0


    7011074          E22/G02             F          351,000.00         ZZ
                                         360        351,000.00          1
                                       7.000          2,335.21         76
                                       6.750          2,335.21
    LORTON           VA   22079          5            12/12/01         00
    0413352527                           05           02/01/02          0
    0413352527                           O            01/01/32
    0


    7011084          E22/G02             F          287,000.00         ZZ
                                         360        287,000.00          1
1


                                       8.375          2,181.41         70
                                       8.125          2,181.41
    HAYWARD          CA   94541          5            12/04/01         00
    0413355181                           05           02/01/02          0
    0413355181                           O            01/01/32
    0


    7011094          E22/G02             F          161,550.00         ZZ
                                         360        161,550.00          3
                                       8.750          1,270.91         90
                                       8.500          1,270.91
    STOCKTON         CA   95204          1            12/07/01         01
    0413358565                           05           02/01/02         25
    0413358565                           N            01/01/32
    0


    7011118          E22/G02             F           97,000.00         ZZ
                                         360         97,000.00          1
                                       7.250            661.71         33
                                       7.000            661.71
    SANTA ROSA       CA   95409          2            12/05/01         00
    0413369653                           03           02/01/02          0
    0413369653                           O            01/01/32
    0


    7011122          E22/G02             F          262,000.00         ZZ
                                         360        262,000.00          1
                                       8.250          1,968.32         78
                                       8.000          1,968.32
    PORTLAND         OR   97267          2            12/07/01         00
    0413370156                           05           02/01/02          0
    0413370156                           N            01/01/32
    0


    7011142          E22/G02             F          378,000.00         ZZ
                                         360        378,000.00          1
                                       7.250          2,578.63         90
                                       7.000          2,578.63
    LOS ANGELES      CA   90049          5            12/05/01         04
    0413377565                           05           02/01/02         25
    0413377565                           O            01/01/32
    0


    7011164          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       7.750          1,461.48         95
                                       7.500          1,461.48
    LAKE GROVE       NY   11755          5            12/11/01         01
    0413387267                           05           02/01/02         30
1


    0413387267                           O            01/01/32
    0


    7011166          E22/G02             F          141,000.00         ZZ
                                         360        141,000.00          1
                                       7.375            973.85         80
                                       7.125            973.85
    ANSONIA          CT   06401          5            12/11/01         00
    0413387705                           05           02/01/02          0
    0413387705                           O            01/01/32
    0


    7011174          E22/G02             F          275,500.00         ZZ
                                         360        275,500.00          2
                                       8.375          2,094.00         95
                                       8.125          2,094.00
    STATEN ISLAND    NY   10302          1            12/17/01         01
    0413389958                           05           02/01/02         30
    0413389958                           O            01/01/32
    0


    7011184          E22/G02             F          365,600.00         ZZ
                                         360        365,600.00          1
                                       7.375          2,525.11         80
                                       7.125          2,525.11
    NEWARK           CA   94560          1            12/11/01         00
    0413396722                           05           02/01/02          0
    0413396722                           O            01/01/32
    0


    7011428          E82/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.875            854.01         57
                                       6.625            854.01
    SHINGLE SPRINGS  CA   95682          2            12/14/01         00
    0400506598                           03           02/01/02          0
    0400506598                           O            01/01/32
    0


    7011484          E82/G02             F           50,600.00         ZZ
                                         360         50,563.38          1
                                       7.625            358.14         60
                                       7.375            358.14
    GREAT FALLS      MT   59405          2            11/26/01         00
    0400517934                           05           01/01/02          0
    1855528                              N            12/01/31
    0


1


    7011596          X19/G02             F          100,000.00         ZZ
                                         360        100,000.00          3
                                       8.000            733.76         45
                                       7.750            733.76
    MOUNT VERNON     NY   10550          5            12/07/01         00
    0433507043                           05           02/01/02          0
    21103001                             N            01/01/32
    0


    7011912          U05/G02             F           49,500.00         ZZ
                                         360         49,500.00          4
                                       8.375            376.24         90
                                       8.125            376.24
    FORT WAYNE       IN   46808          1            12/26/01         10
    0433539137                           05           02/01/02         25
    3193669                              N            01/01/32
    0


    7012292          076/076             F          160,785.00         ZZ
                                         360        160,584.42          4
                                       8.375          1,222.09         90
                                       8.125          1,222.09
    KILLEEN          TX   76549          1            10/04/01         12
    1387773                              05           12/01/01         25
    1387773                              N            11/01/31
    0


    7012296          076/076             F           40,500.00         ZZ
                                         360         40,449.48          4
                                       8.375            307.83         90
                                       8.125            307.83
    LOGANSPORT       LA   71049          1            10/31/01         01
    1818905                              05           12/01/01         25
    1818905                              N            11/01/31
    0


    7012298          076/076             F          400,000.00         ZZ
                                         360        399,501.02          1
                                       8.375          3,040.29         56
                                       8.125          3,040.29
    LAKE ZURICH      IL   60047          2            10/30/01         00
    1987398                              03           12/01/01          0
    1987398                              O            11/01/31
    0


    7012300          076/076             F          319,000.00         ZZ
                                         360        318,738.52          1
                                       7.000          2,122.31         80
                                       6.750          2,122.31
1


    THORNTON         PA   19373          2            11/09/01         00
    2078318                              05           01/01/02          0
    2078318                              O            12/01/31
    0


    7012302          076/076             F          270,000.00         ZZ
                                         360        269,823.38          2
                                       8.125          2,004.74         90
                                       7.875          2,004.74
    BROOKLYN         NY   11237          1            11/15/01         11
    2084890                              05           01/01/02         25
    2084890                              N            12/01/31
    0


    7012304          076/076             F          428,000.00         ZZ
                                         360        427,649.17          1
                                       7.000          2,847.50         70
                                       6.750          2,847.50
    HOUSTON          TX   77024          1            11/14/01         00
    2095657                              05           01/01/02          0
    2095657                              O            12/01/31
    0


    7012306          076/076             F          177,900.00         ZZ
                                         360        177,607.51          1
                                       7.000          1,183.57         80
                                       6.750          1,183.57
    SANTA ANA        CA   92703          2            10/23/01         00
    2135709                              05           12/01/01          0
    2135709                              O            11/01/31
    0


    7012308          076/076             F          290,000.00         ZZ
                                         360        289,767.66          1
                                       7.125          1,953.79         75
                                       6.875          1,953.79
    WEST HARTFORD    CT   06117          1            11/13/01         00
    2389253                              01           01/01/02          0
    2389253                              O            12/01/31
    0


    7014220          U05/G02             F          487,500.00         T
                                         360        487,500.00          1
                                       8.375          3,705.35         65
                                       8.125          3,705.35
    ALBUQUERQUE      NM   87122          1            12/26/01         00
    0433531118                           05           02/01/02          0
    3195465                              O            01/01/32
    0
1




    7015616          A06/G02             F          135,500.00         ZZ
                                         360        135,500.00          1
                                       7.750            970.74         46
                                       7.500            970.74
    FARMINGTON HILL  MI   48331          5            12/17/01         00
    0433524832                           05           02/01/02          0
    025000020152771                      O            01/01/32
    0


    7017628          H22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       7.875          2,175.21         67
                                       7.625          2,175.21
    FLUSHING         NY   11354          1            12/27/01         00
    0433521085                           05           02/01/02          0
    0110025                              O            01/01/32
    0


    7033484          E11/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       8.125          1,002.37         90
                                       7.875          1,002.37
    EAGAN            MN   55121          1            12/20/01         04
    0433542990                           05           02/01/02         25
    1                                    O            01/01/32
    0


    7033806          E23/G02             F          372,000.00         ZZ
                                         360        372,000.00          1
                                       7.125          2,506.23         80
                                       6.875          2,506.23
    OAKLAND          CA   94609          5            12/26/01         00
    0433538014                           05           02/01/02          0
    61002636                             O            01/01/32
    0


    7034402          M27/G02             F           81,500.00         ZZ
                                         360         81,500.00          1
                                       8.500            626.66         79
                                       8.250            626.66
    HERMITAGE        TN   37076          2            12/28/01         00
    0433523750                           05           02/01/02          0
    600721257                            N            01/01/32
    0


    7043704          E22/G02             F           63,750.00         ZZ
                                         360         63,750.00          1
1


                                       7.875            462.23         75
                                       7.625            462.23
    FAIRBANKS        AK   99701          2            12/04/01         00
    0413130584                           05           02/01/02          0
    0413130584                           N            01/01/32
    0


    7043722          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          2
                                       8.375          1,976.19         80
                                       8.125          1,976.19
    WHITE PLAINS     NY   10605          5            12/17/01         00
    0413229584                           05           02/01/02          0
    0413229584                           N            01/01/32
    0


    7043726          E22/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       8.500          1,091.86         84
                                       8.250          1,091.86
    MIAMI            FL   33165          5            12/13/01         04
    0413242959                           05           02/01/02         12
    0413242959                           O            01/01/32
    0


    7043738          E22/G02             F          262,400.00         ZZ
                                         360        262,400.00          1
                                       8.000          1,925.40         80
                                       7.750          1,925.40
    DALLAS           TX   75230          2            12/11/01         00
    0413266925                           05           02/01/02          0
    0413266925                           O            01/01/32
    0


    7043756          E22/G02             F           66,400.00         ZZ
                                         360         66,400.00          1
                                       7.875            481.45         80
                                       7.625            481.45
    GARLAND          TX   75043          5            12/18/01         00
    0413287152                           05           02/01/02          0
    0413287152                           N            01/01/32
    0


    7043758          E22/G02             F           54,400.00         ZZ
                                         360         54,400.00          1
                                       7.875            394.44         80
                                       7.625            394.44
    ROCKWALL         TX   75032          5            12/18/01         00
    0413287228                           05           02/01/02          0
1


    0413287228                           N            01/01/32
    0


    7043778          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       7.000          1,862.85         80
                                       6.750          1,862.85
    MILPITAS         CA   95035          1            12/13/01         00
    0413314469                           05           02/01/02          0
    0413314469                           O            01/01/32
    0


    7043800          E22/G02             F          148,100.00         ZZ
                                         360        148,100.00          2
                                       8.500          1,138.76         75
                                       8.250          1,138.76
    BURLINGTON       VT   05401          5            12/18/01         00
    0413335563                           05           02/01/02          0
    0413335563                           N            01/01/32
    0


    7043816          E22/G02             F          316,000.00         ZZ
                                         360        316,000.00          1
                                       7.000          2,102.36         80
                                       6.750          2,102.36
    SOUTH ELGIN      IL   60123          2            12/13/01         00
    0413346719                           05           02/01/02          0
    0413346719                           O            01/01/32
    0


    7043834          E22/G02             F          205,485.00         ZZ
                                         360        205,485.00          1
                                       7.750          1,472.12         95
                                       7.500          1,472.12
    FARMINGVILLE     NY   11738          1            12/18/01         01
    0413358037                           05           02/01/02         30
    0413358037                           O            01/01/32
    0


    7043838          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.625            849.35         72
                                       7.375            849.35
    DALLAS           TX   75229          5            12/11/01         00
    0413361767                           05           02/01/02          0
    0413361767                           O            01/01/32
    0


1


    7043840          E22/G02             F          213,750.00         ZZ
                                         360        213,750.00          1
                                       7.500          1,494.57         95
                                       7.250          1,494.57
    LONG BEACH       CA   90805          5            12/05/01         11
    0413362310                           05           02/01/02         30
    0413362310                           O            01/01/32
    0


    7043858          E22/G02             F          163,000.00         E
                                         360        163,000.00          1
                                       7.750          1,167.75         51
                                       7.500          1,167.75
    ARNOLD           CA   95223          1            12/10/01         00
    0413368630                           03           02/01/02          0
    0413368630                           N            01/01/32
    0


    7043860          E22/G02             F          550,000.00         ZZ
                                         360        550,000.00          1
                                       7.500          3,845.68         71
                                       7.250          3,845.68
    DENTON           TX   76208          5            12/12/01         00
    0413370511                           05           02/01/02          0
    0413370511                           O            01/01/32
    0


    7043872          E22/G02             F          233,900.00         ZZ
                                         360        233,900.00          1
                                       8.500          1,798.49         90
                                       8.250          1,798.49
    HARRISON TOWNSH  MI   48045          2            12/13/01         01
    0413376161                           05           02/01/02         30
    0413376161                           O            01/01/32
    0


    7043878          E22/G02             F          183,000.00         ZZ
                                         360        183,000.00          1
                                       7.875          1,326.88         93
                                       7.625          1,326.88
    CERES            CA   95307          1            12/10/01         01
    0413377441                           05           02/01/02         30
    0413377441                           O            01/01/32
    0


    7043938          E22/G02             F          200,000.00         T
                                         360        200,000.00          1
                                       7.250          1,364.35         80
                                       7.000          1,364.35
1


    FORT LAUDERDALE  FL   33312          1            12/14/01         00
    0413422882                           05           02/01/02          0
    0413422882                           O            01/01/32
    0


    7044272          E82/G02             F           99,900.00         ZZ
                                         360         99,900.00          1
                                       7.000            664.64         78
                                       6.750            664.64
    LAS VEGAS        NV   89117          2            12/07/01         00
    0400531257                           05           02/01/02          0
    1581682                              N            01/01/32
    0


    7044282          E82/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       7.625            778.57         90
                                       7.375            778.57
    WESLACO          TX   78596          2            12/14/01         04
    0400519815                           05           02/01/02         25
    1998518                              O            01/01/32
    0


    7045160          A50/G02             F          568,000.00         T
                                         360        567,522.81          1
                                       6.875          3,731.36         64
                                       6.625          3,731.36
    DESTIN           FL   32541          2            11/29/01         00
    0433533825                           06           01/01/02          0
    497885                               O            12/01/31
    0


    7046996          H76/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       8.625          2,488.93         80
                                       8.375          2,488.93
    SOUTH HAMILTON   MA   01982          5            12/26/01         00
    0433522653                           05           02/01/02          0
    2001407021                           O            01/01/32
    0


    7050018          A52/G02             F          179,900.00         ZZ
                                         360        179,900.00          1
                                       8.375          1,367.37         90
                                       8.125          1,367.37
    NORCROSS         GA   30092          1            12/17/01         11
    0433503950                           03           02/01/02         25
    17695                                O            01/01/32
    0
1




    7051762          E40/G02             F           91,000.00         ZZ
                                         360         91,000.00          1
                                       8.250            683.65         70
                                       8.000            683.65
    FRAMINGHAM       MA   01702          5            12/12/01         00
    0433494077                           01           02/01/02          0
    200102166                            N            01/01/32
    0


    7051766          E11/G02             F          230,400.00         ZZ
                                         360        230,400.00          1
                                       7.125          1,552.25         80
                                       6.875          1,552.25
    ANDOVER          MN   55304          1            12/28/01         00
    0433542503                           05           02/01/02          0
    0003001039113                        O            01/01/32
    0


    7054968          E48/G02             F          216,750.00         ZZ
                                         360        216,750.00          1
                                       7.125          1,460.29         85
                                       6.875          1,460.29
    FRANKLIN         TN   37064          5            12/05/01         19
    0433537917                           05           02/01/02         12
    11011936                             O            01/01/32
    0


    7062314          E82/G02             F          106,300.00         ZZ
                                         360        106,300.00          1
                                       6.500            671.89         69
                                       6.250            671.89
    LATHROP          CA   95330          2            12/12/01         00
    0400545735                           05           02/01/02          0
    1945358                              O            01/01/32
    0


    7062384          E82/G02             F          223,800.00         ZZ
                                         360        223,800.00          2
                                       7.625          1,584.04         78
                                       7.375          1,584.04
    LODI             NJ   07644          5            12/17/01         00
    0400533196                           05           02/01/02          0
    0400533196                           O            01/01/32
    0


    7062398          E82/G02             F          171,200.00         ZZ
                                         360        171,200.00          1
1


                                       6.875          1,124.66         80
                                       6.625          1,124.66
    TELLURIDE        CO   81435          2            12/17/01         00
    0400531125                           01           02/01/02          0
    3713503                              O            01/01/32
    0


    7062684          E22/G02             F          130,815.00         ZZ
                                         360        130,815.00          2
                                       7.750            937.17         85
                                       7.500            937.17
    TURLOCK          CA   95380          1            12/05/01         01
    0413053539                           05           02/01/02         25
    0413053539                           N            01/01/32
    0


    7062720          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       6.625            448.22         42
                                       6.375            448.22
    ANAHEIM          CA   92804          5            12/10/01         00
    0413254327                           05           02/01/02          0
    0413254327                           O            01/01/32
    0


    7062740          E22/G02             F          349,488.00         ZZ
                                         360        349,488.00          1
                                       8.125          2,594.94         74
                                       7.875          2,594.94
    DALLAS           TX   75209          5            12/14/01         00
    0413298399                           05           02/01/02          0
    0413298399                           O            01/01/32
    0


    7062750          E22/G02             F          193,600.00         ZZ
                                         360        193,600.00          1
                                       7.500          1,353.68         80
                                       7.250          1,353.68
    MINDEN           NV   89423          5            12/13/01         00
    0413320375                           05           02/01/02          0
    0413320375                           O            01/01/32
    0


    7062756          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       7.375          1,049.83         56
                                       7.125          1,049.83
    IPSWICH          MA   01938          2            12/14/01         00
    0413330358                           05           02/01/02          0
1


    0413330358                           O            01/01/32
    0


    7062766          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.875          1,806.55         75
                                       6.625          1,806.55
    SAN JOSE         CA   95122          5            12/05/01         00
    0413341637                           05           02/01/02          0
    0413341637                           O            01/01/32
    0


    7062798          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       7.875            609.06         80
                                       7.625            609.06
    PUEBLO WEST      CO   81007          2            12/17/01         00
    0413357294                           05           02/01/02          0
    0413357294                           N            01/01/32
    0


    7062812          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.375          1,036.01         75
                                       7.125          1,036.01
    GLENDALE         OR   97442          5            12/13/01         00
    0413362336                           05           02/01/02          0
    0413362336                           O            01/01/32
    0


    7062818          E22/G02             F          130,200.00         T
                                         360        130,200.00          1
                                       8.375            989.61         70
                                       8.125            989.61
    LAUDERDALE BY T  FL   33308          1            12/13/01         00
    0413365693                           06           02/01/02          0
    0413365693                           O            01/01/32
    0


    7062870          E22/G02             F          235,000.00         ZZ
                                         360        235,000.00          1
                                       7.250          1,603.11         54
                                       7.000          1,603.11
    HORSESHOE BAY    TX   78657          5            12/14/01         00
    0413395740                           03           02/01/02          0
    0413395740                           O            01/01/32
    0


1


    7062880          E22/G02             F          550,000.00         ZZ
                                         360        550,000.00          4
                                       8.625          4,277.84         80
                                       8.375          4,277.84
    NEW YORK         NY   10027          5            12/14/01         00
    0413398975                           05           02/01/02          0
    0413398975                           O            01/01/32
    0


    7063682          Q99/G02             F          173,000.00         ZZ
                                         360        173,000.00          1
                                       8.500          1,330.22         68
                                       8.250          1,330.22
    NARRAGANSETT     RI   02882          5            12/28/01         00
    0433519360                           05           02/01/02          0
    1                                    N            01/01/32
    0


    7064952          J83/G02             F          145,000.00         ZZ
                                         360        144,889.67          1
                                       7.375          1,001.48         60
                                       7.125          1,001.48
    LAS VEGAS        NV   89134          1            11/09/01         00
    0433548443                           03           01/01/02          0
    311846                               O            12/01/31
    0


    7067574          W93/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.875          2,627.72         80
                                       6.625          2,627.72
    MORRISON         CO   80465          5            12/06/01         00
    0433507621                           09           02/01/02          0
    77352129                             O            01/01/32
    0


    7067638          W93/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.875          2,522.61         80
                                       6.625          2,522.61
    SAN DIEGO        CA   92107          5            12/03/01         00
    0433507688                           05           02/01/02          0
    28297378                             O            01/01/32
    0


    7067816          E22/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       8.000            950.96         80
                                       7.750            950.96
1


    GUNTER           TX   75058          1            12/20/01         00
    0413212788                           05           02/01/02          0
    0413212788                           O            01/01/32
    0


    7067820          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       6.875            755.47         72
                                       6.625            755.47
    VICTORVILLE      CA   92392          2            12/12/01         00
    0413236852                           03           02/01/02          0
    0413236852                           O            01/01/32
    0


    7067822          E22/G02             F          314,000.00         ZZ
                                         360        314,000.00          1
                                       7.500          2,195.53         78
                                       7.250          2,195.53
    BELLEVUE         WA   98004          5            12/13/01         00
    0413238064                           05           02/01/02          0
    0413238064                           O            01/01/32
    0


    7067838          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       8.500            692.02         75
                                       8.250            692.02
    EAST PATCHOGUE   NY   11772          5            12/19/01         00
    0413285594                           05           02/01/02          0
    0413285594                           N            01/01/32
    0


    7067856          E22/G02             F          331,200.00         ZZ
                                         360        331,200.00          1
                                       7.750          2,372.76         80
                                       7.500          2,372.76
    DALLAS           TX   75225          5            12/13/01         00
    0413322868                           05           02/01/02          0
    0413322868                           O            01/01/32
    0


    7067860          E22/G02             F          312,000.00         ZZ
                                         360        312,000.00          1
                                       7.375          2,154.91         80
                                       7.125          2,154.91
    ANAHEIM HILLS    CA   92808          1            12/18/01         00
    0413326778                           03           02/01/02          0
    0413326778                           O            01/01/32
    0
1




    7067870          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.250            511.63         50
                                       7.000            511.63
    REDDING          CA   96003          5            12/11/01         00
    0413338427                           05           02/01/02          0
    0413338427                           O            01/01/32
    0


    7067882          E22/G02             F          551,200.00         ZZ
                                         360        551,200.00          1
                                       7.750          3,948.86         80
                                       7.500          3,948.86
    SAN JOSE         CA   95121          1            12/13/01         00
    0413354770                           05           02/01/02          0
    0413354770                           O            01/01/32
    0


    7067894          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          2
                                       8.750            991.24         90
                                       8.500            991.24
    NEW ORLEANS      LA   70115          2            12/20/01         04
    0413367533                           05           02/01/02         25
    0413367533                           N            01/01/32
    0


    7067896          E22/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
                                       7.875          1,711.16         80
                                       7.625          1,711.16
    SAN JOSE         CA   95127          1            12/13/01         00
    0413368119                           05           02/01/02          0
    0413368119                           N            01/01/32
    0


    7067902          E22/G02             F           28,600.00         ZZ
                                         360         28,600.00          1
                                       8.500            219.91         90
                                       8.250            219.91
    SOUTH BEND       IN   46619          1            12/20/01         01
    0413376302                           05           02/01/02         25
    0413376302                           N            01/01/32
    0


    7067940          E22/G02             F          300,000.00         ZZ
                                         240        300,000.00          1
1


                                       6.875          2,303.44         79
                                       6.625          2,303.44
    RICHMOND         CA   94803          5            12/13/01         00
    0413403924                           05           02/01/02          0
    0413403924                           O            01/01/22
    0


    7067942          E22/G02             F          212,800.00         ZZ
                                         360        212,800.00          1
                                       7.875          1,542.95         80
                                       7.625          1,542.95
    SPRINGFIELD      VA   22151          1            12/19/01         00
    0413405143                           05           02/01/02          0
    0413405143                           O            01/01/32
    0


    7067968          E22/G02             F          256,500.00         ZZ
                                         360        256,500.00          1
                                       8.375          1,949.59         90
                                       8.125          1,949.59
    THORNTON         CO   80601          1            12/19/01         01
    0413434374                           03           02/01/02         30
    0413434374                           O            01/01/32
    0


    7070454          W93/G02             F          113,000.00         ZZ
                                         360        112,909.64          2
                                       7.125            761.30         70
                                       6.875            761.30
    LODI             CA   95240          2            11/19/01         00
    0433507670                           05           01/01/02          0
    46316558                             N            12/01/31
    0


    7077340          W93/G02             F          245,000.00         ZZ
                                         360        244,794.17          1
                                       6.875          1,609.48         79
                                       6.625          1,609.48
    ALHAMBRA         CA   91801          2            11/20/01         00
    0433507639                           05           01/01/02          0
    03349956                             O            12/01/31
    0


    7077838          952/G02             F          168,000.00         ZZ
                                         360        168,000.00          2
                                       7.750          1,203.58         52
                                       7.500          1,203.58
    LINDEN           NJ   07036          5            12/13/01         00
    0433538857                           05           02/01/02          0
1


    20014855                             O            01/01/32
    0


    7079080          W93/G02             F          350,000.00         ZZ
                                         360        349,705.96          1
                                       6.875          2,299.25         58
                                       6.625          2,299.25
    LITTLETON        CO   80123          5            11/26/01         00
    0433508132                           03           01/01/02          0
    77352074                             O            12/01/31
    0


    7084706          S43/G02             F          148,500.00         ZZ
                                         360        148,500.00          4
                                       8.250          1,115.63         90
                                       8.000          1,115.63
    ALBUQUERQUE      NM   87112          1            12/28/01         01
    0433544723                           05           02/01/02         25
    012082                               N            01/01/32
    0


    7086382          E22/G02             F          379,000.00         ZZ
                                         360        379,000.00          1
                                       7.500          2,650.02         64
                                       7.250          2,650.02
    DALLAS           TX   75240          5            12/17/01         00
    0413216458                           05           02/01/02          0
    0413216458                           O            01/01/32
    0


    7086422          E22/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       7.375          1,588.55         74
                                       7.125          1,588.55
    REDWOOD VALLEY   CA   95470          5            12/10/01         00
    0413303777                           03           02/01/02          0
    0413303777                           O            01/01/32
    0


    7086430          E22/G02             F          171,200.00         ZZ
                                         360        171,200.00          1
                                       7.625          1,211.74         80
                                       7.375          1,211.74
    EL CAJON         CA   92020          1            12/18/01         00
    0413312216                           05           02/01/02          0
    0413312216                           N            01/01/32
    0


1


    7086480          E22/G02             F           48,675.00         ZZ
                                         360         48,675.00          1
                                       8.625            378.59         75
                                       8.375            378.59
    INDEPENDENCE     MO   64050          5            12/21/01         00
    0413354929                           05           02/01/02          0
    0413354929                           N            01/01/32
    0


    7086498          E22/G02             F          149,600.00         ZZ
                                         360        149,600.00          1
                                       7.250          1,020.54         80
                                       7.000          1,020.54
    DEEP RIVER       CT   06417          5            12/17/01         00
    0413363847                           05           02/01/02          0
    0413363847                           O            01/01/32
    0


    7086526          E22/G02             F           56,000.00         ZZ
                                         360         56,000.00          2
                                       8.500            430.59         80
                                       8.250            430.59
    ORLANDO          FL   32805          1            12/21/01         00
    0413377433                           05           02/01/02          0
    0413377433                           N            01/01/32
    0


    7086544          E22/G02             F           56,000.00         ZZ
                                         360         56,000.00          2
                                       8.500            430.59         80
                                       8.250            430.59
    ORLANDO          FL   32805          1            12/21/01         00
    0413380478                           05           02/01/02          0
    0413380478                           N            01/01/32
    0


    7086554          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       8.500            961.14         67
                                       8.250            961.14
    BELLAIRE         TX   77401          5            12/17/01         00
    0413385956                           05           02/01/02          0
    0413385956                           O            01/01/32
    0


    7086580          E22/G02             F          106,800.00         ZZ
                                         360        106,800.00          1
                                       7.375            737.64         67
                                       7.125            737.64
1


    SOUTH LAKE TAHO  CA   96150          1            12/12/01         00
    0413407008                           01           02/01/02          0
    0413407008                           N            01/01/32
    0


    7086582          E22/G02             F          383,200.00         ZZ
                                         360        383,200.00          1
                                       7.125          2,581.69         80
                                       6.875          2,581.69
    SAN RAMON        CA   94583          1            12/19/01         00
    0413407784                           05           02/01/02          0
    0413407784                           O            01/01/32
    0


    7090280          P29/G02             F          106,110.00         ZZ
                                         360        106,110.00          1
                                       8.750            834.77         90
                                       8.500            834.77
    NORTH LIBERTY    IA   52317          1            12/31/01         14
    0433519956                           01           02/01/02         25
    7090280                              N            01/01/32
    0


    7090880          F96/G02             F          196,650.00         ZZ
                                         360        196,650.00          3
                                       8.750          1,547.05         95
                                       8.500          1,547.05
    NEWARK           NJ   07106          1            12/28/01         12
    0433549441                           05           02/01/02         30
    0107401                              O            01/01/32
    0


    7094566          696/G02             F          279,920.00         ZZ
                                         360        279,920.00          1
                                       8.250          2,102.95         80
                                       8.000          2,102.95
    MIDDLEBURG       VA   20117          1            12/20/01         00
    0433489465                           05           02/01/02          0
    50101247                             O            01/01/32
    0


    7094828          E23/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       7.500          2,097.64         68
                                       7.250          2,097.64
    CORONA           CA   92883          1            12/19/01         00
    0433548203                           09           02/01/02          0
    51007739                             O            01/01/32
    0
1




    7096040          G52/G02             F          154,000.00         ZZ
                                         360        153,571.86          4
                                       7.875          1,116.61         70
                                       7.625          1,116.61
    FONTANA          CA   92336          2            08/27/01         00
    0433495314                           05           10/01/01          0
    820000108                            N            09/01/31
    0


    7100676          E23/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       7.250          1,875.98         79
                                       7.000          1,875.98
    TRACY            CA   95376          5            12/06/01         00
    0433548054                           05           02/01/02          0
    51009255                             O            01/01/32
    0


    7101552          B76/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
                                       8.375            718.27         90
                                       8.125            718.27
    FLINT            MI   48503          1            12/27/01         10
    0433529971                           05           02/01/02         25
    0001037076                           N            01/01/32
    0


    7103518          N47/G02             F          357,300.00         ZZ
                                         360        357,300.00          1
                                       7.125          2,407.20         80
                                       6.875          2,407.20
    CHULA VISTA      CA   91913          1            12/28/01         00
    0433549755                           03           02/01/02          0
    30112859                             O            01/01/32
    0


    7105396          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       7.000          1,397.14         75
                                       6.750          1,397.14
    SAN DIEGO        CA   92104          5            12/14/01         00
    0413133182                           01           02/01/02          0
    0413133182                           O            01/01/32
    0


    7105434          E22/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
1


                                       8.250          1,923.24         80
                                       8.000          1,923.24
    MEDFIELD         MA   02052          5            12/19/01         00
    0413276320                           05           02/01/02          0
    0413276320                           O            01/01/32
    0


    7105436          E22/G02             F          128,250.00         ZZ
                                         360        128,250.00          1
                                       8.125            952.26         95
                                       7.875            952.26
    DOWAGIAC         MI   49047          1            12/07/01         04
    0413279720                           05           02/01/02         35
    0413279720                           O            01/01/32
    0


    7105442          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       7.000          1,330.60         77
                                       6.750          1,330.60
    LA MESA          CA   91942          5            12/14/01         00
    0413301102                           05           02/01/02          0
    0413301102                           O            01/01/32
    0


    7105462          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       7.250          1,446.21         80
                                       7.000          1,446.21
    SHOREVIEW        MN   55126          5            12/20/01         00
    0413323643                           05           02/01/02          0
    0413323643                           O            01/01/32
    0


    7105464          E22/G02             F          168,800.00         ZZ
                                         360        168,800.00          1
                                       7.500          1,180.27         80
                                       7.250          1,180.27
    BURLINGTON       VT   05401          5            12/18/01         00
    0413324195                           05           02/01/02          0
    0413324195                           O            01/01/32
    0


    7105488          E22/G02             F          349,000.00         ZZ
                                         360        349,000.00          1
                                       7.125          2,351.28         79
                                       6.875          2,351.28
    PLEASANTON       CA   94566          5            12/13/01         00
    0413366311                           05           02/01/02          0
1


    0413366311                           O            01/01/32
    0


    7105492          E22/G02             F          412,500.00         ZZ
                                         360        412,500.00          1
                                       7.375          2,849.03         75
                                       7.125          2,849.03
    SHINGLE SPRINGS  CA   95682          5            12/13/01         00
    0413368648                           05           02/01/02          0
    0413368648                           O            01/01/32
    0


    7105500          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       7.875          1,740.17         48
                                       7.625          1,740.17
    WEST BLOOMFIELD  MI   48322          2            12/18/01         00
    0413371543                           05           02/01/02          0
    0413371543                           O            01/01/32
    0


    7105504          E22/G02             F          232,500.00         ZZ
                                         360        232,500.00          1
                                       8.250          1,746.69         94
                                       8.000          1,746.69
    CHICAGO          IL   60634          5            12/21/01         11
    0413376294                           05           02/01/02         30
    0413376294                           O            01/01/32
    0


    7105510          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       8.375          1,596.15         76
                                       8.125          1,596.15
    S ROCKWOOD       MI   48179          5            12/07/01         00
    0413377466                           05           02/01/02          0
    0413377466                           O            01/01/32
    0


    7105514          E22/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
                                       6.750            343.76         43
                                       6.500            343.76
    RIVERSIDE        CA   92503          5            12/13/01         00
    0413380064                           05           02/01/02          0
    0413380064                           O            01/01/32
    0


1


    7105540          E22/G02             F          310,400.00         ZZ
                                         360        310,400.00          1
                                       7.375          2,143.86         80
                                       7.125          2,143.86
    RENO             NV   89509          5            12/12/01         00
    0413398488                           05           02/01/02          0
    0413398488                           O            01/01/32
    0


    7105560          E22/G02             F          159,000.00         ZZ
                                         360        159,000.00          1
                                       8.375          1,208.51         85
                                       8.125          1,208.51
    COUNCIL BLUFFS   IA   51503          2            12/07/01         01
    0413419524                           05           02/01/02         25
    0413419524                           O            01/01/32
    0


    7106516          944/G02             F          239,200.00         ZZ
                                         360        238,816.30          1
                                       7.125          1,611.54         80
                                       6.875          1,611.54
    FAIR OAKS        CA   95628          5            10/26/01         00
    0433542008                           05           12/01/01          0
    W01090276                            O            11/01/31
    0


    7106958          944/G02             F          274,000.00         ZZ
                                         360        273,115.71          1
                                       7.125          1,845.99         75
                                       6.875          1,845.99
    RANCHO SANTA MA  CA   92688          5            08/20/01         00
    0433542362                           03           10/01/01          0
    W88020617                            O            09/01/31
    0


    7107326          944/G02             F          350,000.00         ZZ
                                         360        348,842.35          1
                                       7.000          2,328.56         70
                                       6.750          2,328.56
    SEBASTOPOL       CA   95472          1            08/29/01         00
    0433542271                           05           10/01/01          0
    W01082109                            O            09/01/31
    0


    7109228          E82/G02             F          159,500.00         ZZ
                                         360        159,500.00          1
                                       6.750          1,034.51         56
                                       6.500          1,034.51
1


    MALDEN           MA   02148          2            12/20/01         00
    0400522009                           05           02/01/02          0
    0400522009                           O            01/01/32
    0


    7109470          944/G02             F          420,000.00         ZZ
                                         360        419,638.39          1
                                       6.750          2,724.12         75
                                       6.500          2,724.12
    CANBY            OR   97013          2            11/02/01         00
    0433542248                           05           01/01/02          0
    W01083399                            O            12/01/31
    0


    7109688          944/G02             F          205,100.00         ZZ
                                         360        204,387.69          1
                                       6.750          1,330.28         94
                                       6.500          1,330.28
    CHANDLER         AZ   85249          2            08/16/01         04
    0433542354                           03           10/01/01         30
    W01070761                            O            09/01/31
    0


    7109800          X08/G02             F          184,500.00         ZZ
                                         360        184,500.00          4
                                       8.375          1,402.33         90
                                       8.125          1,402.33
    SALT LAKE CITY   UT   84102          1            12/13/01         10
    0433513876                           05           02/01/02         25
    6004701                              N            01/01/32
    0


    7110264          944/G02             F          230,000.00         ZZ
                                         360        229,416.58          1
                                       6.875          1,510.94         79
                                       6.625          1,510.94
    LAGUNA HILLS     CA   92653          5            09/04/01         00
    0433542206                           05           11/01/01          0
    W88020689                            O            10/01/31
    0


    7111824          B44/G02             F          253,600.00         ZZ
                                         360        253,392.12          1
                                       7.000          1,687.21         80
                                       6.750          1,687.21
    GARDNERVILLE     NV   89410          5            11/13/01         00
    0433537693                           05           01/01/02          0
    3011768                              O            12/01/31
    0
1




    7113212          405/405             F          600,000.00         ZZ
                                         360        599,483.41          1
                                       6.750          3,891.59         73
                                       6.250          3,891.59
    NEWPORT BEACH    CA   92663          2            11/13/01         00
    0017878307                           05           01/01/02          0
    0017878307                           O            12/01/31
    0


    7113298          405/405             F          613,000.00         ZZ
                                         360        613,000.00          1
                                       6.875          4,026.98         73
                                       6.375          4,026.98
    SOLANA BEACH     CA   92075          2            12/03/01         00
    0017947375                           03           02/01/02          0
    0017947375                           O            01/01/32
    0


    7113314          405/405             F          450,000.00         ZZ
                                         360        449,593.19          1
                                       6.500          2,844.31         71
                                       6.250          2,844.31
    SAN FRANCISCO    CA   94131          5            11/21/01         00
    0017953662                           03           01/01/02          0
    0017953662                           O            12/01/31
    0


    7113318          405/405             F          650,000.00         ZZ
                                         360        649,412.39          1
                                       6.500          4,108.44         77
                                       6.250          4,108.44
    SANTA CLARITA    CA   91387          5            11/20/01         00
    0017954207                           05           01/01/02          0
    0017954207                           O            12/01/31
    0


    7113350          405/405             F          463,000.00         ZZ
                                         360        462,629.74          1
                                       7.125          3,119.32         78
                                       6.625          3,119.32
    YORBA LINDA      CA   92887          5            11/21/01         00
    0017969569                           03           01/01/02          0
    0017969569                           O            12/01/31
    0


    7113354          405/405             F          318,000.00         ZZ
                                         360        317,732.84          1
1


                                       6.875          2,089.04         79
                                       6.375          2,089.04
    FORT COLLINS     CO   80528          5            11/28/01         00
    0017974320                           03           01/01/02          0
    0017974320                           O            12/01/31
    0


    7113378          405/405             F          500,000.00         ZZ
                                         360        499,600.15          1
                                       7.125          3,368.60         78
                                       6.625          3,368.60
    LA CRESCENTA     CA   91214          5            11/27/01         00
    0018005942                           05           01/01/02          0
    0018005942                           O            12/01/31
    0


    7113402          405/405             F          420,000.00         ZZ
                                         360        419,647.15          1
                                       6.875          2,759.10         73
                                       6.375          2,759.10
    WOODLAND HILLS   CA   91364          5            11/09/01         00
    0019958859                           05           01/01/02          0
    0019958859                           O            12/01/31
    0


    7113404          405/405             F          450,000.00         ZZ
                                         360        449,337.50          1
                                       6.500          2,844.31         79
                                       6.250          2,844.31
    DALY CITY        CA   94014          5            11/15/01         00
    0019963214                           05           01/01/02          0
    0019963214                           O            12/01/31
    0


    7115626          A50/G02             F          345,100.00         ZZ
                                         360        344,802.88          1
                                       6.750          2,238.31         80
                                       6.500          2,238.31
    PHENIX CITY      AL   36867          5            12/03/01         00
    0433548021                           05           01/01/02          0
    545440                               O            12/01/31
    0


    7117580          F96/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       8.125            742.50         80
                                       7.875            742.50
    TOWN OF WEST NE  NJ   07093          1            12/31/01         00
    0433544046                           05           02/01/02          0
1


    0107445                              N            01/01/32
    0


    7125764          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          4
                                       7.875          1,740.17         80
                                       7.625          1,740.17
    LONG BEACH       CA   90813          2            12/17/01         00
    0413283102                           05           02/01/02          0
    0413283102                           O            01/01/32
    0


    7125788          E22/G02             F          109,700.00         ZZ
                                         360        109,700.00          1
                                       8.625            853.24         58
                                       8.375            853.24
    ROME CITY        IN   46784          5            12/26/01         00
    0413330507                           05           02/01/02          0
    0413330507                           N            01/01/32
    0


    7125820          E22/G02             F          183,600.00         ZZ
                                         360        183,600.00          1
                                       7.250          1,252.48         90
                                       7.000          1,252.48
    SPOKANE          WA   99218          2            12/14/01         04
    0413348509                           05           02/01/02         25
    0413348509                           O            01/01/32
    0


    7125846          E22/G02             F          354,000.00         ZZ
                                         360        354,000.00          1
                                       7.625          2,505.59         74
                                       7.375          2,505.59
    PENN VALLEY      CA   95946          5            12/13/01         00
    0413378985                           05           02/01/02          0
    0413378985                           O            01/01/32
    0


    7125854          E22/G02             F          442,000.00         ZZ
                                         360        442,000.00          2
                                       7.500          3,090.53         85
                                       7.250          3,090.53
    REDWOOD CITY     CA   94063          2            12/13/01         01
    0413383902                           05           02/01/02         12
    0413383902                           O            01/01/32
    0


1


    7125874          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          2
                                       8.250            375.63         90
                                       8.000            375.63
    GRAND RAPIDS     MI   49506          1            12/26/01         01
    0413403213                           05           02/01/02         25
    0413403213                           N            01/01/32
    0


    7125948          E22/G02             F          170,400.00         ZZ
                                         360        170,400.00          1
                                       7.500          1,191.46         80
                                       7.250          1,191.46
    YAKIMA           WA   98908          1            12/19/01         00
    0413471350                           05           02/01/02          0
    0413471350                           O            01/01/32
    0


    7125952          E22/G02             F          139,000.00         ZZ
                                         360        139,000.00          1
                                       8.125          1,032.07         95
                                       7.875          1,032.07
    WEATHERFORD      TX   76085          1            12/26/01         04
    0413487737                           05           02/01/02         30
    0413487737                           O            01/01/32
    0


    7127942          W70/W70             F          424,000.00         ZZ
                                         360        423,643.80          1
                                       6.875          2,785.37         76
                                       6.625          2,785.37
    HINSDALE         IL   60521          5            11/24/01         00
    511023527                            05           01/01/02          0
    511023527                            O            12/01/31
    0


    7129648          E82/G02             F           53,900.00         ZZ
                                         360         53,900.00          2
                                       7.250            367.69         72
                                       7.000            367.69
    SAN ANTONIO      TX   78228          2            12/20/01         00
    0400533436                           05           02/01/02          0
    0400533436                           N            01/01/32
    0


    7134328          T29/G02             F          162,000.00         ZZ
                                         360        162,000.00          4
                                       8.000          1,188.70         90
                                       7.750          1,188.70
1


    MOSES LAKE       WA   98837          1            12/11/01         04
    0433533684                           05           02/01/02         25
    1140915                              N            01/01/32
    0


    7134348          T29/G02             F          162,000.00         ZZ
                                         360        161,830.39          4
                                       8.000          1,188.70         90
                                       7.750          1,188.70
    MOSES LAKE       WA   98837          1            11/30/01         04
    0433547999                           05           01/01/02         25
    1140916                              N            12/01/31
    0


    7134376          T29/G02             F          166,500.00         ZZ
                                         360        166,383.24          4
                                       8.000          1,221.72         90
                                       7.750          1,221.72
    MOSES LAKE       WA   98837          1            11/30/01         04
    0433547965                           05           01/01/02         25
    1140916                              N            12/01/31
    0


    7134398          T29/G02             F          180,000.00         ZZ
                                         360        179,804.59          4
                                       8.000          1,320.78         90
                                       7.750          1,320.78
    MOSES LAKE       WA   98837          1            11/30/01         04
    0433533627                           05           01/01/02         25
    1140916                              N            12/01/31
    0


    7136064          E22/G02             F          373,200.00         ZZ
                                         360        373,200.00          1
                                       7.375          2,577.60         80
                                       7.125          2,577.60
    LAKE CHARLES     LA   70605          5            12/21/01         00
    0413228321                           05           02/01/02          0
    0413228321                           O            01/01/32
    0


    7136086          E22/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       7.500          1,293.55         78
                                       7.250          1,293.55
    VAN NUYS         CA   91406          2            12/18/01         00
    0413287376                           05           02/01/02          0
    0413287376                           O            01/01/32
    0
1




    7136092          E22/G02             F          345,000.00         ZZ
                                         360        345,000.00          1
                                       7.000          2,295.29         80
                                       6.750          2,295.29
    CLAYTON          CA   94517          2            12/13/01         00
    0413298878                           05           02/01/02          0
    0413298878                           O            01/01/32
    0


    7136100          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       7.000          4,324.47         78
                                       6.750          4,324.47
    KATY             TX   77450          5            12/20/01         00
    0413310707                           03           02/01/02          0
    0413310707                           O            01/01/32
    0


    7136106          E22/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       6.875          2,181.00         80
                                       6.625          2,181.00
    ANTIOCH          CA   94509          2            12/13/01         00
    0413319369                           05           02/01/02          0
    0413319369                           O            01/01/32
    0


    7136130          E22/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       7.250            968.69         80
                                       7.000            968.69
    PFLUGERVILLE     TX   78660          5            12/19/01         00
    0413342775                           05           02/01/02          0
    0413342775                           O            01/01/32
    0


    7136150          E22/G02             F          237,600.00         ZZ
                                         360        237,600.00          1
                                       7.250          1,620.85         80
                                       7.000          1,620.85
    PARADISE         TX   76073          5            12/17/01         00
    0413359183                           05           02/01/02          0
    0413359183                           O            01/01/32
    0


    7136152          E22/G02             F          620,000.00         ZZ
                                         360        620,000.00          1
1


                                       7.500          4,335.13         80
                                       7.250          4,335.13
    RANCHO PALOS VE  CA   90275          2            12/18/01         00
    0413360256                           05           02/01/02          0
    0413360256                           O            01/01/32
    0


    7136202          E22/G02             F          273,000.00         ZZ
                                         360        273,000.00          1
                                       7.375          1,885.54         70
                                       7.125          1,885.54
    SAN FRANCISCO    CA   94112          5            12/14/01         00
    0413389701                           05           02/01/02          0
    0413389701                           O            01/01/32
    0


    7136204          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.750          2,865.65         74
                                       7.500          2,865.65
    FRISCO           TX   75034          5            12/21/01         00
    0413390303                           03           02/01/02          0
    0413390303                           O            01/01/32
    0


    7136210          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       8.375            942.49         80
                                       8.125            942.49
    NAMPA            ID   83687          2            12/14/01         00
    0413392002                           03           02/01/02          0
    0413392002                           N            01/01/32
    0


    7136246          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.875          2,102.17         80
                                       6.625          2,102.17
    SAN JOSE         CA   95148          5            12/17/01         00
    0413406406                           05           02/01/02          0
    0413406406                           O            01/01/32
    0


    7136260          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       7.750          2,005.95         80
                                       7.500          2,005.95
    MONTEVALLO       AL   35115          5            12/21/01         00
    0413413204                           05           02/01/02          0
1


    0413413204                           O            01/01/32
    0


    7136298          E22/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       7.375          1,761.22         67
                                       7.125          1,761.22
    WINDSOR          CA   95492          1            12/20/01         00
    0413432741                           05           02/01/02          0
    0413432741                           O            01/01/32
    0


    7136328          E22/G02             F           30,400.00         ZZ
                                         360         30,400.00          1
                                       8.125            225.72         85
                                       7.875            225.72
    SAGINAW          MI   48602          2            12/26/01         04
    0413448218                           05           02/01/02         20
    0413448218                           N            01/01/32
    0


    7136334          E22/G02             F           35,100.00         ZZ
                                         360         35,100.00          1
                                       8.125            260.62         90
                                       7.875            260.62
    SAGINAW          MI   48602          2            12/27/01         04
    0413449844                           05           02/01/02         25
    0413449844                           N            01/01/32
    0


    7136342          E22/G02             F           70,200.00         ZZ
                                         360         70,200.00          1
                                       7.750            502.92         90
                                       7.500            502.92
    GRIFFIN          GA   30224          1            12/27/01         01
    0413459850                           05           02/01/02         25
    0413459850                           N            01/01/32
    0


    7139344          E22/G02             F          246,400.00         ZZ
                                         360        246,400.00          1
                                       7.000          1,639.31         79
                                       6.750          1,639.31
    FILLMORE         CA   93015          2            12/14/01         00
    0413285248                           05           02/01/02          0
    0413285248                           O            01/01/32
    0


1


    7139388          E22/G02             F          356,000.00         ZZ
                                         360        356,000.00          1
                                       7.250          2,428.55         80
                                       7.000          2,428.55
    GLENDORA         CA   91741          1            12/20/01         00
    0413342601                           05           02/01/02          0
    0413342601                           O            01/01/32
    0


    7139432          E22/G02             F          355,350.00         ZZ
                                         360        355,350.00          1
                                       8.375          2,700.92         90
                                       8.125          2,700.92
    FOUNTAIN VALLEY  CA   92708          1            12/20/01         04
    0413391848                           03           02/01/02         25
    0413391848                           O            01/01/32
    0


    7141556          964/G02             F          256,500.00         ZZ
                                         360        256,500.00          4
                                       7.375          1,771.58         90
                                       7.125          1,771.58
    ANAHEIM          CA   92805          1            12/03/01         14
    0433493855                           05           02/01/02         25
    164718                               N            01/01/32
    0


    7145184          736/G02             F          335,000.00         ZZ
                                         360        334,732.10          1
                                       7.125          2,256.96         72
                                       6.875          2,256.96
    LA MESA          CA   91941          5            11/26/01         00
    0433528791                           05           01/01/02          0
    0104889852                           O            12/01/31
    0


    7145186          736/G02             F          118,000.00         ZZ
                                         360        117,910.21          1
                                       7.375            815.00         77
                                       7.125            815.00
    MIRA LOMA        CA   91752          5            11/27/01         00
    0433496130                           05           01/01/02          0
    0104844519                           O            12/01/31
    0


    7145258          736/G02             F          275,000.00         ZZ
                                         360        274,785.47          1
                                       7.250          1,875.99         80
                                       7.000          1,875.99
1


    LIVERMORE        CO   80536          5            11/21/01         00
    0433494093                           05           01/01/02          0
    0104657838                           O            12/01/31
    0


    7145268          736/G02             F          208,000.00         ZZ
                                         360        207,463.95          1
                                       8.250          1,562.64         78
                                       8.000          1,562.64
    CHERRY HILL      NJ   08003          5            08/27/01         00
    0433500709                           05           10/01/01          0
    0104139597                           O            09/01/31
    0


    7156568          731/G02             F          236,000.00         ZZ
                                         360        235,820.43          1
                                       7.375          1,629.99         80
                                       7.125          1,629.99
    COSTA MESA       CA   92627          5            11/21/01         00
    0433547304                           05           01/01/02          0
    412143836                            O            12/01/31
    0


    7158278          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          4
                                       8.500          1,476.31         80
                                       8.250          1,476.31
    UPLAND           CA   91786          1            12/19/01         00
    0413047382                           05           02/01/02          0
    0413047382                           N            01/01/32
    0


    7158326          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          3
                                       8.500          1,999.18         83
                                       8.250          1,999.18
    BROOKLYN         NY   11223          5            12/24/01         01
    0413293911                           05           02/01/02         12
    0413293911                           O            01/01/32
    0


    7158432          E22/G02             F          146,250.00         ZZ
                                         360        146,250.00          1
                                       8.250          1,098.73         90
                                       8.000          1,098.73
    THORNTON         CO   80229          1            12/31/01         01
    0413388257                           05           02/01/02         25
    0413388257                           N            01/01/32
    0
1




    7158450          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.250          1,227.92         50
                                       7.000          1,227.92
    CASTRO VALLEY    CA   94546          5            12/20/01         00
    0413396441                           05           02/01/02          0
    0413396441                           O            01/01/32
    0


    7158484          E22/G02             F          287,000.00         ZZ
                                         360        287,000.00          1
                                       7.125          1,933.57         84
                                       6.875          1,933.57
    YORBA LINDA      CA   92887          5            12/19/01         04
    0413409632                           05           02/01/02         12
    0413409632                           O            01/01/32
    0


    7158522          E22/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
                                       7.375          3,729.65         80
                                       7.125          3,729.65
    GRANITE BAY      CA   95746          1            12/24/01         00
    0413428020                           03           02/01/02          0
    0413428020                           O            01/01/32
    0


    7158584          E22/G02             F           48,750.00         ZZ
                                         360         48,750.00          1
                                       8.500            374.85         75
                                       8.250            374.85
    SEMMES           AL   36575          5            12/31/01         00
    0413455973                           05           02/01/02          0
    0413455973                           N            01/01/32
    0


    7158594          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       8.125          1,410.74        100
                                       7.875          1,410.74
    LIVONIA          MI   48154          2            12/27/01         04
    0413461906                           05           02/01/02         35
    0413461906                           O            01/01/32
    0


    7159396          W93/G02             F          342,000.00         ZZ
                                         360        341,705.54          1
1


                                       6.750          2,218.21         78
                                       6.500          2,218.21
    IRVINE           CA   92620          5            11/21/01         00
    0433507613                           03           01/01/02          0
    03349975                             O            12/01/31
    0


    7163054          253/253             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       7.500          1,762.03         80
                                       7.250          1,762.03
    SANTA FE         NM   87501          1            12/14/01         00
    990031                               03           02/01/02          0
    990031                               O            01/01/32
    0


    7163422          U45/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       7.500          1,447.37         52
                                       7.250          1,447.37
    SALT LAKE CITY   UT   84108          5            12/11/01         00
    0433545365                           05           02/01/02          0
    6079010797                           O            01/01/32
    0


    7166574          069/G02             F          187,800.00         ZZ
                                         360        187,800.00          1
                                       7.125          1,265.25         75
                                       6.875          1,265.25
    SANTA CLARITA    CA   91390          1            12/06/01         00
    0433508579                           05           02/01/02          0
    88242573                             N            01/01/32
    0


    7168234          069/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       7.375          2,983.72         80
                                       7.125          2,983.72
    LOS ANGELES      CA   90732          1            12/10/01         00
    0433506219                           05           02/01/02          0
    88242235                             O            01/01/32
    0


    7169368          286/286             F          485,250.00         ZZ
                                         360        484,832.20          1
                                       6.750          3,147.33         83
                                       6.500          3,147.33
    LAS VEGAS        NV   89129          2            11/07/01         14
    677760                               03           01/01/02         12
1


    677760                               O            12/01/31
    0


    7169370          286/286             F          607,500.00         ZZ
                                         360        605,160.07          1
                                       7.375          4,195.86         90
                                       7.125          4,195.86
    SEBAGO           ME   04024          1            07/02/01         12
    361245                               05           09/01/01         25
    361245                               O            08/01/31
    0


    7169372          286/286             F          500,000.00         ZZ
                                         360        499,590.15          1
                                       7.000          3,326.52         80
                                       6.750          3,326.52
    DIX HILLS        NY   11746          1            11/15/01         00
    597996                               05           01/01/02          0
    597996                               O            12/01/31
    0


    7169374          286/286             F          490,000.00         ZZ
                                         360        489,505.21          2
                                       6.625          3,137.53         62
                                       6.375          3,137.53
    LA JOLLA         CA   92037          5            11/05/01         00
    669323                               05           01/01/02          0
    669323                               O            12/01/31
    0


    7169376          286/286             F          471,200.00         ZZ
                                         360        470,804.13          1
                                       6.875          3,095.45         80
                                       6.625          3,095.45
    DALLAS           TX   75248          1            11/15/01         00
    682817                               03           01/01/02          0
    682817                               O            12/01/31
    0


    7169378          286/286             F          183,000.00         ZZ
                                         360        182,864.18          1
                                       7.500          1,279.57         59
                                       7.250          1,279.57
    CHICAGO          IL   60656          5            11/09/01         00
    682933                               05           01/01/02          0
    682933                               O            12/01/31
    0


1


    7169382          286/286             F          270,000.00         ZZ
                                         360        269,794.54          1
                                       7.375          1,864.83         73
                                       7.125          1,864.83
    DURANGO          CO   81301          5            11/09/01         00
    676478                               05           01/01/02          0
    676478                               O            12/01/31
    0


    7169384          286/286             F          218,000.00         ZZ
                                         360        217,829.94          1
                                       7.250          1,487.14         80
                                       7.000          1,487.14
    FORT COLLINS     CO   80526          2            11/09/01         00
    688972                               05           01/01/02          0
    688972                               O            12/01/31
    0


    7169386          286/286             F          308,000.00         ZZ
                                         360        307,759.72          1
                                       7.250          2,101.11         80
                                       7.000          2,101.11
    HOUSTON          TX   77027          1            11/16/01         00
    833459                               03           01/01/02          0
    833459                               O            12/01/31
    0


    7169394          286/286             F          200,000.00         ZZ
                                         360        199,836.06          1
                                       7.000          1,330.61         61
                                       6.750          1,330.61
    CUMMING          GA   30040          2            11/07/01         00
    578417                               05           01/01/02          0
    578417                               O            12/01/31
    0


    7169396          286/286             F          140,000.00         ZZ
                                         360        139,890.78          1
                                       7.250            955.05         74
                                       7.000            955.05
    JACKSON          NJ   08527          5            11/09/01         00
    546340                               05           01/01/02          0
    546340                               O            12/01/31
    0


    7169402          286/286             F          225,000.00         ZZ
                                         360        224,810.97          1
                                       6.875          1,478.09         69
                                       6.625          1,478.09
1


    PINETOP          AZ   85935          5            11/09/01         00
    839277                               05           01/01/02          0
    839277                               O            12/01/31
    0


    7169406          286/286             F          370,000.00         ZZ
                                         360        369,476.02          1
                                       7.750          2,650.73         80
                                       7.500          2,650.73
    HOLLYWOOD        FL   33019          1            10/31/01         00
    623603                               03           12/01/01          0
    623603                               O            11/01/31
    0


    7169408          286/286             F          509,450.00         ZZ
                                         360        508,672.30          1
                                       8.000          3,738.17         82
                                       7.500          3,738.17
    WASHINGTON       DC   20009          2            10/05/01         11
    391216                               05           12/01/01         12
    391216                               O            11/01/31
    0


    7169416          286/286             F          199,500.00         ZZ
                                         360        199,340.46          1
                                       7.125          1,344.07         70
                                       6.875          1,344.07
    LIVERMORE        CA   94550          5            11/08/01         00
    9907302                              05           01/01/02          0
    9907302                              O            12/01/31
    0


    7169418          286/286             F           93,200.00         ZZ
                                         360         93,130.83          1
                                       7.500            651.67         42
                                       7.250            651.67
    MOUNT SHASTA     CA   96067          5            11/02/01         00
    9906513                              05           01/01/02          0
    9906513                              O            12/01/31
    0


    7169420          286/286             F          195,000.00         ZZ
                                         360        194,832.11          1
                                       6.750          1,264.77         75
                                       6.500          1,264.77
    LODI             CA   95240          5            11/05/01         00
    9925061                              05           01/01/02          0
    9925061                              O            12/01/31
    0
1




    7169422          286/286             F          377,000.00         ZZ
                                         360        376,683.28          1
                                       6.875          2,476.62         80
                                       6.625          2,476.62
    MCARTHUR         CA   96056          5            11/06/01         00
    9922401                              05           01/01/02          0
    9922401                              O            12/01/31
    0


    7169424          286/286             F          235,000.00         ZZ
                                         360        234,787.56          1
                                       6.500          1,485.36         74
                                       6.250          1,485.36
    SANTA ROSA       CA   95403          5            11/06/01         00
    9915106                              05           01/01/02          0
    9915106                              O            12/01/31
    0


    7169426          286/286             F          265,000.00         ZZ
                                         360        264,777.37          1
                                       6.875          1,740.86         63
                                       6.625          1,740.86
    ALAMEDA          CA   94501          5            11/02/01         00
    9887893                              01           01/01/02          0
    9887893                              O            12/01/31
    0


    7169428          286/286             F          399,200.00         ZZ
                                         360        398,864.62          1
                                       6.875          2,622.46         80
                                       6.625          2,622.46
    FULLERTON        CA   92831          1            11/01/01         00
    9909847                              05           01/01/02          0
    9909847                              O            12/01/31
    0


    7169434          286/286             F          140,000.00         ZZ
                                         360        139,666.88          1
                                       6.625            896.44         38
                                       6.375            896.44
    OCCIDENTAL       CA   95465          2            11/13/01         00
    9885304                              05           01/01/02          0
    9885304                              O            12/01/31
    0


    7169436          286/286             F          390,000.00         ZZ
                                         360        389,672.36          1
1


                                       6.875          2,562.02         75
                                       6.625          2,562.02
    FOUNTAIN VALLEY  CA   92708          5            11/02/01         00
    9913996                              05           01/01/02          0
    9913996                              O            12/01/31
    0


    7169438          286/286             F          237,500.00         ZZ
                                         360        237,037.16          1
                                       6.125          1,443.08         53
                                       5.875          1,443.08
    RANCHO CUCAMONG  CA   91739          2            10/30/01         00
    9900335                              05           12/01/01          0
    9900335                              O            11/01/31
    0


    7169440          286/286             F          360,000.00         ZZ
                                         360        359,719.17          1
                                       7.250          2,455.83         77
                                       7.000          2,455.83
    OAKDALE          CA   95361          5            11/08/01         00
    9920584                              05           01/01/02          0
    9920584                              O            12/01/31
    0


    7169908          286/286             F          500,000.00         ZZ
                                         360        499,579.94          1
                                       6.875          3,284.64         80
                                       6.625          3,284.64
    SHERMAN OAKS     CA   91423          1            11/06/01         00
    9920414                              05           01/01/02          0
    9920414                              O            12/01/31
    0


    7171542          405/405             F          345,000.00         ZZ
                                         360        345,000.00          1
                                       6.875          2,266.41         79
                                       6.250          2,266.41
    CASTRO VALLEY    CA   94546          5            12/14/01         00
    0017936899                           05           02/01/02          0
    0017936899                           O            01/01/32
    0


    7171544          405/405             F          404,500.00         ZZ
                                         360        404,500.00          1
                                       6.750          2,623.58         71
                                       6.250          2,623.58
    LOS ANGELES      CA   91356          2            12/11/01         00
    0017943390                           05           02/01/02          0
1


    0017943390                           O            01/01/32
    0


    7171558          405/405             F          536,000.00         ZZ
                                         360        536,000.00          1
                                       6.750          3,476.49         80
                                       6.250          3,476.49
    LOS ANGELES      CA   91344          5            12/05/01         00
    0017963232                           03           02/01/02          0
    0017963232                           O            01/01/32
    0


    7171568          405/405             F          552,500.00         ZZ
                                         360        552,500.00          1
                                       6.750          3,583.51         65
                                       6.250          3,583.51
    WESTLAKE VILLAG  CA   91361          5            12/10/01         00
    0018001586                           05           02/01/02          0
    0018001586                           O            01/01/32
    0


    7171584          405/405             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.750          4,215.89         75
                                       6.250          4,215.89
    BEVERLY HILLS    CA   90211          5            12/17/01         00
    0018024398                           05           02/01/02          0
    0018024398                           O            01/01/32
    0


    7171586          405/405             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.875          3,941.57         74
                                       6.250          3,941.57
    SAN DIEGO        CA   92130          5            12/07/01         00
    0018026591                           03           02/01/02          0
    0018026591                           O            01/01/32
    0


    7171610          405/405             F          492,000.00         ZZ
                                         360        492,000.00          1
                                       6.875          3,232.09         80
                                       6.250          3,232.09
    MENLO PARK       CA   94025          1            12/18/01         00
    0018099341                           05           02/01/02          0
    0018099341                           O            01/01/32
    0


1


    7171778          405/405             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.750          2,464.68         80
                                       6.250          2,464.68
    BURBANK          CA   91505          5            12/12/01         00
    0018001073                           05           02/01/02          0
    0018001073                           O            01/01/32
    0


    7171780          405/405             F          622,500.00         ZZ
                                         360        622,500.00          1
                                       6.875          4,089.38         75
                                       6.375          4,089.38
    SAN ANSELMO      CA   94960          5            12/03/01         00
    0018007609                           05           02/01/02          0
    0018007609                           O            01/01/32
    0


    7171782          405/405             F          367,100.00         ZZ
                                         360        367,100.00          1
                                       7.125          2,473.23         90
                                       6.625          2,473.23
    THOUSAND OAKS    CA   91320          1            12/08/01         11
    0018016642                           03           02/01/02         25
    0018016642                           O            01/01/32
    0


    7171786          405/405             F          342,800.00         ZZ
                                         360        342,800.00          1
                                       6.875          2,251.96         80
                                       6.375          2,251.96
    CONCORD          CA   94521          1            12/10/01         00
    0018036780                           05           02/01/02          0
    0018036780                           O            01/01/32
    0


    7171804          405/405             F          391,500.00         ZZ
                                         360        391,500.00          1
                                       7.250          2,670.72         90
                                       6.750          2,670.72
    LOS ANGELES      CA   91607          1            12/18/01         11
    0018122002                           05           02/01/02         25
    0018122002                           O            01/01/32
    0


    7180056          736/G02             F          181,400.00         ZZ
                                         360        181,152.65          1
                                       7.625          1,283.94         80
                                       7.375          1,283.94
1


    SAN DIEGO        CA   92117          1            11/26/01         00
    0433540127                           05           01/01/02          0
    0104997606                           O            12/01/31
    0


    7180126          736/G02             F          408,600.00         ZZ
                                         360        408,248.20          1
                                       6.750          2,650.18         80
                                       6.500          2,650.18
    WASHINGTON       DC   20008          5            11/27/01         00
    0433514833                           05           01/01/02          0
    104982285                            O            12/01/31
    0


    7180132          736/G02             F          600,000.00         ZZ
                                         360        599,483.41          1
                                       6.750          3,891.59         80
                                       6.500          3,891.59
    CUMMING          GA   30041          5            11/16/01         00
    0433517018                           05           01/01/02          0
    104800842                            O            12/01/31
    0


    7180172          736/G02             F          252,000.00         ZZ
                                         360        251,777.66          1
                                       6.625          1,613.59         80
                                       6.375          1,613.59
    LOS ANGELES      CA   91306          2            11/16/01         00
    0433516754                           05           01/01/02          0
    0104905302                           O            12/01/31
    0


    7182328          069/G02             F          175,000.00         T
                                         360        175,000.00          1
                                       6.625          1,120.55         69
                                       6.375          1,120.55
    TORRANCE         CA   90505          5            12/04/01         00
    0433522919                           01           02/01/02          0
    88231238                             O            01/01/32
    0


    7201936          E22/G02             F          439,200.00         ZZ
                                         360        439,200.00          1
                                       7.875          3,184.50         80
                                       7.625          3,184.50
    MONTARA          CA   94037          1            12/18/01         00
    0413274952                           05           02/01/02          0
    0413274952                           O            01/01/32
    0
1




    7202328          069/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       6.750          2,853.84         73
                                       6.500          2,853.84
    HUNTINGTON BEAC  CA   92648          1            12/05/01         00
    0433521325                           03           02/01/02          0
    88220769                             O            01/01/32
    0


    7210480          736/G02             F          297,000.00         ZZ
                                         360        296,725.31          1
                                       7.375          2,051.31         69
                                       7.125          2,051.31
    VIENNA           VA   22182          2            11/26/01         00
    0433517976                           05           01/01/02          0
    104123278                            O            12/01/31
    0


    7212676          W40/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       8.125          1,069.20         80
                                       7.875          1,069.20
    DEARBORN         MI   48124          1            12/28/01         00
    0433518321                           05           02/01/02          0
    101001908                            N            01/01/32
    0


    7213496          P44/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       7.875          1,247.12         80
                                       7.625          1,247.12
    BARNSTABLE (HYA  MA   02601          5            12/26/01         00
    0433546736                           05           02/01/02          0
    1                                    O            01/01/32
    0


    7222452          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       7.375            745.93         80
                                       7.125            745.93
    SEVIERVILLE      TN   37876          5            12/31/01         00
    0413272196                           05           02/01/02          0
    0413272196                           O            01/01/32
    0


    7222502          E22/G02             F          580,000.00         ZZ
                                         360        580,000.00          1
1


                                       7.250          3,956.62         75
                                       7.000          3,956.62
    PACIFICA         CA   94044          5            12/21/01         00
    0413378084                           03           02/01/02          0
    0413378084                           O            01/01/32
    0


    7224906          B57/G02             F          120,750.00         ZZ
                                         360        120,750.00          1
                                       7.500            844.30         64
                                       7.250            844.30
    OAKDALE          CA   95361          5            12/14/01         00
    0433533569                           05           02/01/02          0
    2117469                              O            01/01/32
    0


    7226642          E82/G02             F          152,000.00         T
                                         360        152,000.00          1
                                       6.500            960.74         80
                                       6.250            960.74
    CORRALES         NM   87048          2            01/03/02         00
    0400544011                           05           02/01/02          0
    1780112                              O            01/01/32
    0


    7227918          225/G02             F          105,600.00         ZZ
                                         360        105,454.18          1
                                       7.875            765.67         80
                                       7.625            765.67
    PLANTATION       FL   33317          2            10/23/01         00
    0433541638                           05           12/01/01          0
    6206671                              O            11/01/31
    0


    7227928          225/G02             F          384,000.00         ZZ
                                         360        383,700.44          1
                                       7.250          2,619.56         80
                                       7.000          2,619.56
    MILFORD          CT   06460          1            11/15/01         00
    0433541711                           05           01/01/02          0
    6540805                              O            12/01/31
    0


    7227932          225/G02             F          300,000.00         ZZ
                                         360        299,542.04          1
                                       7.375          2,072.03         65
                                       7.125          2,072.03
    WALL             NJ   07719          1            10/09/01         00
    0433541745                           05           12/01/01          0
1


    6551777                              O            11/01/31
    0


    7227934          225/G02             F          650,000.00         T
                                         360        649,529.55          1
                                       7.625          4,600.66         61
                                       7.375          4,600.66
    BLOCK ISLAND     RI   02801          1            11/02/01         00
    0433546405                           05           01/01/02          0
    6553981                              O            12/01/31
    0


    7227936          225/G02             F          324,000.00         ZZ
                                         360        323,540.50          1
                                       7.750          2,321.18         80
                                       7.500          2,321.18
    FT LAUDERDALE    FL   33305          1            10/15/01         00
    0433539160                           05           12/01/01          0
    6554053                              O            11/01/31
    0


    7227940          225/G02             F          345,000.00         ZZ
                                         360        344,743.96          1
                                       7.500          2,412.29         72
                                       7.250          2,412.29
    PARAMUS          NJ   07652          1            11/23/01         00
    0433546413                           05           01/01/02          0
    6554520                              O            12/01/31
    0


    7227942          225/G02             F          468,000.00         ZZ
                                         360        467,267.63          1
                                       7.250          3,192.58         80
                                       7.000          3,192.58
    WASHINGTON       DC   20015          1            10/19/01         00
    0433542131                           05           12/01/01          0
    6554939                              O            11/01/31
    0


    7227944          225/G02             F          315,200.00         ZZ
                                         360        314,928.62          1
                                       6.750          2,044.38         80
                                       6.500          2,044.38
    CHAPIN           SC   29036          1            11/13/01         00
    0433546439                           05           01/01/02          0
    6554943                              O            12/01/31
    0


1


    7227946          225/G02             F          360,000.00         ZZ
                                         360        359,690.05          1
                                       6.750          2,334.95         56
                                       6.500          2,334.95
    FAIRFIELD        CT   06430          2            11/14/01         00
    0433531977                           05           01/01/02          0
    6555034                              O            12/01/31
    0


    7227950          225/G02             F          500,000.00         ZZ
                                         360        499,525.58          1
                                       6.250          3,078.59         69
                                       6.000          3,078.59
    PIPERSVILLE      PA   18947          1            11/28/01         00
    0433538089                           05           01/01/02          0
    6556192                              O            12/01/31
    0


    7227952          225/G02             F          259,200.00         ZZ
                                         360        258,763.23          2
                                       6.875          1,702.76         77
                                       6.625          1,702.76
    SOUTHERN SHOR    NC   27949          1            11/01/01         00
    0433524709                           05           12/01/01          0
    6556514                              N            11/01/31
    0


    7227954          225/G02             F          476,000.00         ZZ
                                         360        475,628.67          1
                                       7.250          3,247.16         80
                                       7.000          3,247.16
    WASHINGTON       DC   20005          2            11/07/01         00
    0433546454                           05           01/01/02          0
    6558718                              O            12/01/31
    0


    7227956          225/G02             F          510,000.00         ZZ
                                         360        509,581.96          1
                                       7.000          3,393.04         51
                                       6.750          3,393.04
    NEW SHOREHAM     RI   02807          5            11/14/01         00
    0433542305                           05           01/01/02          0
    6558759                              O            12/01/31
    0


    7227958          225/G02             F          398,500.00         ZZ
                                         360        398,081.29          1
                                       7.875          2,889.40         80
                                       7.625          2,889.40
1


    BRADENTON        FL   34202          1            11/19/01         00
    0433542396                           05           01/01/02          0
    6561023                              O            12/01/31
    0


    7227962          225/G02             F          487,500.00         ZZ
                                         360        486,737.11          1
                                       7.250          3,325.61         75
                                       7.000          3,325.61
    BROADVIEW HTS    OH   44147          2            10/18/01         00
    0433542404                           05           12/01/01          0
    7272579                              O            11/01/31
    0


    7227970          225/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       8.375          2,850.28         63
                                       8.125          2,850.28
    MANCHESTER CE    VT   05255          5            11/28/01         00
    0433542438                           05           02/01/02          0
    7299297                              O            01/01/32
    0


    7227974          225/G02             F          176,150.00         ZZ
                                         360        175,783.93          1
                                       7.875          1,277.21         83
                                       7.625          1,277.21
    CHESTER          VA   23831          1            10/02/01         27
    0433523446                           05           11/01/01         25
    7302226                              O            10/01/31
    0


    7227976          225/G02             F          407,800.00         ZZ
                                         360        407,222.50          1
                                       7.750          2,921.53         80
                                       7.500          2,921.53
    NORTHVILLE TO    MI   48167          1            10/17/01         00
    0433542453                           05           12/01/01          0
    7305651                              O            11/01/31
    0


    7227978          225/G02             F          318,600.00         ZZ
                                         360        313,651.30          1
                                       8.125          2,365.60         50
                                       7.875          2,365.60
    FLOSSMOOR        IL   60422          2            10/23/01         00
    0433542958                           05           12/01/01          0
    7306512                              O            11/01/31
    0
1




    7227982          225/G02             F          300,000.00         ZZ
                                         360        299,575.15          1
                                       7.750          2,149.24         75
                                       7.500          2,149.24
    RINDGE           NH   03461          5            11/01/01         00
    0433543097                           05           12/01/01          0
    7308245                              O            11/01/31
    0


    7227984          225/G02             F          360,000.00         ZZ
                                         360        359,436.62          1
                                       7.250          2,455.84         70
                                       7.000          2,455.84
    MISSION VIEJO    CA   92691          5            10/05/01         00
    0433543154                           05           12/01/01          0
    7308299                              O            11/01/31
    0


    7227986          225/G02             F          394,000.00         ZZ
                                         360        393,482.79          1
                                       8.125          2,925.44         57
                                       7.875          2,925.44
    CHICAGO          IL   60640          2            10/18/01         00
    0433543162                           05           12/01/01          0
    7311658                              O            11/01/31
    0


    7227988          225/G02             F          208,000.00         ZZ
                                         360        207,640.81          1
                                       6.750          1,349.09         70
                                       6.500          1,349.09
    PALM HARBOR      FL   34683          5            11/01/01         00
    0433525185                           05           12/01/01          0
    7311766                              O            11/01/31
    0


    7227990          225/G02             F          505,000.00         ZZ
                                         360        504,248.08          1
                                       7.500          3,531.04         78
                                       7.250          3,531.04
    WALNUT CREEK     CA   94598          2            10/19/01         00
    0433543170                           05           12/01/01          0
    7311965                              O            11/01/31
    0


    7227992          225/G02             F          355,000.00         ZZ
                                         360        353,916.81          1
1


                                       6.625          2,273.11         72
                                       6.375          2,273.11
    GAY              GA   30218          2            10/16/01         00
    0433537982                           05           12/01/01          0
    7312487                              O            11/01/31
    0


    7227994          225/G02             F          358,000.00         ZZ
                                         360        356,699.23          1
                                       6.875          2,351.81         74
                                       6.625          2,351.81
    BASKING RIDGE    NJ   07920          2            11/14/01         00
    0433543345                           05           01/01/02          0
    7312568                              O            12/01/31
    0


    7227996          225/G02             F          340,000.00         ZZ
                                         360        339,467.93          1
                                       7.250          2,319.40         64
                                       7.000          2,319.40
    CUMMING          GA   30041          1            10/26/01         00
    0433524139                           05           12/01/01          0
    7312914                              O            11/01/31
    0


    7227998          225/G02             F          386,250.00         ZZ
                                         360        385,742.95          1
                                       8.125          2,867.90         75
                                       7.875          2,867.90
    BARTLETT         IL   60103          5            10/22/01         00
    0433524063                           05           12/01/01          0
    7313044                              O            11/01/31
    0


    7228000          225/G02             F          400,000.00         ZZ
                                         360        399,156.65          1
                                       7.000          2,661.21         54
                                       6.750          2,661.21
    TEANECK          NJ   07666          1            10/29/01         00
    0433543352                           05           12/01/01          0
    7313089                              O            11/01/31
    0


    7228002          225/G02             F          326,700.00         ZZ
                                         360        326,162.84          1
                                       7.000          2,173.55         78
                                       6.750          2,173.55
    LARKSPUR         CO   80118          2            10/26/01         00
    0433543303                           05           12/01/01          0
1


    7314919                              O            11/01/31
    0


    7228006          225/G02             F          400,000.00         T
                                         360        399,433.54          1
                                       7.750          2,865.65         62
                                       7.500          2,865.65
    CHANDLER         AZ   85224          1            10/19/01         00
    0433543378                           05           12/01/01          0
    7315576                              O            11/01/31
    0


    7228008          225/G02             F          137,100.00         ZZ
                                         360        136,885.46          1
                                       7.250            935.26         84
                                       7.000            935.26
    DENVER           CO   80219          5            10/24/01         27
    0433543501                           05           12/01/01         12
    7317299                              O            11/01/31
    0


    7228010          225/G02             F          291,000.00         ZZ
                                         360        290,755.52          1
                                       6.875          1,911.67         64
                                       6.625          1,911.67
    ARROYO SECO      NM   87514          5            11/05/01         00
    0433543550                           05           01/01/02          0
    7317300                              O            12/01/31
    0


    7228014          225/G02             F          294,400.00         ZZ
                                         360        293,903.92          1
                                       6.875          1,934.00         80
                                       6.625          1,934.00
    BLOOMINGTON      MN   55431          5            10/25/01         00
    0433543642                           05           12/01/01          0
    7317789                              O            11/01/31
    0


    7228016          225/G02             F          385,000.00         ZZ
                                         360        384,660.32          1
                                       6.625          2,465.20         80
                                       6.375          2,465.20
    WAYNE            NJ   07470          5            11/07/01         00
    0433546504                           05           01/01/02          0
    7317863                              O            12/01/31
    0


1


    7228018          225/G02             F          275,000.00         T
                                         360        274,514.69          1
                                       7.250          1,875.99         76
                                       7.000          1,875.99
    BRICK            NJ   08723          1            11/01/01         00
    0433546512                           05           12/01/01          0
    7318138                              O            11/01/31
    0


    7228020          225/G02             F          393,870.00         ZZ
                                         360        393,090.62          1
                                       7.000          2,620.43         95
                                       6.750          2,620.43
    DOWNEY           CA   90240          1            10/25/01         27
    0433546520                           05           12/01/01         30
    7318195                              O            11/01/31
    0


    7228022          225/G02             F          349,000.00         ZZ
                                         360        347,493.06          1
                                       7.250          2,380.80         55
                                       7.000          2,380.80
    WEST BLOOMFIELD  MI   48324          2            11/13/01         00
    0433546538                           05           01/01/02          0
    7318766                              O            12/01/31
    0


    7228024          225/G02             F          370,000.00         ZZ
                                         360        369,711.36          1
                                       7.250          2,524.06         42
                                       7.000          2,524.06
    LOS ANGELES      CA   90046          5            11/15/01         00
    0433543691                           05           01/01/02          0
    7319973                              N            12/01/31
    0


    7228026          225/G02             F          316,000.00         ZZ
                                         360        315,298.49          1
                                       8.250          2,374.01         76
                                       8.000          2,374.01
    ORLAND PARK      IL   60467          2            11/23/01         00
    0433546546                           05           01/01/02          0
    7321280                              O            12/01/31
    0


    7228030          225/G02             F          378,750.00         ZZ
                                         360        378,331.80          1
                                       6.875          2,488.12         75
                                       6.625          2,488.12
1


    SARASOTA         FL   34242          1            11/09/01         00
    0433545829                           05           01/01/02          0
    7323120                              O            12/01/31
    0


    7228032          225/G02             F           84,000.00         ZZ
                                         360         83,833.17          1
                                       8.000            616.37         80
                                       7.750            616.37
    WEST PALM BEA    FL   33409          1            12/07/01         00
    0433539087                           05           01/01/02          0
    7328536                              N            12/01/31
    0


    7228034          225/G02             F          211,000.00         ZZ
                                         360        210,723.02          1
                                       8.125          1,566.67         73
                                       7.875          1,566.67
    CHICAGO          IL   60647          2            10/23/01         00
    0433545860                           06           12/01/01          0
    7288161                              O            11/01/31
    0


    7228036          225/G02             F          160,500.00         ZZ
                                         360        160,261.03          1
                                       7.500          1,122.24         87
                                       7.250          1,122.24
    LONG BEACH       CA   90807          2            10/03/01         11
    0433545886                           01           12/01/01         25
    7295427                              O            11/01/31
    0


    7228038          225/G02             F          178,000.00         ZZ
                                         360        177,597.82          1
                                       7.250          1,214.28         84
                                       7.000          1,214.28
    WEST MILFORD     NJ   07480          1            10/26/01         27
    0433546579                           08           12/01/01         25
    7313409                              O            11/01/31
    0


    7228040          225/G02             F          315,000.00         ZZ
                                         360        314,760.31          1
                                       7.375          2,175.63         70
                                       7.125          2,175.63
    PALISADES ARE    CA   90272          1            10/31/01         00
    0433545902                           01           01/01/02          0
    7314948                              N            12/01/31
    0
1




    7228044          225/G02             F          366,000.00         ZZ
                                         360        365,754.42          1
                                       8.000          2,685.58         74
                                       7.750          2,685.58
    CHICAGO          IL   60614          5            11/09/01         00
    0433545928                           01           01/01/02          0
    7320269                              O            12/01/31
    0


    7228048          225/G02             F          350,000.00         ZZ
                                         360        349,465.72          1
                                       7.375          2,417.36         59
                                       7.125          2,417.36
    GAITHERSBURG     MD   20878          1            10/26/01         00
    0433546603                           03           12/01/01          0
    6553386                              N            11/01/31
    0


    7228050          225/G02             F          351,000.00         ZZ
                                         360        350,477.39          1
                                       7.500          2,454.24         85
                                       7.250          2,454.24
    ADVANCE          NC   27006          1            10/12/01         10
    0433546611                           03           12/01/01         25
    6557677                              O            11/01/31
    0


    7228054          225/G02             F          291,500.00         ZZ
                                         360        291,076.70          1
                                       7.625          2,063.22         80
                                       7.375          2,063.22
    IRVINE           CA   92612          2            10/03/01         00
    0433545969                           03           12/01/01          0
    7306081                              O            11/01/31
    0


    7228056          225/G02             F          384,000.00         ZZ
                                         360        383,322.34          1
                                       7.250          2,619.56         80
                                       7.000          2,619.56
    MONROE TOWNSHIP  NJ   08831          2            10/29/01         00
    0433545985                           03           12/01/01          0
    7310857                              O            11/01/31
    0


    7228058          225/G02             F          320,000.00         ZZ
                                         360        319,447.40          1
1


                                       6.750          2,075.52         74
                                       6.500          2,075.52
    CENTREVILLE      VA   20121          5            10/30/01         00
    0433538469                           03           12/01/01          0
    7312481                              O            11/01/31
    0


    7228060          225/G02             F          292,500.00         ZZ
                                         360        292,042.26          1
                                       7.250          1,995.37         90
                                       7.000          1,995.37
    LITTLETON        CO   80127          1            11/01/01         27
    0433528411                           05           12/01/01         25
    7318047                              O            11/01/31
    0


    7228062          225/G02             F          320,000.00         ZZ
                                         360        319,756.50          1
                                       7.375          2,210.17         80
                                       7.125          2,210.17
    CENTENNIAL       CO   80015          2            11/20/01         00
    0433537883                           03           01/01/02          0
    7319594                              O            12/01/31
    0


    7228064          225/G02             F          145,000.00         ZZ
                                         360        144,819.13          2
                                       8.375          1,102.10         68
                                       8.125          1,102.10
    ELIZABETH        NJ   07202          1            10/19/01         00
    0433524980                           03           12/01/01          0
    6206516                              N            11/01/31
    0


    7228066          225/G02             F          315,000.00         ZZ
                                         360        314,560.60          3
                                       8.625          2,450.04         79
                                       8.375          2,450.04
    LOS ANGELES      CA   90066          5            10/15/01         00
    0433545258                           05           12/01/01          0
    6546702                              N            11/01/31
    0


    7228072          225/G02             F           92,900.00         ZZ
                                         360         92,640.04          3
                                       8.125            689.78         45
                                       7.875            689.78
    HARTFORD         CT   06114          5            10/03/01         00
    0433524550                           05           11/01/01          0
1


    7291454                              N            10/01/31
    0


    7228074          225/G02             F           17,100.00         ZZ
                                         360         17,087.31          2
                                       7.500            119.57         90
                                       7.250            119.57
    SCHENECTADY      NY   12307          1            11/21/01         27
    0433545266                           05           01/01/02         25
    7293921                              N            12/01/31
    0


    7228076          225/G02             F          170,500.00         ZZ
                                         360        170,025.99          4
                                       7.875          1,236.25         88
                                       7.625          1,236.25
    MILWAUKEE        WI   53221          1            09/05/01         14
    0433545282                           05           10/01/01         25
    7295739                              O            09/01/31
    0


    7228080          225/G02             F          157,500.00         ZZ
                                         360        156,165.93          4
                                       7.875          1,141.99         70
                                       7.625          1,141.99
    WINDHAM          ME   04062          1            10/24/01         00
    0433546157                           05           12/01/01          0
    7304033                              N            11/01/31
    0


    7228082          225/G02             F           78,660.00         ZZ
                                         360         78,551.38          3
                                       7.875            570.34         90
                                       7.625            570.34
    MERIDEN          CT   06451          1            10/25/01         26
    0433546199                           05           12/01/01         25
    7308607                              N            11/01/31
    0


    7228084          225/G02             F          261,000.00         ZZ
                                         360        260,657.38          4
                                       8.125          1,937.92         78
                                       7.875          1,937.92
    BURLINGTON       VT   05401          2            11/01/01         00
    0433545290                           05           12/01/01          0
    7308628                              N            11/01/31
    0


1


    7228086          225/G02             F           95,400.00         ZZ
                                         360         95,254.36          3
                                       7.375            658.91         90
                                       7.125            658.91
    NORMAN           OK   73071          1            10/22/01         11
    0433546215                           05           12/01/01         25
    7314315                              N            11/01/31
    0


    7228088          225/G02             F          220,500.00         ZZ
                                         360        220,340.40          3
                                       7.625          1,560.69         90
                                       7.375          1,560.69
    PLAINFIELD       NJ   07060          1            11/15/01         27
    0433525250                           05           01/01/02         25
    7314659                              N            12/01/31
    0


    7228090          225/G02             F           85,500.00         ZZ
                                         360         85,439.65          3
                                       7.750            612.54         90
                                       7.500            612.54
    TOLEDO           OH   43609          2            11/09/01         14
    0433545308                           05           01/01/02         25
    7317122                              N            12/01/31
    0


    7228092          225/G02             F          157,410.00         ZZ
                                         360        157,198.06          4
                                       8.000          1,155.02         90
                                       7.750          1,155.02
    SOUTH BELOIT     IL   61080          1            10/26/01         10
    0433546256                           03           12/01/01         25
    7318493                              N            11/01/31
    0


    7228094          225/G02             F          248,000.00         ZZ
                                         360        247,639.85          4
                                       7.625          1,755.33         79
                                       7.375          1,755.33
    OAK LAWN         IL   60453          1            10/31/01         00
    0433546264                           03           12/01/01          0
    7318838                              O            11/01/31
    0


    7228098          225/G02             F          288,800.00         ZZ
                                         360        288,343.62          3
                                       7.875          2,094.00         91
                                       7.625          2,094.00
1


    CHICAGO          IL   60647          1            10/31/01         26
    0433539244                           05           12/01/01         30
    7320623                              O            11/01/31
    0


    7233296          736/G02             F          209,500.00         ZZ
                                         360        209,336.57          1
                                       7.250          1,429.16         80
                                       7.000          1,429.16
    HOMESTEAD        FL   33031          2            11/14/01         00
    0433518016                           05           01/01/02          0
    0104891437                           O            12/01/31
    0


    7236194          076/076             F           55,800.00         ZZ
                                         360         55,730.40          2
                                       8.375            424.12         90
                                       8.125            424.12
    KALAMAZOO        MI   49006          2            10/24/01         11
    1652238                              05           12/01/01         25
    1652238                              N            11/01/31
    0


    7236210          076/076             F          400,000.00         ZZ
                                         360        400,000.00          2
                                       7.875          2,900.28         89
                                       7.625          2,900.28
    RICHMOND HILL    NY   11419          1            12/10/01         10
    2246680                              05           02/01/02         25
    2246680                              O            01/01/32
    0


    7236380          736/G02             F          125,000.00         ZZ
                                         360        124,911.77          1
                                       7.750            895.52         76
                                       7.500            895.52
    RENO             NV   89509          1            11/28/01         00
    0433516804                           01           01/01/02          0
    0104823380                           O            12/01/31
    0


    7245978          736/G02             F          307,600.00         ZZ
                                         360        307,371.71          1
                                       7.500          2,150.79         80
                                       7.250          2,150.79
    SANTA BARBARA    CA   93103          1            11/28/01         00
    0433541521                           05           01/01/02          0
    0104895750                           O            12/01/31
    0
1




    7266028          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       8.250          1,427.41         95
                                       8.000          1,427.41
    PICO RIVERA      CA   90660          5            12/21/01         04
    0413185729                           05           02/01/02         30
    0413185729                           O            01/01/32
    0


    7277740          A50/G02             F          400,000.00         ZZ
                                         360        399,663.95          1
                                       6.875          2,627.72         80
                                       6.625          2,627.72
    TUSCALOOSA       AL   35406          5            11/16/01         00
    0433539426                           03           01/01/02          0
    523231                               O            12/01/31
    0


    7297340          736/G02             F          107,200.00         ZZ
                                         360        107,124.33          1
                                       7.750            768.00         75
                                       7.500            768.00
    CONYERS          GA   30094          1            11/26/01         00
    0433532090                           05           01/01/02          0
    0105016547                           O            12/01/31
    0


    7297562          665/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.500          1,011.31         43
                                       6.250          1,011.31
    PETALUMA         CA   94954          5            12/13/01         00
    0433532801                           05           02/01/02          0
    77100885                             O            01/01/32
    0


    7297582          665/G02             F          363,500.00         ZZ
                                         360        363,187.04          1
                                       6.750          2,357.65         39
                                       6.500          2,357.65
    SAN RAMON        CA   94583          5            11/28/01         00
    0433532371                           03           01/01/02          0
    88102998                             O            12/01/31
    0
1

   TOTAL NUMBER OF LOANS   :      2,077

   TOTAL ORIGINAL BALANCE  :   424,826,168.21

   TOTAL PRINCIPAL BALANCE :   424,240,245.34

   TOTAL ORIGINAL P+I      :     2,934,606.76

   TOTAL CURRENT P+I       :     2,934,606.76


                             ***************************
                             *      END OF REPORT      *
                             ***************************


                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS

                                         Schedule of Discount Fractions

      Loan Number         Current Balance        Net Mortgage Rate       Discount Fraction      PO Balance
        5719110             $134,761.12               6.345%                  2.3846%            $3,213.53
        5720746             $108,089.05               6.470%                  0.4615%             $498.87
        5798124             $274,763.24               6.470%                  0.4615%            $1,268.14
        5805368             $349,283.96               6.220%                  4.3077%           $15,046.08
        5812492             $97,826.60                6.345%                  2.3846%            $2,332.79
        5842380             $79,063.24                6.470%                  0.4615%             $364.91
        5846128             $262,767.96               6.345%                  2.3846%            $6,266.01
        5869642             $85,448.53                6.345%                  2.3846%            $2,037.62
        5931724             $150,870.00               6.470%                  0.4615%             $696.32
        5965220             $94,823.55                6.095%                  6.2308%            $5,908.24
        5979126             $99,278.27                6.470%                  0.4615%             $458.21
        6032694             $394,916.86               6.470%                  0.4615%            $1,822.69
        6048524             $104,514.73               6.345%                  2.3846%            $2,492.27
        6049080             $223,603.65               6.345%                  2.3846%            $5,332.09
        6074880             $89,766.22                6.470%                  0.4615%             $414.31
        6101882             $109,550.19               6.220%                  4.3077%            $4,719.09
        6108880             $591,476.85               6.470%                  0.4615%            $2,729.89
        6137130             $92,533.79                6.345%                  2.3846%            $2,206.58
        6172372             $63,742.17                6.345%                  2.3846%            $1,520.01
        6176360             $419,629.44               6.345%                  2.3846%           $10,006.55
        6208736             $311,731.37               6.470%                  0.4615%            $1,438.76
        6229146             $463,600.50               6.470%                  0.4615%            $2,139.69
        6230686             $186,839.00               6.470%                  0.4615%             $862.33
        6248058             $100,556.77               6.095%                  6.2308%            $6,265.46
        6250506             $79,861.85                6.470%                  0.4615%             $368.59
        6253710             $299,728.79               6.220%                  4.3077%           $12,911.39
        6264902             $71,301.67                6.470%                  0.4615%             $329.08
        6291542             $81,030.18                6.470%                  0.4615%             $373.99
        6303990             $299,728.80               6.220%                  4.3077%           $12,911.39
        6326966             $246,787.34               6.470%                  0.4615%            $1,139.02
        6337206             $129,742.77               6.470%                  0.4615%             $598.81
        6345192             $101,512.52               6.470%                  0.4615%             $468.52
        6345292             $99,763.04                6.345%                  2.3846%            $2,378.96
        6354060             $395,650.62               6.345%                  2.3846%            $9,434.75
        6361734             $99,664.11                6.470%                  0.4615%             $459.99
        6366492             $114,646.26               6.220%                  4.3077%            $4,938.61
        6376254             $67,882.57                6.470%                  0.4615%             $313.30
        6388868             $151,859.22               6.095%                  6.2308%            $9,462.00
        6394046             $204,610.31               6.095%                  6.2308%           $12,748.80
        6396518             $447,614.28               6.470%                  0.4615%            $2,065.91
        6404812             $291,748.59               6.470%                  0.4615%            $1,346.53
        6415098             $138,624.57               6.220%                  4.3077%            $5,971.52
        6433170             $351,239.84               6.345%                  2.3846%            $8,375.72
        6440746             $409,647.00               6.470%                  0.4615%            $1,890.68
        6443578             $439,621.17               6.470%                  0.4615%            $2,029.02
        6446280             $477,546.45               5.970%                  8.1538%           $38,938.40
        6460786             $111,893.73               5.970%                  8.1538%            $9,123.64
        6461934             $197,525.58               6.345%                  2.3846%            $4,710.23
        6461958             $105,509.08               6.470%                  0.4615%             $486.97
        6461960             $90,955.63                6.470%                  0.4615%             $419.80
        6489940             $62,344.95                6.345%                  2.3846%            $1,486.69
        6506098             $208,815.60               6.345%                  2.3846%            $4,979.45
        6523704             $220,000.00               6.345%                  2.3846%            $5,246.15


  Wednesday, January 23, 2002                                                                       Page 1 of 5

        6524290             $117,893.33               6.220%                  4.3077%            $5,078.48
        6526716             $73,933.10                6.220%                  4.3077%            $3,184.81
        6544604             $99,913.90                6.470%                  0.4615%             $461.14
        6565974             $163,858.80               6.470%                  0.4615%             $756.27
        6567994             $349,675.84               6.095%                  6.2308%           $21,787.49
        6572108             $129,488.42               6.470%                  0.4615%             $597.64
        6576706             $139,873.43               6.220%                  4.3077%            $6,025.32
        6587008             $310,132.75               6.470%                  0.4615%            $1,431.38
        6596438             $219,500.00               6.470%                  0.4615%            $1,013.08
        6603084             $244,789.06               6.470%                  0.4615%            $1,129.80
        6621352             $239,788.25               6.345%                  2.3846%            $5,718.03
        6626328             $191,000.00               6.470%                  0.4615%             $881.54
        6631720             $153,234.93               6.470%                  0.4615%             $707.24
        6639946             $124,889.71               6.345%                  2.3846%            $2,978.14
        6640024             $115,900.13               6.470%                  0.4615%             $534.92
        6640532             $244,789.06               6.470%                  0.4615%            $1,129.80
        6640552             $88,923.38                6.470%                  0.4615%             $410.42
        6640608             $357,541.90               6.470%                  0.4615%            $1,650.19
        6641072             $373,737.52               6.345%                  2.3846%            $8,912.20
        6644044             $600,000.00               6.470%                  0.4615%            $2,769.23
        6654712             $342,911.67               6.345%                  2.3846%            $8,177.12
        6654720             $407,648.71               6.220%                  4.3077%           $17,560.25
        6654724             $598,963.91               6.220%                  4.3077%           $25,801.52
        6654744             $443,626.98               6.345%                  2.3846%           $10,578.80
        6657470             $320,000.00               6.470%                  0.4615%            $1,476.92
        6661090             $71,736.66                6.345%                  2.3846%            $1,710.64
        6661100             $127,090.48               6.470%                  0.4615%             $586.57
        6661144             $95,415.74                6.345%                  2.3846%            $2,275.30
        6661216             $343,696.50               6.345%                  2.3846%            $8,195.84
        6661252             $174,845.61               6.345%                  2.3846%            $4,169.40
        6679294             $397,500.00               6.470%                  0.4615%            $1,834.62
        6683506             $377,374.80               6.470%                  0.4615%            $1,741.73
        6683530             $66,942.32                6.470%                  0.4615%             $308.96
        6683532             $310,982.02               6.470%                  0.4615%            $1,435.30
        6683538             $310,568.99               6.220%                  4.3077%           $13,378.36
        6683560             $124,889.71               6.345%                  2.3846%            $2,978.14
        6683592             $107,902.37               6.220%                  4.3077%            $4,648.10
        6683596             $71,543.00                6.220%                  4.3077%            $3,081.85
        6692632             $112,000.00               6.345%                  2.3846%            $2,670.77
        6700542             $505,803.35               6.345%                  2.3846%           $12,061.46
        6707258             $363,436.81               6.470%                  0.4615%            $1,677.40
        6707272             $517,520.23               6.095%                  6.2308%           $32,245.49
        6707330             $164,857.94               6.470%                  0.4615%             $760.88
        6707428             $134,281.42               6.345%                  2.3846%            $3,202.10
        6711902             $376,000.00               6.470%                  0.4615%            $1,735.38
        6715414             $179,500.00               6.345%                  2.3846%            $4,280.38
        6731180             $71,650.95                6.470%                  0.4615%             $330.70
        6731204             $81,650.00                6.470%                  0.4615%             $376.85
        6731286             $69,437.17                6.220%                  4.3077%            $2,991.14
        6731288             $80,327.32                6.220%                  4.3077%            $3,460.25
        6731290             $123,393.67               6.470%                  0.4615%             $569.51
        6732584             $247,781.20               6.345%                  2.3846%            $5,908.63
        6732724             $149,867.66               6.345%                  2.3846%            $3,573.77
        6733682             $195,000.00               6.470%                  0.4615%             $900.00
        6736112             $350,000.00               6.095%                  6.2308%           $21,807.69
        6741048             $274,763.24               6.470%                  0.4615%            $1,268.14
        6749134             $70,054.63                6.470%                  0.4615%             $323.33


  Wednesday, January 23, 2002                                                                       Page 2 of 5

       6770158             $274,763.24               6.470%                  0.4615%            $1,268.14
        6770160             $198,828.67               6.470%                  0.4615%             $917.67
        6770210             $206,812.87               6.220%                  4.3077%            $8,908.86
        6770262             $149,870.85               6.470%                  0.4615%             $691.71
        6770288             $165,457.42               6.470%                  0.4615%             $763.65
        6770336             $128,686.36               6.345%                  2.3846%            $3,068.67
        6770350             $107,902.37               6.220%                  4.3077%            $4,648.10
        6770852             $190,000.00               6.345%                  2.3846%            $4,530.77
        6770876             $158,500.00               6.470%                  0.4615%             $731.54
        6778338             $284,483.32               6.220%                  4.3077%           $12,254.67
        6780392             $223,807.14               6.470%                  0.4615%            $1,032.96
        6781556             $97,500.00                6.220%                  4.3077%            $4,200.00
        6790288             $509,550.03               6.345%                  2.3846%           $12,150.81
        6793314             $246,287.77               6.470%                  0.4615%            $1,136.71
        6793324             $150,856.73               5.970%                  8.1538%           $12,300.63
        6793364             $240,551.30               6.345%                  2.3846%            $5,736.22
        6793376             $449,612.56               6.470%                  0.4615%            $2,075.13
        6793458             $160,950.79               6.095%                  6.2308%           $10,028.47
        6793802             $243,784.72               6.345%                  2.3846%            $5,813.33
        6796226             $142,876.88               6.470%                  0.4615%             $659.43
        6801990             $329,500.00               6.470%                  0.4615%            $1,520.77
        6802002             $110,100.00               6.470%                  0.4615%             $508.15
        6802008             $165,154.16               6.345%                  2.3846%            $3,938.29
        6802018             $110,400.00               6.220%                  4.3077%            $4,755.69
        6813268             $130,150.00               6.470%                  0.4615%             $600.69
        6813276             $540,000.00               6.470%                  0.4615%            $2,492.31
        6836352             $188,837.28               6.470%                  0.4615%             $871.56
        6836494             $143,876.02               6.470%                  0.4615%             $664.04
        6838340             $189,824.03               6.095%                  6.2308%           $11,827.50
        6856332             $339,692.64               6.220%                  4.3077%           $14,632.91
        6856694             $238,000.00               6.470%                  0.4615%            $1,098.46
        6856710             $115,800.00               6.220%                  4.3077%            $4,988.31
        6860368             $399,309.26               6.470%                  0.4615%            $1,842.97
        6860432             $543,060.61               6.470%                  0.4615%            $2,506.43
        6879306             $264,000.00               6.345%                  2.3846%            $6,295.38
        6879338             $258,000.00               6.470%                  0.4615%            $1,190.77
        6879340             $128,000.00               6.470%                  0.4615%             $590.77
        6902716             $121,550.00               5.970%                  8.1538%            $9,911.00
        6902770             $200,000.00               6.470%                  0.4615%             $923.08
        6902772             $343,500.00               6.470%                  0.4615%            $1,585.38
        6902986             $89,000.00                6.470%                  0.4615%             $410.77
        6903362             $133,700.00               6.345%                  2.3846%            $3,188.23
        6903370             $86,450.00                5.970%                  8.1538%            $7,049.00
        6903372             $212,100.00               6.345%                  2.3846%            $5,057.77
        6921006             $333,423.24               6.470%                  0.4615%            $1,538.88
        6922446             $241,791.64               6.470%                  0.4615%            $1,115.96
        6924656             $200,000.00               6.470%                  0.4615%             $923.08
        6925454             $227,200.00               6.470%                  0.4615%            $1,048.62
        6928064             $138,258.58               6.345%                  2.3846%            $3,296.94
        6944292             $169,850.01               6.345%                  2.3846%            $4,050.27
        6944796             $430,000.00               6.345%                  2.3846%           $10,253.85
        6947048             $141,877.74               6.470%                  0.4615%             $654.82
        6947118             $422,500.00               6.470%                  0.4615%            $1,950.00
        6949498             $423,634.94               6.470%                  0.4615%            $1,955.24
        6949530             $388,465.25               6.470%                  0.4615%            $1,792.92
        6949628             $402,653.02               6.470%                  0.4615%            $1,858.40
        6952684             $95,413.66                6.220%                  4.3077%            $4,110.13


  Wednesday, January 23, 2002                                                                       Page 3 of 5

        6960262             $186,839.00               6.470%                  0.4615%             $862.33
        6963702             $70,337.89                6.345%                  2.3846%            $1,677.29
        6964662             $638,449.83               6.470%                  0.4615%            $2,946.69
        6968848             $191,300.00               6.345%                  2.3846%            $4,561.77
        6968876             $239,600.00               6.345%                  2.3846%            $5,713.54
        6988990             $141,100.00               6.345%                  2.3846%            $3,364.69
        6990432             $89,000.00                6.470%                  0.4615%             $410.77
        6995798             $262,973.38               6.470%                  0.4615%            $1,213.72
        6995880             $231,725.02               6.470%                  0.4615%            $1,069.50
        6995886             $59,893.83                6.345%                  2.3846%            $1,428.24
        6995956             $169,506.79               6.470%                  0.4615%             $782.34
        7010850             $252,000.00               6.470%                  0.4615%            $1,163.08
        7010940             $207,800.00               6.345%                  2.3846%            $4,955.23
        7010970             $134,200.00               6.220%                  4.3077%            $5,780.92
        7011056             $386,850.00               6.470%                  0.4615%            $1,785.46
        7062314             $106,300.00               6.220%                  4.3077%            $4,579.08
        7062720             $70,000.00                6.345%                  2.3846%            $1,669.23
        7105514             $53,000.00                6.470%                  0.4615%             $244.62
        7109228             $159,500.00               6.470%                  0.4615%             $736.15
        7109470             $419,638.39               6.470%                  0.4615%            $1,936.79
        7109688             $204,387.69               6.470%                  0.4615%             $943.33
        7113212             $599,483.41               6.220%                  4.3077%           $25,823.90
        7113298             $613,000.00               6.345%                  2.3846%           $14,617.69
        7113314             $449,593.19               6.220%                  4.3077%           $19,367.09
        7113318             $649,412.39               6.220%                  4.3077%           $27,974.69
        7113354             $317,732.84               6.345%                  2.3846%            $7,576.71
        7113402             $419,647.15               6.345%                  2.3846%           $10,006.97
        7113404             $449,337.50               6.220%                  4.3077%           $19,356.08
        7115626             $344,802.88               6.470%                  0.4615%            $1,591.40
        7159396             $341,705.54               6.470%                  0.4615%            $1,577.10
        7169368             $484,832.20               6.470%                  0.4615%            $2,237.69
        7169374             $489,505.21               6.345%                  2.3846%           $11,672.82
        7169420             $194,832.11               6.470%                  0.4615%             $899.23
        7169424             $234,787.56               6.220%                  4.3077%           $10,113.93
        7169434             $139,666.88               6.345%                  2.3846%            $3,330.52
        7169438             $237,037.16               5.845%                 10.0769%           $23,886.05
        7171542             $345,000.00               6.220%                  4.3077%           $14,861.54
        7171544             $404,500.00               6.220%                  4.3077%           $17,424.62
        7171558             $536,000.00               6.220%                  4.3077%           $23,089.23
        7171568             $552,500.00               6.220%                  4.3077%           $23,800.00
        7171584             $650,000.00               6.220%                  4.3077%           $28,000.00
        7171586             $600,000.00               6.220%                  4.3077%           $25,846.15
        7171610             $492,000.00               6.220%                  4.3077%           $21,193.85
        7171778             $380,000.00               6.220%                  4.3077%           $16,369.23
        7171780             $622,500.00               6.345%                  2.3846%           $14,844.23
        7171786             $342,800.00               6.345%                  2.3846%            $8,174.46
        7180126             $408,248.20               6.470%                  0.4615%            $1,884.22
        7180132             $599,483.41               6.470%                  0.4615%            $2,766.85
        7180172             $251,777.66               6.345%                  2.3846%            $6,003.93
        7182328             $175,000.00               6.345%                  2.3846%            $4,173.08
        7202328             $440,000.00               6.470%                  0.4615%            $2,030.77
        7226642             $152,000.00               6.220%                  4.3077%            $6,547.69
        7227944             $314,928.62               6.470%                  0.4615%            $1,453.52
        7227946             $359,690.05               6.470%                  0.4615%            $1,660.11
        7227950             $499,525.58               5.970%                  8.1538%           $40,730.55
        7227988             $207,640.81               6.470%                  0.4615%             $958.34
        7227992             $353,916.81               6.345%                  2.3846%            $8,439.55


  Wednesday, January 23, 2002                                                                       Page 4 of 5

       7228016             $384,660.32               6.345%                  2.3846%            $9,172.67
        7228058             $319,447.40               6.470%                  0.4615%            $1,474.37
        7297562             $160,000.00               6.220%                  4.3077%            $6,892.31
        7297582             $363,187.04               6.470%                  0.4615%            $1,676.25


                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

          (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii) on the basis of the most recent reports furnished to it by Sub-Servicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(ix)  the  number,  aggregate  principal  balance  and  book  value  of any  REO
Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

(xiv) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xv) the occurrence of the Credit Support Depletion Date and Accretion Termination Date;

(xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvii)  the related Senior Percentage for such Distribution Date;

(xviii) the aggregate amount of Realized Losses for such Distribution Date;

(xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website will initially be located at http://www-apps.gis.deutsche-bank.com/invr. Assistance in using the website can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                       AGREEMENT DATED AS OF JULY 1, 2001


                                 EXECUTION COPY


================================================================================






                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                            Dated as of July 1, 2001



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================


                                TABLE OF CONTENTS

                                                                                            PAGE




Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................30

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........31

        Section 2.01. Conveyance of Mortgage Loans.........................................31

        Section 2.02. Acceptance by Trustee................................................36

        Section 2.03. Representations, Warranties and Covenants of the Master
               Servicer
               and the Company.............................................................38

        Section 2.04. Representations and Warranties of Sellers............................40

        Section 2.05. Execution and Authentication of Certificates/Issuance of
               Certificates Evidencing Interests in REMIC I Certificates...................41

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
               Interests; Acceptance by the Trustee........................................42

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............42

        Section 2.08. Purposes and Powers of the Trust.....................................42

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................43

        Section 3.01. Master Servicer to Act as Servicer...................................43

        Section 3.02. Subservicing Agreements Between Master Servicer and
               Subservicers; Enforcement of Subservicers' and Sellers' Obligations.........44

        Section 3.03. Successor Subservicers...............................................45

        Section 3.04. Liability of the Master Servicer.....................................46

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
               Certificateholders..........................................................46

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee........
               46

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to
               Custodial Account...........................................................47

        Section 3.08. Subservicing Accounts; Servicing Accounts............................49

        Section 3.09. Access to Certain Documentation and  Information Regarding the
               Mortgage Loans..............................................................50

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................51


                                    i

        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections
               Thereunder..................................................................53

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity
               Coverage....................................................................53

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and
               Modification Agreements; Certain Assignments................................55

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................57

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................60

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............62

        Section 3.17. Reports to the Trustee and the Company...............................63

        Section 3.18. Annual Statement as to Compliance....................................63

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............63

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............64

        Section 3.21. Administration of Buydown Funds......................................64

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................66

        Section 4.01. Certificate Account..................................................66

        Section 4.02. Distributions........................................................66

        Section 4.03. Statements to Certificateholders.....................................66

        Section 4.04. Distribution of Reports to the Trustee and  the Company;
               Advances by the Master Servicer.............................................67

        Section 4.05. Allocation of Realized Losses........................................69

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........69

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................69

        Section 4.08. Surety Bond..........................................................69

Article V         THE CERTIFICATES.........................................................71

        Section 5.01. The Certificates.....................................................71

        Section 5.02. Registration of Transfer and Exchange of Certificates................73

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................78

        Section 5.04. Persons Deemed Owners................................................79

        Section 5.05. Appointment of Paying Agent..........................................79


                                       ii


Article VI        THE COMPANY AND THE MASTER SERVICER......................................80

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........80

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer;
               Assignment of Rights and Delegation of Duties by Master Servicer............80

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer
               and Others....................................................................
               81

        Section 6.04. Company and Master Servicer Not to Resign............................82

Article VII       DEFAULT..................................................................83

        Section 7.01. Events of Default....................................................83

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................85

        Section 7.03. Notification to Certificateholders...................................86

        Section 7.04. Waiver of Events of Default..........................................86

Article VIII      CONCERNING THE TRUSTEE...................................................87

        Section 8.01. Duties of Trustee....................................................87

        Section 8.02. Certain Matters Affecting the Trustee................................88

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................90

        Section 8.04. Trustee May Own Certificates.........................................90

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses;
               Indemnification.............................................................90

        Section 8.06. Eligibility Requirements for Trustee.................................91

        Section 8.07. Resignation and Removal of the Trustee...............................91

        Section 8.08. Successor Trustee....................................................92

        Section 8.09. Merger or Consolidation of Trustee...................................93

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................93

        Section 8.11. Appointment of Custodians............................................94

        Section 8.12. Appointment of Office or Agency......................................94

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................96

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates;
               Termination Upon Purchase by the Master Servicer or Liquidation of All
               Mortgage Loans..............................................................96


                                     iii


        Section 9.02. Additional Termination Requirements..................................99

        Section 9.03. Termination of Multiple REMICs......................................100

Article X         REMIC PROVISIONS........................................................101

        Section 10.01.REMIC Administration................................................101

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....104

        Section 10.03.Designation of REMIC(s).............................................105

Article XI        MISCELLANEOUS PROVISIONS................................................106

        Section 11.01.Amendment...........................................................106

        Section 11.02.Recordation of Agreement; Counterparts..............................108

        Section 11.03.Limitation on Rights of Certificateholders..........................109

        Section 11.04.Governing Law.......................................................109

        Section 11.05.Notices.............................................................110

        Section 11.06.Required Notices to Rating Agency and Subservicer...................110

        Section 11.07.Severability of Provisions..........................................110

        Section 11.08.Supplemental Provisions for Resecuritization........................111

        Section 11.09.Allocation of Voting Rights.........................................111

        Section 11.10.No Petition.........................................................111


                                        iv


                                    EXHIBITS

Exhibit A:            Form of Class A Certificate
Exhibit B:            Form of Class M Certificate
Exhibit C:            Form of Class B Certificate
Exhibit D:            Form of Class R Certificate
Exhibit E:            Form of Seller/Servicer Contract
Exhibit F:            Forms of Request for Release
Exhibit G-1:          Form of Transfer Affidavit and Agreement
Exhibit G-2:          Form of Transferor Certificate
Exhibit H:            Form of Investor Representation Letter
Exhibit I:            Form of Transferor Representation Letter
Exhibit J:            Form of Rule 144A Investment Representation Letter
Exhibit K:            Text of Amendment to Pooling and Servicing Agreement Pursuant to
                      Section 11.01(e) for a Limited Guaranty
Exhibit L:            Form of Limited Guaranty
Exhibit M:            Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:            Request for Exchange Form


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property or (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Addendum and Assignment Agreement: The Addendum and Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and
(y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

          (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

         (ii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

         (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

     Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.
        ---------

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and

"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

     Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate

Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.      by military, naval or air forces; or

3.      by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch, Inc. or its successor in interest.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

     Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

     Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged

Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan.

        Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

     Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

        (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

        (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.

        Senior Percentage: As defined in the Series Supplement.

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

     Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the

Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

     Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in
Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section (b)(II)(ii),

(iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective
Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section

2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the

Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b)     to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.  Collection of Certain Mortgage Loan Payments;
                      Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii)Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v)  Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii)Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii) Any amounts received by the Master Servicer in respect of Pledged Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received

(and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements;

provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to
Section  10.01(f)),   result  in  the  imposition  of  any  tax  on  "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that, if such recovery is of an amount previously allocated to one or more Classes of Certificates as a Realized Loss, such recovery shall be allocated among such Classes in the same proportions as the allocation of such Realized Losses and, if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The

Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.

        The Master Servicer will deliver to the Company, the Trustee and any Certificate Insurer on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.

        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.

        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

Section 4.02.  Distributions.

                      As provided in Section 4.02 of the Series Supplement.

Section 4.03.  Statements to Certificateholders.

     (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

     (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with

Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.

     As provided in Section 4.05 of the Series Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.

(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The

Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.
(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.

(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of

Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fourteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S.

          Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause
          (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  and PTE 2000-58,
               65 Fed. Reg. 67765 (November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified

     Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v)     The  provisions  of this Section  5.02(f) set forth prior to this clause
        (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

(A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

(B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the

Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the
Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where Certificates may be surrendered for registration of transfer or exchange. The

Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans


(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates and Class M Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior, Class M or Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in
Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate

Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.

(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section
9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an

Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii)to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

(vii)to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations
Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.

        The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f)  the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g)  a change  in the  location  of the  Custodial  Account  or the  Certificate
     Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j)     the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A


FORM OF CLASS A CERTIFICATE, [PRINCIPAL ONLY/CLASS A-P] CERTIFICATE AND [INTEREST ONLY/CLASS A-V] CERTIFICATE



        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No. ________          [________%][Variable] Pass-Through Rate
                                  [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing     [Percentage Interest:________%]
Agreement and Cut-off Date:
___________ 1, ____               Aggregate Initial [Certificate Principal
                                  Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:          Amount] [Subclass Notional Amount] of the
_________ 25, ____                Class A- ___ Certificates:

Master Servicer:                  [Initial] [Certificate Principal
Residential Funding               Balance] [Interest Only/Class A-V] [Subclass]
Corporation                       Notional Amount] of this Certificate:
                                  $ _______________________]
Assumed Final
Distribution Date:                CUSIP 76110F-
___________ 25, ____
                        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the

Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the

Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                              as Trustee




                                            By:
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          ________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ____________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction

Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No. _______                           [_______]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $__________________
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $_____________________

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


                                          ___________________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ____________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No. ______                            [______]% Pass-Through Rate

Class B- ___ Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-___
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $____________________
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $__________________
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-___ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new

Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                                as Trustee



                                            By:
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [_______________________________],
                                                 as Certificate Registrar


                                            By:
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


                                          ___________________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ____________________________________
                                                 Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.________                           [______]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $__________________

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                    _________________ %

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate
Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By: __________________________
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [______________________________],
                                                 as Certificate Registrar



                                            By: _____________________________
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


                                          ___________________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ___________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                 EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

     This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _____________ day of __________, 20__, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.      Seller/Servicer's Representations, Warranties and Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:________________________________________
      Telefacsimile Number:  (_____)___________ - _______________

9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= =======================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

________________________________
Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ] Primary Insurance Policy
                             [ ] Mortgage or Deed of Trust
                             [ ]  Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _______________] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except in the case of a partnership, to the extent provided in Treasury regulations), or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

9.      The Owner's Taxpayer Identification Number is ______________________ .

10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to

                                        G-1-2
and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.


                                        G-1-3

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this _____ day of _____, 200__.




                                            [NAME OF OWNER]



                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:

______________________________
[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this ________ day of _____, 200_.





                                                 NOTARY PUBLIC



                                            COUNTY OF
                                                     ---------------------------
                                            STATE OF
                                                    ----------------------------
                My Commission  expires the ____ day of ____, 20___.



                                        G-1-4

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                      _______________, 20___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Seller") to _________________ (the "Purchaser") of
$______________ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the

Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                               Very truly yours,


                                   (Seller)



                               By:
                                  ----------------------------------------
                               Name:
                                    --------------------------------------
                               Title:
                                     -------------------------------------



                                        G-2-2

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                                                , 20
                                    ----------------------------    ----

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

     ____________________   (the   "Purchaser")   intends   to   purchase   from
____________________   (the  "Seller")   $_______________   Initial  Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4.   The Purchaser has been furnished with, and has had an opportunity to review
     (a) [a copy of the Private Placement Memorandum, dated ______________, 20 ___, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.      The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                            Very truly yours,




                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                       __________, 20___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

     In connection with the sale by ___________ (the "Seller") to _____________ (the "Purchaser") of $___________ Initial Certificate Principal Balance of
Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the
"Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,

                                    (Seller)



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

             Description of Rule 144A Securities, including numbers:









               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3.    The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
     Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?

6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                                            Print Name of Buyer


                                            By:________________________
                                                 Name:
                                                 Title:


                                            Date: _______________________

                              ANNEX 2 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

--   The  Buyer  owned  $_________  in  securities   (other  than  the  excluded
     securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ _____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                                            Print Name of Buyer


                                            By: _____________________________
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                            IF AN ADVISER:


                                            ______________________
                                            Print Name of Buyer

                                    EXHIBIT K


                         [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                      LIMITED GUARANTY]

                                   ARTICLE XII

                   Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b)....Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c)....Demands  for payments  pursuant to this  Section  shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d)....The Trustee will promptly notify General Motors Acceptance
Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f)....The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss

Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                                  ___________, 200___

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b)....The  agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


__________________________,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


                 FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                              _______________, 20_____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by ________________ (the "Trustee") to _________________ (the "Lender") of (the
"Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                            Very truly yours,



                                    (Lender)


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                    EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                                              [DATE]

==================
------------------

               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $_________ and _____%, respectively.

2. [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By: ______________________________
                                      Name:
                                     Title:

                                  EXHIBIT FIVE

                  PLANNED PRINCIPAL BALANCES AND TARGETED PRINCIPAL BALANCES




                                                                                            TARGETED
                                                                      PLANNED PRINCIPAL       PRINCIPAL
                             PLANNED PRINCIPAL    PLANNED PRINCIPAL   BALANCES FOR CLASS     BALANCES FOR
                             BALANCES FOR CLASS  BALANCES FOR CLASS    A-5 CERTIFICATES       CLASS A-4
DISTRIBUTION DATE             A-1 CERTIFICATES    A-2 CERTIFICATES                           CERTIFICATES

Initial Balance............       $28,046,000.00      $18,772,000.00       $23,409,000.00     $75,000,000.00
February 2002 .............        27,355,951.35       18,772,000.00        23,063,975.67      74,360,847.52
March 2002 ................        26,667,735.73       18,772,000.00        22,719,867.86      73,526,908.84
April 2002 ................        25,982,317.53       18,772,000.00        22,377,158.77      72,499,641.79
May 2002 ..................        25,299,684.82       18,772,000.00        22,035,842.41      71,282,423.85
June 2002 .................        24,619,825.70       18,772,000.00        21,695,912.85      69,879,180.62
July 2002 .................        23,942,728.35       18,772,000.00        21,357,364.18      68,294,378.08
August 2002 ...............        23,268,380.98       18,772,000.00        21,020,190.49      66,533,012.25
September 2002.............        22,596,771.87       18,772,000.00        20,684,385.93      64,600,596.26
October 2002...............        21,927,889.32       18,772,000.00        20,349,944.66      62,503,144.74
November 2002..............        21,261,721.73       18,772,000.00        20,016,860.86      60,247,155.56
December 2002..............        20,598,257.50       18,772,000.00        19,685,128.75      58,013,421.09
January 2003...............        19,937,485.12       18,772,000.00        19,354,742.56      55,828,527.86
February 2003..............        19,279,393.11       18,772,000.00        19,025,696.56      53,691,600.82
March 2003.................        18,623,970.05       18,772,000.00        18,697,985.03      51,601,779.63
April 2003.................        17,971,204.57       18,772,000.00        18,371,602.29      49,558,218.35
May 2003...................        17,321,085.34       18,772,000.00        18,046,542.67      47,560,085.26
June 2003..................        16,673,601.09       18,772,000.00        17,722,800.55      45,606,562.59
July 2003..................        16,028,740.60       18,772,000.00        17,400,370.30      43,696,846.31
August 2003 ...............        15,386,492.69       18,772,000.00        17,079,246.34      41,830,145.89
September 2003.............        14,746,846.23       18,772,000.00        16,759,423.12      40,005,684.06
October 2003...............        14,109,790.16       18,772,000.00        16,440,895.08      38,222,696.62
November 2003..............        13,475,313.45       18,772,000.00        16,123,656.73      36,480,432.22
December 2003..............        12,843,405.12       18,772,000.00        15,807,702.56      34,778,152.12
January 2004...............        12,214,054.24       18,772,000.00        15,493,027.12      33,115,130.00
February 2004..............        11,587,249.93       18,772,000.00        15,179,624.97      31,490,651.74
March 2004.................        10,962,981.36       18,772,000.00        14,867,490.68      29,904,015.26
April 2004.................        10,341,237.75       18,772,000.00        14,556,618.87      28,354,530.24
May 2004...................         9,722,008.35       18,772,000.00        14,247,004.18      26,841,518.01
June 2004..................         9,105,282.48       18,772,000.00        13,938,641.24      25,364,311.31
July 2004..................         8,491,049.50       18,772,000.00        13,631,524.75      23,922,254.09
August 2004 ...............         7,879,298.82       18,772,000.00        13,325,649.41      22,514,701.35
September 2004.............         7,270,019.88       18,772,000.00        13,021,009.94      21,141,018.96
October 2004...............         6,663,202.20       18,772,000.00        12,717,601.10      19,800,583.45
November 2004..............         6,058,835.30       18,772,000.00        12,415,417.65      18,492,781.86
December 2004..............         5,456,908.79       18,772,000.00        12,114,454.40      17,217,011.55
January 2005...............         4,857,412.31       18,772,000.00        11,814,706.16      15,972,680.03
February 2005..............         4,260,335.54       18,772,000.00        11,516,167.77      14,759,204.79
March 2005.................         3,665,668.22       18,772,000.00        11,218,834.11      13,576,013.15
April 2005.................         3,073,400.12       18,772,000.00        10,922,700.06      12,422,542.07
May 2005...................         2,483,521.06       18,772,000.00        10,627,760.53      11,298,238.02
June 2005..................         1,896,020.91       18,772,000.00        10,334,010.46      10,202,556.79
July 2005..................         1,310,889.59       18,772,000.00        10,041,444.80       9,134,963.35
August 2005 ...............           728,117.06       18,772,000.00         9,750,058.53       8,094,931.69
September 2005.............           147,693.31       18,772,000.00         9,459,846.65       7,081,944.69
October 2005...............                 0.00       18,341,608.40         9,170,804.20       6,095,493.96
November 2005..............                 0.00       17,765,852.42         8,882,926.21       5,135,079.68


                                    1

December 2005..............                $0.00      $17,192,415.51        $8,596,207.75      $4,200,210.47
January 2006...............                 0.00       16,621,287.84         8,310,643.92       3,290,403.24
February 2006..............                 0.00       16,052,459.65         8,026,229.83       2,405,183.09
March 2006.................                 0.00       15,485,921.21         7,742,960.60       1,544,083.11
April 2006.................                 0.00       14,921,662.81         7,460,831.41         706,644.30
May 2006...................                 0.00       14,359,674.84         7,179,837.42               0.00
June 2006..................                 0.00       13,799,947.67         6,899,973.83               0.00
July 2006..................                 0.00       13,242,471.76         6,621,235.88               0.00
August 2006 ...............                 0.00       12,687,237.59         6,343,618.79               0.00
September 2006.............                 0.00       12,134,235.69         6,067,117.84               0.00
October 2006...............                 0.00       11,583,456.63         5,791,728.31               0.00
November 2006..............                 0.00       11,034,891.02         5,517,445.51               0.00
December 2006..............                 0.00       10,488,529.53         5,244,264.77               0.00
January 2007...............                 0.00        9,944,362.85         4,972,181.43               0.00
February 2007..............                 0.00        9,445,305.97         4,722,652.99               0.00
March 2007.................                 0.00        8,948,429.45         4,474,214.73               0.00
April 2007.................                 0.00        8,453,724.31         4,226,862.15               0.00
May 2007...................                 0.00        7,961,181.62         3,980,590.81               0.00
June 2007..................                 0.00        7,470,792.50         3,735,396.25               0.00
July 2007..................                 0.00        6,982,548.09         3,491,274.05               0.00
August 2007................                 0.00        6,496,439.60         3,248,219.80               0.00
September 2007.............                 0.00        6,012,458.25         3,006,229.12               0.00
October 2007...............                 0.00        5,530,595.32         2,765,297.66               0.00
November 2007..............                 0.00        5,050,842.13         2,525,421.07               0.00
December 2007..............                 0.00        4,573,190.04         2,286,595.02               0.00
January 2008...............                 0.00        4,097,630.45         2,048,815.23               0.00
February 2008..............                 0.00        3,632,696.28         1,816,348.14               0.00
March 2008.................                 0.00        3,169,789.67         1,584,894.84               0.00
April 2008.................                 0.00        2,708,902.10         1,354,451.05               0.00
May 2008...................                 0.00        2,250,025.08         1,125,012.54               0.00
June 2008..................                 0.00        1,796,134.11           898,067.06               0.00
July 2008..................                 0.00        1,352,850.76           676,425.38               0.00
August 2008................                 0.00          919,959.95           459,979.98               0.00
September 2008.............                 0.00          497,250.75           248,625.38               0.00
October 2008...............                 0.00           84,516.28            42,258.14               0.00
November 2008 and                           0.00                0.00                 0.00               0.00
thereafter.................
